   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 3, 1999



                                                      REGISTRATION NO. 333-82363

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                            ------------------------

                 ALASKA COMMUNICATIONS SYSTEMS HOLDINGS, INC.*
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                    6719                                   91-1921377
    (State or Other Jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     Incorporation or Organization)             Classification Code Number)                   Identification No.)

                            ------------------------

        510 L. STREET, SUITE 500, ANCHORAGE, ALASKA 99501 (907) 297-3000
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                         ------------------------------

                 MICHAEL E. HOLMSTROM                           WITH COPIES OF ALL COMMUNICATIONS TO:
              SENIOR VICE PRESIDENT AND                                 ELLIOTT V. STEIN, ESQ.
               CHIEF FINANCIAL OFFICER                              WACHTELL, LIPTON, ROSEN & KATZ
     ALASKA COMMUNICATIONS SYSTEMS HOLDINGS, INC.                        51 WEST 52ND STREET
               510 L. STREET, SUITE 500                                NEW YORK, NEW YORK 10019
               ANCHORAGE, ALASKA 99501                                      (212) 403-1000
                    (907) 297-3000
  (Name, Address, Including Zip Code, and Telephone
  Number, Including Area Code, of Agent for Service)

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Upon consummation of the Exchange Offer referred to herein.

                            ------------------------

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        *TABLE OF ADDITIONAL REGISTRANTS

                                                                           STATE OR OTHER
                                                                           JURISDICTION OF   PRIMARY STANDARD        I.R.S.
                                                                            INCORPORATION       INDUSTRIAL          EMPLOYEE
                                                                                 OR           CLASSIFICATION     IDENTIFICATION
NAME                                                                        ORGANIZATION          NUMBER             NUMBER
-------------------------------------------------------------------------  ---------------  -------------------  --------------
ALEC Holdings, Inc. .....................................................     Delaware                6719          52-2126573
ALEC Acquisition Sub Corp. ..............................................     Delaware                6719          91-1925600
Alaska Communications Systems, Inc. .....................................     Delaware                4813          52-2124846
Telephone Utilities of the Northland, Inc. ..............................      Alaska                 4813          91-1336980
Telephone Utilities of Alaska, Inc. .....................................      Alaska                 4813          91-1112844
PTI Communications of Alaska, Inc. ......................................      Alaska                 4813          91-1557266
Pacific Telecom Cellular of Alaska, Inc. ................................      Alaska                 4812          91-1460904
Pacific Telecom of Alaska PCS, Inc. .....................................      Alaska                 4812          72-1440321
MACtel, Inc. ............................................................      Alaska                 4812          92-0156992
ATU Long Distance, Inc. .................................................      Alaska                 4812          92-0158899
ATU Communications, Inc. ................................................      Alaska                 6719          92-0168430
MACtel License Sub, Inc. ................................................     Delaware                4812          91-1934311
MACtel Fairbanks, Inc. ..................................................      Alaska                 4812          92-0168427
MACtel Fairbanks License Sub, Inc. ......................................     Delaware                4812          91-1934312
Prudhoe Communications, Inc. ............................................      Alaska                 6719          92-0089549
Peninsula Cellular Services, Inc. .......................................      Alaska                 4812          92-0168429
PTINet, Inc. ............................................................     Delaware                4812          91-1934308

------------------------

    * The address, including zip code and telephone number, including area code, of the principal executive offices of these additional registrants is 510 L. Street, Suite 500, Anchorage, Alaska 99501, (907) 297-3000.

PROSPECTUS


                 SUBJECT TO COMPLETION DATED SEPTEMBER 3, 1999

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES OR ACCEPT ANY OFFER TO BUY THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  ALASKA COMMUNICATIONS SYSTEMS HOLDINGS, INC.


                               OFFER TO EXCHANGE
 ALL 9 3/8% SENIOR SUBORDINATED NOTES DUE 2009 ($150,000,000 PRINCIPAL AMOUNT)
                                      FOR
   9 3/8% SENIOR SUBORDINATED NOTES DUE 2009 ($150,000,000 PRINCIPAL AMOUNT)
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933



    THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
            , 1999,
UNLESS EXTENDED.


                            ------------------------


    We do not intend to list the exchange notes on any national securities exchange, and no public market for the exchange notes is anticipated.


                            ------------------------


    SEE "RISK FACTORS" BEGINNING ON PAGE 15 FOR A DISCUSSION OF FACTORS THAT YOU SHOULD CONSIDER BEFORE TENDERING YOUR OLD NOTES.


                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                  The date of this prospectus is       , 1999.

                               TABLE OF CONTENTS

                                                  PAGE
                                                ---------
Summary.......................................          1
Risk Factors..................................         15
Forward-Looking Statements....................         23
The Exchange Offer............................         24
The Acquisitions..............................         33
Use of Proceeds...............................         34
Capitalization................................         35
Selected Historical Consolidated Financial
  Data--Alaska Communications Systems
  Holdings....................................         36
Selected Historical Combined Financial
  Data--PTI Alaska............................         38
Selected Historical Financial Data--ATU.......         40
Unaudited Pro Forma Combined Financial and
  Operating Data..............................         42
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations..................................         45
Industry Overview.............................         65
Business......................................         67
Regulation....................................         79

                                                  PAGE
                                                ---------
Management....................................         86
Ownership of Capital Stock....................         94
Insider Relationships and Related Party
  Transactions................................         97
Description of Other Indebtedness.............         98
Description of the Exchange Notes.............        102
Exchange and Registration Rights Agreement....        134
Book-Entry, Delivery and Form.................        137
Federal Income Tax Considerations.............        141
Plan of Distribution..........................        144
Available Information.........................        144
Experts.......................................        145
Validity of the Exchange Notes................        145
Index to Financial Statements.................        F-1


                            ------------------------


                             ADDITIONAL INFORMATION


    This prospectus incorporates important business and financial information about us from documents that are not included in or delivered with this document. You can obtain documents incorporated by reference in this prospectus (other than exhibits to those documents) by requesting them in writing or by telephone from us at the following address:

    Alaska Communications Systems Holdings, Inc.
    510 L. Street, Suite 500
    Anchorage, Alaska 99501
    Attention: Michael E. Holmstrom
    Telephone: (907) 297-3000

    You will not be charged for any documents that you request. If you would
like to request documents, please do so by             , 1999 in order to
receive them before the exchange offer expires on             , 1999.

                                    SUMMARY


    THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE EXCHANGING YOUR OLD NOTES FOR EXCHANGE NOTES, AND YOU ARE ENCOURAGED TO READ THIS PROSPECTUS IN ITS ENTIRETY. THIS PROSPECTUS INCLUDES SPECIFIC TERMS OF THE EXCHANGE NOTES WE ARE OFFERING, AS WELL AS INFORMATION ABOUT OUR BUSINESS AND DETAILED FINANCIAL DATA.


                                  OUR COMPANY


    We are the leading diversified, full-service telecommunications provider in Alaska, offering local telephone, wireless, long distance and internet services to business and residential customers throughout the state. We have over $875 million invested in our network, a state-of-the-art telecommunications infrastructure that includes over 485 miles of fiber optic cable and 176 switching facilities.



    We have achieved strong operating results through stable internal growth and strategic acquisitions. For the year ended December 31, 1998, we would have had pro forma combined revenues of $254 million, operating income of $40 million, a net loss of $16 million and EBITDA (as defined) of $102 million. We are a wholly owned subsidiary of ALEC Holdings, Inc.


                                SOURCES AND USES


    On August 18, 1998, we announced our agreement to acquire from Century the capital stock of PTI Alaska, a term we use to refer to Century's Alaskan telecommunications properties, other than its cellular properties in Fairbanks, Alaska. Under our agreement with Century, as amended, we acquired PTI Alaska for $411.8 million in cash. Under our agreement with the Municipality of Anchorage dated October 20, 1998, we acquired substantially all of the assets and liabilities of the Anchorage Telephone Utility, commonly known as ATU, from the Municipality of Anchorage for $265.1 million in cash. We completed both of these acquisitions on May 14, 1999. See "The Acquisitions" for a more detailed description of these transactions.

    The table below outlines the sources and uses of funds for the acquisitions and the related expenses. You should keep the following points in mind as you read the table.



    - The revolving credit facility allows for total borrowings of up to $75.0 million, of which $66.3 million remains available. See "Description of Other Indebtedness--The Senior Credit Facility."



    - The term loan facilities are comprised of $150.0 million of term loan A facility, $150.0 million of term loan B facility and $135.0 million of term loan C facility.



    - The equity contributions consist of $121.2 million of common equity contributed by Fox Paine Capital Fund, L.P., members of management and other investors to ALEC Holdings, our parent company, and $25.0 million in aggregate gross proceeds of discount debentures and warrants issued by ALEC Holdings, all of which was contributed to us by ALEC Holdings as common equity.



    - The purchase of PTI Alaska includes the repayment of existing indebtedness of PTI Alaska.



    - Working capital was used to fund in part the purchase of $19.5 million of fiber capacity.



                                                                                  AMOUNT
                                                                            -------------------
                                                                                (DOLLARS IN
                                                                                 MILLIONS)
SOURCES:
Revolving credit facility.................................................       $     6.7
Term loan facilities......................................................           435.0
9 3/8% Senior subordinated notes due 2009.................................           150.0
Equity contributions......................................................           146.2
                                                                                    ------
  Total sources...........................................................       $   737.9
                                                                                    ------
                                                                                    ------

USES:
Purchase of PTI Alaska....................................................       $   411.8
Purchase of ATU...........................................................           265.1
Working capital...........................................................            12.6
Transaction fees and expenses.............................................            48.4
                                                                                    ------
  Total uses..............................................................       $   737.9
                                                                                    ------
                                                                                    ------

                     SUMMARY OF TERMS OF THE EXCHANGE OFFER


    On May 14, 1999, we completed the private offering of the old, unregistered 9 3/8% senior subordinated notes. We entered into an exchange and registration rights agreement with the initial purchasers in the private offering in which we agreed to deliver to you this prospectus as part of the exchange offer and agreed to complete the exchange offer within 180 days after the date of original issuance of the old notes. You are entitled to exchange in the exchange offer your old notes for exchange notes which are identical in all material respects to the old notes except:


    - the exchange notes have been registered under the Securities Act;

    - the exchange notes are not entitled to some registration rights which are applicable to the old notes under the exchange and registration rights agreement; and

    - contingent interest rate provisions, except for those relating to our failure to keep effective a shelf registration statement, are no longer applicable.


THE EXCHANGE OFFER...........  We are offering to exchange up to $150,000,000 aggregate principal amount of old notes for up to $150,000,000
                               aggregate principal amount of exchange notes. You may
                               exchange old notes only in integral multiples of $1,000.

RESALE.......................  Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe
                               that the exchange notes issued pursuant to the exchange
                               offer in exchange for old notes may be offered for resale, resold and otherwise transferred by you (unless you are an
                               "affiliate" of us within the meaning of Rule 405 under the
                               Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act,
                               provided that you are acquiring the exchange notes in the
                               ordinary course of your business and that you have not
                               engaged in, do not intend to engage in, and have no
                               arrangement or understanding with any person to participate in, a distribution of the exchange notes.

                               Each participating broker-dealer that receives exchange
                               notes for its own account under the exchange offer in
                               exchange for old notes that were acquired as a result of
                               market-making or other trading activity must acknowledge
                               that it will deliver a prospectus in connection with any
                               resale of the exchange notes. See "Plan of Distribution."

                               Any holder of old notes who:

                               - is our affiliate;

                               - does not acquire exchange notes in the ordinary course of its business; or

                               - tenders in the exchange offer with the intention to
                                 participate, or for the purpose of participating, in a
                                 distribution of exchange notes

                               cannot rely on the position of the staff of the SEC stated
                               in Exxon Capital Holdings Corporation, Morgan Stanley & Co.
                               Incorporated or similar no-action letters and, in the
                               absence of an exemption,

                               must comply with the registration and prospectus delivery
                               requirements of the Securities Act in connection with the
                               resale of the exchange notes.

EXPIRATION OF THE EXCHANGE
  OFFER; WITHDRAWAL OF
  TENDER.....................  The exchange offer will expire at 5:00 p.m., New York City
                               time, on             , 1999, or a later date and time to
                               which we extend it. We do not currently intend to extend the expiration of the exchange offer. You may withdraw your
                               tender of old notes pursuant to the exchange offer at any
                               time before expiration of the exchange offer. Any old notes not accepted for exchange for any reason will be returned
                               without expense to you promptly after the expiration or
                               termination of the exchange offer.

CONDITIONS TO THE EXCHANGE
  OFFER......................  The exchange offer is subject to customary conditions, which we may waive. Please read the section under the caption "The
                               Exchange Offer--Conditions" of this prospectus for more
                               information regarding the conditions to the exchange offer.

PROCEDURES FOR TENDERING
  OUTSTANDING NOTES..........  If you wish to participate in the exchange offer, you must:

                               - complete, sign and date the accompanying letter of
                                 transmittal, or a facsimile of the letter of transmittal,
                                 according to the instructions contained in this prospectus and the letter of transmittal; and

                               - mail or otherwise deliver the letter of transmittal, or a facsimile of the letter of transmittal, together with your old notes and any other required documents, to the
                                 exchange agent at the address set forth on the cover page
                                 of the letter of transmittal.

                               If you hold old notes through The Depository Trust Company and wish to participate in the exchange offer, you must
                               comply with DTC's Automated Tender Offer Program procedures, by which you will agree to be bound by the letter of
                               transmittal. By signing, or agreeing to be bound by, the
                               letter of transmittal, you will represent to us that, among other things:

                               - you acquired your old notes in the ordinary course of your business;

                               - you have no arrangement or understanding with any person or entity to participate in a distribution of the exchange notes;

                               - if you are a broker-dealer that will receive exchange
                                 notes for your own account in exchange for old notes that
                                 were acquired as a result of market-making activities,
                                 that you will deliver a prospectus, as required by law, in connection with any resale of those exchange notes; and

                               - you are not an "affiliate," as defined in Rule 405 of the
                                 Securities Act, of us or, if you are an affiliate, that
                                 you will comply with any applicable registration and
                                 prospectus delivery requirements of the Securities Act.

SPECIAL PROCEDURES FOR
  BENEFICIAL OWNERS..........  If you are a beneficial owner of old notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you want to tender old notes in the exchange offer, you should contact the
                               registered holder promptly and instruct the registered
                               holder to tender on your behalf. If you wish to tender on
                               your own behalf, you must, before completing and executing the letter of transmittal and delivering your old notes,
                               either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of
                               registered ownership may take considerable time and may not be able to be completed before expiration of the exchange
                               offer.

GUARANTEED DELIVERY
  PROCEDURES.................  If you wish to tender your old notes and your old notes are not immediately available or you cannot deliver your old
                               notes, the letter of transmittal or any other documents
                               required by the letter of transmittal or comply with the
                               applicable procedures under DTC's Automated Tender Offer
                               Program, before expiration of the exchange offer, you must tender your old notes according to the guaranteed delivery procedures set forth under the caption "The Exchange
                               Offer--Guaranteed delivery procedures."

EFFECT ON HOLDERS OF
  OUTSTANDING NOTES..........  By making the exchange offer and by accepting for exchange all validly tendered old notes under the exchange offer, we will have fulfilled a covenant contained in the registration rights agreement. Accordingly, there will be no increase in the interest rate on the old notes under the circumstances described in the registration rights agreement. If you are a holder of old notes and you do not tender your old notes in the exchange offer, you will continue to hold your old notes and will be entitled to all the rights and subject to all
                               the limitations applicable to the old notes in the
                               indenture, except for any rights under the registration
                               rights agreement that terminate upon the completion of the exchange offer.

                               The trading market for old notes could be adversely affected if some but not all of the old notes are tendered and
                               accepted in the exchange offer.

CONSEQUENCES OF FAILURE TO
  EXCHANGE...................  All untendered old notes will remain subject to the restrictions on transfer provided for in the old notes and in the indenture. In general, the old notes may not be
                               offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction
                               not subject to, the Securities Act and applicable state
                               securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the old notes under the Securities Act.

FEDERAL INCOME TAX
  CONSIDERATIONS.............  The exchange of old notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income
                               tax purposes.

                               See "Federal Income Tax Considerations" for a more detailed description of the tax consequences of the exchange.

USE OF PROCEEDS..............  We will not receive any cash proceeds from the issuance of exchange notes pursuant to the exchange offer.

EXCHANGE AGENT...............  IBJ Whitehall Bank & Trust Company is the exchange agent for the exchange offer. The address and telephone number of the exchange agent are set forth under the caption "The Exchange
                               Offer-- Exchange agent" of this prospectus.

                     SUMMARY OF TERMS OF THE EXCHANGE NOTES


ISSUER.......................  Alaska Communications Systems Holdings, Inc.

SECURITIES OFFERED...........  $150,000,000 aggregate principal amount of 9 3/8% Senior
                               Subordinated Notes due 2009.

MATURITY.....................  May 15, 2009.

INTEREST PAYMENT DATES.......  May 15 and November 15 of each year, commencing on November
                               15, 1999.

OPTIONAL REDEMPTION..........  On or after May 15, 2004, we may redeem some or all of the exchange notes at the redemption prices listed under the
                               caption "Description of the Exchange Notes--Optional
                               Redemption."

                               Before May 15, 2002, we may redeem up to 35% of the exchange notes with the proceeds of sales of equity in our Company or
                               ALEC Holdings at the redemption price listed under the
                               caption "Description of the Exchange Notes--Optional
                               Redemption."

CHANGE OF CONTROL............  If we experience a change of control, you will have the right to require us to repurchase your exchange notes at a price equal to 101% of the principal amount of the exchange notes, together with accrued and unpaid interest, if any, to the date of repurchase. See "Description of the Exchange
                               Notes--Change of Control."

GUARANTEES...................  The exchange notes will be fully and unconditionally guaranteed on an unsecured senior subordinated basis by ALEC
                               Holdings, our subsidiaries and our future domestic
                               subsidiaries. If we fail to make payments on the exchange
                               notes, ALEC Holdings and our guarantor subsidiaries must
                               make them instead.

RANKING......................  The exchange notes will be unsecured and:

                               - subordinate to all of our existing and future senior debt;

                               - rank equally with all of our other senior subordinated
                                 debt; and

                               - rank senior to all of our existing and future subordinated debt.

                               Similarly, the guarantees of the exchange notes provided by
                               ALEC Holdings and our guarantor subsidiaries will be
                               unsecured and:

                               - subordinate to all of the guarantors' existing and future senior debt, including, for ALEC Holdings, its discount
                                 debentures;

                               - rank equally with all of the guarantors' other senior
                                 subordinated debt; and

                               - rank senior to all of the guarantors' existing and future subordinated debt.

                               On June 30, 1999:

                               - we had $451.2 million of senior debt;

                               - our guarantor subsidiaries had $1.6 million of senior
                                 debt;

                               - we did not have any senior subordinated debt other than
                                 the old notes, and ALEC Holdings and our guarantor
                                 subsidiaries did not have any senior subordinated debt,
                                 other than the guarantees of the old notes; and

                               - we, ALEC Holdings and our guarantor subsidiaries did not have any subordinated debt.

RESTRICTIVE COVENANTS........  We will issue the exchange notes under an indenture with IBJ
                               Whitehall Bank & Trust Company, as the trustee. The
                               indenture will, among other things, restrict our ability and the ability of our subsidiaries and future subsidiaries, to:

                               - incur debt;

                               - make investments;

                               - pay dividends on stock or purchase stock;

                               - sell assets or stock of our subsidiaries;

                               - engage in transactions with our affiliates;

                               - engage in mergers, consolidations and sales of assets; and

                               - engage in business activities that are unrelated to our
                                 current business.

                               The indenture will also limit the extent to which we can
                               permit restrictions on the ability of our subsidiaries to
                               pay dividends and make other distributions.

                               See "Description of the Exchange Notes--Restrictive
                               Covenants."

ABSENCE OF ESTABLISHED MARKET
  FOR THE NOTES..............  The exchange notes are a new issue of securities, and there is no established trading market for the exchange notes. We do not intend to apply for the exchange notes to be listed on any securities exchange or to arrange for quotation on
                               any automated dealer quotation system. The initial
                               purchasers in the private placement of the old notes have
                               advised us that they intend to make a market in the exchange notes and any new notes issued in exchange for the exchange notes, but they are not obligated to do so. The initial
                               purchasers may discontinue any market making in the exchange notes or any new notes issued in exchange for the exchange notes at any time in their sole discretion. We cannot assure you that a liquid market will develop for the exchange
                               notes.



                                   * * * * *


    We are located at 510 L. Street, Suite 500, Anchorage, Alaska 99501. Our telephone number is (907) 297-3000.

       SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL AND OPERATING DATA

    The following summary unaudited pro forma combined financial and operating data are based on the financial statements of PTI Alaska and ATU, as adjusted to illustrate the estimated effects of:

    - the acquisition of PTI Alaska;

    - the acquisition of ATU;

    - the purchase of fiber capacity for $19.5 million; and

    - the financings necessary to complete these acquisitions,


as if these transactions had occurred on January 1, 1998 for the Operating Data and Other Financial Data and on December 31, 1998 and June 30, 1999 for the Other Data and Balance Sheet Data.



    The summary unaudited pro forma combined financial and operating data do not purport to be indicative of what our financial position or results of operations would actually have been had these transactions been completed on the dates indicated or to project our results of operations for any future period. More complete data can be found under "Unaudited Pro Forma Combined Financial and Operating Data."



    You should also keep the following points in mind as you read the table.



    - "Other income (expense)" includes the (1) net operating results of PTI Alaska's and ATU's equipment sales and rental, payphone and internet businesses and (2) equity in earnings (losses) of minority investments. For the year ended December 31, 1998, these amounts represented earnings of $1,431,000 and losses of $2,945,000, respectively. For the six months ended June 30, 1999, "other income (expense)" includes non-operating revenues of $1,046,000 primarily as a result of non-recurring items, non-operating expenses of $968,000 and loss in equity interest of minority investments of $1,282,000.



    - Net cash data includes information from ATU financial statements prepared according to governmental accounting standards.



    - "Defined EBITDA," as used here and in other summary financial tables in this prospectus, is net income before interest expense, interest income, income taxes, depreciation and amortization, and equity in earnings (loss) of minority investments, which was $(2,945,000) for the year ended December 31, 1998 and $(1,282,000) for the six months ended June 30, 1999. Defined EBITDA includes the net operating results of equipment sales and rental, payphone and internet businesses and the estimated annual management fee to be paid to Fox Paine & Company, LLC. Defined EBITDA is not intended to represent cash flow from operations as defined by GAAP and should not be considered as an alternative to net income as an indicator of our operating performance or cash flows. Defined EBITDA is included in this prospectus because management believes it provides additional information with respect to our ability to satisfy its debt service, capital expenditure and working capital requirements. While Defined EBITDA is frequently used as a measure of operations and the ability of a company to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to the differences in methods of calculation.



    - "Adjusted EBITDA" is Defined EBITDA increased by (1) the net effect of the elimination of one-time duplicative administrative charges resulting from Century's acquisition of Pacific Telecom, and the related loss of revenues, in the amount of $1,399,000 for the year ended December 31, 1998, (2) unrealized access revenues in the amount of $417,000 for the year ended December 31, 1998 that were not recovered in 1998 but are being recovered in 1999 and in future years and (3) the net effect of reduced operating expenses, primarily leased circuit expenses, partially offset by higher maintenance expenses, that would have been experienced had the purchase of fiber capacity occurred on January 1, 1998, in the amount of $2,047,000. Operating cash flows would have also increased by a like amount if the purchase of the fiber capacity had occurred on January 1, 1998. Adjusted EBITDA for the six months ended June 30, 1999 is Defined EBITDA increased by (1) $1,023,500 net cost savings related to the purchase of fiber capacity and (2) $2,528,514 of non-recurring expense. These two adjustments increased operating cash flows by a like amount for the six months ended June 30, 1999.



    - "Pro forma cash interest expense" is defined as interest expense exclusive of amortization of deferred financing costs.



    - For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings before extraordinary items, income taxes and fixed charges. Fixed charges consist of interest expense, amortization of deferred financing costs and the component of rental expense believed by management to be representative of the interest component of rental expense. Earnings were inadequate to cover fixed charges by $15,618,000 for the year ended December 31, 1998 and by $10,115,000 for the six months ended June 30, 1999.



    - "Access lines in service" includes all revenue producing lines, whether connected to retail or wholesale customers.



                                                                                                      SIX MONTHS
                                                                                     YEAR ENDED          ENDED
                                                                                  DECEMBER 31, 1998  JUNE 30, 1999
                                                                                  -----------------  -------------
                                                                                       (DOLLARS IN THOUSANDS)
OPERATING DATA:
Operating revenue...............................................................      $ 254,101       $   145,236
Operating expenses..............................................................        214,507           127,059
                                                                                       --------      -------------
Operating income................................................................         39,594            18,177
Interest expense................................................................        (53,698)          (27,348)
Other income (expense)..........................................................         (1,514)             (781)
                                                                                       --------      -------------
Loss before income taxes........................................................        (15,618)           (9,952)
Income taxes....................................................................             --                --
                                                                                       --------      -------------
Net loss........................................................................      $ (15,618)      $    (9,952)
                                                                                       --------      -------------
                                                                                       --------      -------------

OTHER FINANCIAL DATA:
Net cash provided by operating activities.......................................      $  53,817       $    58,933
Net cash used by investing activities...........................................        (32,323)         (704,986)
Net cash provided (used) by financing activities................................        (40,350)          605,756
Defined EBITDA..................................................................        102,246            47,433
Adjusted EBITDA.................................................................        106,109            50,985
Pro forma cash interest expense.................................................         49,948            18,731
Capital expenditures............................................................         56,443            30,242
Depreciation and amortization...................................................         61,221            28,918
Ratio of earnings to fixed charges..............................................            N/A               N/A
Ratio of Adjusted EBITDA to pro forma cash interest expense.....................           2.1x              2.7x
Ratio of total debt to Adjusted EBITDA..........................................           5.6x             11.7x

OTHER DATA (END OF PERIOD):
Access lines in service.........................................................        300,394           320,096
Cellular subscribers............................................................         66,572            69,581
Cellular penetration............................................................           14.5%             15.1%

BALANCE SHEET DATA (END OF PERIOD):
Total assets....................................................................      $ 796,007       $   796,346
Long-term debt including current portion........................................        599,245           594,102
Stockholder's equity............................................................        146,155           142,543

             SUMMARY HISTORICAL COMBINED FINANCIAL DATA--PTI ALASKA


    The following table sets forth summary historical combined financial data of PTI Alaska. You should keep the following points in mind as you read the table.



    - We derived the summary historical combined financial data for each of the three years in the period ended December 31, 1998 and as of December 31, 1997 and 1998 from the audited combined financial statements and the related notes of PTI Alaska included elsewhere in this prospectus.



    - We derived the summary historical combined financial data for each of the two years in the period ended December 31, 1995 and as of December 31, 1994, 1995 and 1996 from the unaudited combined financial statements of PTI Alaska, which are not included in this prospectus and which, in our opinion, include all adjustments, consisting solely of normal, recurring adjustments, necessary to present fairly the information they contain.



    - We derived the summary combined financial data for each of the three month periods ended March 31, 1998 and 1999 and as of March 31, 1998 and 1999 from the unaudited combined financial statements of PTI Alaska which are included in this prospectus and which, in our opinion, include all adjustments, consisting solely of normal, recurring adjustments, necessary to present fairly the information they contain.



    - The financial statements of PTI Alaska include the results of the telephone operation of the City of Fairbanks from October 6, 1997, the date of its acquisition. This acquisition was accounted for as a purchase.



    - Century acquired PTI Alaska on December 1, 1997 as part of its acquisition of Pacific Telecom. The data for the year ended December 31, 1997 represent the results of PTI Alaska for the 11 months ended November 30, 1997, as owned by Pacific Telecom, and the one month ended December 31, 1997, as owned by Century.



    - In conjunction with Century's acquisition of Pacific Telecom on December 1, 1997, the purchase method of accounting was utilized, resulting in the push down of $208 million of goodwill to PTI Alaska.



    - On December 31, 1997, PTI Alaska sold its cellular operations in Fairbanks to MACtel. The Fairbanks cellular property had 5,497 subscribers at the time of the sale.



The summary historical combined financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited combined financial statements of PTI Alaska, and the related notes, included elsewhere in this prospectus.

                                                                                                         THREE MONTHS ENDED
                                                                YEAR ENDED DECEMBER 31,                      MARCH 31,
                                                 -----------------------------------------------------  --------------------
                                                   1994       1995       1996       1997       1998       1998       1999
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                           (DOLLARS IN THOUSANDS)
OPERATING DATA:
Operating revenue..............................  $  69,402  $  75,071  $  76,633  $  88,040  $ 112,398  $  25,798  $  27,749
Operating expenses.............................     52,795     55,506     56,043     63,907     94,198     22,185     22,681
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
Operating income...............................     16,607     19,565     20,590     24,133     18,200      3,613      5,068
Interest expense, net..........................     (2,459)    (2,331)    (1,996)    (2,340)    (1,405)      (302)      (358)
Other income (expense).........................      1,094     (1,020)      (368)       152      2,070      1,129        922
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income before income taxes.....................     15,242     16,214     18,226     21,945     18,865      4,440      5,632
Income taxes...................................      5,962      5,713      6,737      8,482      9,218      2,214      2,709
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income.....................................  $   9,280  $  10,501  $  11,489  $  13,463  $   9,647  $   2,226  $   2,923
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------

OTHER FINANCIAL DATA:
Net cash provided by operating activities......     22,510     29,917  $  34,589  $  26,801  $  38,291  $  11,025  $  14,103
Net cash provided (used) by investing
  activities...................................    (21,151)   (19,587)   (20,611)   (16,833)   (26,664)     1,947     (2,339)
Net cash used by financing activities..........     (1,659)   (10,578)   (12,947)   (10,772)    (6,770)   (11,587)    (6,753)
Defined EBITDA.................................     30,790     32,861     35,570     42,574     50,729     11,951     13,775
Defined EBITDA margin..........................       44.4%      43.8%      46.4%      48.4%      45.1%      46.3%      49.6%
Capital expenditures...........................  $  21,001  $  19,437  $  20,465  $  16,400  $  26,799  $   2,321  $   2,200
Depreciation and amortization..................     13,098     14,316     15,348     18,289     30,459      7,209      7,785

OTHER DATA (END OF PERIOD):
Access lines in service........................     73,563     77,660     82,969    124,869    131,858    128,023    134,276
Cellular subscribers...........................      3,058      3,950      5,573      2,096      2,945      2,546      3,417
Cellular penetration...........................        2.1%       2.7%       3.8%       3.7%       5.2%       4.6%       5.2%

                     SUMMARY HISTORICAL FINANCIAL DATA--ATU


    The following table sets forth summary historical financial data of ATU. You should keep the following points in mind as you read the table.



    - We derived the summary historical financial data for each of the three years in the period ended December 31, 1998 and as of December 31, 1997 and 1998 from the audited financial statements and the related notes of ATU included elsewhere in this prospectus.



    - We derived the summary historical financial data for each of the two years in the period ended December 31, 1995 and as of December 31, 1994, 1995 and 1996 from the audited financial statements of ATU which are not included in this prospectus.



    - We derived the summary financial data for each of the three month periods ended March 31, 1998 and 1999 and as of March 31, 1998 and 1999 from the unaudited financial statements of ATU which are included in this prospectus and which, in our opinion, include all adjustments, consisting solely of normal, recurring adjustments, necessary to present fairly the information they contain.



    - ATU is a public utility of the Municipality of Anchorage and is exempt from federal and state income taxes.



    - Net cash data includes information from ATU financial statements prepared in accordance with governmental accounting principles.



    - Defined EBITDA does not include equity in earnings (loss) of minority investments of $(46,158), $158,000, and $(2,945,000) for the years ended December 31, 1996, 1997 and 1998 and $(250,000) and $(509,000) for the
      three months ended March 31, 1998 and 1999.



The summary historical financial data below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited financial statements of ATU, and the related notes, included elsewhere in this prospectus.

                                                                                                     THREE MONTHS ENDED
                                                            YEAR ENDED DECEMBER 31,                      MARCH 31,
                                             -----------------------------------------------------  --------------------
                                               1994       1995       1996       1997       1998       1998       1999
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                       (DOLLARS IN THOUSANDS)
OPERATING DATA:
Operating revenue..........................  $ 105,561  $ 109,831  $ 115,970  $ 125,243  $ 141,703     32,853     36,557
Operating expenses.........................     84,620     89,159     95,493    106,238    119,155     27,224     30,891
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
Operating income...........................     20,941     20,672     20,477     19,005     22,548      5,629      5,666
Interest expense, net......................     (7,565)    (6,706)    (6,840)    (6,768)    (6,427)    (1,840)    (1,585)
Other income (expense).....................       (328)      (322)       220       (119)    (2,551)      (330)      (593)
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income before income taxes.................     13,048     13,644     13,857     12,118     13,570      3,459      3,488
Income taxes...............................         --         --         --         --         --         --         --
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income.................................  $  13,048  $  13,644  $  13,857  $  12,118  $  13,570  $   3,459  $   3,488
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------

OTHER FINANCIAL DATA:
Net cash provided by operating
  activities...............................  $  42,382  $  43,412  $  42,120  $  46,641  $  53,207  $   8,394  $  10,735
Net cash provided (used) by investing
  activities...............................     13,577      1,057       (787)    (3,665)    (5,659)    (8,044)    (1,568)
Net cash provided (used) by financing
  activities...............................    (57,169)   (53,518)   (30,095)   (46,916)   (33,580)    16,631    (12,150)
Defined EBITDA.............................     39,549     39,608     41,239     45,567     52,550     12,648     13,016
Defined EBITDA margin......................       37.5%      36.1%      35.6%      36.4%      37.1%      38.5%      35.6%
Capital expenditures.......................  $  33,328  $  27,958  $  24,958  $  35,187  $  29,644  $   8,404  $   3,383
Depreciation and amortization..............     18,936     19,258     20,496     26,839     29,608      7,099      7,434

OTHER DATA (END OF PERIOD)
Access lines in service....................    144,869    147,934    154,752    158,486    168,536    164,569    170,343
Cellular subscribers.......................     13,684     24,855     37,651     53,035     63,627     54,436     63,779
Cellular penetration.......................        4.7%       8.4%      12.6%      13.3%      15.8%      13.7%      15.8%

                                  RISK FACTORS

    YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO EXCHANGE YOUR OLD NOTES FOR EXCHANGE NOTES.


OUR SUBSTANTIAL DEBT INCREASES THE RISK THAT WE WILL NOT BE ABLE TO SATISFY OUR OBLIGATIONS UNDER THE EXCHANGE NOTES.



    We have a significant amount of debt, which may impair our ability to service the exchange notes. As of June 30, 1999, we had outstanding $602.8 million aggregate principal amount of debt, excluding unused commitments, of which $451.2 million was senior debt, and stockholders' equity of $146.2 million. In addition, ALEC Holdings had $46.9 million of debt outstanding from the issuance of $25.0 million in gross proceeds of its discount debentures and warrants.



    In addition, we and our subsidiaries may incur substantial additional debt in the future. Our senior credit facility provides that we may borrow up to $75.0 million under a revolving credit facility. The indenture does not prohibit us or our subsidiaries from incurring additional debt, although there are restrictions, which are described under "Description of the Exchange Notes--Restrictive Covenants."



WE MAY HAVE INSUFFICIENT ASSETS TO REPAY ALL AMOUNTS DUE UNDER THE EXCHANGE NOTES OR TO SATISFY THE GUARANTEES AFTER REPAYING AMOUNTS DUE ON DEBT THAT RANKS SENIOR TO THE EXCHANGE NOTES AND THE GUARANTEES.



    The right to payment on the exchange notes will be subordinate to all of our existing and future senior debt. Similarly, the guarantees of the exchange notes provided by ALEC Holdings and each of our guarantor subsidiaries will be subordinate to all existing and future senior debt of the applicable guarantor. In the event of a bankruptcy or similar proceeding with respect to us or any guarantor of the exchange notes, our or the guarantor's assets will be available to pay obligations on the exchange notes or the applicable guarantee only after all outstanding senior debt has been paid in full. As a result, there may not be sufficient assets remaining to make payment of amounts due on any or all of the exchange notes then outstanding or the guarantees.



    In addition, all payments on the exchange notes and the guarantees of the exchange notes will be blocked in the event of a payment default on the designated senior indebtedness described in the indenture governing the old notes and may be blocked for up to 179 days out of 360 days in the event of a nonpayment default on this designated senior indebtedness.



    On June 30, 1999:



    - we had $451.2 million of senior debt outstanding, and the old notes were subordinate to all of our outstanding senior debt;



    - ALEC Holdings had $46.9 million of senior debt outstanding from the issuance of $25.0 million in gross proceeds of its discount debentures and warrants, in addition to its guarantee of our borrowings under our senior credit facility, and ALEC Holdings' guarantee of the old notes was subordinate to all of ALEC Holdings' outstanding senior debt; and



    - our guarantor subsidiaries had $1.6 million of senior debt outstanding, in addition to their guarantees of our borrowings under our senior credit facility, and their guarantees of the old notes were subordinate to all of their outstanding senior debt.

BECAUSE THE EXCHANGE NOTES AND THE GUARANTEES OF THE EXCHANGE NOTES WILL BE UNSECURED, ASSETS SECURING OTHER OF OUR DEBT WILL BE USED TO MAKE PAYMENTS ON THAT SECURED DEBT BEFORE PAYMENTS ARE MADE ON THE EXCHANGE NOTES.



    The exchange notes and the guarantees of the exchange notes will not be secured by any collateral. Thus, the exchange notes will effectively rank junior in right of payment to our secured debt, and the guarantees of exchange notes will effectively rank junior in right of payment to each guarantor's secured debt to the extent of the value of the assets securing that debt. It is possible that there would be insufficient assets remaining after repayment in full of all amounts outstanding under our secured senior credit facility to satisfy in full all claims of holders of exchange notes.



    Our senior credit facility is secured by pledges of all of our capital stock and all of the capital stock of all of our subsidiaries and liens on substantially all of our assets and the assets of our subsidiaries. If an event of default were to occur under our senior credit facility:



    - the lenders could foreclose on the collateral securing the amounts outstanding under our senior credit facility, regardless of any default with respect to the exchange notes, and



    - the assets constituting the collateral would first be used to repay in full all amounts outstanding under our senior credit facility.



OUR SUBSIDIARIES MAY BE UNABLE TO DISTRIBUTE TO US THE FUNDS WE REQUIRE TO MAKE PAYMENTS ON THE EXCHANGE NOTES.


    All of our operations will be conducted through our subsidiaries. As a result, we will be dependent upon dividends from our subsidiaries for the funds necessary to make payments on the exchange notes. We cannot assure you that any dividends or other distributions that we receive from our subsidiaries will be adequate to allow us to make payments on the exchange notes.

    The indenture governing the exchange notes will limit restrictions on the ability of our subsidiaries to pay dividends or make other distributions, but these limitations are subject to a number of significant qualifications and exceptions. In addition,


    - our senior credit facility will restrict the ability of our subsidiaries to pay dividends or make other distributions, and


    - the ability of our subsidiaries to pay dividends or make other distributions may be restricted by applicable laws and regulations, as well as by agreements our subsidiaries enter with other parties.


    The claims of creditors of a subsidiary are generally superior in right of payment to the claims of creditors of the subsidiary's parent company, unless the claims of the creditors of the parent company are guaranteed by the subsidiary. Consequently, the exchange notes will be effectively subordinate in right of payment to the claims of creditors of our subsidiaries that do not guarantee the exchange notes.



UPON A CHANGE OF CONTROL, WE MAY NOT HAVE SUFFICIENT ASSETS TO SATISFY ALL OF OUR OBLIGATIONS UNDER OUR SENIOR CREDIT FACILITY AND THE EXCHANGE NOTES.



    Upon the occurrence of a "change of control," as defined in the indenture governing the exchange notes, each holder of the exchange notes will have the right to require us to repurchase the holder's exchange notes at a price equal to 101% of the principal amount of the exchange notes, together with accrued and unpaid interest, if any, to the date of repurchase. However:


    - our senior credit facility will effectively prevent the repurchase of the exchange notes by us in the event of a change of control, unless all amounts outstanding under our senior credit facility are repaid in full;

    - our failure to repurchase the exchange notes would be a default under the indenture governing the exchange notes, which would be a default under our senior credit facility; and


    - our failure to repay all amounts outstanding under our senior credit facility upon a default would be a default under the indenture governing the exchange notes.



OUR DEBT INSTRUMENTS CONTAIN RESTRICTIVE COVENANTS THAT MAY LIMIT OUR FINANCIAL AND OPERATING FLEXIBILITY AND ADVERSELY AFFECT OUR ABILITY TO COMPETE.



    The indenture governing the exchange notes and the credit agreement relating to our senior credit facility will, among other things, restrict our financial and operating flexibility. These restrictions could impair our ability to compete or to achieve our strategic objectives. If we do not comply with these restrictions, or if we fail to satisfy the financial ratios and tests under our senior credit facility, holders of the exchange notes may accelerate payments under the exchange notes, and the lenders could accelerate payment of all amounts outstanding under our senior credit facility.



FAILURE TO SUCCESSFULLY INTEGRATE OUR RECENT ACQUISITIONS MAY PREVENT US FROM REALIZING OPERATING GAINS AND EFFICIENCIES WHICH WE EXPECT TO HELP SATISFY OUR OBLIGATIONS UNDER THE EXCHANGE NOTES.


    Our ability to operate successfully is dependent on our ability to integrate the acquisitions of PTI Alaska and ATU. Because we acquired both PTI Alaska and ATU at the same time, there may be unanticipated difficulties or complexities that would interfere with our ability to integrate these businesses. Our success will depend on our ability to, among other things:

    - transfer general and administrative support services and information technology platforms that are currently provided to PTI Alaska by Century to ATU's systems;

    - modify ATU's current information technology platforms to support the operations of both PTI Alaska and ATU; and


    - coordinate and integrate operational, financial and management processes, systems and controls.



THE REVOCATION OF SUBSTANTIAL PROTECTIONS FROM COMPETITION GRANTED TO PTI ALASKA UNDER THE TELECOMMUNICATIONS ACT OF 1996 COULD RESULT IN INCREASED COMPETITION, THUS LOWERING REVENUES AND EARNINGS.



    To encourage competition, the Telecommunications Act of 1996 generally requires incumbent local exchange carriers to allow competitors to interconnect with their local networks. Historically, each of PTI Alaska's rural local operating companies qualifies for protections under the Telecommunications Act that exempted it from or permitted suspension or modification of these obligations. For the first three months of 1999, these companies accounted for 42.3% of our revenues and 52.3% of our operating income.



    On June 30, 1999 (its last day of existence), the Alaska Public Utilities Commission, commonly known as the APUC, voted to revoke the rural exemptions held by each of PTI's rural local exchange operating companies and directed the commencement of negotiations under Section 252 of the Telecommunications Act between those companies and GCI, Inc., a competitor which had been seeking interconnection with PTI Alaska's rural local exchange carriers. Without rural exemptions, all or some of these companies will be required to negotiate with their competitors the terms under which the competitors would be allowed to interconnect with our local networks. We cannot assure you that the terms or rates for this interconnection will be sufficient to cover our costs or otherwise mitigate the financial impacts of competition or that we will be able to compete effectively with these competitors. See "Regulation."


    Section 252 provides for a maximum negotiation and arbitration period of nine months for approval of an interconnection agreement. In its opinions revoking the rural exemptions, the APUC did not address the rights of PTI Alaska's local exchange operating companies regarding suspension and modification of interconnection duties under a separate provision of the Telecommunications Act. PTI Alaska's local exchange carriers have pursued reconsideration of the APUC ruling by the new Regulatory Commission of Alaska, or RCA, the state regulatory agency that succeeded the APUC, and may also consider seeking judicial review of the APUC ruling. On September 1, 1999, we filed a petition with the RCA seeking suspension or modification of interconnection duties and other market structure reforms for PTI Alaska's local exchange carriers in selected markets. We also requested the removal or reduction of regulatory limitations on these local exchange carriers. If granted, our petition would give PTI Alaska's local exchange carriers increased operating and marketing flexibility and could potentially mitigate the impact of the revocation of the rural exemptions. However, we cannot predict whether or to what extent the RCA will grant our petition. See "Regulation."



    Additionally, during the last session, a bill was proposed in the Alaska state senate that proposed to open to competition many local telephone markets within Alaska having 5,000 or more access lines, effectively depriving incumbent local exchange carriers in those markets of their rural exemptions. We cannot predict at this time whether or to what extent proposals included in the bill will be offered again and enacted into law. To the extent the markets of PTI Alaska's rural local exchange carriers are opened to competition by the APUC's termination of their rural exemptions, we do not believe that the marginal effect of passage of the proposed bill on our business would be material.



A REDUCTION OF THE RATES WE CHARGE OUR LOCAL TELEPHONE CUSTOMERS BY THE RCA WOULD REDUCE OUR REVENUES AND EARNINGS.



    The rates we charge our local telephone customers are based, in part, on a rate of return on capital invested in our networks for our local telephone operating companies that is authorized by the RCA. These authorized rates are subject to review and change by the RCA at any time. If the RCA orders us to reduce our rates, both our revenues and our earnings will be reduced. The APUC has in the past indicated that one of our local telephone operating companies was earning in excess of its historical authorized rate of return. However, neither the RCA nor the APUC has initiated a proceeding to review or change the authorized rate of return. As a condition to granting its approval of our recent acquisitions of PTI Alaska and ATU, the APUC required that we file, by June 30, 2001, revenue requirement, cost-of-service and value design studies which will show our earnings levels for the year ended December 31, 2000. Based on historical practice, the APUC did not generally initiate rate proceedings unless a company, as a whole, was earning in excess of the average of its authorized rates of return. We cannot assure you, however, that the RCA will not change this practice, that our earnings levels, as disclosed in our studies, will not exceed our authorized rates of return, or that the RCA will not initiate a rate proceeding which could cause the RCA to order us to reduce our rates.


REVENUES FROM ACCESS CHARGES MAY BE REDUCED OR LOST.


    PTI Alaska received 45.3% of its revenues in 1998 from access charges paid by interstate and intrastate interexchange carriers for originating and terminating calls in its service areas. The amount of revenue that PTI Alaska receives from access charges is calculated in accordance with guidelines set by the FCC and the RCA. Any change in the guidelines may reduce our revenue.



A REDUCTION IN THE UNIVERSAL SERVICE SUPPORT CURRENTLY RECEIVED BY SOME OF OUR SUBSIDIARIES WOULD REDUCE OUR REVENUES AND EARNINGS.



    PTI Alaska received 11.9% of its revenues in 1998 from the federal Universal Service Fund, which was established to compensate for the high cost of providing universal telecommunications services in rural markets. If the subsidies received from this fund were materially reduced or discontinued, some of PTI Alaska's local operating companies might not be able to operate profitably.

    Various reform proceedings are underway at the FCC to change the method of calculating the amount of subsidies paid under the universal service support system. Future reforms are expected to replace the current historical cost system with a system based upon forward-looking costs. We cannot be certain that this method or any other method we are required to use to determine the allocation of costs in the future will accurately reflect all of the costs PTI Alaska incurs or that PTI Alaska will continue to receive the subsidies it currently receives, and, therefore, we cannot assure you that we will be able to recover these costs.


    Reform proceedings are also underway within the state jurisdiction to review carriers' support from the Alaska Universal Service Fund. These proceedings could change the method of calculating the support paid to some of PTI Alaska's local operating companies. For example, the staff of the APUC proposed to reduce or eliminate carriers' receipt of support for switching costs. By the staff's calculations, some of PTI Alaska's local operating companies receive $1.5 million of switching support from the Alaska Universal Service Fund. Depending on the RCA's actions, the guidelines under which some of PTI Alaska's local operating companies receives support from the Alaska Universal Service Fund may change, impacting PTI Alaska's ability to recover its costs.



    In addition, the APUC proposed funding public interest pay telephones from the state universal service fund. Carriers would be required to place pay telephones in locations required in the public interest, supported by the Alaska Universal Service Fund. We cannot assure you that the method that the RCA may adopt for compensating carriers for their public interest pay telephone costs will ensure full cost recovery. Finally, the APUC's establishment of the Alaska Universal Service Fund has been challenged in state court. This lawsuit could cause the RCA to change the manner in which it funds support for universal service, or could render establishment of this, or any, state universal service support system null and void under existing legal authority.



THE TELECOMMUNICATIONS INDUSTRY IS EXTREMELY COMPETITIVE, AND WE MAY HAVE DIFFICULTY OVERCOMING SIGNIFICANT ADVANTAGES ENJOYED BY MANY OF OUR COMPETITORS.


    The telecommunications industry is extremely competitive. We face many of the same types of competitive challenges in our local telephone, wireless, long distance and internet access businesses. In each case, the companies against which we compete have or may in the future have advantages over us, including:

    - greater financial and technical resources;

    - stronger brand name recognition; and

    - fewer regulatory burdens.

    Aggressive competition could result in, among other things:

    - reductions in our customer base;

    - the lowering of rates and other prices in order to compete; and


    - increased marketing expenditures and use of discounting and promotional campaigns that would adversely affect our margins.



OUR LONG DISTANCE STRATEGY MAY CAUSE US TO INCUR HIGH FIXED COSTS OR PAY HIGH PRICES FOR NEEDED CAPACITY.



    We currently offer long distance services as a reseller, relying on other long distance carriers to provide transmission and termination services for our long distance services. As a result, we are subject to changes in the policies and available capacity of the carriers from which we lease our transmission capacity. Furthermore, in negotiating resale agreements with carriers to provide us with these services, we must estimate future supply and demand for transmission capacity, as well as the calling patterns and traffic levels for our future customers. If we:

    - overestimate our needs for transmission services, we may be obligated to incur excessive fixed costs; or

    - underestimate our needs for transmission services, we may be obligated to pay higher prices for needed capacity or may find that this capacity is unavailable and, therefore, be unable to provide adequate service to our customers.


    In response to these concerns and as part of the settlement of a number of outstanding disputes, including opposition to our recent acquisitions of PTI Alaska and ATU, we recently purchased capacity between Alaska's major population centers and between Alaska and the contiguous 48 states of the U.S. We cannot assure you that we will generate sufficient revenues in our long distance business to recover the costs of these investments. See "Business--Products Services and Revenue Sources--Long Distance Services."



WE COULD EXPERIENCE SIGNIFICANT BUSINESS DISRUPTIONS IF WE FAIL TO IDENTIFY AND RESOLVE POTENTIAL YEAR 2000 PROBLEMS IN A TIMELY MANNER.



    We believe that, if we or our important vendors or suppliers experience year 2000 problems, the problems could create a material disruption to our business processes and relationships with our customers or could require the expenditure of material financial and other resources. We have conducted a review of the computer systems and related software and equipment that we acquired upon completion of our acquisitions of PTI Alaska and ATU. We have identified a number of systems that are not year 2000 compliant and have implemented a plan that we believe will ensure that these systems, software and equipment store and process information properly in the year 2000 and later years. We expect that the action items required by this plan will be largely completed by October 1999. We have also made efforts to verify the year 2000 readiness of our important vendors and suppliers. Although we believe the processes we have initiated are adequate to remedy year 2000 deficiencies, we cannot assure you that these remedies will be timely or effectively implemented.



    We can make no assurances that we are immune to any adverse impacts from year 2000 deficiencies suffered by us or third parties that may in some way affect our business in a materially adverse manner. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a more detailed discussion of our year 2000 readiness.



YOUR INTERESTS AS HOLDERS OF THE EXCHANGE NOTES MAY CONFLICT WITH THOSE OF THE CONTROLLING STOCKHOLDER OF ALEC HOLDINGS.



    Fox Paine & Company beneficially owns approximately 98% of the outstanding shares of the voting capital stock of ALEC Holdings, our parent. As a result, Fox Paine & Company has the power to:



    - elect the directors of ALEC Holdings and our directors; and



    - approve any action requiring the approval of the stockholders of ALEC Holdings or our stockholders.



    The directors elected by Fox Paine & Company have the authority to make decisions affecting ALEC Holdings' capital structure and our capital structure, including the issuance of additional debt or equity. Fox Paine & Company also has the ability to make decisions regarding any merger, consolidation or sale of assets involving ALEC Holdings or us.

    Fox Paine & Company may in the future make significant investments in other telecommunications companies. Some of these companies may be our competitors. Fox Paine & Company and its affiliates are not obligated to advise us of any investment or business opportunities of which they are aware.



THERE IS NO ESTABLISHED TRADING MARKET FOR THE EXCHANGE NOTES, AND ANY MARKET FOR THE EXCHANGE NOTES MAY BE ILLIQUID.



    We cannot assure you that a liquid market will develop for the exchange notes, that you will be able to sell your exchange notes at a particular time or that the prices that you receive when you sell will be favorable. The exchange notes are a new issue of securities with no established trading market. Moreover, we do not intend to apply for the exchange notes to be listed on any securities exchange or to arrange for quotation on any automated dealer quotation system, and the initial purchasers are not obligated to make a market for the exchange notes. If issued under an effective registration statement, the exchange notes generally may be resold or otherwise transferred with no need for further registration, but the offer to exchange the exchange notes for the old notes will not depend upon the amount of old notes tendered for exchange.


    Future trading prices of the exchange notes will depend on many factors, including:

    - our operating performance and financial condition;

    - prevailing interest rates; and

    - the market for similar securities.


IF YOU ARE DEEMED TO HAVE RECEIVED RESTRICTED SECURITIES IN EXCHANGE FOR YOUR OLD NOTES, YOU MAY FACE SIGNIFICANT TRANSFER RESTRICTIONS IF YOU ATTEMPT TO RESELL THEM.



    If you exchange your old notes in the exchange offer, you will be deemed to have represented, by your acceptance of the exchange offer, that you acquired the exchange notes in the ordinary course of business and that you are not engaged in, and do not intend to engage in, a distribution of the exchange notes. If the SEC determines otherwise, however, you may be deemed to have received restricted securities. If so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.



IF YOU DO NOT EXCHANGE YOUR OLD NOTES, THEY MAY BE DIFFICULT TO RESELL.


    It may be difficult for you to sell old notes that are not exchanged in the exchange offer. If you do not tender your old notes or if we do not accept some of your old notes, those old notes will continue to be subject to transfer and exchange restrictions.

    These restrictions on transfer of your old notes arise because we issued the old notes pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold pursuant to an exemption from the Securities Act and applicable state securities laws. If you intend to make use of an exemption, you must, if requested by us, deliver to us an opinion of independent counsel, reasonably satisfactory in form and substance to us, that the exemption is available. We do not intend to register the old notes under the Securities Act.


    Based on interpretations of the SEC staff, exchange notes issued pursuant to the exchange offer may be offered for resale, resold or otherwise transferred by their holders, other than any holder that is our "affiliate" within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holders acquired the exchange notes in the ordinary course of the holders' business and the holders have no arrangement or understanding with respect to the distribution of the exchange notes to be acquired in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes:

    - cannot rely on the applicable interpretations of the SEC; and

    - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

    To the extent the old notes are tendered and accepted in the exchange offer, the trading market, if any, for the old notes would be adversely affected due to a reduction in market liquidity.

                           FORWARD-LOOKING STATEMENTS



    This prospectus contains forward-looking statements, including, in particular, statements about our plans, strategies and prospects under the captions "Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" (particularly under the subheadings "Liquidity and Capital Resources" and "Outlook") and "Business." We have based these forward-looking statements on our current assumptions, expectations and projections about future events. When used in this prospectus, the words "believe," "anticipate," "intend," "estimate," "expect," "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These forward-looking statements speak only as of the date of this prospectus. Neither we nor the initial purchasers undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Although management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct or that savings or other benefits anticipated in the forward-looking statements will be achieved. Important factors, some of which may be beyond our control, that could cause actual results to differ materially from management's expectations ("cautionary statements") are disclosed in this prospectus, including in conjunction with the forward-looking statements included in this prospectus and under "Risk Factors." Prospectus purchasers are cautioned not to place undue reliance on these forward-looking statements. All subsequent written and oral forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements. See "Risk Factors." These forward-looking statements are subject to risks, uncertainties and assumptions about us, including, among other things:



    - our substantial debt and significant debt service obligations;



    - our ability to integrate our recent acquisitions of PTI Alaska and ATU;



    - developments in, or changes to, the laws and regulations governing our telecommunications business;



    - our ability to improve existing operations;



    - the increasingly competitive nature of the telecommunications industry;



    - changes in technology;



    - our ability to keep key personnel required to operate the business;



    - the potential effect of year 2000 compliance issues; and



    - changes in economic conditions in Alaska.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

    We have entered into an exchange and registration rights agreement with the initial purchasers of the old notes in which we agreed to file a registration statement relating to an offer to exchange the old notes for exchange notes. We also agreed to use our reasonable best efforts to cause the exchange offer to be consummated within 180 days following the original issue of the old notes. The exchange notes will have terms substantially identical to the old notes except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for our failure to observe obligations in the registration rights agreement. The old notes were issued on May 14, 1999.

    Under the circumstances set forth below, we will use our reasonable best efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the old notes and keep the statement effective for up to two years after the original issue of the old notes. These circumstances include:

     - if any changes in law, SEC rules or regulations or applicable interpretations by the staff of the SEC do not permit us to effect the exchange offer as contemplated by the registration rights agreement;

     - if any old notes validly tendered in the exchange offer are not exchanged for exchange notes within 180 days after the original issue of the old notes;

     - if any initial purchaser of the old notes requests within 20 days of completion of the exchange offer, but only with respect to any old notes not eligible to be exchanged for exchange notes in the exchange offer;

     - if any holder of the old notes is not permitted by any law or applicable interpretations by the staff of the SEC to participate in the exchange offer;

     - if any holder of old notes that participates in the exchange offer and does not receive fully tradeable exchange notes requests within 20 days of completion of the exchange offer; or

     - if we elect to file a shelf registration statement with respect to the resale of the old notes.

    If we fail to comply with our obligations under the registration rights agreement, we may be required to pay additional interest to holders of the old notes. Please read the section captioned "Exchange and Registration Rights Agreement" for more details regarding the registration rights agreement.

RESALE OF EXCHANGE NOTES

    Based on interpretations of the SEC staff set forth in no-action letters issued to unrelated third parties, we believe that exchange notes issued under the exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by any exchange note holder without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

     - the holder is not our "affiliate" within the meaning of Rule 405 under the Securities Act;

     - the exchange notes are acquired in the ordinary course of the holder's business; and

     - the holder does not intend to participate in a distribution of the exchange notes.

    Any holder who tenders in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes:

     - cannot rely on the position of the staff of the SEC set forth in "Exxon Capital Holdings Corporation" or similar interpretive letters; and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

    This prospectus may be used for an offer to resell, resale or other retransfer of exchange notes. With regard to broker-dealers, only broker-dealers that acquired the old notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read the section captioned "Plan of Distribution" for more details regarding the transfer of exchange notes.

TERMS OF THE EXCHANGE OFFER

    Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any old notes properly tendered and not withdrawn before expiration of the exchange offer. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of old notes surrendered under the exchange offer. Old notes may be tendered only in integral multiples of $1,000.

    The form and terms of the exchange notes will be substantially identical to the form and terms of the old notes except the exchange notes:

     - will be registered under the Securities Act;

     - will not bear legends restricting their transfer; and

     - will not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreement to file, and cause to be effective, a registration statement.

The exchange notes will evidence the same debt as the old notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the old notes. Consequently, both series will be treated as a single class of debt securities under that indenture. For a description of the indenture, see "Description of Exchange Notes" below.

    The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

    As of the date of this prospectus, $150.0 million aggregate principal amount of the old notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.


    We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC. Old notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits their holders have under the indenture relating to the old notes.


    We will be deemed to have accepted for exchange properly tendered old notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering the exchange notes to holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption "--Conditions."

    Holders who tender old notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer. It is important that you read the section labeled "--Fees and expenses" below for more details regarding fees and expenses incurred in the exchange offer.

EXPIRATION OF THE EXCHANGE OFFER; EXTENSIONS; AMENDMENTS

    The exchange offer will expire at 5:00 p.m., New York City time on
[            ], 1999, unless, in our sole discretion, we extend it.

    In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of old notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration of the exchange offer.


    Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we will have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a timely release to a financial news service.


CONDITIONS

    Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange any exchange notes for, any old notes, and we may terminate the exchange offer as provided in this prospectus before accepting any old notes for exchange if in our reasonable judgment:


     - the exchange notes to be received will not be tradeable by the holder, without restriction under the Securities Act, the Exchange Act and without material restrictions under the blue sky or securities laws of substantially all of the states of the U.S.;


     - the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the staff of the SEC; or

     - any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

    In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made to us:

     - the representations described under "--Purpose and effect of the exchange offer," "--Procedures for tendering" and "Plan of Distribution"; and

     - any other representations that may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

    We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any old notes by giving oral or written notice of an extension to their holders. During an extension, all old notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange. We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holder as promptly as practicable after the expiration or termination of the exchange offer.


    We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable. In the case of any extension, the notice of extension will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration of the exchange offer.


    These conditions are solely for our benefit and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any time or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of that right. Each of these rights will be deemed an ongoing right that we may assert at any time or at various times.

    In addition, we will not accept for exchange any old notes tendered, and will not issue exchange notes in exchange for any old notes, if at that time a stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

PROCEDURES FOR TENDERING

    Only a holder of record of old notes may tender old notes in the exchange offer. To tender in the exchange offer, a holder must:

     - complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and mail or deliver the letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

     - comply with DTC's Automated Tender Offer Program procedures described below.

    In addition, either:

     - the exchange agent must receive old notes along with the letter of transmittal; or

     - the exchange agent must receive, before expiration of the exchange offer, a timely confirmation of book-entry transfer of old notes into the exchange agent's account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent's message; or

     - the holder must comply with the guaranteed delivery procedures described below.

    To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under "--Exchange agent" before expiration of the exchange offer.

    The tender by a holder that is not withdrawn before expiration of the exchange offer will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

    THE METHOD OF DELIVERY OF OLD NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE HOLDER'S ELECTION AND RISK. RATHER THAN MAIL THESE ITEMS, WE RECOMMEND THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, HOLDERS SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE EXPIRATION OF THE EXCHANGE OFFER. HOLDERS SHOULD

NOT SEND THE LETTER OF TRANSMITTAL OR OLD NOTES TO US. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR OTHER NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR THEM.

    Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner's behalf. If the beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its old notes, either:

     - make appropriate arrangements to register ownership of the old notes in the owner's name; or

     - obtain a properly completed bond power from the registered bolder of old notes.

    The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.


    Signatures on a letter of transmittal or a notice of withdrawal described below must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the U.S. or another "eligible institution" within the meaning of Rule 17Ad-15 under the Exchange Act, unless the old notes are tendered:


     - by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

     - for the account of an eligible institution.

    If the letter of transmittal is signed by a person other than the registered holder of any old notes, the old notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the old notes and an eligible institution must guarantee the signature on the bond power.

    If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless we waive this requirement, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

    The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the old notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent's message to the exchange agent. The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

     - DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering old notes that are the subject of the book-entry confirmation;

     - the participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent's message relating to guaranteed delivery, that the participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

     - the agreement may be enforced against the participant.

    We will determine in our sole discretion all questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered old notes and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within the time that we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give notification. Tenders of old notes will not be deemed made until any defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which those defects or irregularities have not been cured or waived will be returned by the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.


    In all cases, we will issue exchange notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

     - old notes or a timely book-entry confirmation that old notes have been transferred into the exchange agent's account at DTC; and

     - a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

    By signing the letter of transmittal, each tendering holder of old notes will represent to us that, among other things:

     - any exchange notes that the holder receives will be acquired in the ordinary course of its business;

     - the holder has no arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

     - if the holder is not a broker-dealer, that it is not engaged in and does not intend to engage in the distribution of the exchange notes;

     - if the holder is a broker-dealer that will receive exchange notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, that it will deliver a prospectus, as required by law, in connection with any resale of those exchange notes (see "Plan of Distribution"); and

     - the holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of us or, if the holder is an affiliate, it will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

BOOK-ENTRY TRANSFER

    The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of the exchange offer promptly after the date of this prospectus; and any financial institution participating in DTC's system may make book-entry delivery of old notes by causing DTC to transfer old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Holders of old notes who are unable to deliver confirmation of the book-entry tender of their old notes into the exchange agent's account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their old notes according to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

    Holders wishing to tender their old notes but whose old notes are not immediately available or who cannot deliver their old notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's Automated Tender Offer Program before expiration of the exchange offer may tender if:

     - the tender is made through an eligible institution;


     - before expiration of the exchange offer, the exchange agent receives from the eligible institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery, or a properly transmitted agent's message and notice of guaranteed delivery:


     - setting forth the name and address of the holder and the registered number(s) and the principal amount of old notes tendered;

     - stating that the tender is being made by guaranteed delivery; and


     - guaranteeing that, within three New York Stock Exchange trading days after expiration of the exchange offer, the letter of transmittal or facsimile thereof together with the old notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and



     - the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as all tendered old notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after expiration of the exchange offer.


    Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their old notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

    Except as otherwise provided in this prospectus, holders of old notes may withdraw their tenders at any time before expiration of the exchange offer.

    For a withdrawal to be effective:


     - the exchange agent must receive a written notice, which may be by telegram, telex, facsimile transmission or letter, of withdrawal at one of the addresses set forth below under "--Exchange agent"; or


     - holders must comply with the appropriate procedures of DTC's Automated Tender Offer Program system.

    Any notice of withdrawal must:

     - specify the name of the person who tendered the old notes to be withdrawn;


     - identify the old notes to be withdrawn, including the principal amount of the old notes to be withdrawn; and


     - where certificates for old notes have been transmitted, specify the name in which the old notes were registered, if different from that of the withdrawing holder.

    If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of those certificates, the withdrawing holder must also submit:

     - the serial numbers of the particular certificates to be withdrawn; and

     - a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless the withdrawing holder is an eligible institution.


    If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal, and our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer. We will return any old notes that have been tendered for exchange but that are not exchanged for any reason to their holder without cost to the holder, or in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, those old notes will be credited to an account maintained with DTC for old notes, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following one of the procedures described under "--Procedures for tendering" above at any time on or before expiration of the exchange offer.


EXCHANGE AGENT

    IBJ Whitehall Bank & Trust Company has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent addressed as follows:

For Delivery by Registered or Certified Mail:     For Overnight Delivery Only or by Hand:

     IBJ Whitehall Bank & Trust Company             IBJ Whitehall Bank & Trust Company
                 P.O. Box 84                                 One State Street
            Bowling Green Station                           New York, NY 10004
           New York, NY 10274-0084                  Attn: Securities Processing Window
 Attn: Reorganization Operations Department                Subcellar One, (SC-1)

          By Facsimile Transmission (for Eligible Institutions Only):

                       IBJ Whitehall Bank & Trust Company
                                 (212) 858-2611
                   Attn: Reorganization Operations Department
        To Confirm by Telephone or for Information Call: (212) 858-2103


DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SHOWN ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.


FEES AND EXPENSES

    We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitations by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

    We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

    We will pay the cash expenses to be incurred in connection with the exchange offer. The expenses are estimated in the aggregate to be approximately $120,000. They include:

     - SEC registration fees;

     - fees and expenses of the exchange agent and trustee;

     - accounting and legal fees; and

     - printing and mailing costs.

TRANSFER TAXES


    We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:


     - certificates representing old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of old notes tendered;

     - tendered old notes are registered in the name of any person other than the person signing the letter of transmittal; or

     - a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

    If satisfactory evidence of payment of transfer taxes is not submitted with the letter of transmittal, the amount of any transfer taxes will be billed to the tendering holder.

ACCOUNTING TREATMENT

    We will record the exchange notes in our accounting records at the same carrying value as the old notes, which is the aggregate principal amount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer. We will record the expenses of the exchange offer as incurred.

OTHER


    Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. We urge you to consult your financial and tax advisors in making your own decision on what action to take.


    We may in the future seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. However, we have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

                                THE ACQUISITIONS

THE ACQUISITION AGREEMENTS


    On August 14, 1998, we entered into a purchase agreement with CenturyTel of the Northwest, Inc. and CenturyTel Wireless, Inc., both which are wholly owned subsidiaries of Century, relating to the acquisition of PTI Alaska. Under the PTI Alaska purchase agreement, we acquired all of the capital stock of PTI Alaska for $411.8 million in cash on May 14, 1999.



    On October 20, 1998, we entered into an asset purchase agreement with the Municipality of Anchorage relating to the acquisition of ATU. Under the ATU purchase agreement, we acquired substantially all of the assets and liabilities of ATU for $265.1 million in cash on May 14, 1999.



    These acquisitions and the related transactions and expenses were funded with $441.7 million of senior bank financing, the issuance of $150 million of old notes, ALEC Holdings' issuance of $25 million in gross proceeds of senior discount debentures and $121.2 million in equity from Fox Paine Capital Fund, members of management and other investors.


    The PTI Alaska purchase agreement contains customary representations, warranties and covenants, as well as limited indemnification provisions under which the PTI Alaska sellers agreed to indemnify us for specified losses and we agreed to indemnify the PTI Alaska sellers for specified losses. The ATU purchase agreement contains customary representations, warranties and covenants. The PTI Alaska purchase agreement and the ATU purchase agreement have been each filed as exhibits to the registration statement of which this prospectus is a part and are incorporated by reference herein.

RELATED AGREEMENTS


    LICENSE AGREEMENT. Under a license agreement entered into on May 14, 1999 among the PTI Alaska sellers and us, the PTI Alaska sellers granted to us an exclusive, royalty-free license to use several trade names, trademarks and service marks owned by Century, including Pacific Telecom, PTI, PTINet(SM), PTI Communications(SM) and Cellulink(SM), throughout Alaska in connection with our provisioning of telecommunications services. The license agreement also contains customary provisions relating to maintaining the quality of the names and marks, protection against infringement and limited cross-indemnification provisions. The license agreement is perpetual unless terminated by the PTI Alaska sellers upon 30 days' written notice to us upon a material breach of the license agreement by us, which breach has not been cured or discontinued within 90 days of notification by the PTI Alaska sellers. The license agreement may also be terminated under other limited circumstances.



    TRANSITION SERVICES AGREEMENT. Under a transition services agreement dated August 14, 1998, by and among PTI Alaska, on the one hand, and Century and its affiliates, on the other hand, Century and its affiliates and PTI Alaska formalized intercompany arrangements under which Century and its affiliates provided PTI Alaska, among other transaction services, accounting, financial, information and data, technical, construction and engineering, customer and purchasing and contract administration services prior to the closing date. Century and its affiliates also agreed to continue to provide the transition services until August 31, 1999.



    Century and its affiliates agreed to provide the transition services in a manner consistent with past practice in all material respects at their actual cost plus operating costs and other costs relating to the provision of cellular services. In addition, we agreed to pay Century and its affiliates a one-time payment of $1.0 million in consideration for the continued provision of the transition services.

                                USE OF PROCEEDS


    We used the proceeds from our offering of the old notes of $150 million, the equity contributions from ALEC Holdings of $146.2 million and borrowings under the senior credit facility of $688 million, after deducting discounts to the initial purchasers in the private placement of the senior subordinated notes and other fees and expenses of the acquisitions and related transactions, to:


    - finance the aggregate consideration paid to Century in connection with the PTI Alaska acquisition, including repayment of PTI Alaska's outstanding indebtedness of $43 million;

    - finance the aggregate consideration paid to the Municipality of Anchorage in connection with the ATU acquisition; and

    - finance general corporate needs, including the purchase of fiber capacity for $19.5 million.


    The table below outlines the sources and uses of funds for the acquisitions and the related expenses. You should keep the following points in mind as you read the table.



    - The revolving credit facility allows for total borrowings of up to $75.0 million, of which $66.3 million remains available. See "Description of Other Indebtedness--The Senior Credit Facility."



    - The term loan facilities are comprised of $150.0 million of term loan A facility, $150.0 million of term loan B facility and $135.0 million of term loan C facility.



    - The equity contributions consist of $121.2 million of common equity contributed by Fox Paine Capital Fund, members of management and other investors to ALEC Holdings, our parent company, and $25.0 million in aggregate gross proceeds of discount debentures and warrants issued by ALEC Holdings, all of which was contributed to us by ALEC Holdings as common equity.



    - The purchase of PTI Alaska includes the repayment of existing indebtedness of PTI Alaska.



    - Working capital was used to fund in part the purchase of $19.5 million of fiber capacity.



                                                                                  AMOUNT
                                                                            -------------------
                                                                                (DOLLARS IN
                                                                                 MILLIONS)
SOURCES:
Revolving credit facility.................................................       $     6.7
Term loan facilities......................................................           435.0
9 3/8% Senior subordinated notes due 2009.................................           150.0
Equity contributions......................................................           146.2
                                                                                    ------
  Total sources...........................................................       $   737.9
                                                                                    ------
                                                                                    ------

USES:
Purchase of PTI Alaska....................................................       $   411.8
Purchase of ATU...........................................................           265.1
Working capital...........................................................            12.6
Transaction fees and expenses.............................................            48.4
                                                                                    ------
  Total uses..............................................................       $   737.9
                                                                                    ------
                                                                                    ------

                                 CAPITALIZATION


    The following table sets forth our capitalization as of June 30, 1999. This table should be read in conjunction with "Use of Proceeds," "Unaudited Pro Forma Combined Financial and Operating Data" and the historical financial statements of PTI Alaska and ATU, and the related notes, included in this prospectus.



    You should keep the following points in mind as you read the table.



    - Total borrowings of up to $75.0 million are available under the revolving credit facility, of which $66.3 million remains available. See "Description of Other Indebtedness--The Senior Credit Facility."



    - The term loan facilities are comprised of $150.0 million of term loan A facility, $150.0 million of term loan B facility and $135.0 million of term loan C facility.



    - Stockholders' equity consists of the proceeds of $121.2 million of common equity contributed by Fox Paine Capital Fund, members of management and other investors to ALEC Holdings and $25.0 million in aggregate gross proceeds of discount debentures and warrants issued by ALEC Holdings, all of which ALEC Holdings contributed to us as common equity.



                                                                                   JUNE 30, 1999
                                                                                -------------------
                                                                                    (DOLLARS IN
                                                                                     MILLIONS)
Total debt (including current portion):
  Capital lease obligations...................................................       $     7.5
  Revolving credit facility...................................................             8.7
  Term loan facilities........................................................           435.0
  9 3/8% Senior subordinated notes due 2009...................................           150.0
  Other.......................................................................             1.6
                                                                                        ------
    Total debt................................................................           602.8
Total stockholders' equity....................................................           142.5
                                                                                        ------
    Total capitalization......................................................       $   745.3
                                                                                        ------
                                                                                        ------

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                     ALASKA COMMUNICATIONS SYSTEMS HOLDINGS



    The following table sets forth selected historical consolidated financial data of Alaska Communications Systems Holdings. You should keep in mind the following points as you read the table.



    - The selected historical consolidated financial data for the six months ended June 30, 1999 and as of June 30, 1999 have been derived from the unaudited consolidated financial statements of Alaska Communications Systems Holdings, which are included in this prospectus and which, in the opinion of management, include all adjustments, consisting solely of normal, recurring adjustments, necessary to present fairly the information they contain.



    - "Other income (expense)" includes the net operating results of Alaska Communications Systems Holdings' equipment sales and rental, payphone and internet businesses.



    - "Defined EBITDA" is net income before interest expense, interest income, income taxes, depreciation and amortization and equity earnings (loss) of minority investments. Defined EBITDA includes the net operating results of equipment sales and rental, payphone and internet businesses. Defined EBITDA is not intended to represent cash flow from operations as defined by GAAP and should not be considered as an alternative to net income as an indicator of our operating performance or cash flows. Defined EBITDA is included in this prospectus to provide additional information with respect to our ability to satisfy our debt service, capital expenditure and working capital requirements. While Defined EBITDA is frequently used as a measure of operations and the ability of a company to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to the differences in methods of calculation.



    - For purposes of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings before extraordinary items, income taxes and fixed charges. "Fixed charges" consist of interest expense, amortization of debt financing costs, and the component of rental expense believed by management to represent the interest component of rental expense. Earnings were inadequate to cover fixed charges by $5,333,000 for the six months ended June 30, 1999.



The selected historical consolidated financial data below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the unaudited consolidated financial statements of Alaska Communications Systems Holdings, and the related notes, included in this prospectus.

                  ALASKA COMMUNICATIONS SYSTEMS HOLDINGS, INC.



                                                                                  SIX MONTHS
                                                                                     ENDED
                                                                                 JUNE 30, 1999
                                                                                      (IN
                                                                                  THOUSANDS)
                                                                                 -------------
OPERATING DATA:
Operating revenue
  Local telephone..............................................................   $    32,401
  Cellular.....................................................................         4,568
  Long distance................................................................         1,361
                                                                                 -------------
      Total operating revenue..................................................        38,330

Operating expenses
  Local telephone..............................................................        23,249
  Cellular.....................................................................         3,039
  Long distance................................................................         1,575
  Depreciation and amortization................................................         8,093
                                                                                 -------------
      Total operating expenses.................................................        35,956
                                                                                 -------------

Operating income...............................................................         2,374
Interest expense, net..........................................................        (7,211)
Other income (expense).........................................................          (496)
                                                                                 -------------
Income (loss) before income taxes..............................................        (5,333)
Income taxes...................................................................            --
                                                                                 -------------
Net loss.......................................................................   $    (5,333)
                                                                                 -------------
                                                                                 -------------

OTHER FINANCIAL DATA:
Defined EBITDA.................................................................   $     9,971
Defined EBITDA margin..........................................................          26.0%
Capital expenditures...........................................................   $    16,325
Ratio of earnings to fixed charges.............................................           N/A

OTHER DATA (END OF PERIOD):
Access lines in service........................................................       320,096
Cellular subscribers...........................................................        69,581
Cellular penetration...........................................................          15.1%

BALANCE SHEET DATA (END OF PERIOD)
Total assets...................................................................   $   796,346
Long-term debt, including current portion......................................       594,102
Stockholders' equity...........................................................       142,543

            SELECTED HISTORICAL COMBINED FINANCIAL DATA--PTI ALASKA


    The following table sets forth selected historical combined financial data of PTI Alaska. You should keep the following points in mind as you read the table.



    - We derived the selected historical combined financial data for each of the three years in the period ended December 31, 1998 and as of December 31, 1997 and 1998 from the audited combined financial statements and the related notes of PTI Alaska included in this prospectus.



    - We derived the selected historical combined financial data for each of the two years in the period ended December 31, 1995 and as of December 31, 1994, 1995 and 1996, from the unaudited combined financial statements of PTI Alaska, which are not included in this prospectus and which, in the opinion of management, include all adjustments, consisting solely of normal, recurring adjustments, necessary to present fairly the information they contain.



    - We derived the summary combined financial data for each of the three month periods ended March 31, 1998 and 1999 and as of March 31, 1998 and 1999 from the unaudited combined financial statements of PTI Alaska which are included in this prospectus and which, in the opinion of management, include all adjustments, consisting solely of normal, recurring adjustments, necessary to present fairly the information they contain.


    - The financial statements of PTI Alaska include the results of the City of Fairbanks Telephone Operation from October 6, 1997, the date of its acquisition. This acquisition was accounted for as a purchase.


    - Century acquired PTI Alaska on December 1, 1997. The financial statements for the 11-month period ended November 30, 1997 and prior periods have been presented on Pacific Telecom's basis of accounting, while the financial statements as of December 31, 1997, the one-month period ended December 31, 1997 and subsequent periods have been presented on Century's basis of accounting.



    - "Other income (expense)" includes the net operating results of PTI Alaska's equipment sales and rental, payphone and internet businesses.



    - On December 31, 1997, PTI Alaska sold its cellular operations in Fairbanks to ATU. The Fairbanks cellular property had 5,497 subscribers at the time of the sale.


The selected historical combined financial data below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited combined financial statements of PTI Alaska, and the related notes, included in this prospectus.

                                                                              PTI ALASKA
                                    ----------------------------------------------------------------------------------------------
                                                                                                       CENTURY
                                                                                    ----------------------------------------------
                                                   PACIFIC TELECOM                                                   THREE
                                    ----------------------------------------------                                   MONTHS
                                                                                                     YEAR            ENDED
                                        YEAR ENDED DECEMBER 31,      JAN. 1, 1997   DEC. 1, 1997     ENDED         MARCH 31,
                                    -------------------------------       TO             TO        DEC. 31,   --------------------
                                      1994       1995       1996     NOV. 30, 1997  DEC. 31, 1997    1998       1998       1999
                                    ---------  ---------  ---------  -------------  -------------  ---------  ---------  ---------
                                                (DOLLARS IN THOUSANDS)                          (DOLLARS IN THOUSANDS)
OPERATING DATA:
Operating revenue
  Local telephone.................  $  66,636  $  70,540  $  71,810    $  73,472      $   9,267    $ 109,822  $  25,390  $  27,203
  Cellular........................      2,766      4,531      4,823        5,120            181        2,576        408        546
                                    ---------  ---------  ---------  -------------  -------------  ---------  ---------  ---------
    Total operating revenue.......     69,402     75,071     76,633       78,592          9,448      112,398     25,798     27,749

Operating expenses
  Local telephone.................     37,664     38,043     37,314       36,572          5,817       61,611     14,646     14,500
  Cellular........................      2,042      3,147      3,381        3,082            147        2,128        330        396
  Depreciation and amortization...     13,089     14,316     15,348       15,823          2,466       30,459      7,209      7,785
                                    ---------  ---------  ---------  -------------  -------------  ---------  ---------  ---------
    Total operating expenses......     52,795     55,506     56,043       55,477          8,430       94,198     22,185     22,681
                                    ---------  ---------  ---------  -------------  -------------  ---------  ---------  ---------

Operating income..................     16,607     19,565     20,590       23,115          1,018       18,200      3,613      5,068
Interest expense, net.............     (2,459)    (2,331)    (1,996)      (2,169)          (171)      (1,405)      (302)      (358)
Other income (expense)............      1,094     (1,020)      (368)        (272)           424        2,070      1,129        922
                                    ---------  ---------  ---------  -------------  -------------  ---------  ---------  ---------
Income before income taxes........     15,242     16,214     18,226       20,674          1,271       18,865      4,440      5,632
Income taxes......................      5,962      5,713      6,737        7,746            736        9,218      2,214      2,709
                                    ---------  ---------  ---------  -------------  -------------  ---------  ---------  ---------
Net income........................  $   9,280  $  10,501  $  11,489    $  12,928      $     535    $   9,647  $   2,226  $   2,923
                                    ---------  ---------  ---------  -------------  -------------  ---------  ---------  ---------
                                    ---------  ---------  ---------  -------------  -------------  ---------  ---------  ---------

OTHER FINANCIAL DATA:
Net cash provided by operating
  activities......................     22,510     29,917  $  34,589    $  21,213      $   5,588    $  38,291  $  11,025  $  14,103
Net cash provided (used) by
  investing activities............    (21,151)   (19,587)   (20,611)     (13,554)        (3,279)     (26,664)     1,947     (2,339)
Net cash used by financing
  activities......................     (1,659)   (10,578)   (12,947)      (8,209)        (2,563)      (6,770)   (11,587)    (6,753)
Defined EBITDA....................     30,790     32,861     35,570       38,666          3,908       50,729     11,951     13,775
Defined EBITDA margin.............       44.4%      43.8%      46.4%        49.2%          41.4%        45.1%      46.3%      49.6%
Capital expenditures..............  $  21,001  $  19,437  $  20,465    $  14,575      $   1,825    $  26,799  $   2,321  $   2,200
Ratio of earnings to fixed
  charges.........................       4.5x       4.3x       4.8x         5.5x           3.2x         4.5x       2.5x       5.0x

OTHER DATA (END OF PERIOD):
Access lines in service...........     73,563     77,660     82,969           --        124,869      131,858    128,023    134,276
Cellular subscribers..............      3,058      3,950      5,573           --          2,096        2,945      2,546      3,417
Cellular penetration..............        2.1%       2.7%       3.8%          --            3.7%         5.2%       4.6%       5.2%

BALANCE SHEET DATA (END OF PERIOD)
Total assets......................  $ 157,536  $ 161,323  $ 162,834           --      $ 459,175    $ 472,660  $ 466,301  $ 473,669
Long-term debt including current
  portion.........................     43,089     43,616     44,294           --         42,950       43,408     42,683     43,094
Stockholders' equity..............     82,317     90,841     92,137           --        391,314      400,962    395,359    403,885

                    SELECTED HISTORICAL FINANCIAL DATA--ATU


    The following table sets forth selected historical financial data of ATU. Your should keep the following points in mind as you read the table.



    - We derived the selected historical financial data for each of the three years in the period ended December 31, 1998 and as of December 31, 1997 and 1998 from the audited financial statements and the notes thereto of ATU included in this prospectus.



    - We derived the selected historical financial data for each of the two years in the period ended December 31, 1995 and as of December 1994, 1995 and 1996 from the audited financial statements of ATU which are not included in this prospectus.



    - We derived the summary financial data for each of the three month periods ended March 31, 1998 and 1999 and as of March 31, 1998 and 1999 from the unaudited financial statements of ATU which are included in this prospectus and which, in the opinion of management, include all adjustments, consisting solely of normal, recurring adjustments, necessary to present fairly the information they contain.



    - "Other income (expense)" includes the net operating results of ATU's equipment sales and rental, and payphone business and equity in earnings (losses) from minority investments.



    - During the periods presented, ATU was a public utility of the Municipality of Anchorage and was exempt from federal and state income taxes.



    - Net cash data includes information from ATU financial statements prepared in accordance with governmental accounting principles.



    - "EBITDA" excludes equity in earnings (loss) of minority investments of $(46,158), $158,000 and $(2,945,000) for the years ended December 31,
      1996, 1997 and 1998 and $(250,000) and $(509,000) for the three months ended March 31, 1998 and 1999.


The selected historical financial data below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited financial statements of ATU, and the related notes, included in this prospectus.

                                                                                ATU
                                            ---------------------------------------------------------------------------
                                                                                                    THREE MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31,                      MARCH 31,
                                            -----------------------------------------------------  --------------------
                                              1994       1995       1996       1997       1998       1998       1999
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                      (DOLLARS IN THOUSANDS)
OPERATING DATA:
Operating revenue
  Local telephone.........................  $  97,021  $  97,161  $  99,071  $ 101,857  $ 105,663  $  25,830  $  27,164
  Cellular................................      8,540     12,670     16,897     21,845     29,225      5,879      6,710
  Long distance...........................         --         --          2      1,541      6,815      1,144      2,683
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total operating revenues..............    105,561    109,831    115,970    125,243    141,703     32,853     36,557

Operating expenses
  Local telephone.........................     59,211     60,174     62,075     60,300     59,191     14,179     15,474
  Cellular................................      6,473      9,727     12,379     14,455     19,961      4,048      4,740
  Long distance...........................         --         --        543      4,644     10,395      1,898      3,243
  Depreciation and amortization...........     18,936     19,258     20,496     26,839     29,608      7,099      7,434
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total operating expenses..............     84,620     89,159     95,493    106,238    119,155     27,224     30,891
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------

Operating income..........................     20,941     20,672     20,477     19,005     22,548      5,629      5,666
Interest expense, net.....................     (7,565)    (6,706)    (6,840)    (6,768)    (6,427)    (1,840)    (1,585)
Other income (expense)....................       (328)      (322)       220       (119)    (2,551)      (330)      (593)
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income before income taxes................     13,048     13,644     13,857     12,118     13,570      3,459      3,488
Income taxes..............................         --         --         --         --         --         --         --
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income................................  $  13,048  $  13,644  $  13,857  $  12,118  $  13,570  $   3,459  $   3,488
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------

OTHER FINANCIAL DATA:
Net cash provided by operating
  activities..............................  $  42,382  $  43,412  $  42,120  $  46,641  $  53,207  $   8,394  $  10,735
Net cash provided (used) by investing
  activities..............................     13,577      1,057       (787)    (3,665)    (5,659)    (8,044)    (1,568)
Net cash provided (used) by financing
  activities..............................    (57,169)   (53,518)   (30,095)   (46,916)   (33,580)    16,631    (12,150)
EBITDA (as defined).......................     39,549     39,608     41,239     45,567     52,550     12,648     13,016
Defined EBITDA margin.....................       37.5%      36.1%      35.6%      36.4%      37.1%      38.5%      35.6%
Capital expenditures......................  $  33,328  $  27,958  $  24,958  $  35,187  $  29,644  $   8,404  $   3,383
Ratio of earnings to fixed charges........        1.5x       1.4x       1.4x       1.4x       1.5x       1.7x       1.4x

OTHER DATA (END OF PERIOD):
Access lines in service...................    144,869    147,934    154,752    158,486    168,536    164,569    170,343
Cellular subscribers......................     13,684     24,855     37,651     53,035     63,627     54,436     63,779
Cellular penetration......................        4.7%       8.4%      12.6%      13.3%      15.8%      13.7%      15.8%

BALANCE SHEET DATA (END OF PERIOD):
Total assets..............................  $ 288,857  $ 289,903  $ 308,810  $ 323,124  $ 350,245    351,190  $ 346,696
Long-term debt including current
  portion.................................    145,775    123,009    146,412    151,945    172,521    180,161    167,618
Fund equity...............................    118,695    126,839    132,596    136,414    141,884    139,873    145,372

           UNAUDITED PRO FORMA COMBINED FINANCIAL AND OPERATING DATA

    The following unaudited pro forma combined financial and operating data are based on the financial statements of PTI Alaska and ATU, as adjusted for the estimated effects of:

    - the acquisition of PTI Alaska;

    - the acquisition of ATU;

    - the purchase of fiber capacity for $19.5 million; and

    - the financings necessary to complete these transactions,


as if they had occurred on January 1, 1998 for the Statement of Operations and on June 30, 1999 for the Balance Sheet. The unaudited pro forma combined financial and operating data are not necessarily indicative of what our financial position or results of operations would actually have been had these transactions been completed on the dates indicated and do not project our results of operations for any future date.


              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS


                                                                             YEAR ENDED DECEMBER 31, 1998
                                                                   ------------------------------------------------
                                                                                           ACQUISITION   PRO FORMA
                                                                   PTI ALASKA      ATU     ADJUSTMENTS   COMBINED
                                                                   -----------  ---------  -----------  -----------
                                                                                (DOLLARS IN THOUSANDS)
Operating revenue
Local telephone..................................................   $ 109,822   $ 105,663   $      --    $ 215,485
Cellular.........................................................       2,576      29,225          --       31,801
Long distance....................................................          --       6,815          --        6,815
                                                                   -----------  ---------  -----------  -----------
Total operating revenue..........................................     112,398     141,703          --      254,101
Operating expenses
Local telephone..................................................      61,611      59,191       1,033(c)    121,835
Cellular.........................................................       2,128      19,961          --       22,089
Long distance....................................................          --      10,395          --       10,395
Depreciation and amortization....................................      30,459      29,608       1,154(a)     61,221
                                                                   -----------  ---------  -----------  -----------
Total operating expenses.........................................      94,198     119,155       2,187      215,540
                                                                   -----------  ---------  -----------  -----------
Operating income.................................................      18,200      22,548      (2,187)      38,561
Interest expense, net............................................      (1,405)     (6,427)    (45,866)(b)    (53,698)
Equity in earnings (loss) of subsidiaries........................          --      (2,945)         --       (2,945)
Other income (expense)...........................................       2,070         394          --        2,464
                                                                   -----------  ---------  -----------  -----------
Income (loss) before income taxes................................      18,865      13,570     (48,053)     (15,618)
Income tax expense (benefit).....................................       9,218          --      (9,218)(d)         --
                                                                   -----------  ---------  -----------  -----------
Net income (loss)................................................   $   9,647   $  13,570   $ (38,835)   $ (15,618)
                                                                   -----------  ---------  -----------  -----------
                                                                   -----------  ---------  -----------  -----------

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS



                                                                        JANUARY 1, 1999 TO                   SIX MONTHS
                                                                           MAY 14, 1999                         ENDED
                                                     MAY 15, 1999 TO       (ACQUISITION)                    JUNE 30, 1999
                                                      JUNE 30, 1999   -----------------------  ACQUISITION    PRO FORMA
                                                           ACS           PTI         ATU       ADJUSTMENTS    COMBINED
                                                     ---------------  ---------  ------------  -----------  -------------
                                                                            (DOLLARS IN THOUSANDS)
Operating revenues
Local telephone....................................    $    32,401    $  45,538   $   46,380    $      --    $   124,319
Cellular...........................................          4,568          931       10,277           --         15,776
Long Distance......................................          1,361           --        3,780           --          5,141
                                                           -------    ---------  ------------  -----------  -------------
Total operating revenues...........................         38,330       46,469       60,437           --        145,236
Operating Expenses
Local telephone....................................         23,249       27,305       29,120          378(c)       80,052
Cellular...........................................          3,039          957        7,677           --         11,673
Long Distance......................................          1,575           --        4,841           --          6,416
Depreciation and amortization......................          8,093        8,912       11,655          258(a)       28,918
                                                           -------    ---------  ------------  -----------  -------------
Total operating expenses...........................         35,956       37,174       53,293          636        127,059
Operating income...................................          2,374        9,295        7,144         (636)        18,177
Interest expense, net..............................         (7,211)        (700)      (2,439)     (16,998)(b)      (27,348)
Equity in earnings (loss) of subsidiaries..........             --           --       (1,282)          --         (1,282)
Other income.......................................            125          921           --           --          1,046
Other expense......................................           (621)          --           76           --           (545)
                                                           -------    ---------  ------------  -----------  -------------
Income (loss) before taxes.........................         (5,333)       9,516        3,499      (17,634)        (9,952)
Income tax expense (benefit).......................             --      3,944(d)          --       (3,944) (d)           --
                                                           -------    ---------  ------------  -----------  -------------
Net income (loss)..................................    $    (5,333)   $   5,572   $    3,499    $ (13,690)   $    (9,952)
                                                           -------    ---------  ------------  -----------  -------------
                                                           -------    ---------  ------------  -----------  -------------

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS


(a) Represents the increase in amortization expense as a result of the increase in goodwill due to the application of purchase accounting and the $19,500,000 purchase of fiber capacity. Goodwill is amortized over 40 years, and the fiber capacity is amortized over 20 years.


(b) Represents the net adjustment to interest expense as a result of the borrowings under the revolving credit facility, the term loan facilities and the exchange notes, calculated as follows (dollars in thousands):


                                                                                        FOR THE PERIOD
                                                                                        JANUARY 1, 1999
                                                                       YEAR ENDED             TO
                                                                    DECEMBER 31, 1998    MAY 14, 1999
                                                                    -----------------  -----------------
Revolving credit facility(1)......................................      $     523                196
Term Loan A Facility(2)...........................................         11,625              4,359
Term Loan B Facility(3)...........................................         12,000              4,500
Term Loan C Facility(4)...........................................         11,138              4,177
9 3/8% Senior subordinated notes due 2009(5)......................         14,063              5,274
Interest on long term obligations assumed(6)......................            600                225
                                                                          -------            -------
Pro forma cash interest expense(7)................................         49,948             18,731
Amortization of deferred financing costs(8).......................          3,750              1,406
                                                                          -------            -------
Pro forma interest expense........................................         53,698             20,137
Historical interest expense, net..................................         (7,832)            (3,139)
                                                                          -------            -------
Total.............................................................      $  45,866          $  16,998
                                                                          -------            -------
                                                                          -------            -------


     -----------------------------------

     (1) Represents interest on the $6.7 million that was drawn under the revolving credit facility on the closing date using an assumed interest rate of 7.75%.

     (2) Represents interest on the $150.0 million Term Loan A Facility using an assumed interest rate of 7.75%.

     (3) Represents interest on the $150.0 million Term Loan B Facility using an assumed interest rate of 8.00%.

     (4) Represents interest on the $135.0 million Term Loan C Facility using an assumed interest rate of 8.25%.

     (5) Represents interest on the $150.0 million exchange notes using an interest rate of 9.375%.

     (6) Represents interest on $7.5 million of long-term obligations assumed by us at an interest rate of 8.00%.


     (7) A 1/8% change in interest rates for the variable rate debt above would change interest expense by $552,000 for the year ended December 31, 1998 and by $207,000 for the six months ended June 30, 1999.


     (8) Deferred financing costs are amortized over the term of the related debt (an average life of eight years for all borrowings).


(c) Represents the estimated annual management fee to be paid to Fox Paine & Company prorated for six months. The Fox Paine & Company management fee is based on 1% of Defined EBITDA as calculated without regard to the fee. Defined EBITDA is net income before interest expense, interest income, income taxes, depreciation and amortization and equity in earnings (loss) of minority investments.



(d) Represents the elimination of historical tax expense, as on a pro forma basis we would have been in a net loss position. No tax benefit for the net loss is reflected in the Unaudited Pro Forma Combined Statement of Operations, as we are uncertain when profitable operations will be achieved.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

OVERVIEW

    We were formed in 1998 to acquire telecommunications properties in Alaska.


    On August 14, 1998, we entered into an agreement to acquire PTI Alaska. We completed the acquisition of PTI Alaska on May 14, 1999. PTI Alaska is the incumbent provider of local telephone services to over 131,000 access lines in Juneau, Fairbanks and more than 70 rural communities in Alaska. PTI Alaska also provides cellular services and internet access services. Beginning in August 1998, members of management provided advisory and management consulting services to PTI Alaska relating to its day-to-day business operations under a consulting agreement between Century and LEC Consulting Corporation, a company formed by members of management.



    On October 20, 1998, we entered into an agreement to acquire substantially all of the assets and liabilities of ATU from the Municipality of Anchorage. ATU is the incumbent provider of local telephone services to over 168,000 access lines in the Municipality of Anchorage and surrounding communities. ATU also provides cellular and long distance services. In addition, ATU holds minority interests in companies that deliver wireless cable television, internet access and wholesale long distance. Prior to May 1999, ATU also held a minority interest in a provider of home security services.



    Prior to the consummation of the acquisitions of PTI Alaska and ATU on May 14, 1999, we had no operations. Accordingly, the following discussion should be read in conjunction with our consolidated financial statements, the combined financial statements of PTI Alaska and the consolidated financial statements of ATU, and the related notes, included in this prospectus.



    REVENUES.  PTI Alaska generates revenue through:



     - the provision of local telephone services, including:



        - basic local service to customers within its service areas,



        - network access services to interexchange carriers, for origination and termination of interstate and intrastate long distance phone calls,



        - enhanced services,



        - ancillary services, such as billing and collection, and



        - universal service payments; and



     - the provision of wireless services.


PTI Alaska generates additional revenue through the provision of internet access and miscellaneous equipment sales, which are recorded net of expenses as "Other income (expense)."


    ATU generates revenue through:



     - the provision of local telephone services, including



        - basic local service to customers within its service areas,



        - network access services to interexchange carriers for origination and termination of interstate and intrastate long distance phone calls,



        - enhanced services and



        - ancillary services, such as billing and collection;



     - the provision of wireless services; and

     - the provision of long distance services.


In addition, ATU recognizes its proportionate share of the net income or loss of its minority-owned investments.


    The historically stable revenue and cash flow of local exchange operations are the result of the need for basic telecommunications services, the highly regulated nature of the telecommunications industry and, in the case of rural local exchange carriers, the underlying cost recovery settlement and support mechanisms applicable to local exchange operations. Basic local service is generally provided at a flat monthly rate and allows the user to place unlimited calls within a defined local calling area. Access revenues are generated by providing interexchange carriers access to the local exchange carrier's local network and its customers. Universal service revenues are a subsidy paid to rural local exchange carriers, such as PTI Alaska, to support the high cost of providing universal service in rural markets. Other service revenue is generated from ancillary services, enhanced services, such as voice mail, or internet access.



    Changes in revenue are largely attributable to changes in the number of access lines, local service rates and minutes of use. Other factors can also impact revenue, such as:



    - intrastate and interstate revenue settlement methodologies,



    - whether an access line is used by a business or residential subscriber,



    - calling patterns (intrastate and interstate),



    - customers' selection of various local rate plan options,



    - selection of enhanced calling services or other packaged products (such as cellular and internet) and


    - other subscriber usage characteristics.


    LECs have two basic tiers of customers:



    - end users located in the local exchange carrier's local exchanges that pay for local telephone service, and



    - the interexchange carriers that pay the local exchange carrier for access to customers located within that local exchange carrier's local service area. Local exchange carriers provide access service to numerous interexchange carriers and also bill and collect long distance charges from interexchange carrier customers on behalf of the interexchange carriers. The amount of access charge revenue associated with a particular interexchange carrier varies depending upon long distance calling patterns and the relative market share of each long distance carrier.



    Our local service rates for end users are authorized by the APUC. Authorized rates of return are set by the FCC and the APUC for interstate and intrastate access charges, respectively, and may change from time to time.



SIX MONTHS ENDED JUNE 30, 1999 COMPARED TO SIX MONTHS ENDED JUNE 30, 1998.



    The following unaudited table summarizes our combined operations for the six month periods ended June 30, 1999 and June 30, 1998. For the six months ended June 30, 1999, the summary information represents the combined historical results of PTI Alaska and ATU from January 1, 1999 through acquisition on May 14, 1999 and our consolidated operating results for the period from

May 15, 1999 to June 30, 1999. For the six months ended June 30, 1998, the summary information represents the historical combined operating results of PTI Alaska and ATU for that six month period.



                                                                                               SIX MONTHS ENDED
                                                                                                   JUNE 30,
                                                                                            ----------------------
                                                                                               1999        1998
                                                                                            ----------  ----------
OPERATING REVENUES
Local Telephone...........................................................................  $  124,319  $  117,429
Cellular..................................................................................      15,776      14,122
Long Distance.............................................................................       5,141       2,487
                                                                                            ----------  ----------
      Total operating revenues............................................................     145,236     134,038

OPERATING EXPENSES
Cost of sales and operating expenses--local...............................................      79,674      70,944
Cost of sales and operating expenses--cellular............................................      11,432       9,782
Cost of sales and operating expenses--long distance.......................................       6,416       4,410
Depreciation and amortization.............................................................      28,901      26,575
                                                                                            ----------  ----------
      Total operating expenses............................................................     126,423     111,711
                                                                                            ----------  ----------

OPERATING INCOME..........................................................................      18,813      22,327
Interest expense, net.....................................................................     (10,350)     (4,267)
Other income (expense)....................................................................        (781)       (667)
                                                                                            ----------  ----------
INCOME BEFORE TAXES.......................................................................       7,682      17,393
Income Taxes..............................................................................       3,944       4,304
                                                                                            ----------  ----------
NET INCOME................................................................................  $    3,738  $   13,089
                                                                                            ----------  ----------
DEFINED EBITDA............................................................................  $   48,215  $   48,439
                                                                                            ----------  ----------



    OPERATING REVENUES



    Combined operating revenues increased 8.4% for the six months ended June 30, 1999 as compared to the tree months ended June 30, 1998. Local telephone, cellular and long distance revenues all increased as compared to the prior six month period. The revenue increases were primarily due to increased traffic as follows:



    - A 9.7% increase in access lines to 320,096 from 291,844.



    - A 104.2% increase in long distance minutes of use mitigated somewhat by a 7.7% decrease in revenue dollars per minute.



    - A 15.2% increase in cellular subscribers to 69,581 from 60,425.



    OPERATING EXPENSES



    Operating expense increased 13.2% for the six months ended June 30, 1999 as compared to the six months ended June 30, 1998. Operating expenses increased to 87.0% of revenues for the six months ended June 30, 1999 as compared to 83.3% of revenues for the six months ended June 30, 1998. Adjusted for one-time and transaction related costs of approximately $2.5 million, operating expenses would be 85.3% of revenues.



    LOCAL TELEPHONE cost of sales and operating expenses increased $8.7 million, or 12.3%. Approximately $2.5 million of the increase was due to one-time and transaction related costs. Without these costs, local telephone expense would have been approximately $77.2 million which represents an 8.8% increase as compared to the prior comparable period. Sales and customer service expense, two components of local telephone customer expense, increased for the current six month period primarily due increased competition in the local market



    LONG DISTANCE cost of sales and operating expenses increased in dollars but decreased as a percentage of sales as long distance operations benefited from economies of scale, particularly in general and administrative expenses.



    CELLULAR cost of sales and operating expenses increased 16.9% for the six months ended June 30, 1999 as compared to the six months ended June 30, 1998 primarily due to the increase costs of supporting a larger customer base.



    DEPRECIATION AND AMORTIZATION expense increased 8.7% due to increases in plant in service and additional amortization of goodwill from date of acquisition to June 30, 1999.



    INTEREST EXPENSE, NET



    Interest expense, net increased 142.6% for the six months ended June 30, 1999 as compared to the six months ended June 30, 1998 due to the increase in acquisition related long-term debt.



    OTHER INCOME (EXPENSE)



    Other income expense for the six months ended June 30, 1999 consists of non-regulated income and expense and losses in minority interests. Non-regulated income is approximately $1.2 million and includes approximately $0.5 million of one-time revenues and $0.7 million of non-regulated equipment sales, rental activity and internet activity. Non-regulated expense is approximately $0.7 million and consists primarily of miscellaneous non-recurring expense items. The other component of other expense is losses in minority interests of $1.3 million. Other income (expense) decreased by 28.3% for the six months ended June 30, 1999 as compared to the six months ended June 30, 1998. A significant factor was increased losses in minority interests.



    NET INCOME AND EBITDA



    The decrease in net income is primarily a result of the factors discussed above and, in particular, the increase in operating expense as a percentage of sales and the increase in interest expense. EBITDA is not driven by the increase in interest expense. EBITDA includes the net operating results of equipment sales and rental, payphone, internet businesses and non-recurring income and expense items which are included below operating income in the line "Other income (expense), net." EBITDA decreased approximately $0.2 million. As the Company integrates the acquisitions, management anticipates strengthening of earnings and EBITDA.


PTI ALASKA


    Century acquired PTI Alaska on December 1, 1997 as part of its acquisition of Pacific Telecom, Inc. from PacifiCorp Holdings, Inc. On October 6, 1997, prior to its acquisition by Century, PTI Alaska acquired the assets of the City of Fairbanks Telephone Operation. On December 31, 1997, PTI Alaska sold its Alaska rural statistical area, or RSA, #1 B-side cellular property in Fairbanks to MACtel. The operating results of this divested property are included in the historical operating results of PTI Alaska.

    The following table summarizes each component of PTI Alaska's revenue sources for the years ended December 31, 1996, 1997 and 1998 and the three month periods ended March 31, 1998 and 1999 (dollars in thousands):

                                                                                               THREE MONTHS ENDED
                                                                YEAR ENDED DECEMBER 31,            MARCH 31,
                                                            --------------------------------  --------------------
                                                              1996       1997        1998       1998       1999
                                                            ---------  ---------  ----------  ---------  ---------
Local service.............................................  $  21,740  $  26,937  $   37,255  $   8,961  $   9,576
Network access............................................     45,056     50,298      64,321     14,292     15,305
Other.....................................................      5,014      5,504       8,246      2,137      2,322
                                                            ---------  ---------  ----------  ---------  ---------
Local telephone...........................................     71,810     82,739     109,822     25,390     27,203
Cellular..................................................      4,823      5,301       2,576        408        546
                                                            ---------  ---------  ----------  ---------  ---------
Total.....................................................  $  76,633  $  88,040  $  112,398  $  25,798  $  27,749
                                                            ---------  ---------  ----------  ---------  ---------
                                                            ---------  ---------  ----------  ---------  ---------


    PTI Alaska's operating expenses are categorized as: cost of sales and operating expenses--telephone; cost of sales and operating expenses--wireless; and depreciation and amortization. Cost of sales and operating expenses--telephone are those operating expenses incurred by PTI Alaska in connection with its local telephone business, including the operation of its central offices and outside plant facilities and related operations, customer service, marketing and other general and administrative expenses and allocated corporate expenses. Cost of sales and operating expenses--wireless are those operating expenses incurred by PTI Alaska in connection with the operation of its wireless facilities and transmission of wireless services, customer service, marketing and other general and administrative expenses and allocated corporate expenses.


THREE MONTHS ENDED MARCH 31, 1999 COMPARED TO THREE MONTHS ENDED MARCH 31, 1998.

    OPERATING REVENUES

    Combined operating revenues increased 7.6% for the three months ended March 31, 1999 as compared to the three months ended March 31, 1998. Local service, network access and cellular revenues all increased as compared to the prior three month period.

    LOCAL TELEPHONE

    Local telephone revenues increased 7.1% for the three months ended March 31, 1999 as compared to the three months ended March 31, 1998. The increase in local service revenues paralleled a 4.9% growth in access lines from the previous period. Access revenues increased $1.0 million, or 7.1%, as compared to the prior three month period.

    CELLULAR

    Cellular revenues increased 33.8% for the three months ended March 31, 1999 as compared to the three months ended March 31, 1998, as cellular customers increased 34.3% during that period.

    OPERATING EXPENSES

    LOCAL TELEPHONE

    Cost of sales and operating expenses--telephone decreased marginally for the three months ended March 31, 1999 as compared to the three months ended March 31, 1998.

    CELLULAR

    Cost of sales and operating expenses--cellular increased 20.0% for the three months ended March 31, 1999 as compared to the three months ended March 31, 1998. This increase is due to the additional cost required to support additional cellular customers.

    DEPRECIATION AND AMORTIZATION

    The 8.0% increase in depreciation and amortization for the three months ended March 31, 1999 as compared to the three months ended March 31, 1998 was due to higher plant in service balances and amortization of goodwill associated with purchase accounting.

    INTEREST EXPENSE, NET

    Interest expense, net increased to $358,000 the three months ended March 31, 1999 from $302,000 for the three months ended March 31, 1998.

    OTHER INCOME (EXPENSE)

    Other income (expense) is related to the net operating results of nonregulated equipment sales and rental activity, primarily relating to local telephone operations. For the three months ended March 31, 1999, other income (expense) decreased 18.3% as compared to the three months ended March 31, 1998. The decrease was primarily due to recognition of expenses attributable to projects recognized in the prior year.

    INCOME TAXES

    The provision for income taxes was $2.7 million for the three months ended March 31, 1999 as compared to $2.2 million for the three months ended March 31, 1998 due to higher taxable income in the more recent three month period.

    NET INCOME AND EBITDA

    Increases in Net Income and EBITDA are a result of the factors described above. EBITDA includes the net operating results of equipment sales and rental, payphone and internet businesses which are included below operating income in the line "Other income (expense)."

FISCAL YEAR ENDED DECEMBER 31, 1998 COMPARED TO FISCAL YEAR ENDED DECEMBER 31,
  1997


    The financial statements of PTI Alaska reflect the combined results of PTI Alaska, including Telephone Utilities of Alaska, Inc., which operates in Juneau, Telephone Utilities of the Northland, Inc., which operates in numerous rural communities, and the Alaska RSA #3 cellular property for the years ended December 31, 1997 and 1998. Additionally, the results of the City of Fairbanks Telephone Operation are reflected from the date of acquisition, October 6, 1997. The Alaska RSA #1 B-side cellular property was divested on December 31, 1997 to satisfy FCC cross-ownership restrictions.

The operating results of this property are included in the financial statements for the years ended December 31, 1997 and 1996, respectively, as follows:

                                                                         1996       1997
                                                                       ---------  ---------
                                                                           (DOLLARS IN
                                                                            THOUSANDS)
Revenues.............................................................  $   2,681  $   3,100
Operating expenses...................................................      1,889      1,643
Depreciation.........................................................        457        424
                                                                       ---------  ---------
Operating income.....................................................  $     335  $   1,033
                                                                       ---------  ---------
                                                                       ---------  ---------

    OPERATING REVENUES

    Combined operating revenues increased 27.7% to $112.4 million for the year ended December 31, 1998 as compared to $88.0 million for the year ended December 31, 1997. Local telephone operating revenues increased 32.7% to $109.8 million for the year ended December 31, 1998 as compared to $82.7 million for the year ended December 31, 1997. Cellular revenues decreased 51.4% to $2.6 million for the year ended December 31, 1998 as compared to $5.3 million for the year ended December 31, 1997. Ownership of the City of Fairbanks Telephone Operation for a full year in 1998 versus a partial year in 1997 accounted for $21.0 million of the total $24.4 million increase in combined operating revenues.

    LOCAL TELEPHONE


    Local telephone revenues increased 32.7% to $109.8 million for the year ended December 31, 1998 as compared to $82.7 million for the year ended December 31, 1997. Of this increase, $21.0 million was due to the full year of ownership of the City of Fairbanks Telephone Operation in 1998 versus a partial year in 1997, $4.2 million was due to higher access revenues at Telephone Utilities of Alaska and Telephone Utilities of the Northland, $1.5 million was due to higher local service revenues at Telephone Utilities of Alaska and Telephone Utilities of the Northland, and $0.4 million was due to higher other revenues. The increase in local service revenues was due to a 5.6% growth in access lines from December 31, 1997 to December 31, 1998. Growth in access revenues was primarily the result of a higher revenue requirement due to higher expenses for the year ended December 31, 1998 as compared to the year ended December 31, 1997.


    CELLULAR

    Cellular revenues decreased 51.4% to $2.6 million for the year ended December 31, 1998 as compared to $5.3 million for the year ended December 31, 1997. Improved results of the Alaska RSA #3 property increased revenues $0.4 million for the year ended December 31, 1998 as compared to the year ended December 31, 1997. The divestiture of the Alaska RSA #1 B-side cellular property decreased cellular revenue by $3.1 million for the year ended December 31, 1998 as compared to the year ended December 31, 1997.

    OPERATING EXPENSES

    LOCAL TELEPHONE


    Cost of sales and operating expenses--telephone increased 45.4% to $61.6 million for the year ended December 31, 1998 as compared to $42.4 million for the year ended December 31, 1997. Ownership of the City of Fairbanks Telephone Operation for the full year 1998 versus a partial year in 1997 accounted for $15.0 million of the total increase in cost of sales and operating expenses--telephone. The remaining increase was due to $4.2 million of higher expenses at Telephone Utilities of

Alaska and Telephone Utilities of the Northland local telephone operations, attributable to increased costs necessary to support growth in access lines and higher corporate allocated costs.


    CELLULAR

    Cost of sales and operating expenses--cellular decreased by 34.1% to $2.1 million for the year ended December 31, 1998 as compared to $3.2 million for the year ended December 31, 1997. In addition, $0.5 million of higher cost of sales and operating expense--cellular was due to increased costs necessary to support the increased number of customers for the Alaska RSA #3 cellular property. The divestiture of the Alaska RSA #1 B-side cellular property decreased expenses by $1.6 million.

    DEPRECIATION AND AMORTIZATION

    Depreciation and amortization increased $12.2 million to $30.5 million for the year ended December 31, 1998 as compared to $18.3 million for the year ended December 31, 1997. The increase in depreciation and amortization expense was due to higher plant in service balances, amortization of goodwill associated with purchase accounting, higher authorized depreciation rates effective January 1, 1998, as approved by the APUC, and a full year of ownership of the City of Fairbanks Telephone Operation.

    INTEREST EXPENSE, NET

    Interest expense, net decreased 40.0% to $1.4 million for the year ended December 31, 1998 as compared to $2.3 million for the year ended December 31, 1997. The decrease was due to $4.9 million in higher cash and cash equivalents and $11.5 million higher affiliated receivable balances at December 31, 1998 as compared to December 31, 1997.

    OTHER INCOME (EXPENSE)

    Other income (expense) is related to the net operating results of nonregulated equipment sales and rental activity, primarily relating to local telephone operations. For the year ended December 31, 1998 Other income (expense) was $2.0 million as compared to $0.2 million for the year ended December 31, 1997. The improved results were due to $0.8 million of higher equipment rental and sales results, $0.3 million of stronger payphone results, $0.2 million of higher internet operating income, and other miscellaneous items.

    INCOME TAXES

    Income taxes increased 8.7% to $9.2 million for the year ended December 31, 1998 as compared to $8.5 million for the year ended December 31, 1997. Higher income taxes were due to higher taxable income in 1998 as compared to 1997.

    NET INCOME

    As a result of the factors described above, net income decreased $3.8 million to $9.6 million for the year ended December 31, 1998 as compared to $13.4 million for the year ended December 31, 1997.

    EBITDA

    As a result of the factors described above, EBITDA increased by $8.1 million to $50.7 million for the year ended December 31, 1998 as compared to $42.6 million for the year ended December 31, 1997. EBITDA includes the net operating results of equipment sales and rental, payphone and internet businesses.

FISCAL YEAR ENDED DECEMBER 31, 1997 COMPARED TO FISCAL YEAR ENDED DECEMBER 31,
  1996

    OPERATING REVENUES

    Combined operating revenues increased 14.9% to $88.0 million for the year ended December 31, 1997 as compared to $76.6 million for the year ended December 31, 1996. Local telephone operating revenues increased 15.2% to $82.7 million for the year ended December 31, 1997 as compared to $71.8 million for the year ended December 31, 1996. Cellular revenues increased 9.9% to $5.3 million for the year ended December 31, 1997 as compared to $4.8 million for the year ended December 31, 1996. Ownership of the City of Fairbanks Telephone Operation from October 6, 1997 through December 31, 1997 accounted for $7.8 million of the total $11.4 million increase in combined operating revenues.

    LOCAL TELEPHONE


    Local telephone revenues increased 15.2% to $82.7 million for the year ended December 31, 1997 as compared to $71.8 million for the year ended December 31, 1996. Of this increase, $7.8 million was due to partial year ownership of the City of Fairbanks Telephone Operation in 1997, $1.2 million was due to higher access revenues at Telephone Utilities of Alaska and Telephone Utilities of the Northland, and $2.0 million was due to higher local service and other revenues at Telephone Utilities of Alaska and Telephone Utilities of the Northland. The increase in local service revenues was due to a 6.0% growth in access lines and higher enhanced services revenue (in each case without giving effect to the City of Fairbanks Telephone Operation acquisition). Growth in access revenues was primarily the result of a higher revenue requirement due to higher expenses for the year ended December 31, 1997 as compared to the prior year.


    CELLULAR

    Cellular revenues increased 9.9% to $5.3 million for the year ended December 31, 1997 as compared to $4.8 million for the year ended December 31, 1996. Improved results were primarily due to an increase in subscribers from December 31, 1996 to December 31, 1997.

    OPERATING EXPENSES

    LOCAL TELEPHONE


    Cost of sales and operating expenses--telephone increased 13.6% to $42.4 million for the year ended December 31, 1997 as compared to $37.3 million for the year ended December 31, 1996. Ownership of the City of Fairbanks Telephone Operation for part of the year in 1997 accounted for $4.4 million of the total increase. The remaining increase is due to $0.7 million higher expenses for Telephone Utilities of Alaska and Telephone Utilities of the Northland local telephone operations, attributable to increased costs necessary to support growth in access lines.


    CELLULAR

    Cost of sales and operating expenses--cellular decreased 4.5% to $3.2 million for the year ended December 31, 1997 as compared to $3.4 million for the year ended December 31, 1996.

    DEPRECIATION AND AMORTIZATION

    Depreciation and amortization increased 19.2% to $18.3 million for the year ended December 31, 1997 as compared to $15.3 million for the year ended December 31, 1996. Ownership of the City of Fairbanks Telephone Operation for part of the year in 1997 resulted in $2.1 million of the total increase. The remaining portion of the total increase was due to higher plant in service balances in 1997 as compared to 1996.

    INTEREST EXPENSE, NET

    Interest expense, net increased 17.2% to $2.3 million for the year ended December 31, 1997 as compared to $2.0 million for the year ended December 31, 1996.

    OTHER INCOME (EXPENSE)

    Other income (expense) is related to the operating income for nonregulated equipment sales and rental activity, primarily relating to local telephone operations. For the year ended December 31, 1996, this activity resulted in other income (expense) of $(0.4) million as compared to $0.2 million for the year ended December 31, 1997. This increase was due principally to increased internet revenues and increased payphone, equipment sales and rental activity.

    INCOME TAXES

    Income taxes increased 25.9% to $8.5 million for the year ended December 31, 1997 as compared to $6.7 million for the year ended December 31, 1996. The higher income taxes were due to higher taxable income in 1997 as compared to 1996.

    NET INCOME

    As a result of the factors described above, net income increased $1.9 million to $13.4 million for the year ended December 31, 1997 as compared to $11.5 million for the year ended December 31, 1996.

    EBITDA

    As a result of the factors described above, EBITDA increased $7.0 million to $42.6 million for the year ended December 31, 1998 as compared to $35.6 million for the year ended December 31, 1996. EBITDA includes the net operating results of equipment sales and rental, payphone and internet businesses.

ATU


    The following table summarizes each component of ATU's revenue sources for the years ended December 31, 1996, 1997 and 1998 and the three months ended March 31, 1998 and 1999 (dollars in thousands):


                                                                          THREE MONTHS ENDED
                                          YEAR ENDED DECEMBER 31,             MARCH 31,
                                     ----------------------------------  --------------------
                                        1996        1997        1998       1998       1999
                                     ----------  ----------  ----------  ---------  ---------
Local service......................  $   49,458  $   52,007  $   50,863  $  12,913  $  12,244
Network access.....................      34,800      34,369      34,740      8,035     10,686
Other..............................      14,813      15,481      20,060      4,882      4,234
                                     ----------  ----------  ----------  ---------  ---------
    Local telephone................      99,071     101,857     105,663     25,830     27,164
Cellular...........................      16,897      21,845      29,225      5,879      6,710
Long distance......................           2       1,541       6,815      1,144      2,683
                                     ----------  ----------  ----------  ---------  ---------
Total..............................  $  115,970  $  125,243  $  141,703  $  32,853  $  36,557
                                     ----------  ----------  ----------  ---------  ---------
                                     ----------  ----------  ----------  ---------  ---------


    ATU's operating expenses are categorized as: cost of sales and operating expenses--local telephone; cost of sales and operating expenses--cellular; cost of sales and operating expenses--long distance; and depreciation and amortization. Cost of sales and operating expenses--local telephone are those operating expenses incurred by ATU in connection with its local telephone business, including the operation of its central offices and outside plant facilities and related operations, customer service, marketing and other general and administrative expenses and corporate expenses. Cost of sales and operating expenses--cellular are those operating expenses incurred by ATU in connection with the operation of its wireless facilities and transmission of wireless services, customer service, marketing and other general and administrative expenses and corporate expenses. Cost of sales and operating expenses--long distance includes operating expenses incurred by ATU in connection with the provisioning of long distance services.


THREE MONTHS ENDED MARCH 31, 1999 COMPARED TO THE THREE MONTHS ENDED MARCH 31,
  1998

    OPERATING REVENUES

    Operating revenues increased 11.3% million for the three months ended March 31, 1999 as compared to the three months ended March 31, 1998. ATU reported revenue growth in all three service categories: local telephone, cellular and long distance.

    LOCAL TELEPHONE

    Local telephone revenues, which consist of local service, network access charges and other revenues, increased 5.2% for the three months ended March 31, 1999 as compared to the three months ended March 31, 1998. Comparing the same periods, local service revenues decreased 5.2% as a result of a 3.6% decrease in retail access lines. Local service revenues include revenues for ATU's retail local telephone service to business and residential customers and wholesale customers that resell ATU's local telephone service. The decrease in retail access lines was primarily due to the introduction of competition in ATU's service area.

    Network access revenues increased 33.0% for the three months ended March 31, 1999 as compared to the three months ended March 31, 1998, due primarily to prior period revenues which had been reserved in connection with various regulatory matters that have been resolved.


    Other revenues decreased $0.6 million, or 13.3% for the three months ended March 31, 1999 as compared to the three months ended March 31, 1998. One significant component of other revenues is rental of unbundled network elements to other service providers. A significant increase in this rental activity was offset by two factors. Other revenues for the prior three month period ending March 31, 1998 included one-time revenue from services provided to facility-based competitors of approximately $0.6 million. In addition, there was a significant decrease in revenues generated from billing and collection services provided to other service providers during the first quarter of 1999.


    CELLULAR

    Cellular revenues increased 14.1% for the three months ended March 31, 1999 as compared to the three months March 31, 1998. The number of subscribers increased from 54,436 at March 31, 1998 to 63,779 at March 31, 1999.

    LONG DISTANCE

    Long distance revenues increased 134.5% for the three months ended March 31, 1999 as compared to the three months ended March 31, 1998 principally due to a 161.1% growth in minutes of use.

    OPERATING EXPENSES

    LOCAL TELEPHONE

    Cost of sales and operating expenses--telephone increased 9.1% for the three months ended March 31, 1999 as compared to the three months ended March 31, 1998 due to a number of factors including increased labor and consulting related to new information systems, increased customer service expense and an increase in sales and marketing expense as a response to the opening of the local market to competition.

    CELLULAR

    Cost of sales and operating expenses--cellular increased 17.1% for the three months ended March 31, 1999 as compared to the three months ended March 31, 1998 primarily due to the increase costs of supporting a larger customer base.

    LONG DISTANCE

    Cost of sales and operating expenses--long distance increased 70.9% for the three months ended March 31, 1999 as compared to the three months ended March 31, 1998. Expenses rose at a lower rate than revenues due to economies of scale. Since ATU is not a facilities-based carrier, a primary component of long distance cost of sales is the semi-fixed expense of leased lines. The number of leased lines is fixed over a range of capacity. In addition, selling, general and administrative expense, as a percentage of revenues, was significantly lower for the three months ended March 31, 1999 as compared to the three months ended March 31, 1998.

    DEPRECIATION AND AMORTIZATION

    Depreciation and amortization expense increased 4.7% for the three months ended March 31, 1999 as compared to the three months ended March 31, 1998 primarily due to increases in plant in service balances and goodwill amortization.

    INTEREST EXPENSE, NET

    Interest expense, net decreased 13.9% for the three months ended March 31, 1999 as compared to the three months ended March 31, 1998 due to the decrease in outstanding long-term debt.

    OTHER INCOME (EXPENSE)

    Other income (expense) consists of equity in earnings (loss) of minority interests and the net operating results of ATU's nonregulated equipment sales and lease activities. Other income (expense) changed only marginally between the two three month periods.

    NET INCOME AND EBITDA

    The 0.8% increase in net income and the 2.9% increase in EBITDA result from the factors described above. Because ATU is a public utility of the Municipality of Anchorage, it is exempt from U.S. federal and state income taxes. Because earnings and losses from equity investments do not directly affect the operating cash requirements of ATU, these amounts have been excluded from the EBITDA calculation. EBITDA includes the net operating results of equipment sales and rental, payphone and internet businesses which are included below operating income in the line "Other income (expense)."

FISCAL YEAR ENDED DECEMBER 31, 1998 COMPARED TO FISCAL YEAR ENDED DECEMBER 31,
  1997

    OPERATING REVENUES

    Operating revenues increased 13.1% to $141.7 million for the year ended December 31, 1998 as compared to $125.2 million for the year ended December 31, 1997. ATU reported revenue growth in all three service categories: local telephone, cellular and long distance.

    LOCAL TELEPHONE

    Local telephone revenues, which consist of local service, network access charges and other revenues, increased 3.7% to $105.7 million for the year ended December 31, 1998 as compared to $101.9 million for the year ended December 31, 1997. Local service revenues decreased 2.2% to $50.9 million for the year ended December 31, 1998 as compared to $52.0 million for the year ended December 31, 1997 as a result of a decrease in retail access lines. Local service revenues include revenues for ATU's retail local telephone service to business and residential customers and wholesale customers that resell ATU's local telephone service. Although the total number of access lines increased from 158,486 at December 31, 1997 to 168,536 at December 31, 1998, retail access lines decreased 14,492 from 150,720 at December 31, 1997 to 136,228 at December 31, 1998,
principally as a result of the introduction of competition in ATU's service area. The number of access lines made available to competitors increased from 7,766 at December 31, 1997 to 32,308 at December 31, 1998. This decrease in retail access lines resulted in a decrease in local service revenues.

    Network access revenues increased 1.1% to $34.7 million for the year ended December 31, 1998 as compared to $34.4 million for the year ended December 31, 1997. Market share losses relating to increased sales by competitors reduced network access revenues by $1.9 million in 1998. We expect this competition to continue. This decrease was partially offset by $2.4 million in higher intrastate network access revenues from the settlement of a prior year access charge dispute.


    Other revenues increased 29.6% to $20.1 million for the year ended December 31, 1998 as compared to $15.5 million for the year ended December 31, 1997. This increase was attributable to $3.8 million of higher revenues from unbundled network element interconnection and $0.7 million of directory revenue. Revenues from monthly charges paid by competing carriers for unbundled network element interconnection are accounted for as other revenue.


    CELLULAR

    Cellular revenues increased 33.8% to $29.2 million for the year ended December 31, 1998 as compared to $21.8 million for the year ended December 31, 1997. The increase was due to an increase in the number of cellular subscribers in Anchorage and Alaska RSA #2, as well as the acquisition of the Alaska RSA #1 B-side cellular property on January 1, 1998. The number of subscribers increased from 47,538 (excluding the Alaska RSA #1 B-side property) at December 31, 1997 to 63,627 at December 31, 1998. The Fairbanks property increased from 5,497 subscribers at January 1, 1998 to 9,064 at December 31, 1998. Average revenue per customer per month remained stable at $42 per customer per month.

    LONG DISTANCE

    Long distance revenues increased 342.2% to $6.8 million for the year ended December 31, 1998 as compared to $1.5 million for the year ended December 31, 1997 principally due to customer growth. The number of customers increased to 25,670 customers at December 31, 1998 from approximately 10,600 customers at December 31, 1997.

    OPERATING EXPENSES

    LOCAL TELEPHONE

    Cost of sales and operating expenses--telephone decreased 1.8% to $59.2 million for the year ended December 31, 1998 as compared to $60.3 million for the year ended December 31, 1997. Product sales and advertising expenses increased $2.4 million in 1998 due to increased advertising campaigns resulting from heightened competition in the local telephone market in 1998. These higher expenses were offset by $3.5 million of lower expenses, primarily due to lower labor expenses associated with reduced full-time local telephone employee levels in 1998 as compared to 1997.

    CELLULAR

    Cost of sales and operating expenses--cellular increased 38.1% to $20.0 million for the year ended December 31, 1998 as compared to $14.5 million for the year ended December 31, 1997. An increase in customers from 47,538 at December 31, 1997 to 63,627 at December 31, 1998 resulted in increases in sales and marketing, general and administrative and other operating expenses. Of the $5.5 million increase in cost of sales and operating expenses--cellular, $2.1 million was due to the operation of the newly acquired Alaska RSA #1 B-side cellular property for a full year in 1998.

    LONG DISTANCE

    Cost of sales and operating expenses--long distance increased 123.8% to $10.4 million for the year ended December 31, 1998 as compared to $4.6 million for the year ended December 31, 1997. Higher expenses were due to increased dedicated facilities leases, access payments, advertising and administrative expenses to support greater long distance traffic volumes. Traffic volumes increased due to increases in the total number of long distance customers. As a result, ATU's long distance operations incurred losses of $3.7 million in 1998 and $3.2 million in 1997.

    DEPRECIATION AND AMORTIZATION

    Depreciation and amortization expense increased 10.3% to $29.6 million for the year ended December 31, 1998 as compared to $26.8 million for the year ended December 31, 1997. Increases in plant in service balances and goodwill amortization accounted for the increase. Higher depreciation and amortization expense of $1.5 million in the local telephone operations and $1.3 million in the cellular and long distance operations was incurred in 1998.

    INTEREST EXPENSE, NET

    Interest expense, net decreased 5.0% to $6.4 million for the year ended December 31, 1998 as compared to $6.8 million for the year ended December 31, 1997. Interest expense increased by $1.1 million as a result of higher outstanding long-term obligations associated with a bond issuance in 1998. Increases in interest income from higher cash balances served to offset higher interest expense. Reversal of previously accrued interest expense for revenue that had been reserved in prior periods but recognized in 1998 reduced interest expense for the year ended December 31, 1998 by $0.4 million.

    OTHER INCOME (EXPENSE)

    Other income (expense) consists of equity in earnings (loss) of minority interests and the net operating results of ATU's nonregulated equipment sales and lease activities. Other income (expense) deteriorated by $2.5 million from an expense of $0.1 million for the year ended December 31, 1997 to an expense of $2.6 million for the year ended December 31, 1998. ATU recognized losses in its minority investments of $2.9 million for the year ended December 31, 1998 compared to earnings of $0.2 million for the year ended December 31, 1997. For the year ended December 31, 1998, ATU incurred $1.1 million in proportional losses from its minority investments, and wrote down $1.5 million and $0.4 million of its investments in Alaskan Choice Television, LLC, and Internet Alaska, Inc., respectively.


    NET INCOME

    As a result of the factors described above, net income increased $1.5 million to $13.6 million for the year ended December 31, 1998 as compared to $12.1 million for the year ended December 31, 1997. Because ATU is a public utility of the Municipality of Anchorage, it is exempt from U.S. federal and state income taxes.

    EBITDA

    As a result of the factors described above, EBITDA increased $7.0 million to $52.6 million for the year ended December 31, 1998 as compared to $45.6 million for the year ended December 31, 1997. Because earnings and losses from equity investments do not directly affect the operating cash requirements of ATU, these amounts have been excluded from the EBITDA calculation. EBITDA includes the net operating results of equipment sales and rental, payphone and internet businesses.

FISCAL YEAR ENDED DECEMBER 31, 1997 COMPARED TO FISCAL YEAR ENDED DECEMBER 31,
  1996

    OPERATING REVENUES

    Operating revenues increased 8.0% to $125.2 million for the year ended December 31, 1997 as compared to $116.0 million for the year ended December 31, 1996. ATU reported revenue growth in all three service categories: local telephone, cellular and long distance.

    LOCAL TELEPHONE


    Local telephone revenues increased 2.8% to $101.9 for the year ended December 31, 1997 as compared to $99.1 million for the year ended December 31, 1996. Local service revenues increased 5.2% to $52.0 million for the year ended December 31, 1997 as compared to $49.5 million for the year ended December 31, 1996. The increase in local service revenues was primarily due to a 2.4% increase in access lines and increases in penetration of enhanced services, such as caller ID and call forwarding. Access revenues declined $0.4 million for the year ended December 31, 1997 due to lower intrastate access revenues. Other revenues increased 4.5% to $15.5 million for the year ended December 31, 1997 as compared to $14.8 million for the year ended December 31, 1996, principally as a result of the commencement of unbundled network element interconnection, resulting in the sale by ATU of unbundled network elements to a competitor, and directory advertising revenues.


    CELLULAR

    Cellular revenues increased 29.3% to $21.8 million for the year ended December 31, 1997 as compared to $16.9 million for the year ended December 31, 1996. The increase was principally attributable to a 26.3% increase in the number of subscribers, from 37,651 at December 31, 1996 to 47,538 at December 31, 1997 (excluding the Alaska RSA #1 B-Side cellular property which was acquired on January 1, 1998).

    LONG DISTANCE

    Long distance revenues increased to $1.5 million for the year ended December 31, 1997 as compared to $2,000 for the year ended December 31, 1996. The increase was attributable to the commencement of the long distance business in the fall of 1996.

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
    OPERATING EXPENSES

    LOCAL TELEPHONE

    Cost of sales and operating expenses--telephone decreased 2.9% to $60.3 million for the year ended December 31, 1997 as compared to $62.1 million for the year ended December 31, 1996. The decrease is primarily attributable to lower labor expense from a reduction in the number of employees and lower expenses from regulatory consulting services.

    CELLULAR

    Cost of sales and operating expenses--cellular increased 16.8% to $14.5 million for the year ended December 31, 1997 as compared to $12.4 million for the year ended December 31, 1996. The increase is attributable to increases in the number of employees to support growth in the customer base and increased advertising expenses.

    LONG DISTANCE

    Cost of sales and operating expenses--long distance increased $4.1 million to $4.6 million for the year ended December 31, 1997 as compared to $0.5 million for the year ended December 31, 1996. The increase was due to start-up expenses associated with commencing long distance operations, including higher switching, facilities lease and access expenses to support the larger base of customers.

    DEPRECIATION AND AMORTIZATION

    Depreciation expense increased 30.9% to $26.8 million for the year ended December 31, 1997 as compared to $20.5 million for the year ended December 31, 1996. The higher depreciation expense was attributable to higher telephone plant in service, as well as higher depreciation rates authorized by the APUC that became effective January 1, 1997.

    INTEREST EXPENSE, NET

    Interest expense, net remained relatively unchanged. Higher interest expense from higher outstanding long-term debt balances was offset by higher interest income associated with higher cash balances.

    OTHER INCOME (EXPENSE)

    Other income (expense) consists of minority investment earnings of $0.2 million for the year ended December 31, 1997, and net nonregulated expense of $0.3 million for the year ended December 31, 1997 as compared to net nonregulated income of $0.3 million for the year ended December 31, 1996.

    NET INCOME

    As a result of the factors described above, net income decreased $1.8 million to $12.1 million for the year ended December 31, 1997 as compared to $13.9 million for the year ended December 31, 1996. Because ATU is a public utility of the Municipality of Anchorage, it is exempt from federal and state income taxes.

    EBITDA

    As a result of the factors described above, EBITDA increased $4.4 million to $45.6 million for the year ended December 31, 1997 as compared to $41.2 million for the year ended December 31, 1996. Because earnings and losses from equity investments do not directly affect the operating cash requirements of ATU, these amounts have been excluded from the EBITDA calculation. EBITDA includes the net operating results of equipment sales and rental, payphone and internet businesses.

YEAR 2000

    Some of our older computer programs identify years with two digits instead of four. This may cause problems because these programs may recognize the year 2000 as the year 1900. These problems could result in a system failure or miscalculations disrupting operations, including a temporary inability to process transactions, send invoices or engage in similar, normal business activities. In addition, we face the risk that suppliers of products, services and systems purchased by us do not have business systems or products that comply with the year 2000 requirements.

    While we believe that the conversions or installations of replacement systems will proceed smoothly, we cannot assure you that there will not be interruptions or failures in our systems or in the systems of our suppliers. The telecommunications industry is highly susceptible to the year 2000 issue. Should the year 2000 issue cause problems across our infrastructure, service could be interrupted. These events, if they occur, could materially adversely affect our financial condition and results of operations.

    In order to understand our vulnerability to the year 2000 issue, we conducted a complete systems assessment of our year 2000 compliance during the process of evaluating the acquisitions of PTI Alaska and ATU. Many of our systems have been represented by the respective vendors of these systems to be year 2000 compliant and both PTI Alaska and ATU have initiatives in progress that we believe will address all outstanding year 2000 issues.


    As of January 1, 1999, ATU completed its installation of an integrated financial and accounting system. On March 12, 1999, ATU completed its installation of Saville, a state-of-the-art customer care and billing system. MACtel and ATU Long Distance will continue to operate their existing financial management and billing systems. For carrier access billing, following the closing of the acquisitions, ATU will transition to PTI Alaska's existing systems. Each of the foregoing systems has been represented by the vendor to be year 2000 compliant.



    We have recently converted PTI Alaska's customer care and billing systems to ATU's Saville platform. PTI Alaska recently completed its installation of Platinum, an integrated financial and accounting application. Facilities management and repair support systems for PTI Alaska are scheduled to be transitioned in October 1999 to ATU platforms, which have been represented by the vendors as year 2000 compliant.


    Since January 1, 1997, ATU has spent approximately $22.8 million to upgrade and maintain its information technology systems. While each of these upgrades related to systems that, based on representations by the vendors, we believe are year 2000 compliant, the expenditures for upgrading these systems also included costs of replacing otherwise obsolete systems. We expect to spend an additional $4.3 million to make our information technology systems year 2000 compliant by the end of October 1999.

    PTI Alaska's cellular systems are supported by Novatel and Northern Telecom switching and cell site equipment. The Novatel switches, which serve southeast Alaska, are not currently year 2000 compliant, but these systems are in the process of being replaced by year 2000 compliant systems, with completion expected by October 1999 at a cost of approximately $4.0 million.

    Given the progress made to date, we do not anticipate delays in finalizing and implementing year 2000 readiness solutions by the end of October 1999. We cannot accurately estimate the uncertainty of completing its year 2000 readiness plan, particularly as it relates to any failure by third parties that have material relationships with us and fail to achieve their own year 2000 readiness. We have in the past and will continue to obtain assurances from third parties that their systems are or will be year 2000 compliant no later than the end of October 1999. Any failures by these third parties to appropriately address their own year 2000 readiness challenges could materially adversely affect our financial condition and results of operations.

    We believe that the following several situations make up our most reasonably likely worst case scenario:

    FAILURE OF ELECTRICAL POWER SUPPLIES. Although most of our major switching and information systems have emergency standby power supplies, in the event of long-term power disruption we may be required to shut down its switching and computer equipment. We believe the larger electrical utilities that provide service to us are pursuing year 2000 readiness strategies. However, electric utilities serving smaller rural communities may be particularly exposed to year 2000 readiness issues.

    DISRUPTION OF SWITCHING AND INFORMATION TECHNOLOGY INFRASTRUCTURE. The most significant risks related to our switching and information technology systems are (1) the inability of our customers to make and receive calls, (2) the inability of our cell sites, switching centers and other interfaces to process and record call details of local telephone, long distance and cellular traffic accurately and (3) the inability of our billing systems to report and bill customers for phone usage accurately. We believe that we have adequately addressed each of these risks in our year 2000 readiness plan.


    INABILITY OF LARGE CUSTOMERS TO PAY INVOICES. Our largest customers are interexchange carriers that are both customers and competitors in some of our markets. If interexchange carriers experience year 2000 readiness problems, we may experience delays in collection of outstanding receivables and a decrease in the cash available to fulfill our obligations.


    We are developing contingency plans for potential year 2000 disruptions. We are closely monitoring our year 2000 readiness plan and have developed preliminary contingency plans for the most critical aspects of our year 2000 readiness plan. Details of these plans will be further developed and will depend on our final assessment of the relevant situation and potential alternative strategies.

LIQUIDITY AND CAPITAL RESOURCES


    We have funded our operations primarily from the sale of stock, debt financing and operations. The six months ended June 30, 1999 include operations from acquired telephone operations for the period from May 15, 1999 to June 30, 1999. On this basis, the company's cash flows from operating activities were approximately $13.0 million, primarily as a result of a decrease in accounts receivable and the add-back of depreciation as a non-cash component of the net loss. Significant cashflows from the issuance of debt and stock were used for the acquisitions of PTI Alaska and ATU and, to a lesser extent, for capital expenditures. At June 30, 1999, the Company had approximately $6.0 million in working capital, including approximately $4.0 million in cash and cash equivalents.



    We currently have commitments for capital expenditures totaling approximately $30 million and anticipate spending approximately $60 million, including the $30 million already committed, during the next 12 months. We expect a significant portion of this spending to be directed at expanding and upgrading our telecommunications infrastructure and computer systems.



    We believe that internally generated cash flows will be adequate to satisfy our capital requirements for the next twelve months. Incremental borrowings on our line of credit are available should any shortfalls occur due to the timing of inflows and outflows.


    Our initial debt borrowings and equity contributions were sufficient to fund the consummation of the acquisitions of PTI Alaska and ATU. As a result of the financing for these acquisitions, we have a substantial amount of long-term debt. Interest payments on the old notes (and on the exchange notes after the exchange offer) and borrowings under the senior credit facility, as well as amortization of borrowings under the senior credit facility, represent significant obligations of ours. Interest on the old notes (and on the exchange notes after the exchange offer) is payable semiannually. Interest on borrowings under the senior credit facility is payable quarterly, and the senior credit facility requires annual amortization payments commencing on May 14, 2002. We also have a $75.0 million revolving credit facility, approximately $[66.3] million of which is undrawn and available.


    Management believes additional debt availability and internally generated cash flow from operations will be adequate to meet our anticipated capital and liquidity requirements. Other than debt service, our future liquidity demands relate to capital expenditures and working capital.


    The local telephone business is a regulated business that requires the timely maintenance of plant and infrastructure. Our local network is of high quality and is technically advanced and will have relatively predictable annual capital needs. Our historical capital expenditures have been significant. The construction and geographic expansion of our cellular network required a substantial amount of capital. We are in the process of completing a digital upgrade of our cellular network and expect to finish this upgrade during the last six months of 1999, spending approximately $7.0 million. The implementation of our long distance strategy is capital intensive. We recently purchased fiber capacity for $19.5 million. This purchase will enable us to use our own leased facilities in developing our business. If we successfully implement our long distance strategy and grow our long distance business, we will be required to make substantial purchases of additional fiber capacity. In addition to the purchase of fiber capacity, we anticipate total capital expenditures in 1999 of approximately $58.0 million, of which approximately $48.0 million will be for our local exchange business and approximately $10.0 million will be for our cellular business. We do not expect our capital expenditure requirements to increase materially in the foreseeable future for our local exchange or cellular businesses.


    Our capital requirements may change, however, due to, among other things:


    - the availability of additional fiber capacity,



    - our decision to pursue specific acquisition opportunities,



    - changes in technology or



    - the effects of competition.



    Any of these changes could require additional financing that might not be available or, if available, might not be on terms favorable to us. Our ability to satisfy our capital requirements will be dependent upon our future financial performance, which is, in turn, subject to future economic conditions and to financial, business and other factors, many of which are beyond our control.


EFFECT OF NEW ACCOUNTING STANDARDS

    SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, was issued in June 1998. SFAS No. 133 establishes standards for the recognition and measurement of derivatives and hedging activities. This statement is effective for fiscal years beginning after June 15, 1999. We are currently analyzing the impact SFAS No. 133 will have on our financial statements.


    SOP 98-1, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE, was issued in March 1998. SOP 98-1, among other things, requires that the costs of software, whether purchased or developed internally, be capitalized and amortized over the estimated useful life of the software. Adoption of SOP 98-1 is required as of January 1, 1999. We do not expect SOP 98-1 to have a material impact on our financial statements.



RECENT DEVELOPMENTS



    On July 6, 1999, ALEC Holdings issued 1,624,907 shares of ALEC Holdings common stock to Cook Inlet Region, Inc. for $10 million in cash, all of which was subsequently contributed to us as additional equity capital. In connection with Cook Inlet's investment, it became a party to the ALEC

Holdings stockholders' agreement described under the caption "Ownership of Capital Stock--Stockholders' Agreement."


OUTLOOK

    We expect the current demand for telecommunications services in Alaska to continue to grow, particularly as data-related usage leads to increased access line demand and industry-wide demand for wireless services increases. We believe that we will be able to capitalize on this demand through our diverse service offerings and a focused sales and marketing approach.


    There are currently a number of regulatory proceedings underway at the federal and state levels that could have a significant impact on our operations. The APUC held hearings the week of June 21, 1999, and on June 30, 1999 issued orders revoking the rural exemptions applicable to PTI Alaska's rural local exchange operating companies. We may seek reconsideration or appeal of these orders or suspension or modification of our interconnection duties under the Telecommunications Act. In addition to seeking these remedies, we can request that the RCA take further steps to reform rural markets by initiating regulatory changes to permit increased operating and marketing flexibility in our operations, in order to mitigate the impact that competition might have on our operations. If any reconsideration or appeal of the APUC's orders or suspension or modification of interconnection duties is not sought, or if these market structure reforms are not implemented or if they are implemented in a manner that is unfavorable to us, then we may be unable to provide local telephone service on a profitable basis to all our service areas. See "Regulation."



    We believe there are numerous potential facilities-based competitors for each of our services in our service areas. During the last session, a bill was proposed in the Alaska state senate to open to competition many local telephone markets in which we operate. Specifically, the bill proposed to allow competitors to provide local telephone service in local telephone markets throughout Alaska that have at least 5,000 access lines, effectively depriving incumbent local exchange carriers in those markets of their rural exemptions. Competition resulting from this bill, if it had been enacted into law, could have materially adversely affected our profitability. We cannot predict at this time whether or to what extent proposals included in the bill will be offered again and enacted into law. However, with the exception of Anchorage, we do not expect facilities-based competition for our services to begin in the near future, either because of regulatory restrictions pertaining to negotiation or arbitration or because of the significant capital investment that would be required to initiate facilities-based competition. We believe that our existing competitors in Anchorage will continue to market their services aggressively and that we may be forced to react to special promotions or discounts in order to retain our customer base. If that is required, it may materially adversely affect our profitability.


    The telecommunications industry is subject to continuous technological change. We expect that new technological developments in the future will generally serve to enhance our ability to provide service to our customers. However, these developments may also increase competition or require us to make significant capital investments to maintain our leadership position in Alaska.

                               INDUSTRY OVERVIEW

OVERVIEW

    In recent years, the telecommunications industry has undergone rapid change due to deregulation, construction of additional infrastructure and introduction of new technologies, all of which have resulted in increased competition and demand for telecommunications services. The Alaskan telecommunications industry is influenced by many of these factors, though Alaska's unique characteristics further enhance the need for telecommunications services. Alaska has widely dispersed population centers across a large geographic area and under-developed ground transportation infrastructure. As a result, Alaskan residents are particularly dependent on telecommunications to access resources and information.

    Alaskan telecommunications operators use a variety of technologies, including traditional copper wire, fiber optic cable, digital microwave and satellite-based communications (particularly in remote communities) to provide telecommunications services, including local telephone, wireless, long distance services and internet access. Management estimates the telecommunications market in Alaska generated revenues of approximately $810 million in 1997, of which approximately $300 million was attributable to local telephone, $60 million to wireless, $430 million to long distance and $20 million to internet.

LOCAL TELEPHONE OVERVIEW


    The U.S. local telephone industry is subject to significant regulation from both the FCC and state authorities. The U.S. local telephone industry is composed of a few large, well-known companies, including the regional Bell operating companies and GTE Corporation, and numerous small, independent telephone companies. Large incumbent local exchange carriers generate the vast majority of the estimated $100 billion in annual local exchange revenues and own a majority of the access lines. A majority of the small, independent telephone companies operate in sparsely populated rural areas with limited competition due to the unfavorable economics of constructing and operating a competing network in those areas.



    Local telephone services traditionally offered by local telephone companies include:



    - basic local service to customers within a local exchange carrier's service area,



    - network access services to interexchange carriers for origination and termination of interstate and intrastate long distance phone calls,



    - enhanced services, such as call waiting, call forwarding, caller ID and voice mail and



    - other services, such as billing and collection, directory publishing, directory assistance and Centrex, a switch-based service offering for business customers.



Rural local exchange carriers typically receive the majority of their revenues from access charges, as opposed to the regional Bell operating companies, which receive a greater share of revenues from basic local services.



    The characteristics of a rural local exchange carrier's service areas result in higher costs for the local exchange carrier because of the additional costs of providing the infrastructure to rural customers and the lack of economies of scale available in more densely populated areas. To ensure that affordable universal telephone service is available in remote areas, rural local exchange carriers typically benefit from various support mechanisms. The largest support mechanism for rural local exchange carriers are universal service payments. See "Regulation."

ALASKAN OVERVIEW

    The population of Alaska was approximately 614,020 at June 30, 1998, having grown at a compound annual rate of approximately 1.3% over the past ten years. While the majority of the population is concentrated in the city of Anchorage and surrounding areas, population growth in recent years has been broadly distributed throughout the state. The U.S. Census Bureau projects that through 2005 the population of Alaska will grow at a compound annual rate of 1.9%, as compared to a 0.8% compound annual rate projected for the U.S. as a whole.

    Alaska has the highest median household income in the U.S. According to the U.S. Census Bureau, Alaska's average median household income during the period from 1995 to 1997 was $50,829, approximately 40% greater than the overall U.S. median household income. In addition, Alaskans benefit from the absence of state personal income taxes.

    Alaska's economic activity centers around three urban areas: Anchorage, Juneau, and Fairbanks. Historically, the state's economy has depended significantly on natural resource industries in general and the petroleum industry in particular. In 1996, the most recent year for which the gross state product was calculated, the petroleum industry represented approximately 36.3% of the $25.9 billion gross state product. In 1998 most of the employment growth in Alaska was attributable to the services sector, and in particular, health care, hotels and social services.

                                    BUSINESS

OUR COMPANY

    We are the leading diversified, full-service telecommunications provider in Alaska offering local telephone, wireless, long distance and internet services to business and residential customers throughout the state. We have over $875 million invested in our network, a state-of-the-art telecommunications infrastructure that includes over 485 miles of fiber optic cable and 176 switching facilities.


    LOCAL TELEPHONE. With over 300,000 access lines, we are the 16th largest local exchange carrier in the U.S. and the leading local exchange carrier in Alaska. We provide service to 75% of the Alaskan population and to all of the state's major population centers, including Anchorage, Juneau and Fairbanks. There are no regional Bell operating companies in Alaska.


    WIRELESS. We are the largest and only statewide provider of wireless services in Alaska, currently serving over 66,000 subscribers. Our service areas cover all major population centers and highway corridors.

    LONG DISTANCE AND INTERNET. We provide long distance services to approximately 26,000 customers, primarily in Anchorage, and internet access services to approximately 16,000 customers throughout the state.

    We have achieved strong operating results through stable internal growth and strategic acquisitions. For the year ended December 31, 1998, we would have had consolidated pro forma revenues of $254 million, operating income of $40 million, a net loss of $16 million and EBITDA of $102 million.


    We believe that the outlook for continued growth in our local telephone business is favorable due to the fundamentals of the local exchange business, including:


    - continued demand for core telephone services and enhanced service offerings, such as voice mail and call waiting;

    - access line growth due to higher consumer bandwidth needs for internet, data and video usage; and

    - improving regulatory environments.

    We also intend to leverage our strength in our core local telephone business to grow our wireless, long distance and internet businesses.

COMPANY BACKGROUND


    We were formed in 1998 by Fox Paine & Company and members of management to acquire PTI Alaska and ATU.



    PTI ALASKA. PTI Alaska is the incumbent provider of local telephone services to over 131,000 access lines in Juneau, Fairbanks and more than 70 rural communities in Alaska. PTI Alaska also provides cellular service to approximately 3,000 subscribers, primarily in Juneau, and owns 10 megahertz personal communications services, or PCS, licenses covering Anchorage, Juneau and Fairbanks. In addition, PTI Alaska provides internet services to approximately 16,000 customers statewide.



    ATU. ATU is the largest local exchange carrier in Alaska and is the incumbent provider of local telephone services to over 168,000 access lines, primarily in Anchorage. ATU also provides cellular service to over 63,000 subscribers primarily in Anchorage and Fairbanks under the MACtel brand name. MACtel is the leading cellular provider in Alaska and has achieved a penetration rate of approximately 16% in its service areas. ATU began providing long distance service through ATU Long Distance on a resale basis in the fall of 1997 and serves approximately 26,000 customers, primarily in Anchorage.


STRATEGY



    The principal elements of our business strategy include:



    CAPITALIZE ON GROWTH OPPORTUNITIES. We intend to capitalize on growth opportunities by expanding our offerings of enhanced services, wireless services, long distance services, data services and internet access services and by marketing these services under a common branding strategy. We believe that our statewide presence and history of providing quality service will allow us to achieve greater brand awareness and service penetration than our competitors.



    - ACCESS LINE GROWTH. We intend to focus our sales and marketing efforts to capitalize on continued growth in access line demand. We also intend to stimulate additional demand for access lines through the provision of advanced high-speed data services, such as digital subscriber lines and integrated services digital networks in our major markets.



    - ENHANCED SERVICES. We intend to market enhanced services, such as call waiting, caller ID and voice mail. Customer penetration of enhanced services (the number of enhanced services divided by the number of access lines) in our service areas is approximately 82%, while other local exchange carriers in the U.S. have achieved penetration levels of 100% to 120%, on average. Increasing penetration rates will improve revenue per customer that, due to the fixed cost nature of the local exchange carriers business, are expected to result in increasing EBITDA.



    - WIRELESS SERVICES. As the only statewide cellular service provider in Alaska, we believe our cellular operations represent a significant growth opportunity. Our cellular operations currently penetrate only 8% of the population in our Fairbanks and southeast Alaska service areas, compared with MACtel's 18% penetration rate in Anchorage. We also plan to complete the digital conversion of our entire cellular network by the end of 1999. After this conversion, we will be able to offer our customers enhanced digital cellular services and features. We believe that the market for wireless services will continue to grow with the growth in the wireless industry as a whole.



    - LONG DISTANCE SERVICES. As the incumbent local exchange carrier in our service areas, we are well positioned to offer long distance services to our existing customers. Management intends to leverage the long distance experience it gained while operating the largest long distance provider in Alaska, to improve the long distance operations at ATU and to expand ATU's long distance business in PTI Alaska's service areas. In connection with the settlement of a number of outstanding disputes we recently purchased fiber capacity between Alaska's major population centers and between Alaska and the contiguous 48 states of the U.S. This capacity will allow us both to improve the quality of our service offerings and realize future operating cost efficiencies.



    IMPROVE OPERATING EFFICIENCIES. We intend to use our operating, regulatory, marketing and management expertise to improve operations and profitability. There are several redundancies between the operations of PTI Alaska and those of ATU. These redundancies include material management, purchasing, network planning/engineering and customer care centers, that we intend to consolidate to enhance operating efficiencies. We also intend to support the general and administrative requirements of PTI Alaska and ATU on a common basis.



    PURSUE SELECTIVE STRATEGIC ACQUISITIONS. We will pursue selective regional acquisitions in Alaska and the western U.S. as opportunities arise, subject to regulatory approval. During the last five years, the regional Bell operating companies and GTE Corporation have made significant divestitures and recently announced plans for additional divestitures of their rural telecommunications properties to allow them to focus on urban markets. Additionally, according to the United States Telephone Association, there are approximately 1,300 independent telephone companies in the U.S. with fewer than 25,000 access lines. We believe that these industry dynamics will provide opportunities for growth through acquisitions.


PRODUCTS, SERVICES AND REVENUE SOURCES

    We offer a broad portfolio of telecommunications services to residential and business customers in our markets. Our service offerings are locally managed to better serve the needs of each community. We believe that, as the communications marketplace continues to converge, the ability to offer an integrated package of communications products will provide a distinct competitive advantage, as well as increase customer loyalty, thereby decreasing customer turnover. We intend to complement our local telephone services by actively marketing our wireless, long distance and internet service offerings.

    The following table sets forth the components of our revenues on a pro forma basis for the year ended December 31, 1998:


REVENUE SOURCE                                                          AMOUNT           PERCENT
----------------------------------------------------------------  -------------------  -----------
                                                                      (DOLLARS IN
                                                                       MILLIONS)
Local telephone services
  Basic local service...........................................       $    78.6             30.9%
  Enhanced services.............................................             9.5              3.8
Network access..................................................            85.6             33.7
Cellular........................................................            31.8             12.5
Long distance...................................................             6.8              2.7
Universal service...............................................            13.5              5.3
Other...........................................................            28.3             11.1
                                                                          ------              ---
    Total.......................................................       $   254.1              100%
                                                                          ------              ---
                                                                          ------              ---


    LOCAL TELEPHONE SERVICES

    BASIC LOCAL SERVICE. Basic local service enables customers to originate and receive telephone calls within a defined "exchange" area. We provide basic local services to residential and business customers, generally for a fixed monthly charge. The maximum amount that we can charge a customer for basic local services is determined by rate proceedings involving the appropriate state regulatory authorities. We charge business customers higher rates to recover a portion of the costs of providing local service to residential customers. On average, U.S. business rates for basic local services have been over two times the rates of residential customers. Basic local service also includes non-recurring charges to customers for the installation of new products and services.

    At December 31, 1998, approximately 60% of our retail access lines served residential customers, while 40% served business customers. Currently, our monthly charges for basic local service for residential customers range from $9.42 to $16.30 in PTI Alaska's service areas and are $9.70 in ATU's service area, as compared to the national average of $15.99. Monthly charges for business customers range from $17.65 to $26.05 in PTI Alaska's service areas and are $25.75 in ATU's service areas, as compared to the national average of $34.55.


    The table below sets forth the growth in access lines at PTI Alaska and ATU from December 31, 1994 to December 31, 1998. Note that the number of access lines shown for PTI Alaska in 1997 includes approximately 37,000 access lines that were acquired by PTI Alaska as part of its acquisition of the City of Fairbanks Telephone Operation in October 1997. Also, the number of access lines shown for ATU represents all revenue producing access lines, whether connected to retail or wholesale customers.



                                                                              AS OF DECEMBER 31,
                                                             -----------------------------------------------------
                                                               1994       1995       1996       1997       1998
                                                             ---------  ---------  ---------  ---------  ---------
Access lines
  PTI Alaska...............................................     73,563     77,660     82,969    124,869    131,858
  ATU......................................................    144,869    147,934    154,752    158,486    168,536
% Growth
  PTI Alaska...............................................         --        5.6%       6.8%      50.5%       5.6%
  ATU......................................................         --        2.1%       4.6%       2.4%       6.3%



    Future growth in access lines is expected to be derived from:



    - increases in line demand from data-related usage by existing business customers,



    - increased additional line demand from internet usage by residential customers and


    - population growth in our service areas.


    ENHANCED SERVICES. Enhanced services consist of services such as call waiting, call forwarding, call return, continuous redial, caller ID and voice mail. These services are generally billed on a monthly basis together with the customers' bill for basic local services. Customer penetration of enhanced services, or the number of enhanced services divided by the number of access lines, in our service areas is currently 82%, while other rural local exchange carriers in the U.S. have achieved penetration levels of 100% to 120%, on average.


    NETWORK ACCESS


    Network access services include long distance, or toll, calls that typically involve more than one company in the provision of telephone service. We bill access charges to each interexchange carrier for the use of our facilities to access the customer, as described below. Since toll calls are generally billed to the customer originating the call, a mechanism is required to compensate each company providing services relating to the call. Rural local exchange carriers typically are allowed to charge higher access rates to interexchange carriers than urban local exchange carriers as an implicit means of recovering a portion of the costs of providing telephone service to rural service areas.



    INTRASTATE ACCESS CHARGES. We generate intrastate access revenue when an intrastate long distance call which involves an interexchange carrier is originated by a customer within the same state but in another local calling area. The interexchange carrier pays us an intrastate access payment for either terminating or originating the call. We record the details of the call through our carrier access billing system and receive the access payment from the interexchange carrier. When one of our customers originates the call, we typically provide billing and collection for the interexchange carrier through a billing and collection agreement. The access charge for our intrastate service is regulated and approved by the RCA.


    INTERSTATE ACCESS CHARGES. We generate interstate access revenue when an interstate long distance call is originated by a customer calling from a local calling area in one state to a local calling area in another state. We bill interstate access charges in the same manner as we bill intrastate access charges; however, the interstate access charge is regulated and approved by the FCC rather than by the RCA.

    WIRELESS SERVICES


    Our cellular businesses currently are managed separately from our local exchange carrier business and are subject to a different regulatory framework and cost structure. Management intends to integrate PTI Alaska's cellular operations with those of MACtel. The primary sources of wireless revenue include subscriber access charges, airtime usage, toll charges, connection fees, roaming revenues, as well as enhanced features, such as voice mail. A subscriber may purchase services separately or may purchase rate plans that package these services in different ways to fit different calling patterns. We currently provide digital service in Anchorage and Fairbanks and expect to be fully digital in our other service areas by the end of 1999. Upon conversion to digital service, we will be able to offer advanced digital services and features, such as text messaging.


    As illustrated in the table below, both PTI Alaska and MACtel have experienced growth in the number of cellular subscribers served and the total population over the past five years:


                                                                              AS OF DECEMBER 31,
                                                             -----------------------------------------------------
                                                               1994       1995       1996       1997      1998(A)
                                                             ---------  ---------  ---------  ---------  ---------
Total populations
  PTI Alaska...............................................     53,484     54,286     55,101     55,927     56,766
  MACtel...................................................    289,813    294,160    298,573    397,434    403,396
Ending subscribers
  PTI Alaska...............................................      1,194      1,300      1,678      2,096      2,945
  MACtel...................................................     13,684     24,855     37,651     53,035     63,627
Ending penetration
  PTI Alaska...............................................        2.2%       2.4%       3.1%       3.7%       5.2%
  MACtel...................................................        4.7%       8.4%      12.6%      13.3%      15.8%


------------------------------


(a) MACtel acquired the Alaska RSA #1 B-Side cellular property from PTI Alaska on January 5, 1998, which covered a population of 94,383 and had 5,497 subscribers on the date of acquisition. The chart includes the RSA #1 B-Side cellular property for MACtel as of December 31, 1997. The RSA #1 B-Side cellular property has been excluded from the data for PTI Alaska presented in the table.


    Although MACtel has achieved cellular penetration rates of 18% and 19% in Anchorage and Kenai, respectively, penetration rates in our other service areas are significantly lower. Management believes there are opportunities to improve the penetration rates of our cellular operations in Fairbanks and Juneau. Management also believes that the market for wireless services will continue to grow with the growth in the wireless industry as a whole.


    We also own 10 megahertz E Block PCS licenses covering Anchorage, Juneau and Fairbanks, which were purchased by PTI Alaska in 1997. We have not built out these licenses and do not plan to do so in the near future. Management is analyzing technical alternatives for using this spectrum to enhance our service offerings in our overall business.


    LONG DISTANCE SERVICES

    We began offering long distance services on a resale basis in October 1997, primarily in Anchorage. We currently have approximately 26,000 long distance customers and less than a 2.5% market share, based on revenues. We intend to expand our long distance operations into PTI Alaska's service areas during 1999. Before August 1998, PTI Alaska was precluded from entering the long distance business by a non-competition agreement with AT&T Alascom, Inc. which was signed when Pacific Telecom sold Alascom, Inc. to AT&T in 1995. To date, our long distance operations have generated operating losses.


    Recently, ALEC Holdings and GCI, Inc. entered into a settlement agreement under which they agreed to enter into a number of new business arrangements and to settle a number of outstanding disputes, including GCI's opposition to our acquisitions of PTI Alaska and ATU, the effect of which is not expected to be material. As part of this agreement and to reduce our dependence on a resale long distance strategy, we purchased fiber capacity between the major population centers in Alaska and between Alaska and the contiguous 48 states of the U.S. from GCI. We agreed to pay $19.5 million for one DS-3 from Fairbanks to Anchorage, one-half DS-3 from Anchorage to Juneau, and one DS-3 from Anchorage to Seattle. One DS-3 is equivalent to 28 multiplexed T-1 channels. We expect that, despite the large initial cost of acquiring this capacity, the transition away from resale dependence will over the longer term reduce the cost of providing long distance and internet access services. We will require significant additional fiber capacity to grow our long distance business. We have various alternatives for the purchase of this additional capacity, including a limited purchase option with GCI. Under our agreement with GCI, the price for additional capacity, if available, will be the lowest price at which GCI sells capacity to another purchaser. In addition, GCI has agreed to match the lowest price we receive for comparable capacity from other suppliers. We intend to pursue purchases of additional capacity from another supplier that has indicated it will complete the construction of a fiber optic cable over similar routes in the third quarter of 1999. Although the capacity to be purchased from GCI covers our primary long distance routes, we expect to lease capacity over routes serving other areas of the state.



    We are subject to numerous conditions imposed by the RCA and, to a lesser degree, by the FCC on the manner in which we conduct our long distance operations. The restrictions are intended to prohibit cross-subsidization from the regulated local exchange carrier to the unregulated long distance affiliate and discrimination against other long distance providers in favor of a local exchange carrier's long distance affiliate. Specifically, our long distance affiliates are


    - required to hold all books and records, management, employees and administrative services separate, except that services may be provided among affiliates through arms-length affiliated interest agreements;

    - prohibited from jointly marketing or bundling local and long distance services until competition develops in the local market; and


    - prevented from joint ownership of telephone transmission or switching facilities with the local exchange carrier and from using the local exchange carrier's assets as collateral for its own indebtedness.


    As a result of the introduction of competition in ATU's local service areas, the APUC lifted the restriction on bundling on local and long distance services in ATU's service areas in 1998.


    UNIVERSAL SERVICE REVENUE



    Universal Service revenue supplements the amount of local service revenue we receive to ensure that basic local service rates for customers in high cost rural areas are not significantly higher than rates charged in lower cost urban and suburban areas. The federal Universal Service Fund is funded by monthly customer fees charged to interexchange carriers, local exchange carriers and other telecommunications providers and distributed to us on a monthly basis based upon our costs for providing local service. See "Regulation."


    OTHER


    We seek to capitalize on our local presence and network infrastructure by offering additional services to customers, such as directory services and billing and collection services for interexchange carriers.

    INTERNET ACCESS

    We provide internet access services to approximately 16,000 customers under the PTINet(SM) brand name. For the year ended December 31, 1998, PTI Alaska generated $5.1 million in internet access revenues. In order to offer internet access, we provide local dial-up telephone numbers for our customers. These local dial-up numbers allow customers access, through a modem connection on their computer, to a series of computer servers we own and maintain. These servers allow customers to access their e-mail accounts and to be routed to local access points that connect customers to the internet. We charge customers either a flat rate for unlimited internet usage or a usage-sensitive rate, which, in either case, is billed in conjunction with the local telephone bill. internet revenues are recorded, net of expenses, in our income statement under "Other income (expense)."

NETWORK FACILITIES

    LOCAL TELEPHONE SERVICES

    As of December 31, 1998, we owned 74 exchanges serving over 300,000 access lines. All of our exchanges are served by digital switches, provided predominately by Northern Telecom. Our switches are linked through a combination of extensive aerial, underground and buried cable, including 485 miles of fiber optic cable, as well as digital microwave and satellite links. We have 100% single-party services (one customer per access line), and believe all switches have the latest generic software upgrades available, allowing for the full range of enhanced customer features.


    We have integrated numerous network elements to offer a variety of services and applications that meet the increasingly sophisticated needs of customers. These elements include Signal System 7 signaling networks, voice messaging platforms, digital switching and, in some communities, integrated service digital network access. As the telecommunications industry experiences significant changes in technology, customer demand and competitive pressures, we intend to introduce additional enhancements, such as information delivery that improves the delivery speeds of data, video and voice traffic, known as ATM, and the efficient switching of variable-length data packets, known as Frame Relay.



    Network operations and monitoring will be provided for PTI Alaska and ATU by ATU's network operating control center located in Anchorage. The network operating control center has technicians staffed or on-call seven days a week, 24 hours a day. Automated alarm systems are in place should problems arise with the network after normal business hours. In addition, we have the right to use Century's network operating control center until August 31, 1999 under a transition services agreement. We also have customer care facilities in Anchorage and Fairbanks with extensive business hours to efficiently handle customer inquiries and orders for service.


    WIRELESS SERVICES


    Our cellular operations consist of eight switching centers and 77 cell sites covering all major population centers and highway corridors in Alaska. We plan to complete the conversion of all of our switching and cell site equipment to digital service by the end of 1999. Our switching and cell site infrastructure is linked by digital microwave and fiber. MACtel also has a network operating control center and customer care center, located in Anchorage.


COMPETITION

    LOCAL TELEPHONE SERVICES


    Incumbent local exchange carriers may be subject to any of three types of competition:


    - facilities-based competition from providers with their own local service network;

    - resale competition from resale interconnection, or providers who purchase local service from the incumbent local exchange carrier at wholesale rates and resell these services to their customers; and



    - competition from unbundled network element interconnections--i.e., providers who lease unbundled network elements from the incumbent local exchange carrier.



    The geographic characteristics of rural areas make the entrance of most facilities-based competitors uneconomical because of the significant capital investment required and the limited market size. Thus, competition is likely to come from resale interconnection or unbundled network element interconnection.



    In September 1997, GCI and AT&T Alascom, two long distance carriers in Alaska, began providing competitive local telephone services in Anchorage. GCI competes principally through unbundled network element interconnection with ATU's facilities, while AT&T Alascom competes exclusively by reselling ATU's services. Competition is based upon price and pricing plans, types of services offered, customer service, billing services, quality and reliability. GCI has focused principally on advertising discount plans for bundled services. AT&T Alascom's strategy has been to sell ATU's service as part of a package of local and long distance services. As a result, ATU lost approximately 19% of its retail access lines in Anchorage to these competitors during the first ten months of competition, approximately 61% of which resulted from unbundled network element interconnection by GCI. The majority of this loss was among price-sensitive residential customers who have lower average monthly bills than ATU's business customers. Since June 1998, the rate of this loss has slowed. We expect GCI and AT&T Alascom to continue to compete for local telephone business.



    As "rural telephone companies" under the Telecommunications Act, PTI Alaska's local telephone operating subsidiaries had been granted rural exemptions from the obligation to lease their facilities to competitive local exchange carriers seeking to interconnect with our network. Thus, we do not currently face competition for local telephone services in PTI Alaska's service areas, although PTI Alaska voluntarily offered competitors the opportunity to begin resale service at wholesale rates in 1997.



    Despite these rural exemptions, in the fall of 1997, PTI Alaska received a request from GCI for unbundled network element interconnection. Following failed negotiations between PTI Alaska and GCI, the APUC conducted a hearing in which it affirmed PTI's rural exemptions. This ruling was appealed and was remanded to the APUC for further proceedings. The APUC terminated the rural exemptions on June 30, 1999 and ordered the start of a nine-month cycle of negotiation or arbitration as provided for in the Telecommunications Act. We expect that we may eventually be required to allow unbundled network element interconnection in some of PTI Alaska's service areas but believes that our services offerings and customer relationships and management's expertise in the local telephone business will provide us a competitive advantage over new local exchange carriers. In addition, we believe that the lifting of the rural exemptions provides the RCA the opportunity to implement market structure reforms that would mitigate the financial impact caused by competition, although we cannot assure you that the RCA will take any actions that would so benefit us.


    We expect increasing competition from providers of various services that provide users the means to bypass its network. Long distance companies may construct, modify or lease facilities to transmit traffic directly from a user to a long distance company. Cable television companies, in particular, may be able to modify their networks to partially or completely bypass our local network.


    In addition, while cellular telephone services have historically complemented traditional local exchange carrier services, we anticipate that existing and emerging wireless technologies may increasingly compete with local exchange carrier services. Technological developments in cellular telephone features, personal communications services, digital microwave and other wireless technologies are expected to further permit the development of alternatives to traditional landline services.

    WIRELESS SERVICES

    The wireless telecommunications industry is experiencing significant technological change, as evidenced by the increasing pace of improvements in the capacity and quality of digital technology, shorter cycles for new products and enhancements and changes in consumer preferences and expectations. We believe that the demand for wireless telecommunications services is likely to increase significantly as equipment costs and service rates continue to decline and equipment becomes more convenient and functional. We currently compete with one other cellular provider in each of its wireless service areas, including AT&T Wireless Services, Century and Mercury Communications. Competition is based on price, quality and network coverage. In addition, there are six PCS licensees in each of our wireless service areas. We hold licenses covering Anchorage, Fairbanks and Juneau. One of the PCS licensees began providing digital PCS service in Anchorage in October 1998. Another PCS licensee has recently indicated it will commence trials of its technology. We believe that the unique and vast terrain and the high cost of PCS system build-out makes entrance into markets outside Anchorage unlikely.

    LONG DISTANCE SERVICES

    The long distance telecommunications market is highly competitive. Competition in the long distance business is based on price, customer service, billing services and quality. We currently offer long distance in ATU's service areas, and intend, subject to regulatory restrictions, to expand ATU's long distance operations into PTI Alaska's service areas. AT&T Alascom and GCI are currently the two major long distance providers in Alaska, including in our service areas.


    Our long distance operations are subject to regulatory restrictions.


    INTERNET SERVICES


    The market for internet access services is highly competitive. There are few significant barriers to entry, and we expect that competition will intensify in the future. We currently compete with a number of established on line services companies, interexchange carriers and cable companies. We believe that our ability to compete successfully will depend upon a number of factors, including the reliability and security of our network infrastructure, the ease of access to the internet and the pricing policies of our competitors.


CUSTOMERS

    We have two basic types of customers for our local services:


    - business and residential customers located in their local service areas that pay for local phone service, and



    - interexchange carriers that pay us for access to long distance calling customers located within our local service areas.


In general, the majority of our local customers are residential, rather than business, customers, as is typical for rural telephone companies. In addition, no single local customer of ours represented more than 5% of our total 1998 pro forma revenue, excluding access customers.

SALES AND MARKETING

    PTI Alaska and ATU have historically conducted their sales and marketing operations for each of their respective products on a stand-alone basis. At PTI Alaska, local telephone products and services are provided under the PTI Communications(SM) brand name, wireless services are marketed under the Cellulink(SM) brand name and PTI Alaska's internet access services are sold under the PTINet brand name. Similarly, at ATU local telephone products and services are marketed under the ATU brand name, cellular services are marketed under the MACtel brand name and long distance services are marketed under the ATU LD brand name. Each of these product lines has separate sales forces and marketing departments.

    Our sales and marketing strategy, subject to regulatory restrictions, is to:

    - market aggressively current and future service offerings, including packaged service offerings;

    - centralize sales and marketing functions; and

    - enhance direct sales efforts.

We also believe that we can leverage our position as an integrated provider of multiple telecommunications services with attractive positions in local access and cellular services. By pursuing a marketing strategy that takes advantage of these characteristics, we believe we can increase penetration of new product offerings, maintain customer retention rates, increase our share of our customers' overall telecommunications expenditures and achieve continued revenue and operating cash flow growth.

    While PTI Alaska and ATU have, to a limited extent, packaged local telephone services into attractively-priced service offerings and packaged these local telephone services with wireless, long distance and internet services, neither PTI Alaska nor ATU has focused on these types of offerings. Packaged offerings allow customers to enjoy pricing for a number of services at a substantial discount to A LA CARTE pricing of individual services. Subject to regulatory limitations, we intend to expand this strategy, which we expect will increase the average revenue per customer and result in a more loyal and satisfied customer base.

    We intend to establish a sales and marketing division where marketing strategies will be centralized and sales functions will be based locally. To enhance our direct selling efforts, we intend to establish additional customer and retail service centers in its larger service areas, such as Juneau and Kenai/ Soldotna, and to enhance call center operations through a combination of technology investments and training and incentive compensation programs for call center employees. In addition, we intend to begin marketing PTI Alaska's cellular operations under the MACtel brand name. We will continue to review our branding strategy and believe that further rationalization of our brand names may be appropriate.

SUPPLIERS

    We believe we have strong, long-term relationships with our numerous communications vendors. Our primary switching vendor is Northern Telecom, a leading provider of advanced switching systems to rural service providers. While we recognize that the separation of PTI Alaska from the rest of Century's properties might result in higher unit costs for PTI Alaska, we expect that the combination of PTI Alaska and ATU and the presence of vendor competition will deter any significant unit increases and may result in unit cost reductions in the longer term. We also enjoy positive relationships with a variety of vendors for outside plant facilities and other elements of our network.

EMPLOYEES

    We consider employee relations to be good. As of June 18, 1999, we employed a total of 1,107 full-time employees, 750 of whom were represented by unions. In addition, we employ approximately 32 part-time employees in various support positions throughout the organization.


    PTI Alaska has a collective bargaining agreement with the International Brotherhood of Electrical Workers that expires in 2004. This agreement provides for wage increases up to 4% based upon the annual increases in the U.S. Department of Labor CPI-U, the Consumer Price Index for Anchorage. ATU also has a contract with the IBEW that was scheduled to expire in August 1999. Management and the IBEW are in the process of concluding negotiations regarding the terms under which ATU's represented employees would be transitioned to PTI Alaska's collective bargaining agreement. We believe this transition will be completed prior to October 1, 1999. ATU's existing agreement remains in full force and effect while the parties continue negotiating, and we are confident that a mutually acceptable transition can be negotiated with the IBEW. There have been no work stoppages or strikes by either PTI Alaska's or ATU's employees, and Management has worked closely with IBEW leadership for many years.


MINORITY INTERESTS

    We own minority interests in the entities described below:

    - a 47% equity interest in Alaska Network Systems, Inc., which provides wholesale intrastate and interstate long distance services;


    - a 30% share of Internet Alaska, which serves approximately 30,000 customers, primarily in Anchorage and Fairbanks; and



    - a 33% interest in Alaskan Choice Television, a wireless cable television provider whose business plan requires significant additional capital. While we are not obligated to make an additional investment in Alaskan Choice Television, we are currently considering a number of alternatives which address our proportionate interest.



    For the year ended December 31, 1998, ATU incurred $1.1 million in proportional losses from its minority investments and wrote down $1.5 million and $0.4 million of its investments in Alaskan Choice Television and Internet Alaska. See Note 7 to the consolidated financial statements of ATU included herein.


ENVIRONMENTAL REGULATIONS

    Our operations are subject to federal, state and local laws and regulations governing the use, storage, disposal of, and exposure to, hazardous materials, the release of pollutants into the environment and the remediation of contamination. As an owner or operator of property and a generator of hazardous wastes, we could be subject to environmental laws that impose liability for the entire cost of cleanup at contaminated sites, regardless of fault or the lawfulness of the activity that resulted in contamination. We believe, however, that our operations are in substantial compliance with applicable environmental laws and regulations.

    Many of our properties formerly contained, or currently contain, underground and aboveground storage tanks used for the storage of fuel or wastes. Some of these tanks have leaked. We believe that known contamination caused by these leaks has been, or is being, investigated or remediated. We cannot be sure, however, that we have discovered all contamination or that the regulatory authorities will not request additional remediation at sites that have previously undergone remediation.

    Our cellular operations are also subject to regulations and guidelines that impose a variety of operational requirements relating to radio frequency emissions. The potential connection between radio frequency emissions and negative health effects, including some forms of cancer, has been the subject of substantial study by the scientific community in recent years. To date, the results of these studies have been inconclusive. Although we have not been named in any lawsuits alleging damages from radio frequency emissions, it is possible we could be sued in the future, particularly if scientific studies conclusively determine that radio frequency emissions are harmful.

PROPERTIES

    LOCAL TELEPHONE. Our primary properties consist of 168 switching facilities serving 74 exchanges. We own most of our administrative and maintenance facilities, central office and remote switching platforms and transport and distribution network facilities. We lease our corporate headquarters located in Anchorage.


    Our transport and distribution network facilities include a fiber optic backbone and copper wire distribution facilities that connect customers to remote switch locations or to the central office and to points of presence or interconnection with interexchange carriers. These facilities are located on land pursuant to permits, easements or other agreements.


    WIRELESS. We have 77 cell sites that cover all major population centers and highway corridors throughout Alaska. Most of these sites are leased.

LEGAL PROCEEDINGS

    We currently, and from time to time, are involved in litigation and regulatory proceedings incidental to the conduct of our business. Neither PTI Alaska nor ATU is a party to any lawsuit or proceeding that, in the opinion of management, is likely to have a material adverse effect on us.

    In March 1999, the Alaska Superior Court ordered the APUC to conduct further proceedings to consider whether it is appropriate to lift PTI Alaska's rural exemptions, based on a finding that the burden of proof had been assigned to GCI in error. The remand is now pending at the APUC. See "Regulation."

                                   REGULATION

OVERVIEW


    Our operations are subject to the separate but concurrent jurisdictional control of both the federal government and the State of Alaska. PTI Alaska's local telephone operating subsidiaries, Telephone Utilities of the Northland, Telephone Utilities of Alaska and PTI Communications, which was formerly the City of Fairbanks Telephone Operation, and ATU are each "telecommunications carriers" and "local exchange carriers" under the Communications Act of 1934, which was amended by the Telecommunications Act. As a result, the FCC exercises jurisdiction over all of our interstate and wireless communications activities. PTI Alaska's local telephone operating companies and ATU are also "public utilities" within the meaning of the Alaska statutes and are, therefore, governed by the applicable rules and regulations of the RCA.


FEDERAL REGULATION


    Under the federal regulatory scheme, incumbent local exchange carriers are required to comply with the Communications Act and the applicable rules and regulations. In substantially overhauling the Communications Act, the Telecommunications Act was intended to, among other things, eliminate unproductive regulatory burdens and promote competition. Despite this, telecommunications carriers are still subject to extensive ongoing regulatory requirements. For instance, FCC-regulated entities are required to obtain operating authorizations prior to providing international, interstate and wireless communications services. The FCC also regulates transfers of control and assignments of these operating authorizations. The FCC requires carriers providing access services to file tariffs with the FCC reflecting the rates, terms and conditions of those services. These tariffs are subject to review and potential objection by the FCC or third parties.


STATE REGULATION


    Telecommunications companies subject to the RCA's jurisdiction are required to obtain certificates of public convenience and necessity prior to operating as a public utility in Alaska. The RCA is responsible for approving new issuances and any transfers of these operating certificates. In addition, the RCA is responsible for implementing a portion of the competitive requirements of the Telecommunications Act, as well as for regulating intrastate access and local service rates and services of local telephone companies. After passage of the Telecommunications Act, the APUC adopted a plan to address competition issues across Alaska. The APUC established multiple dockets to investigate different competition-related issues, including revising local and long distance market structures, reforming its intrastate access charge system and establishing a state universal service fund.


COST RECOVERY AND REVENUE RECOGNITION

    As a regulated common carrier, we are afforded the opportunity to set maximum rates at a level that allows us the opportunity to recover the reasonable costs we incur in the provision of regulated telecommunications services and to earn a reasonable rate of return on the investment required to provide these services.

    These costs are recovered through:

    - monthly charges to end users for basic local telephone services and enhanced service offerings,


    - access charges to interexchange carriers for originating and terminating interstate and intrastate interexchange calls,


    - interconnection charges or other rates to competing carriers interconnecting with our networks or reselling our services and

    - high-cost support mechanisms, such as the federal Universal Service Fund, and the state high-cost fund.


Rates for regulated services, and the amount of high-cost support, are set by the FCC with respect to interstate services and by the RCA with respect to intrastate services.


    In conjunction with the recovery of costs and establishment of rates, a local exchange carrier must first determine its aggregate costs and then allocate those costs between regulated and nonregulated services.



    After identifying the regulated costs of providing local telephone service, a local exchange carrier must allocate those costs among its various local exchange and interstate and intrastate interexchange services and between state and federal jurisdictions. This process is complicated by the difficulty of allocating specific pieces of plant and equipment to a particular service because a local exchange carrier's plant and equipment are utilized for different services, such as local telephone and interstate and intrastate access. This process is referred to as "separations" and is governed primarily by the FCC's rules and regulations. The underlying legal purpose of separations rules is to define how a carrier's expenses are allocated and recovered from federal and state jurisdictions. The FCC is considering whether to modify or eliminate the current separations process. This decision could indirectly increase or reduce earnings of carriers subject to separations rules.


    INTERSTATE END-USER RATES


    The deployment of the local telephone network from the switching facility to the customer is known as the "local loop" and is one of the most significant costs incurred by a local exchange carrier in providing telephone service. The FCC has established a rate structure that provides for the recovery of a portion of the cost of the local loop allocated to that interstate jurisdiction directly from the end user customer through the assessment of a subscriber line charge. The remaining portion of the local loop costs are recovered from interstate access charges to an interexchange carrier.



    As a result of the market and geographic conditions in rural areas, the costs of providing local loop and switching services are often higher than in urban areas. In the absence of an accommodation in the FCC rules to address this fact, a substantial portion of the costs of smaller local exchange carriers would remain unrecovered, leaving them little alternative other than to charge high rates for intrastate services. Accordingly, the FCC provides for additional interstate recovery by eligible telecommunications carriers through the federal Universal Service Fund. The federal Universal Service Fund is available to carriers whose local loop costs are significantly above the national average as calculated pursuant to FCC rules.


    INTERSTATE ACCESS RATES


    Interstate access rates are developed on the basis of a local exchange carrier's measurement of its interstate costs for the provision of access service to interexchange carriers divided by its projected demand for each service. The resulting rates are published in a company's interstate access tariff and filed with the FCC, at which time they are subject to challenge by third parties and to review by the FCC.



    The FCC recognized that this rate making and tariff filing process may be administratively burdensome for small local exchange carriers. Accordingly, the FCC established the National Exchange Carriers Association, which is commonly referred to as NECA, in 1983 to, among other things, develop common interstate access service rates, terms and conditions. NECA develops interstate access rates on the basis of data that are provided individually by participating local exchange carriers and blended to yield average rates. These rates are intended to generate revenue equal to the aggregate costs plus a


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return on the investment of all of the participants. Currently, the authorized rate of return used in setting interstate access rates is 11.25%.


    Individual participating local exchange carriers are likely to have costs of providing service that are either higher or lower than the revenues generated by applying the overall NECA tariff rate. To rectify this result, the revenues generated by applying the NECA rates are pooled from all of the participating companies and redistributed on the basis of each individual company's costs. The result of this process not only eliminates the burden of individual tariff filing, but also produces a system in which small companies can share and spread risk. For example, if a smaller local exchange carrier filed its own tariff and subsequently suffered the loss of major customers that utilize interstate access service, the local exchange carrier could suffer significant under-recovery of its costs. In the NECA pool environment, the impact of this loss is reduced because it is spread over all of the pool participants.



    NECA operates separate pools for traffic sensitive costs, which are primarily switching costs, and non-traffic sensitive costs, which are primarily loop costs. Companies are also free to develop and administer their own interstate access charges.



    The FCC has initiated a proceeding to review its rates and policies governing interstate exchange access and the rate of return applicable to incumbent local exchange carriers. Because most rural local exchange carriers are subject to rate-of-return regulation, the outcome of this proceeding will directly affect the earning prospects for rural and small local exchange carriers. The outcome of this proceeding, and its ultimate impact on us, cannot be predicted at this time.



    INTRASTATE END USER RATES The levels of rates charged to end users for the provision of basic local service are generally subject to rate-of-return regulation administered by the RCA. Local rates are typically set at a level that will allow recovery of embedded costs for local service divided by the number of services and customers. Recognized costs include an allowance for a rate of return on investment in plant used to provide local service. Rate cases are typically infrequent, carrier-initiated and require the carrier to meet substantial burdens of proof. The last APUC-authorized rates of return were 12.55% and 11.70% for Telephone Utilities of Alaska and Telephone Utilities of the Northland, respectively. These rates were ordered in 1989. PTI Communications was previously not regulated by the APUC and instead was regulated by the City of Fairbanks Public Utilities Board. As a condition of the acquisition of the City of Fairbanks Telephone Operation by PTI Alaska, the APUC required that a general rate proceeding be initiated for PTI Communications by June of 1999. This proceeding has been delayed and combined with a company-wide earnings review to be filed with the APUC by June 30, 2001. ATU's last authorized rate of return was 9.79% for retail local exchange and 10.85% for intrastate access, ordered in 1991.


    The APUC adopted regulations to govern competition in the local exchange marketplace. The transitional regulations provide for, among other things:


    - initial classification of all incumbent local exchange carriers, including PTI Alaska and ATU, as dominant carriers,



    - symmetrical requirements that all carriers, both dominant and nondominant, offer all retail services for resale at wholesale rates, and



    - substantial dominant carrier pricing flexibility in competitive areas, under which carriers may reduce retail rates, offer new or repackaged services and implement special contracts for retail service upon 30 days' notice to the APUC. Only rate increases affecting existing services are subject to full cost support showings for local exchange carriers in areas with local competition.



    INTRASTATE ACCESS RATES In the past, the APUC has required all local companies in Alaska to pool their access costs and has set an annual statewide average price for access service. Each local exchange carrier charges interexchange carriers fees for originating or terminating long distance calls on its


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

network based on the statewide average cost of access rather than on its costs of access. Access revenues are collected in a pool administered by the Alaska Exchange Carriers Association and then redistributed to the local exchange carriers based on their actual costs.


    With the passage of the Telecom Act and increased competition in the local exchange market, the APUC began a process of reforming intrastate access charges.


    Under recent revisions to the Alaska access system, local exchange carriers not yet subject to local competition continue to participate in the Alaska Exchange Carriers Association pool. Participants in this pool recover their costs based on the embedded cost of services most recently authorized by the APUC. These revisions also allow local exchange carriers to exit the pool in the event of competitive entry. These local exchange carriers have the right to propose that their access charges be based on market rates.


    An additional consequence of this access reform is the continued removal of subsidies implicit in access pricing. For instance, the APUC recently abolished the "weighting system" for the non-traffic-sensitive rate element that had loaded extra costs on access charges for lower cost urban exchanges to support rural exchanges. At the same time, the APUC proposed to support a portion of high switching costs separately through a state universal service fund.


    The Alaska Universal Service Fund serves as a complement to the federal Universal Service Fund. Currently, the Alaska Universal Service Fund only subsidizes a portion of higher cost carriers' switching costs, and the costs of lifeline service--supporting rates of low income customers. The APUC indicated that it may have considered expanding the Alaska Universal Service Fund's coverage in the future, such as to support the costs of public interest pay telephones. The RCA is examining whether existing support paid to carriers for switching costs is reasonable or should be changed, eliminated or reduced. Further litigation has been initiated in state court to determine the lawfulness of the Alaska Universal Service Fund as currently established.



THE TELECOMMUNICATIONS ACT



    Among other things, the Telecommunications Act was enacted to enhance competition without jeopardizing the availability of nationwide universal service at affordable rates. These two objectives have resulted in a complex set of rules intended to promote competitive entry in the provision of local telephone services, except where entry would make the provision of universal service prohibitively expensive.


    PROMOTION OF LOCAL SERVICE COMPETITION AND THE RURAL EXEMPTIONS


    The Telecommunications Act made competitive entry into the local telephone business more attractive to other carriers by removing barriers to competition. In order to promote competition, the Telecommunications Act established new interconnection rules generally requiring local exchange carriers to allow competing carriers to interconnect with their local networks. Congress recognized, however, that when the desire to promote competition conflicted with the ability of existing carriers to provide universal service to higher cost customers, local exchange carriers classified as "Rural Telephone Companies" should be exempted from interconnection requirements until the appropriate conditions for competitive entry exist.



    Under the Telecommunications Act, all local exchange carriers, including both incumbent local exchange carriers and new competitive carriers, are required to:



    - offer reasonable and nondiscriminatory resale of their telecommunications services;


    - ensure that customers can keep their telephone numbers when changing carriers;

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
    - ensure that competitors' customers can use the same number of digits when dialing and receive nondiscriminatory access to telephone numbers, operator service, directory assistance and directory listing;

    - ensure access to telephone poles, ducts, conduits and rights of way; and

    - compensate competitors for the costs of terminating traffic.


    The Telecommunications Act also requires incumbent local exchange carriers to:


    - interconnect their facilities and equipment with any requesting telecommunications carrier at any technically feasible point;


    - unbundle and provide nondiscriminatory access to unbundled network elements, such as local loops, switches and transport facilities, at nondiscriminatory rates and on nondiscriminatory terms and conditions;


    - offer resale interconnection at wholesale rates;


    - provide reasonable notice of changes in the information necessary for transmission and routing of services over the incumbent local exchange company's facilities or in the information necessary for interoperability; and



    - provide for the physical collocation of equipment necessary for interconnection or access to unbundled network elements at the premises of the incumbent local exchange carrier, at rates, terms and conditions that are just, reasonable and nondiscriminatory.



    In order to implement interconnection requirements, local exchange carriers generally enter into negotiated interconnection arrangements with competing carriers. Local exchange carriers may also offer interconnection tariffs, available to all competitors.



    Competitors are required to compensate a local exchange carrier for the cost of providing interconnection services. In the case of resale interconnection, the rules provide that the rates charged should be on a wholesale basis and reflect the current retail rates of the local exchange carrier, excluding the portion of costs avoided by the local exchange carrier. In the case of unbundled network element interconnection, rates are based on costing methodologies that employ a forward-looking pricing methodology known as total element long run incremental cost. The Telecommunications Act specifies that resale and unbundled network element rates are to be negotiated among the parties, or, if the parties fail to reach an agreement, arbitrated by the relevant state regulatory authority. Once the parties have come to agreement, the proposed rates are subject to final approval by the state regulatory commission.



    In January of 1997, ATU entered into an interconnection agreement with GCI, which provides for resale and unbundled network element interconnection, and with AT&T Alascom, which provides for resale interconnection.



    PTI Alaska's local operating utilities, Telephone Utilities of Alaska, Telephone Utilities of the Northland, and PTI Communications, are defined as "rural telephone companies" under the Telecommunications Act. As rural telephone companies, they were granted rural exemptions from the requirements relating to both resale interconnection and unbundled network element interconnection. The rural exemptions were continued until the APUC determined that interconnection was technically feasible, not unduly economically burdensome and consistent with the Telecommunications Act's universal service provisions, or until Alaska's state legislature acted to remove the rural exemptions directly.



    On June 30, 1999, the APUC ordered the rural exemptions of Telephone Utilities of the Northland, Telephone Utilities of Alaska and PTI Communications terminated in order to increase competition in their rural local exchange markets. As a result, these companies are no longer exempt from the

Telecommunications Act's interconnection requirements. While the short-term effect of the orders will likely be delayed for up to nine months under the Telecommunications Act while interconnection agreements are negotiated, the eventual effect of the orders, taken alone as written by the APUC without reference to potential modification and suspension of those companies' interconnection duties, would likely be materially adverse to their operations. We have sought reconsideration of the APUC's orders and may also consider appealing them.



    Separately, on September 1, 1999, we filed a petition with the RCA seeking suspension or modification of interconnection duties and addressing market structure reforms for the Fairbanks and Juneau-Douglas markets. In that petition, Telephone Utilities of Alaska, Telephone Utilities of the Northland (with respect to North Pole, Alaska, only) and PTI Communications proposed tariffed terms and conditions, including pricing, for resale of their services at wholesale discounts and for the interconnection of their facilities and those of competitive local exchange carriers in the Fairbanks and Juneau-Douglas markets, effective January 1, 2000. Further, as part of that proposal, we also requested that the RCA permit these local operating utilities of PTI to operate subject to competitive regulation and that the RCA remove or reduce other regulatory limitations now imposed on these local operating utilities, effective January 1, 2001. We believe the RCA must act on this petition within the next 180 days, but the RCA retains the power to grant, deny or modify the petition, in whole or in part, and we cannot predict whether and to what extent the petition will be approved. Grant of the petition would provide increased operating and marketing flexibility that we believe over time could partially or substantially offset the potential for adverse effect caused by termination of the rural exemptions.



    In April 1999, a bill was proposed in the Alaska state senate to open to competition many local telephone markets in which we operate. Specifically, the bill proposed to allow competitors to provide local telephone service in local telephone markets throughout Alaska that have at least 5,000 access lines, effectively depriving incumbent local exchange carriers in those markets of their rural exemptions. Competition resulting from this bill, if it had been enacted into law, could have materially adversely affected our profitability. We cannot predict at this time whether or to what extent proposals included in the bill will be offered again and enacted into law. To the extent the markets of PTI Alaska's rural local exchange carriers are opened to competition by the APUC's termination of their rural exemptions, we do not believe that the marginal effect of passage of the proposed bill on our business would be material.



    For the first three months of 1999, PTI Alaska's local exchange carriers benefiting from rural exemptions accounted for 42.3% of our revenues and 52.3% of our operating income. Loss of the rural exemptions, absent compensating measures, such as rate increases, or market structure reforms, such as the replacement of implicit subsidies by explicit support mechanisms, or rate deaveraging, could adversely affect our ability to meet our financial obligations.


    PROMOTION OF UNIVERSAL SERVICE


    While the Telecommunications Act promoted Congress' policy of ensuring that affordable service is provided to consumers universally in rural, high-cost areas of the country, the Telecommunications Act altered the framework for providing universal service by:


    - requiring the FCC to make implicit subsidies explicit;

    - expanding the types of communications carriers required to pay universal service support; and


    - allowing competitive local exchange carriers to be eligible for funding.


These and other provisions were intended to make provision of universal service support compatible with a competitive market.

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

    Pursuant to the Telecommunications Act, federal Universal Service Fund payments are only available to carriers that are designated as eligible telecommunications carriers by a state public utilities commission. In areas served by rural local exchange carriers, the Telecommunications Act provides that a state public utilities commission may designate more than one eligible telecommunications carrier (in addition to the incumbent local exchange carrier) only after determining that the designation of an additional eligible telecommunications carrier will serve the public interest. As a result, an incumbent rural local exchange carrier has an opportunity to maintain its status as the sole recipient of federal Universal Service Fund payments in its service area, even if it is subsequently subjected to competition. Telephone Utilities of Alaska, Telephone Utilities of the Northland and PTI Communications are currently the sole designated eligible telecommunications carriers in their respective service areas. The addition of a second eligible telecommunications carrier in PTI Alaska's service areas could have the effect of reducing the amount of funds available from the federal Universal Service Fund and could materially adversely affect our ability to achieve a reasonable rate of return on the capital invested in our network.



    In May 1997, the FCC implemented new rules for interstate universal service support. The new rules provide for separate federal Universal Service Fund programs for rural and non-rural telephone companies. The new rules for non-rural companies base support upon "forward-looking costs" derived from cost proxy models. It is uncertain whether the forward-looking cost model will fully compensate local exchange carriers for the cost of providing local service in high-cost areas. The FCC set the implementation date for the new system at January 1, 1999, which has now been postponed to January 1, 2000 for non-rural telephone companies. The FCC has established a Rural Task Force, which will investigate how to adapt the proxy cost models approved for larger carriers for rural telephone companies. The FCC has indicated that it will not implement a new system for application to rural telephone companies for an additional three years after the first step implementation, or at least until January 1, 2001. In the interim, support mechanisms for rural carriers remain unchanged. The FCC revised its rules for non-rural carriers in May 1999 and sought comment on aspects of its revised plan.


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
                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    Set forth below are the names, ages and positions of the individuals who currently serve as our executive officers and directors. Subject to our obligations under the employment agreements described under the caption "--New Employment Arrangements," our directors and officers are elected at the annual meeting of our shareholders and will serve until they resign or are removed or until their successors are elected and qualified.


NAME                            POSITION                                                                        AGE
------------------------------  ---------------------------------------------------------------------------     ---
Charles E. Robinson             Chairman, President and Chief Executive Officer                                     65
Wesley E. Carson                Executive Vice President and Assistant Secretary                                    49
Michael E. Holmstrom            Senior Vice President and Chief Financial Officer                                   56
Benjamin L. Jarvis              Senior Vice President of LEC Operations                                             62
F. Scott Davis                  President and CEO of MACtel                                                         63
Michael E. Bowman               Vice President, Engineering                                                         43
Mark A. Foster                  President of ATU Long Distance; Vice President, Products and Services               38
                                Strategy
John Ayers                      Senior Vice President of Marketing and Sales                                        56
Donn T. Wonnell                 Executive Vice President, General Counsel and Secretary                             51
Kenneth Laing                   Vice President, Operations                                                          57
Michael L. Schuh                Vice President of Information Technology and Chief Information Officer              40
Dean A. Ryland                  Vice President, Finance and Accounting, Controller and Assistant Treasurer          48
Thomas R. Meade                 Vice President, Revenue Requirements                                                48
Kevin P. Hemenway               Vice President and Treasurer                                                        39
Priscilla B. Andres             Vice President, Human Resources                                                     49
W. Dexter Paine, III            Director                                                                            38
Saul A. Fox                     Director                                                                            45
J. Russell Triedman             Director                                                                            29


    See "Ownership of Capital Stock--Stockholders' Agreement" for information regarding election and terms of our directors and other related arrangements.

CHARLES E. ROBINSON


    Mr. Robinson, our Chairman, President and Chief Executive Officer since May 1999, has over four decades of experience in the telecommunications industry. Mr. Robinson was instrumental in creating Alaska's long distance communications systems, including the White Alice Communications System, beginning in the late 1950's. Between 1979 to 1982, Mr. Robinson served as President of Alascom, the state's primary long distance carrier at the time. Under his guidance, Alascom developed the first statewide long distance service network in Alaska, connecting with more than 27 independent local companies. Mr. Robinson served as President and Chief Operating Officer of Pacific Telecom from 1981 until its sale to Century in 1997 and was appointed Chairman and Chief Executive Officer in 1989. Mr. Robinson has been a member of the National Security Telecommunications Advisory Committee for the last 18 years, having been appointed by President Reagan. Mr. Robinson also served on the Board of Directors of the United States Telephone Association from 1993 to 1995.


WESLEY E. CARSON


    Mr. Carson, our Executive Vice President and Assistant Secretary since July 1998, has over 19 years of telecommunications experience. Mr. Carson began his career in telecommunications in 1980 with TRT Telecommunications Corporation, an international data and voice carrier located in Washington, D.C. that was acquired by Pacific Telecom in 1988. From 1989 to 1997, Mr. Carson served as the Vice President of Human Resources for Pacific Telecom responsible for the planning, development, implementation and administration of human resources policies and procedures and employee relations. Mr. Carson has been involved with labor issues for nearly 20 years and an active participant in Alaska labor relations since 1989. Mr. Carson holds a B.A. in International Relations from Brigham Young University, a Master of Public Administration degree from the University of Illinois-Springfield and a J.D. from Georgetown University.

MICHAEL E. HOLMSTROM


    Mr. Holmstrom, our Senior Vice President and Chief Financial Officer since January 1999, will be responsible for our financial, accounting, tax and business development functions. Mr. Holmstrom's career in telecommunications spans 35 years. Since 1990 he has consulted, served as Chief Operating Officer for Spectrum Network Systems, Ltd. in Sydney, Australia, and as Chief Financial Officer for Atlantic Tele-Network in the U.S. Virgin Islands. From 1983 through 1989 he was Vice President of Unregulated Operations, Chief Financial Officer and then President of CP National Corporation, a telecommunications provider that merged with Alltel Corporation in December 1988. Mr. Holmstrom was Vice President of Finance at Alascom from 1976 through 1980, and Vice President of Financial and Business Planning at Pacific Telecom, Alascom's parent corporation, from 1980 to 1981. Mr. Holmstrom has a B.S. in Business Administration from Gannon University. He was Executive-in-Residence professor of business strategy at Texas A&M University for the academic year 1981 to 1982.


BENJAMIN L. JARVIS


    Mr. Jarvis, our Senior Vice President of LEC Operations since November 1998, has over 35 years of experience in the telecommunications industry. Mr. Jarvis was employed by Pacific Telecom in operations management for approximately 16 years from 1966 to 1982. From 1982 to 1998, Mr. Jarvis held various leadership positions with Harris Corporation, Bay Area Teleport and Harbor Bay Telecommunications, American Satellite Inc., U.S. Intelco Networks, Inc. and two competitive local exchange carriers operating in emerging markets.


F. SCOTT DAVIS


    Mr. Davis is responsible for our statewide cellular operations as President and Chief Executive Officer of MACtel, which position he has held since August 1995. Mr. Davis has been with MACtel since 1990, previously serving as Sales and Marketing Manager, and then General Manager. Mr. Davis has more than 30 years of experience in the wireless industry beginning in 1966 at Airsignal International, Inc., where he advanced to the position of Executive Vice President before he left in 1982. From 1982 to 1987 he served as Senior Vice President and General Manager for McCaw Communications Companies, Inc., with responsibility for Alaska and Hawaii. Mr. Davis worked in Alaska as a communications broker and consultant from 1987 to 1990. Mr. Davis holds a B.B.A. degree from Washburn University.


MICHAEL E. BOWMAN


    Mr. Bowman was appointed Vice President of Engineering with responsibility for directing ATU's operations and managing statewide central office engineering and network administration in September 1999. Prior to joining us, Mr. Bowman had been with ATU since 1975, rising to become Chief Operations Officer. Mr. Bowman has also held positions of leadership within the International Brotherhood of Electrical Workers.

MARK A. FOSTER


    Mr. Foster is President of ATU Long Distance and Vice President, Products and Services Strategy, positions he has held since June 1999. Mr. Foster has over 15 years experience in the utility industry, including a term as a Commissioner on the Alaska Public Utility Commission. Mr. Foster served as President of the Western Conference of Public Service Commissioners in 1993. Prior to joining ATU Long Distance in 1997, Mr. Foster was a consultant specializing in strategic planning for utilities transitioning into increasingly competitive markets.


JOHN AYERS


    Mr. Ayers is Senior Vice President of Marketing and Sales, a position he has held since May 1999. Mr. Ayers has more than 20 years of experience in the telecommunications industry. As President and co-founder of e.Net, Ltd. in 1996, Mr. Ayers served as a consultant to a variety of established and start-up businesses. From February 1987 through August 1995, Mr. Ayers held various leadership positions with Pacific Telecom and its subsidiaries, including Executive Vice President of Pacific Telecom Services Company, with responsibility for strategic planning, marketing and business development, and Executive Vice President and General Manager of Alascom, Inc., Alaska's largest interexchange carrier. Mr. Ayers holds a bachelor's degree in management from Golden Gate University.


DONN T. WONNELL


    Mr. Wonnell is Executive Vice President, General Counsel and Secretary, a position he has held since June 1999. Mr. Wonnell has worked in the telecommunications industry for more than 20 years. Mr. Wonnell served as Vice President for legal, regulatory, and legislative affairs of Pacific Telecom until the merger of Pacific Telecom into Century at the end of 1997. Prior to joining Pacific Telecom, Mr. Wonnell served as President of the Telecommunications and Energy Division of California Pacific Utilities in San Francisco, and, earlier, as Vice President and General Counsel of RCA Alaska Communications in Anchorage. Mr. Wonnell holds a B.A. from the College of William & Mary and a J.D. from the University of Pennsylvania School of Law. Mr. Wonnell has been admitted to practice before the bars of Alaska, California, Pennsylvania, and the District of Columbia.


KENNETH LAING


    Mr. Laing was appointed Vice President of Operations with statewide responsibility for customer service and outside plant engineering, as well as direction of operations for the PTI Communications properties, in September 1999. Mr. Laing's telecommunications experience includes more than 30 years serving in various senior management capacities in local exchange telephone and long distance companies. Mr. Laing began his telecommunications career in 1968 as a technician for RCA building the Alaskan telecommunications network that preceded Alascom. Mr. Laing subsequently served in various leadership positions within Alascom, including Vice President of Administration and Vice President of Local Exchange Operations for Pacific Telecom's Montana and Washington divisions. Mr. Laing was an executive of LEC Consulting Corporation before our acquisitions of PTI Alaska and ATU. Mr. Laing, a veteran of the U.S. Air Force, attended the University of Washington and Northeastern University.


MICHAEL L. SCHUH


    Mr. Schuh, our Vice President of Information Technology and Chief Information Officer since November 1998, has more than 22 years of information technology experience, with 17 of those years devoted to telecommunications. Mr. Schuh worked for Pacific Telecom from 1986 to 1998, initially as an Information Services Manager and later as Senior Manager, LEC Operations, Customer Services and System Support. Prior to joining Pacific Telecom, Mr. Schuh held various positions in the computer operations department of the Municipality of Anchorage and Alascom from 1979 through 1986.

DEAN A. RYLAND


    Mr. Ryland, our Vice President, Finance and Accounting, Controller and Assistant Treasurer since September 1998, served as a senior accounting manager with Century from 1997 to 1998. Prior to this time he worked at Pacific Telecom for over 20 years, holding various positions including Vice President, Finance and Administration Multivisions Ltd., and Pacific Telecom Accounting Manager. Mr. Ryland earned a B.A. from the University of Santa Clara. Mr. Ryland began his professional accounting career as an auditor for PriceWaterhouse based in Anchorage and left when offered an opportunity to join Alascom in 1976.



THOMAS R. MEADE



    Mr. Meade joined us in May 1999 as Vice President, Revenue Requirements. From 1996 through May of 1999, Mr. Meade was employed by TelAlaska, Inc, where he served as Vice President, Regulatory and Legislative Affairs. Prior to that time, he worked for ATU for 12 years, holding various positions in finance, revenue requirements, jurisdictional cost separations, and regulatory affairs. Mr. Meade started his telecommunications career with Alascom in 1977, where he held supervisory and managerial positions in finance and accounting. Mr. Meade has an MBA in finance from the University of Michigan and a BA from Cornell University.



KEVIN P. HEMENWAY



    Mr. Hemenway joined us as Vice President and Treasurer in July 1999 with 10 years of prior experience in the telecommunications industry. Before joining us Mr. Hemenway served as the Chief Financial Officer and Treasurer of Atlantic Tele-Network, Inc. based in the U.S. Virgin Islands. From January 1990 to October 1998, as an independent consultant, Mr. Hemenway performed extensive financial, accounting, management and rate making consulting services for the telecommunications industry, principally for Atlantic Tele-Network, Inc. and its subsidiaries. From 1986 through 1989, Mr. Hemenway was employed by Deloitte and Touche, LLP as a C.P.A. and manager, performing both audit and consulting services. From 1983 to 1986, Mr. Hemenway was employed by Grant Thornton as a C.P.A. and senior staff accountant. Mr. Hemenway graduated from Creighton University in 1982 with a B.S.B.A., majoring in accounting, and is a non-practicing CPA certificate holder registered in the State of Nebraska.



PRISCILLA B. ANDRES



    Ms. Andres has served as our Vice President of Human Resources since September 1998. Prior to joining us, she was Senior Manager of Corporate Compensation, Benefits and HRIS for a high technology capital equipment manufacturing company in Portland, Oregon. Ms. Andres was employed during the previous 11 years by Pacific Telecom and its parent company, PacifiCorp, in increasingly responsible human resources positions in the areas of compensation, benefits, employee relations, employee services, employment, labor relations and health services. Ms. Andres has a bachelor's degree from the University of Portland.


W. DEXTER PAINE, III


    Mr. Paine, a director since July 1998, has been President and Co-founder of Fox Paine & Company since its inception in 1997. From 1994 until founding Fox Paine & Company, Mr. Paine served as a senior partner of Kohlberg & Company, where he was responsible for establishing and leading the firm's west coast office. Prior to joining Kohlberg & Company, Mr. Paine served as a general partner at Robertson Stephens & Company. In his more than 11 years in leveraged investing, Mr. Paine has focused on the supermarket, healthcare, telecommunications and automotive industries. Mr. Paine has a B.A. in economics from Williams College.

SAUL A. FOX


    Mr. Fox, a director since May 1999, has been Chief Executive Officer and Co-founder of Fox Paine & Company since its inception in 1997. From 1984 until founding Fox Paine & Company, Mr. Fox was at Kohlberg Kravis & Roberts & Co., where he became one of KKR's most senior general partners prior to his retirement from KKR in 1996. In his more than 13 years at KKR, Mr. Fox was involved in numerous leveraged transactions in a wide variety of industries. Prior to joining KKR, Mr. Fox was an attorney at Latham & Watkins, a leading national law firm headquartered in Los Angeles, California. Mr. Fox has a B.S. in communications and computer science from Temple University and a J.D. from the University of Pennsylvania Law School.


J. RUSSELL TRIEDMAN


    Mr. Triedman, a director since June 1999, has been a Vice President of Fox Paine & Company since 1998. Upon completion of law school in 1996, Mr. Triedman worked at Cravath, Swaine & Moore. While at Cravath, Mr. Triedman worked in mergers and acquisitions and high yield finance. Prior to attending law school, Mr. Triedman worked as a financial analyst at Brown Brothers Harriman & Co. in the private equity group, where he facilitated three private equity investments totaling $95 million. Mr. Triedman is a graduate of Brown University with a B.S. in Applied Mathematics and Economics and holds a J.D. from the University of Chicago Law School.


COMPENSATION OF DIRECTORS

    We currently do not compensate our directors other than for expense reimbursement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


    We do not currently have a compensation committee. All arrangements regarding executive compensation before completion of the acquisitions of PTI Alaska and ATU were conducted between members of Fox Paine & Company and our executive officers.


NEW EMPLOYMENT ARRANGEMENTS


    Before completion of the acquisitions of PTI Alaska and ATU, ALEC Holdings entered into new employment arrangements with some of our employees relating to their employment with ALEC Holdings and us, their ownership of ALEC Holdings common stock and the granting of options to purchase shares of ALEC Holdings common stock following the completion of these acquisitions, as more fully described below.



    EMPLOYMENT AGREEMENT WITH CHARLES E. ROBINSON. Under the employment agreement among ALEC Holdings, us and Charles E. Robinson, dated as of March 12, 1999, Mr. Robinson serves as the Chairman of the Board, Chief Executive Officer and President of ALEC Holdings and us for a three-year period, which term will be extended automatically for successive additional one-year periods unless either the board of directors of ALEC Holdings gives Mr. Robinson, or Mr. Robinson gives the board of directors of ALEC Holdings, no less than 90 days written notice of the intention not to extend the term. Mr. Robinson will receive during the initial term of his employment agreement an annual base salary of $500,000 that may be increased at the beginning of each year following the first year of employment. Mr. Robinson will be eligible for an annual bonus for each calendar year based on the attainment by us of mutually determined business targets. Mr. Robinson will receive an annual bonus equal to 100% of his annual base salary, as then in effect, if we attain these mutually determined business targets, with appropriate adjustments to the extent we exceed or fail to reach these targets. In no event will Mr. Robinson's annual bonus be less than $200,000. Mr. Robinson's employment agreement also provides for other customary benefits including fringe benefit plans, paid vacation, life and disability insurance plans and expense reimbursement.

    Under the Robinson employment agreement, if Mr. Robinson's employment were to be terminated by Mr. Robinson for good reason or following a change in control or by ALEC Holdings without cause, ALEC Holdings would be obligated to pay Mr. Robinson a lump sum cash payment in an amount equal to the sum of:


    - Mr. Robinson's annual base salary, as then in effect plus

    - Mr. Robinson's most recent annual bonus, as well as reimbursement for the cost of continuing health insurance coverage under COBRA for twelve months.


In addition, notwithstanding any provisions to the contrary in any option plan or agreement under which Mr. Robinson has received options, upon the termination of Mr. Robinson's employment, the number of then-unvested options will vest as are necessary to vest at least one-third of all options received by Mr. Robinson. In addition, in the event ALEC Holdings decides at any time not to extend the term of his employment agreement, ALEC Holdings will pay Mr. Robinson the sum of:


    - Mr. Robinson's annual base salary, as then in effect, plus

    - Mr. Robinson's most recent annual bonus, as well as reimbursement for the cost of continuing health insurance coverage under COBRA for twelve months.

    As used in the Robinson employment agreement:


    - "Good reason" means:



     - the assignment of Mr. Robinson by ALEC Holdings to any duties materially inconsistent with, or a material diminution of, his position, including duties, title, offices, or responsibilities; or


     - the transfer, without Mr. Robinson's concurrence, of Mr. Robinson's principal place of employment to a geographic location more than 100 miles from both his current personal residence and from the location of his current principal place of employment;

    - "Cause" means:


     - the willful failure to comply with lawful directions of the board of directors of ALEC Holdings after written notice;


     - fraud, misappropriation or embezzlement; or


     - a material breach of the Robinson employment agreement (other than due to physical or mental illness) that is not cured within 30 days after receipt of written notice from the board of directors of ALEC Holdings of a specific failure to perform his duties; and



    - "Change in control" means:



     - the acquisition by any person or group, as that term is used in Regulation 13D under the Exchange Act, other than Fox Paine & Company or any of its affiliates, of beneficial ownership of a majority of ALEC Holdings' or our outstanding voting securities; or



     - any sale, lease, exchange or other transfer in one transaction or a series of transactions, other than a transfer to an entity which is majority controlled by Fox Paine & Company or any affiliate thereof or an entity with substantially the same equity holders as immediately prior to the transfer, of all or substantially all of the assets of ALEC Holdings or us or our operating subsidiaries taken together, or any plan for our liquidation or dissolution.



    The Robinson employment agreement also provides that during his employment and during the 12-month period following any termination of his employment, Mr. Robinson shall not directly or indirectly own, make equity or debt investments in, manage, control, participate in, consult with, advise, render services to, or in any manner engage in, or be connected as an employee, officer, partner, director, consultant or otherwise with:

    - any enterprise engaged in the provision of local exchange or wireless telecommunications services in any state in which:


     - ALEC Holdings, its affiliates or subsidiaries or



     - any entity that is a party to an acquisition agreement with ALEC Holdings, its affiliates or subsidiaries is engaged in the provision of local exchange or wireless telecommunications services, or


    - any enterprise that is the subject of a potential transaction made known to ALEC Holdings, its affiliates or subsidiaries, or Mr. Robinson during or at any time prior to the termination of the Robinson employment agreement, that is engaged in the provision of local exchange or wireless telecommunications services.



However, Mr. Robinson may be a passive owner of not more than one percent of any publicly-traded class of capital stock of any entity engaged in the provision of local exchange or wireless telecommunications services. The Robinson employment agreement also provides for other restrictions during Mr. Robinson's employment and during the 12 months following any termination of his employment in connection with:


    - inducing or attempting to induce any employee of us or our affiliates or subsidiaries to terminate, or otherwise interfering with, the relationship between us our affiliates or subsidiaries and any of its employees, and

    - soliciting or attempting to solicit business from any customer or supplier of us or our affiliates or subsidiaries.


    EMPLOYMENT AGREEMENT WITH WESLEY E. CARSON. Under the employment agreement, dated March 12, 1999, by and among ALEC Holdings, us and Wesley E. Carson, Mr. Carson serves as Executive Vice President of ALEC Holdings and us for a two-year initial term at an annual base salary of $200,000. Mr. Carson's employment agreement contains provisions for additional terms, salary increases during any additional term, annual bonus, severance, other benefits, definitions of "good reason," "cause" and "change in control" and provisions for non-competition and non-solicitation similar to those in Mr. Robinson's employment agreement, except that:


    - Mr. Carson does not have a guaranteed minimum annual bonus and Mr. Carson will receive no annual bonus if termination occurs prior to December 31, 1999; and

    - Mr. Carson's employment agreement does not provide any additional rights with respect to vesting of then-unvested options upon termination.


    EMPLOYMENT AGREEMENT WITH MICHAEL E. HOLMSTROM. Under the employment agreement, dated April 19, 1999, by and among ALEC Holdings, us and Michael E. Holmstrom, Mr. Holmstrom serves as Executive Vice President of ALEC Holdings and us for a two-year initial term at an annual base salary of $200,000. Mr. Holmstrom's employment agreement contains provisions for additional terms, salary increases during any additional term, annual bonus, severance, other benefits, definitions of "good reason," "cause" and "change in control" and provisions for non-competition and non-solicitation similar to those in Mr. Robinson's employment agreement, except that:


    - Mr. Holmstrom does not have a guaranteed minimum annual bonus and Mr. Holmstrom will receive no annual bonus if termination occurs prior to December 31, 1999; and

    - Mr. Holmstrom's employment agreement does not provide any additional rights with respect to vesting of then-unvested options upon termination.

Mr. Holmstrom's employment agreement also obliges us to pay relocation-related costs of Mr. Holmstrom.

    OTHER EMPLOYMENT ARRANGEMENTS. We have made additional employment commitments to other of our officers on terms and conditions substantially similar to those in the Carson employment agreement and the Holmstrom employment agreement described above.


ALEC HOLDINGS, INC. 1999 STOCK INCENTIVE PLAN


    In connection with the completion of the acquisitions of PTI Alaska and ATU, ALEC Holdings adopted the ALEC Holdings, Inc. 1999 Stock Incentive Plan under which ALEC Holdings may grant incentive awards in the form of options to purchase shares of ALEC Holdings common stock, restricted shares of ALEC Holdings common stock and stock appreciation rights to participants, which include non-employee directors, officers, employees and consultants of ALEC Holdings and its affiliates. The total number of shares of ALEC Holdings common stock initially reserved and available for grant under the stock incentive plan is 3,410,486 shares. A committee of the board of directors of ALEC Holdings, or the board of directors of ALEC Holdings itself in the absence of a committee, is authorized to make grants and various other decisions under the stock incentive plan. Unless otherwise determined by the committee, any participant granted an award under the stock incentive plan must become a party to, and agree to be bound by, the stockholders' agreement.



    ALEC Holdings stock options may include incentive stock options, nonqualified stock options or both, in each case, with or without stock appreciation rights. ALEC Holdings stock options are generally nontransferable and, unless otherwise determined by the committee, have a term of ten years. Upon a participant's death or when the participant's employment with ALEC Holdings or the applicable affiliate of ALEC Holdings is terminated for any reason, the participant's then-unvested ALEC Holdings stock options are forfeited and the participant or his or her legal representative may, within three months if termination of employment is for any reason other than death, or one year in the case of the participant's death, exercise any previously vested ALEC Holdings stock options. Stock appreciation rights may be granted in conjunction with all or part of any ALEC Holdings stock option award and are generally exercisable limitations, only in connection with the exercise of the related ALEC Holdings stock option. Upon termination or exercise of the related ALEC Holdings stock option, stock appreciation rights terminate and are no longer exercisable. Stock appreciation rights are transferable only with the related ALEC Holdings stock options. Unless otherwise provided in the related award agreement or, if applicable, the stockholders' agreement, immediately prior to the change of control transactions described in the stock incentive plan, all outstanding ALEC Holdings stock options and stock appreciation rights will become fully exercisable and vested, and any restrictions and deferral limitations applicable to any restricted stock awards will lapse. The committee may also grant to any participant, on terms and conditions determined by the committee, the right to receive cash payments to be paid at that time as an award results in compensation income to the participant in order to assist the participant in paying the resulting taxes.



    The stock incentive plan will terminate on May 14, 2009. However, awards outstanding at that time will not be affected or impaired by the stock incentive plan's termination. The board of directors of ALEC Holdings and the committee have authority to amend the stock incentive plan and awards granted thereunder.

                           OWNERSHIP OF CAPITAL STOCK


    All of our outstanding common stock is owned by ALEC Holdings. The following table sets forth information regarding the beneficial ownership of the common stock, par value $0.01 per share, of ALEC Holdings by:



    - each person known by us to own beneficially more than 5% of ALEC Holdings common stock;


    - each of our directors and each of our named executive officers; and

    - all of our executive officers and directors, as a group.


Except as otherwise indicated in the footnotes below, each beneficial owner has the sole power to vote and to dispose of all shares held by that holder. You should keep the following points in mind as you read the table.



    - The amounts and percentage of ALEC Holdings common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of the security, or "investment power," which includes the power to dispose of or to direct the disposition of the security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest. The percentage of ALEC Holdings common stock outstanding is based on the 21,774,027 shares of ALEC Holdings common stock outstanding as of the date of this prospectus, without taking into account any options or convertible interests of ALEC Holdings.



    - We have computed percentages of shares outstanding with respect to the currently outstanding shares of ALEC Holdings common stock, as the case may be, held by the holder, without taking into account any options or warrants.



    - Fox Paine Capital, LLC is General Partner or Manager of Fox Paine Capital Fund, FPC Investors, L.P., ALEC Coinvestment Fund I, LLC, ALEC Coinvestment Fund II, LLC, ALEC Coinvestment Fund III, LLC, ALEC Coinvestment Fund IV, LLC, ALEC Coinvestment Fund V, LLC and ALEC Coinvestment Fund VI, LLC and possesses voting and investment power over all shares held by each of these entities. Fox Paine Capital is not the record owner of any shares of ALEC Holdings common stock. Messrs. Fox and Paine are the Members of Fox Paine Capital and share voting power of Fox Paine Capital. Mr. Triedman is a Vice President of Fox Paine & Company. Each of Messrs. Paine and Fox are limited partners of FPC Investors. None of the shares shown as beneficially owned by any of Messrs. Fox, Paine or Triedman are owned of record by these individuals. The address of Fox Paine Capital, Fox Paine Capital Fund, FPC Investors, and Messrs. Paine, Fox and Triedman is c/o Fox Paine & Company, LLC, 950 Tower Lane, Suite 1950, Foster City, CA 94404.



    - Mr. Robinson is record owner of 241,788 shares of ALEC Holdings common stock. The address of Mr. Robinson is c/o ALEC Holdings, Inc., 510 L. Street, Suite 500, Anchorage, Alaska 99501. Of these shares, 172,729 represent ALEC Holdings stock grants. See "Insider Relationships and Related Party Transactions."



    - Mr. Carson is record owner of 129,341 shares of ALEC Holdings common stock. The address of Mr. Carson is c/o ALEC Holdings, Inc., 510 L. Street, Suite 500, Anchorage, Alaska 99501. Of these shares, 85,469 represent Holdings stock grants. See "Insider Relationships and Related Party Transactions."

    - Mr. Holmstrom is record owner of 16,249 shares of ALEC Holdings common stock. See "Insider Relationships and Related Party Transactions." The address of Mr. Holmstrom is c/o ALEC Holdings, Inc., 510 L. Street, Suite 500, Anchorage, Alaska 99501.



    - Mr. Wonnell is the record owner of 66,249 shares of ALEC Holdings common stock. Of these shares, 50,000 represent stock grants. See "Insider Relationships and Related Party Transactions." The address of Mr. Wonnell is c/o ALEC Holdings, Inc., 510 L. Street, Anchorage, Alaska 99501.



                                                                                  SHARES OF
                                                                               HOLDINGS COMMON
                                                                                    STOCK          PERCENT OF SHARES
NAME AND ADDRESS                                                              BENEFICIALLY OWNED      OUTSTANDING
---------------------------------------------------------------------------  --------------------  -----------------
Fox Paine Capital, LLC.....................................................        19,555,751               89.8%
Fox Paine Capital Fund.....................................................        16,251,658               74.6%
FPC Investors, L.P.........................................................           241,144                1.1%
W. Dexter Paine, III.......................................................        19,555,751               89.8%
Saul A. Fox................................................................        19,555,751               89.8%
J. Russell Triedman........................................................        19,555,751               89.8%
Charles E. Robinson........................................................           241,788                1.1%
Wesley E. Carson...........................................................           129,341              *
Michael E. Holmstrom.......................................................            16,249              *
Donn T. Wonnell............................................................            66,249              *
All directors and executive officers as a group (6 persons)................        20,009,378               91.9%


------------------------


 (*) Indicates less than 1% of outstanding shares.


STOCKHOLDERS' AGREEMENT


    On May 14, 1999, ALEC Holdings entered into a stockholders' agreement with Fox Paine Capital Fund, fund investors affiliated with Fox Paine Capital Fund and non-fund investors, including co-investors and employees of ALEC Holdings listed as parties thereto. The following is a summary of the principal terms of the stockholders' agreement and is subject to and qualified in its entirety by reference to the stockholders' agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference herein.


    The stockholders' agreement provides, among other things, for


    - the right of the non-fund investors to participate in, and the right of Fox Paine Capital Fund to require the non-fund investors to participate in, sales of ALEC Holdings common stock by Fox Paine Capital Fund;



    - prior to an initial public offering of the stock of ALEC Holdings, the rights of ALEC Holdings to purchase, and rights of the non-fund investors to require ALEC Holdings to purchase, except in the case of termination of employment of the non-fund investors, all, but not less than all, of the shares of ALEC Holdings common stock owned by a non-fund investor upon the termination of employment or death of the non-fund investor, at prices determined in accordance with the stockholders' agreement; and



    - additional restrictions on the rights of the non-fund investors to transfer shares of ALEC Holdings common stock.

    The stockholders' agreement also contains provisions granting Fox Paine Capital Fund and the non-fund investors rights in connection with registrations of ALEC Holdings common stock and provides for indemnification and other rights, restrictions and obligations in connection with those registrations.


    The stockholders' agreement will terminate:


    - with respect to the rights and obligations of and restrictions on the fund investors and the non-fund investors in connection with restrictions on the transfer of shares of ALEC Holdings common stock, when Fox Paine Capital Fund and its affiliates no longer hold at least 20% of the outstanding shares of ALEC Holdings common stock, on a fully diluted basis. However, the stockholders' agreement will terminate in that respect in any event if ALEC Holdings enters into transactions resulting in Fox Paine Capital Fund, the fund investors, the non-fund investors, and each of their respective permitted transferees, owning less than a majority of the outstanding voting power of the entity surviving that transactions; and



    - with respect to the registration of ALEC Holdings common stock in offerings on the earlier of:



       - the date on which there are no longer any registrable securities outstanding (as determined under the stockholders' agreement) and



       -   the 20(th) anniversary of the stockholders' agreement.

              INSIDER RELATIONSHIPS AND RELATED PARTY TRANSACTIONS


    In connection with the completion of the acquisitions of PTI Alaska and ATU, members of management were given grants of ALEC Holdings common stock. In connection with the ALEC Holdings stock grants, ALEC Holdings loaned two members of management and one former member of management approximately 40% of the fair market value of the grants as of May 14, 1999 on a nonrecourse basis. The proceeds of these loans, which are secured by the shares of common stock owned by the individual borrowers, are to be used by those two individuals to pay taxes on the income deemed received in connection with the grants.



    In connection with the execution of the PTI Alaska purchase agreement, Century entered into a consulting agreement, dated August 14, 1998, with LEC Consulting Corporation, a corporation owned and operated by members of management. Pursuant to the consulting agreement, LEC Consulting provided management and advisory services to PTI Alaska with respect to its day-to-day business operations. Under the terms of the consulting agreement, Century paid LEC Consulting $175,000 per month for these services. In addition to the services required under the consulting agreement, LEC Consulting employees were responsible for managing the transition process for us and for creating the infrastructure necessary to begin operations as of May 14, 1999. In addition, Fox Paine & Company loaned to LEC Consulting approximately $3.4 million beginning in August 1998 for funding of start-up expenses, which amount was repaid out of funds provided by us on May 14, 1999 as part of the fees and expenses related to the acquisitions. LEC Consulting was merged into us on May 10, 1999.


    Pursuant to a consulting agreement between Century and Mr. Robinson, Mr. Robinson will continue to provide consulting services to Century with respect to its operations in the lower 48 contiguous states. These services will not interfere with Mr. Robinson's fulfillment of his duties and responsibilities to us. However, we have agreed that Mr. Robinson will not participate in making any decisions relating to acquisitions by us in the lower 48 contiguous states during the term of his consulting agreement and for two years thereafter. This consulting agreement is expected to expire on or before November 2000.


    Fox Paine & Company received advisory fees upon consummation of each of the acquisitions. In addition, Fox Paine & Company will receive an annual management fee.



    In connection with the consummation of the acquisitions of PTI Alaska and ATU, ALEC Holdings issued $25.0 million of aggregate gross proceeds of 13% senior discount debentures due 2011 together with warrants to purchase shares of ALEC Holdings common stock, representing 3.40% of the fully diluted ownership of ALEC Holdings. The ALEC Holdings warrants are exercisable for $0.01 per share and expire on May 14, 2011. The proceeds received from the issuance of the ALEC Holdings discount debentures and the ALEC Holdings warrants, together with the proceeds of the equity contributions to ALEC Holdings, were contributed to us as common equity. See "Description of Other Indebtedness-- The ALEC Holdings Discount Debentures" for a more complete discussion of the ALEC Holdings Discount Debentures.

                       DESCRIPTION OF OTHER INDEBTEDNESS

THE SENIOR CREDIT FACILITY


    We, together with ALEC Holdings, entered into a credit agreement with The Chase Manhattan Bank, as administrative agent and collateral agent, Credit Suisse First Boston Corporation, as documentation agent, and Canadian Imperial Bank of Commerce, as syndication agent, and the lenders named therein that provides our senior credit facility consisting of term loans of up to $460.0 million and a revolving credit facility of $75.0 million. Chase Securities Inc. acts as advisor and arranger in connection with the senior credit facility. The following is a summary description of the material terms of the senior credit facility and is subject to and qualified in its entirety by reference to the credit agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference herein.


    STRUCTURE.  Loans under the credit agreement consist of:

    - a term loan A facility in the amount of $150.0 million;

    - a term loan B facility in the amount of $150.0 million;

    - a term loan C facility in the amount of $160.0 million; and

    - a revolving credit facility in the amount of $75.0 million which is available, in part, for up to $25.0 million in letters of credit and up to $10.0 million in the form of swingline loans.

The term loan facilities and the revolving credit facility constitute the senior credit facility. We used the term loan facilities and a portion of the revolving credit facility to provide a portion of the funds necessary to complete the acquisitions of PTI Alaska and ATU and to repay existing indebtedness of PTI Alaska. We will use the remainder of the revolving credit facility for general corporate purposes.


    SECURITY; GUARANTEES. Our obligations under the senior credit facility are unconditionally and irrevocably guaranteed, jointly and severally, by ALEC Holdings and by each of our existing and subsequently acquired or organized domestic or, in limited circumstances, foreign subsidiaries. In addition, the senior credit facility and the guarantees thereunder are secured by collateral that includes substantially all of our assets and all of the assets of our subsidiaries, including:



    - a first priority pledge:



       -   by ALEC Holdings of all of our capital stock and



       - to the extent not prohibited by law or any existing contract, by us of the capital stock of companies in which we hold a minority stake, plus of all the capital stock we, or any of our domestic subsidiaries or, under limited circumstances, any of our foreign subsidiaries, held in any existing and subsequently acquired or organized subsidiary, which pledge, in the case of any foreign subsidiary will, except under limited circumstances, be limited to 65% of the capital stock of the foreign subsidiary; and



    - a perfected first priority security interest in, and mortgage on, substantially all of our tangible and intangible assets and substantially all of the tangible and intangible assets of the guarantors, including accounts receivable, documents, inventory, equipment, intellectual property, investment property, general intangibles, real property, cash and cash accounts and proceeds of the foregoing, in each case subject to limited exceptions. The credit agreement provides for the release of guarantees under limited circumstances.


    AVAILABILITY. The availability of the senior credit facility is subject to various conditions precedent typical of bank loans including, among other things, the absence of any material adverse change in our business. The full amount of the term loan facilities was required to be drawn in a single drawing on

May 14, 1999. Amounts repaid or prepaid under the term loan facilities may not be reborrowed. Amounts repaid under the revolving credit facility are available for reborrowing on a revolving basis, subject to the terms of the revolving credit facility. As a result of issuance of $150.0 million in old notes, the term loan C facility was reduced to $135.0 million on May 14, 1999.

    AMORTIZATION, INTEREST.


    - The term loan A facility is repayable in annual principal payments of one percent of principal over five years, commencing on May 14, 2002, with the balance of the term loan A facility payable at maturity. The final maturity of the term loan A facility is November 14, 2006. The term loan A facility bears interest at a rate PER ANNUM equal (at our option) to: (1) an adjusted London interbank offered rate, or LIBOR, plus 2.75% or (2) a rate equal to the greater of the administrative agent's prime rate, a certificate of deposit rate plus 1% and the federal funds effective rate plus 2.25%, in each case subject to reduction based on our financial performance.



    - The term loan B facility is repayable in annual principal payments of one percent of principal over six years, commencing on May 14, 2002, with the balance of the term loan B facility payable at maturity. The final maturity of the term loan B facility is November 14, 2007. The term loan B facility bears interest at an annual rate equal (at our option) to: (1) an adjusted LIBOR plus 3.00% or (2) the federal funds effective rate plus 2.50%.



    - The term loan C facility is repayable in annual principal payments of one percent of principal over six years, commencing on May 14, 2002, with the balance of the term loan C facility payable at maturity. The final maturity of the term loan C facility is May 14, 2008. The term loan C facility bears interest at an annual rate equal (at our option) to: (1) an adjusted LIBOR plus 3.25% or (2) the federal funds effective rate plus 2.75%.



    - The revolving credit facility is a seven-year facility and outstanding balances thereunder will bear interest at an annual rate equal (at our option) to: (1) an adjusted LIBOR plus 2.75% or (2) the federal funds effective rate plus 2.25%, in each case subject to reduction based on our financial performance. Amounts under the senior credit facility not paid when due bear interest at a default rate equal to 2.0% above the otherwise applicable rate.


    PREPAYMENTS. The senior credit facility permits us to prepay loans and to permanently reduce revolving credit commitments, in whole or in part, at any time. In addition, we are is required to make mandatory prepayments of the term loan facilities, subject to limited exceptions, in amounts equal to the excess, if any, of:

    - 50% of excess cash flow for each fiscal year, as specified in the credit agreement, over

    - the aggregate principal amount of the term loan facilities prepaid during the fiscal year.


We are also required to make mandatory prepayments of term loan facilities, subject to limited exceptions, with the net cash proceeds of dispositions of assets or issuances of debt of ALEC Holdings or any of its subsidiaries. Mandatory and optional prepayments will be allocated ratably among the term loan A facility, the term loan B facility and the term loan C facility, as applicable, and within each term loan facility, applied ratably to the remaining amortization payments under that facility, except that the lenders participating in the term loan B facility and the term loan C facility, as applicable, have the right to refuse mandatory prepayments, in which case those prepayments will be applied to the term loan A facility, or, if no portion of the term loan A facility remains outstanding, we may retain the prepayments. Any prepayment of adjusted LIBOR loans other than at the end of an interest period will be subject to reimbursement of breakage costs as described in the credit agreement.

    FEES. We are required to pay the lenders, on a quarterly basis, a commitment fee equal to 1/2 of 1% annually on the undrawn portion of the unused commitments, subject to reductions based upon our financial performance. We are also required to pay:



    - on a quarterly basis, a commission on the face amount of all outstanding letters of credit equal to the applicable margin then in effect for adjusted LIBOR loans under the revolving credit facility,



    - on a quarterly basis, a fronting fee in the amount of 0.25% annually on each letter of credit to the issuing bank,



    - standard fees of the issuing bank with respect to issuance, amendment, renewal or extension of any letters of credit, and


    - fees payable to the administrative agent.


    COVENANTS, EVENTS OF DEFAULT. The credit agreement contains customary covenants that, among other things, restrict the ability of ALEC Holdings, our ability and the ability of our subsidiaries to dispose of assets, incur additional indebtedness, incur guarantee obligations, prepay other indebtedness or amend other debt instruments, pay dividends, create liens on assets, enter into sale and leaseback transactions, make investments, loans or advances, make acquisitions, engage in mergers or consolidations, change our business, make capital expenditures or engage in transactions with affiliates. In addition, under the senior credit facility, we are required to comply with specified financial ratios, including minimum interest coverage ratios and maximum leverage ratios.


    The credit agreement also contains provisions that prohibit any modification of the indenture relating to the exchange notes as well as customary representations and warranties, affirmative covenants and events of default, including cross default, material judgments and change in control.


THE ALEC HOLDINGS DISCOUNT DEBENTURES



    On May 14, 1999, ALEC Holdings issued $46.9 million in aggregate principal amount of senior discount debentures due 2011, for gross proceeds of $25.0 million, in a private transaction not subject to the registration requirements of the Securities Act. While the ALEC Holdings discount debentures are not direct obligations of us or our subsidiaries, the indenture governing the ALEC Holdings discount debentures contains covenants that may restrict our activities and those of our subsidiaries. However, the covenants in the indenture governing the ALEC Holdings discount debentures that may affect the operations of us and our subsidiaries are generally no more restrictive than those contained in the indenture governing the exchange notes.



    No cash interest is payable on the ALEC Holdings discount debentures for five years following issuance, but deferred interest accrues at the annual rate of 13%. On and after May 15, 2004, cash interest will be payable on the outstanding principal amount of the ALEC Holdings discount debentures, including accrued deferred interest, at the annual rate of 13% payable semiannually on May 15th and November 15th of each year, subject to restrictions on dividends to ALEC Holdings contained in the senior credit facility and the indenture relating to the exchange notes.



    The ALEC Holdings discount debentures rank equally in right of payment to all current and future senior indebtedness of ALEC Holdings and rank senior in right of payment to all current and future subordinated indebtedness of ALEC Holdings. As obligations of a holding company, the ALEC Holdings discount debentures are effectively subordinated to all obligations of the subsidiaries of ALEC Holdings, including our obligations under the exchange notes and borrowings under the senior credit facility.



    The ALEC Holdings discount debentures are not redeemable until May 15, 2004. Thereafter, the ALEC Holdings discount debentures will be redeemable at the option of ALEC Holdings with a premium that declines each year until 2009, when the ALEC Holdings discount debentures will be redeemable in whole or in part at 100% of their principal amount plus accrued and unpaid interest. Upon a change of control as described in the indenture governing the ALEC Holdings discount debentures, each holder will be able to require ALEC Holdings to offer to redeem the holder's ALEC Holdings discount debentures at a price equal to 101% of accreted value or, if after May 15, 2004, of the principal amount thereof plus accrued and unpaid interest thereon, subject to restrictions contained in the senior credit facility and the indenture relating to the exchange notes. If ALEC Holdings consummates one or more offerings of ALEC Holdings common stock on or before May 15, 2002, ALEC Holdings, at its option, will be able to use all or a portion of the sale proceeds to redeem up to 35% of the aggregate principal amount of the ALEC Holdings discount debentures originally issued, at a price equal to their accreted value plus a premium equal to one year's interest at the stated interest rate.



    The indenture relating to the ALEC Holdings discount debentures contains various restrictive covenants that, among other things, limit:



    - the incurrence of indebtedness by ALEC Holdings and its subsidiaries,



    - the payment of restricted payments, as described in the indenture relating to the ALEC Holdings discount debentures,



    - the payment of dividends on stock and purchases of stock,



    - the sale of assets or stock of ALEC Holdings' subsidiaries,



    - transactions with affiliates,



    - mergers, consolidations and sales of assets and



    - the business activities in which ALEC Holdings and its subsidiaries may engage.



Each of these limitations, however, is subject to qualifications set forth fully in the indenture governing the ALEC Holdings discount debentures, which has been filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference herein.



    The indenture relating to the ALEC Holdings discount debentures also contains events of default customary for obligations of this type, including:



    - a default in the payment of interest on the ALEC Holdings discount debentures when due and payable,



    - the acceleration of debt of ALEC Holdings or any of its subsidiaries in an amount in excess of $5.0 million and



    - the rendering of any judgment for the payment of money in excess of $5.0 million against ALEC Holdings, subject, in each case, to applicable grace periods.



As a result, events may occur that cause default under the indenture governing the ALEC Holdings discount debentures at a time when there is no default under the indenture governing the exchange notes. Payment of all amounts outstanding under the ALEC Holdings discount debentures could be accelerated in the event of a default under the indenture governing the ALEC Holdings discount debentures.

                       DESCRIPTION OF THE EXCHANGE NOTES



    We will issue the exchange notes under the same indenture, dated as of May 14, 1999, among us, the guarantors and IBJ Whitehall Bank & Trust Company, as trustee, under which the old notes were issued. We will provide you with a copy of the indenture upon request. The indenture contains provisions that define your rights under the exchange notes. In addition, the indenture governs our obligations and those of each guarantor under the exchange notes. The terms of the exchange notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act.



    The following description is meant to be only a summary of the indenture. It does not restate the terms of the indenture in their entirety. We urge you to read carefully the indenture as it, and not this description, governs your rights as holders.


PRINCIPAL, MATURITY AND INTEREST

    We will initially issue exchange notes in an aggregate principal amount of $150 million. The exchange notes will mature on May 15, 2009. We will issue the exchange notes in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000.


    Each exchange note we issue will bear interest at a rate of 9 3/8% beginning on November 15, 1999, or from the most recent date to which interest has been paid or provided for. We will pay interest semiannually to holders of record at the close of business on the May 1 or November 1 immediately preceding the interest payment date on May 15 and November 15 of each year. We will pay interest on overdue principal at 1% annually in excess of such rate, and we will pay interest on overdue installments of interest at such higher rate to the extent lawful.


PAYING AGENT AND REGISTRAR


    We will pay the principal of, premium, if any, and interest on the exchange notes at any office of ours or any agency designated by us which is located in the Borough of Manhattan, the City of New York. We have initially designated the corporate trust office of the trustee to act as our paying agent in such matters. The location of the corporate trust office is One State Street, New York, New York 10004. We reserve the right, however, to pay interest by check mailed directly to holders at their registered addresses.



    Holders may exchange or transfer their exchange notes at the location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of exchange notes. We may, however, require holders to pay any transfer tax or other similar governmental charge payable in connection with a transfer or exchange.


OPTIONAL REDEMPTION


    Except as set forth in the following paragraph, we may not redeem the exchange notes at our option prior to May 15, 2004. After this date, we may redeem the exchange notes in whole or in part at the following redemption prices, which are expressed as percentages of the principal amount, plus accrued and unpaid interest thereon, and additional amounts in respect thereof, if any, to the redemption date. This redemption is subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period commencing on May 15 of the years set forth below:


                                                                                   REDEMPTION
YEAR                                                                                  PRICE
---------------------------------------------------------------------------------  -----------
2004.............................................................................     104.688%
2005.............................................................................     103.125%
2006.............................................................................     101.563%
2007 and thereafter..............................................................     100.000%


    Prior to May 15, 2002, we may, at our option, on one or more occasions, also redeem up to a maximum of 35% of the original aggregate principal amount of the exchange notes with the net cash proceeds of one or more equity offerings, whether by us or by ALEC Holdings, to the extent the net cash proceeds of the equity offering are contributed to us or used to purchase capital stock, other than disqualified stock, from us. This purchase must be at a redemption price equal to 109 3/8% of the principal amount of the exchange notes redeemed, plus accrued and unpaid interest on, and any additional amounts in respect of, the exchange notes, to the redemption date. However, after giving effect to any redemption:



    - at least 65% of the original aggregate principal amount of the exchange notes must remain outstanding; and



    - any such redemption must be made within 90 days of a related equity offering by us or ALEC Holdings and otherwise in accordance with the procedures set forth in the indenture.


SELECTION


    If we partially redeem exchange notes, the trustee will select the exchange notes to be redeemed on a ratable basis, by lot or by such other method as the trustee deems to be fair and appropriate. However, no exchange note of $1,000 in original principal amount or less will be redeemed in part. On and after the redemption date, interest will cease to accrue on exchange notes or portions of exchange notes called for redemption so long as we have deposited with the paying agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, and additional amounts in respect of, the exchange notes to be redeemed.


RANKING


    The exchange notes:



    - will be general unsecured obligations of us;



    - will be subordinated in right of payment to all of our existing and future Senior Indebtedness;



    - will rank equally in right of payment with all of our existing and future Senior Subordinated Indebtedness;



    - will be senior in right of payment to all of our existing and future subordinated obligations;



    - will be effectively subordinated to all secured Indebtedness to the extent of the value of the assets securing that Indebtedness; and



    - are guaranteed by ALEC Holdings and each domestic subsidiary.



    The guarantees:



    - will be general unsecured obligations of each guarantor;

    - will be subordinated in right of payment to all existing and future Senior Indebtedness of each guarantor;



    - will rank equally in right of payment with all existing and future Senior Subordinated Indebtedness of each guarantor;



    - will be senior in right of payment to all existing and future subordinated obligations of each guarantor; and



    - will be effectively subordinated to all secured Indebtedness of each guarantor to the extent of the value of the assets securing that Indebtedness.



    In addition, some of our subsidiaries' creditors, including trade creditors, generally will have priority with respect to the assets and earnings of the subsidiaries over the claims of our creditors, including the holders of the exchange notes. The exchange notes, therefore, will be effectively subordinated to creditors, including trade creditors, our subsidiaries. As of December 31, 1998, our subsidiaries had total liabilities, including trade payables, of approximately $55.5 million.



    As of June 30, 1999, there was outstanding:



    - $451.2 million of our Senior Indebtedness, all of which was secured Indebtedness, exclusive of unused commitments under the Credit Agreement;



    - $46.9 million senior indebtedness of ALEC Holdings from the issuance of $25.0 million in gross proceeds of the ALEC Holdings discount debentures, exclusive of guarantees of Indebtedness under the Credit Agreement; and



    - $1.6 million of Senior Indebtedness of our subsidiaries, all of which are guarantors, exclusive of guarantees of Indebtedness under the Credit Agreement,; and



    - none of our Senior Subordinated Indebtedness, other than the exchange notes, or that of the guarantors other than the guarantees; and



    - none of our subordinated obligations or that of the guarantors.



Although the amount of additional Indebtedness we can incur is limited by the terms of our financing arrangements, we and our subsidiaries may be able to incur substantial amounts of Indebtedness in certain circumstances. Such indebtedness may be Senior Indebtedness.



    Neither we nor any of our restricted subsidiaries will incur, directly or indirectly, any Indebtedness that is subordinate or junior in ranking in any respect to Senior Indebtedness, unless that Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. Unsecured Indebtedness is not deemed to be subordinate or junior to Secured Indebtedness merely because it is unsecured.



    In general, we may not make payments to you on the exchange notes if we are in Default on any Designated Senior Indebtedness, or if this Designated Senior Indebtedness is accelerated, unless we cure the Default, pay off such Indebtedness, have the acceleration rescinded or obtain a waiver for the payment.



    During the continuance of any Default, other than a Default described in the preceding sentence, with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice, except such notice as may be required to effect such acceleration, or the expiration of any applicable grace periods, we may not pay the exchange notes for a period (a "Payment Blockage Period") commencing upon the receipt by the trustee of written notice (a "Blockage Notice") of such default from the representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated:


    (1) by written notice to the trustee and us from the person or persons who gave such Blockage Notice;


    (2) by repayment in full in cash or cash equivalents of such Designated Senior Indebtedness; or

    (3) because the default giving rise to such Blockage Notice is no longer continuing).


Notwithstanding the provisions described in the immediately preceding sentence, but subject to the provisions contained in the preceding paragraph and in the immediately succeeding paragraph, unless the holders of such Designated Senior Indebtedness or the representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, we may resume payments on the exchange notes after the end of such Payment Blockage Period.



    Not more than one Blockage Notice may be given in any period of 360 consecutive days, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. However, if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness other than the Bank Indebtedness, the representative of the Bank Indebtedness may give another Blockage Notice within such period. In no event, however, may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any period of 360 consecutive days. For purposes of this paragraph, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.



    Upon any payment or distribution of our assets upon a total or partial liquidation or a total or partial dissolution of us or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or our property:



    (1) the holders of Senior Indebtedness will be entitled to receive payment in full in cash or cash equivalents of such Senior Indebtedness, including interest accruing after, or that would accrue but for, the commencement of such proceeding at the rate specified in the applicable Senior Indebtedness, whether or not such claim for such interest would be allowed, before the noteholders are entitled to receive any payment; and



    (2) until such Senior Indebtedness is paid in full in cash or cash equivalents any payment or distribution to which noteholders would be entitled but for the subordination provisions of the indenture will be made to holders of such Senior Indebtedness as their interests may appear, except that holders may receive and retain


       (A) Permitted Junior Securities; and

       (B) payments made from the trust described under the caption "--Defeasance," so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the exchange notes without violating the subordination provisions described herein.


    If a distribution is made to noteholders that, due to the subordination provisions of the indenture, should not have been made to them, such noteholders will be required to hold the distribution in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

    If payment of the exchange notes is accelerated because of an Event of Default, we or the trustee shall promptly notify the holders of the Designated Senior Indebtedness or their representative of the acceleration. If any Designated Senior Indebtedness is outstanding, we may not pay the exchange notes until five business days after the holders or the representative of such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the exchange notes only if the subordination provisions of the indenture otherwise permit payment at that time.



    By reason of the subordination provisions of the indenture, in the event of insolvency, creditors of us who are holders of Senior Indebtedness may recover more, ratably, than the noteholders, and creditors of us who are not holders of Senior Indebtedness or of Senior Subordinated Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of Senior Subordinated Indebtedness.



    The indenture will contain substantially identical subordination provisions relating to each guarantor's obligations under its guarantee.



GUARANTEES



    ALEC Holdings, all of our subsidiaries and some of our future subsidiaries, as primary obligors and not merely as sureties, will jointly and severally, irrevocably and unconditionally guarantee on an unsecured senior subordinated basis the performance and full and punctual payment when due of all of our obligations under the indenture and the exchange notes. The guaranteed obligations will include all payments, whether at stated maturity, by acceleration, by redemption or otherwise, and whether for payment of principal of, or interest on, or additional amounts in respect of, the exchange notes, expenses, indemnification or otherwise. The guarantors will also pay costs and expense incurred by the trustee or the holders in enforcing any rights under the guarantees.



    Each guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable guarantor without rendering the guarantee, as it relates to such guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. After the Closing Date, we will cause each domestic subsidiary that incurs indebtedness to execute and deliver to the trustee a supplemental indenture, under which the domestic subsidiary will guarantee payment of the exchange notes.



    Each guarantee is a continuing guarantee and shall:



    - remain in full force and effect until payment in full of all the guaranteed obligations,



    - be binding upon each guarantor and its successors and



    - inure to the benefit of, and be enforceable by, the trustee, the holders and their successors, transferees and assigns.



    Any guarantee by a subsidiary of us will be automatically released upon the sale of the capital stock, or all or substantially all the assets, of the applicable subsidiary if such sale is made in compliance with the covenant described under the caption "--Restrictive Covenants--Limitation on Sales of Assets and Subsidiary Stock." In addition, if any such subsidiary is released from its guarantees of, and all pledges and security granted in connection with, the Credit Agreement and any other Indebtedness of us or any subsidiary of us, then such guarantor shall also be automatically released and relieved of any obligations under its guarantee.



    A guarantee by a subsidiary of us also will be automatically released upon the applicable subsidiary ceasing to be a subsidiary of us as a result of any foreclosure of any pledge or security interest securing Bank Indebtedness or other exercise of remedies in respect thereof if such subsidiary is released from its guarantees of, and all pledges and security interests granted in connection with, the Credit Agreement.

CHANGE OF CONTROL


    Upon the occurrence of any of the following events (each a "Change of Control"), each holder will have the right to require us to repurchase all or any part of such holder's exchange notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon and additional amounts in respect thereof, if any, to the date of repurchase; PROVIDED, HOWEVER, that notwithstanding the occurrence of a Change of Control, we shall not be obligated to repurchase the exchange notes pursuant to this section in the event that we have exercised our right to redeem all the exchange notes under the terms described under the caption "--Optional Redemption":



    (1) prior to the earlier to occur of (a) the first public offering of common stock of ALEC Holdings or (b) the first public offering of our common stock, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the voting stock of ALEC Holdings or us, whether as a result of issuance of securities of ALEC Holdings or us;



    (2) (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (1) above, except that for purposes of this clause (2) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the voting stock of ALEC Holdings or us and (b) the Permitted Holders beneficially own (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the voting stock of ALEC Holdings or us than such other person and do not have the right or ability to elect or designate for election a majority of the board of directors of ALEC Holdings or us (for the purposes of this clause (2), such other person shall be deemed to beneficially own any voting stock of a specified entity held by a parent entity, if such other person is the beneficial owner (as defined in this clause (2)), directly or indirectly, of more than 35% of the voting power of the voting stock of such parent entity and the Permitted Holders beneficially own (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the voting stock of such parent entity and do not have the right or ability to elect or designate for election a majority of the board of directors of such parent entity);



    (3) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of us or ALEC Holdings (together with any new directors whose (a) such board of directors of ALEC Holdings or us or whose nomination for election by the shareholders of ALEC Holdings or us was approved by a majority vote of the directors of ALEC Holdings or us then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or (b) who are designees of the Permitted Holders or were nominated by the Permitted Holders) cease to constitute a majority of the board of directors of us or ALEC Holdings then in office;



    (4) the adoption of a plan relating to the liquidation or dissolution of ALEC Holdings or us;



    (5) the merger or consolidation of ALEC Holdings or us with or into another person or the merger of another person with or into ALEC Holdings or us, or the sale of all or substantially all the assets of ALEC Holdings or us to another person, other than a person that is controlled by the Permitted Holders, and, in the case of any such merger or consolidation, the securities of ALEC Holdings or us that are outstanding immediately prior to such transaction and that represent 100% of the aggregate voting power of the voting stock of ALEC Holdings or us are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving person or transferee that represent immediately after such transaction, at least a majority of the aggregate voting power of the voting stock of the surviving person or transferee; or



    (6) we cease to be a wholly owned restricted subsidiary of ALEC Holdings.



    If at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of exchange notes pursuant to this covenant, then prior to the mailing of the notice to holders provided for in the immediately succeeding paragraph but in any event within 30 days following any Change of Control, we shall:


    (1) repay in full all Bank Indebtedness or, if doing so will allow th repurchase of exchange notes, offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer; or

    (2) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the exchange notes as provided for in the immediately succeeding paragraph.


    Within 30 days following any Change of Control, we shall mail a notice to each holder with a copy to the trustee (the "Change of Control Offer") stating that a Change of Control has occurred and that such holder has the right to require us to purchase such holder's exchange notes



    In the event that holders of not less than 98% of the principal amount of the outstanding exchange notes accept a Change of Control Offer and we purchase all of the exchange notes held by such holders, we will have the right to redeem all of the exchange notes that remain outstanding following such purchase at the purchase price specified in the Change of Control Offer plus accrued and unpaid interest thereon and additional amounts in respect thereof, if any, to the date of redemption.


    We will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by us and purchases all exchange notes validly tendered and not withdrawn under such Change of Control Offer.

RESTRICTIVE COVENANTS

    The indenture will contain covenants including, among others, the following:


    LIMITATION ON INDEBTEDNESS. (1) Neither we nor any restricted subsidiary will incur any Indebtedness unless on the date of and after giving effect to such incurrence and after giving effect thereto the Debt to EBITDA Ratio would be less than 7:1.



    (2) Notwithstanding the foregoing paragraph (1), we and our restricted subsidiaries may incur the following Indebtedness:



    (a) Bank Indebtedness in an aggregate principal amount not to exceed $585 million less the aggregate amount of all prepayments of principal applied to permanently reduce any such Indebtedness;



    (b) Indebtedness of us owed to and held by any wholly owned restricted subsidiary or indebtedness of a restricted subsidiary owed to and held by us or any wholly owned restricted subsidiary; PROVIDED, HOWEVER, that (i) any subsequent issuance or transfer of any capital stock or any other event that results in any such wholly owned restricted subsidiary ceasing to be a wholly owned restricted subsidiary or any subsequent transfer of any such Indebtedness, except to us or a wholly owned restricted subsidiary, shall be deemed, in each case, to constitute the


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       incurrence of such Indebtedness by the issuer thereof and (ii) if we are the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the exchange notes;



    (c) Indebtedness (i) represented by the exchange notes and the guarantees,
       (ii) outstanding on the Closing Date, other than the Indebtedness described in clauses (a) and (b) above, (iii) consisting of Refinancing Indebtedness incurred in respect of any Indebtedness described in this clause (c) or the foregoing paragraph (1) or (iv) consisting of guarantees of any Indebtedness permitted under clauses (a) and (b) of this paragraph (2);



    (d) (i) Indebtedness of a restricted subsidiary incurred and outstanding on or prior to the date on which such restricted subsidiary was acquired by us (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such restricted subsidiary became a subsidiary of, or was otherwise acquired by, us); PROVIDED, HOWEVER, that on the date that such restricted subsidiary is acquired by us, we would have been able to incur $1.00 of additional Indebtedness pursuant to the foregoing paragraph (1) after giving effect to the incurrence of such Indebtedness pursuant to this clause (d) and (ii) Refinancing Indebtedness incurred by us or a restricted subsidiary in respect of Indebtedness incurred pursuant to this clause (d);



    (e) Indebtedness in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by us and the restricted subsidiaries in the ordinary course of their business;



    (f) Purchase Money Indebtedness and capitalized lease obligations in an aggregate principal amount not in excess of $20 million at any time outstanding;



    (g) Hedging obligations of us or any guarantor directly related to Indebtedness permitted to be incurred by us or any guarantor pursuant to the indenture for the purpose of fixing or hedging interest rate risk or currency fluctuations;



    (h) (i) Indebtedness of another person incurred and outstanding on or prior to the date on which such person consolidates with or merges with or into us (other than indebtedness incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such person consolidates with or merges with or into us); PROVIDED, HOWEVER, that on the date that such transaction is consummated, we would have been able to incur $1.00 of additional Indebtedness pursuant to the foregoing paragraph (1) after giving effect to the incurrence of such Indebtedness pursuant to this clause (h) and (ii) Refinancing Indebtedness incurred by us or a successor company in respect of Indebtedness incurred pursuant to subclause (i) of this clause (h); or



    (i) Indebtedness, other than Indebtedness permitted to be incurred pursuant to the foregoing paragraph (1) or any other clause of this paragraph (2), in an aggregate principal amount on the date of incurrence that, when added to all other Indebtedness incurred pursuant to this clause (i) and then outstanding, shall not exceed $5 million.


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    (3) Notwithstanding the foregoing, we may not incur any Indebtedness pursuant to paragraph (2) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any subordinated obligations, unless such Indebtedness will be subordinated to the exchange notes to at least the same extent as such subordinated obligations. We may not incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any senior Indebtedness unless such Indebtedness is senior subordinated Indebtedness or is expressly subordinated in right of payment to senior subordinated Indebtedness. In addition, we may not incur any secured Indebtedness that is not senior Indebtedness unless effective provision is made to secure the exchange notes equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the exchange notes) such secured Indebtedness for so long as such secured Indebtedness is secured by a lien. A guarantor may not incur any Indebtedness if such Indebtedness is by its terms expressly subordinate or junior in ranking in any respect to any Senior Indebtedness of such guarantor unless such Indebtedness is Senior Subordinated Indebtedness of such guarantor or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such guarantor. In addition, a guarantor may not incur any secured Indebtedness that is not Senior Indebtedness of such guarantor unless contemporaneously therewith effective provision is made to secure the guarantee of such guarantor equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to such guarantee) such secured Indebtedness for as long as such secured Indebtedness is secured by a lien.



    (4) Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that we or any restricted subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining the outstanding principal amount of any particular Indebtedness incurred pursuant to this covenant:



    (a) Indebtedness incurred pursuant to the Credit Agreement prior to or on the Closing Date shall be treated as incurred pursuant to clause (2)(a) above;


    (b) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and


    (c) in the event that Indebtedness meets the criteria of more than one of the types of indebtedness described in this covenant, we, in our sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.



    LIMITATION ON RESTRICTED PAYMENTS. (1) Neither we nor any restricted subsidiary will directly or indirectly:



    (a) declare or pay any dividend or make any distribution on or in respect of its capital stock or similar payment to the holders of its capital stock except dividends or distributions payable solely in its capital stock, other than Disqualified Stock, and except dividends or distributions payable to us or another restricted subsidiary (and, if such restricted subsidiary has shareholders other than us or other restricted subsidiaries, to its other shareholders on a pro rata basis);



    (b) purchase, redeem, retire or otherwise acquire for value any capital stock of ALEC Holdings, us or any restricted subsidiary held by persons other than us or another restricted subsidiary;



    (c) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any subordinated obligations (other than the purchase, repurchase or other acquisition of subordinated obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of acquisition); or



    (d) make any Investment, other than a Permitted Investment, in any person


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(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time we or such Restricted Subsidiary make such Restricted Payment:



    (i) a Default will have occurred and be continuing or would result therefrom;



    (ii) we could not incur at least $1.00 of additional Indebtedness under paragraph (1) of the covenant described under the caption "--Limitation on Indebtedness"; or



   (iii) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined conclusively in good faith by the board of directors) declared or made subsequent to the Closing Date would exceed the sum of, without duplication:



       (A)(i) 100% of EBITDA accrued during the period, treated as one accounting period, from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Closing Date occurs to the end of the most recent fiscal quarter for which financial statements are publicly available (or, in case such EBITDA will be a deficit, minus 100% of such deficit), minus



          (ii) 140% of Consolidated Interest Expense accrued during the period, treated as one accounting period, from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Closing Date occurs to the end of the most recent fiscal quarter for which financial statements are publicly available; plus



        (B) the aggregate net cash proceeds received by us from the issue or sale of our capital stock, other than Disqualified Stock, subsequent to the Closing Date (other than (x) an issuance or sale to one of our subsidiaries, (y) an issuance or sale to an employee stock ownership plan or other trust established by us or any of our subsidiaries or (z) to the extent used in accordance with clause
            (2)(e)(ii) or (2)(f)(iii)(B)) below; plus



        (C) the aggregate net cash proceeds received by us from the sale or other disposition, other than to us or a restricted subsidiary, of any Investments previously made by us or a restricted subsidiary and treated as a Restricted Payment; PROVIDED that the amount added pursuant to this clause (C) shall not exceed the amount treated as a Restricted Payment and not previously added pursuant to this paragraph (iii); plus



       (D) the amount by which Indebtedness of us or our restricted subsidiaries is reduced on our balance sheet upon the conversion or exchange, other than by one of our subsidiaries, subsequent to the Closing Date of any Indebtedness of us or our restricted subsidiaries issued after the Closing Date that is convertible or exchangeable for capital stock, other than Disqualified Stock, of us (less the amount of any cash or the fair market value of other property distributed by us or any restricted subsidiary upon such conversion or exchange); plus



        (E) the amount equal to the net reduction in Investments in unrestricted subsidiaries resulting from (i) payments of dividends, repayments of the principal of loans or advances or other transfers of assets to us or any restricted subsidiary from unrestricted subsidiaries or
            (ii) the redesignation of unrestricted subsidiaries as restricted subsidiaries (valued, in each case, as provided in the definition of "Investment") not to exceed, in the case of any unrestricted subsidiary, the amount of Investments previously made by us or any restricted subsidiary in such unrestricted subsidiary, which amount was included in the calculation of the amount of Restricted Payments; plus


        (F) $5 million.

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    (2) The provisions of the foregoing paragraph (1) will not prohibit:


    (a) any purchase, repurchase, retirement, defeasance or other acquisition or retirement for value of capital stock or subordinated obligations of us made by exchange for, or out of the proceeds of the substantially concurrent sale of, capital stock of us, other than Disqualified Stock and other than capital stock issued or sold to one of our subsidiaries or an employee stock ownership plan or other trust established by us or any of our subsidiaries; PROVIDED, HOWEVER, that:


        (i) such Restricted Payment will be excluded in the calculation of the amount of Restricted Payments; and

        (ii) the net cash proceeds from such sale applied in the manner set forth in this clause (a) will be excluded from the calculation of amounts under clause (B) of paragraph (iii) above;


    (b) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of subordinated obligations of us made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of us that is permitted to be incurred pursuant to paragraph
       (2) of the covenant described under the caption "--Limitation on Indebtedness"; PROVIDED, HOWEVER, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value will be excluded in the calculation of the amount of Restricted Payments;



    (c) any purchase or redemption of subordinated obligations from Net Available Cash to the extent permitted by the covenant described under the caption "--Limitation on Sales of Assets and Subsidiary Stock"; PROVIDED, HOWEVER, that such purchase or redemption will be excluded in the calculation of the amount of Restricted Payments;


    (d) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; PROVIDED, HOWEVER, that such dividend will be included in the calculation of the amount of Restricted Payments;


    (e) the repurchase or other acquisition of shares of, or options to purchase shares of, common stock of us or any of our subsidiaries from employees, former employees, consultants, former consultants, directors or former directors of us or any of our subsidiaries (or permitted transferees of such employees, former employees, consultants, former consultants, directors or former directors), pursuant to the terms of agreements or plans or amendments thereto approved by the board of directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock; PROVIDED, HOWEVER, that the aggregate amount of such repurchases, together with any amounts or other distributions to ALEC Holdings under the following paragraph
       (f)(iii), shall not exceed in any calendar year the sum of (i) $5 million plus (ii) the net cash proceeds received (A) since the date of the indenture by us or received by ALEC Holdings and contributed to us from the sale of capital stock to employees, consultants and directors of ALEC Holdings or us and (B) not previously credited to any repurchase or other acquisition of such shares or options to purchase shares of common stock pursuant to this clause (2)(e)(ii) or clause (2)(f)(iii)(B) below; PROVIDED, FURTHER, HOWEVER, that such repurchases and other acquisitions of shares, or options to purchase shares of common stock shall be included in the calculation of the amount of Restricted Payments; and



    (f) payment of dividends, other distributions or other amounts by us solely for the purposes set forth in clauses (i) through (iv) below; PROVIDED, HOWEVER, that such dividend, distribution or


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       amount set forth in clauses (i), (iii) and (iv) (but not clause (ii))
       shall be included in the calculation of the amount of Restricted Payments for the purposes of paragraph (1) above:


        (i) to ALEC Holdings in amounts equal to the amounts required for ALEC Holdings to pay franchise taxes and other fees required to maintain its corporate existence, and provide for other operating costs of up to $7.5 million per fiscal year;



        (ii) to ALEC Holdings in amounts equal to amounts required for ALEC Holdings to pay U.S. federal, state and local income taxes to the extent such income taxes are attributable to the income of us and our restricted subsidiaries (and, to the extent of amounts actually received from its unrestricted subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such unrestricted subsidiaries);



       (iii) to ALEC Holdings in amounts equal to amounts expended by ALEC Holdings to repurchase or otherwise acquire shares of, or options to purchase shares of, common stock of ALEC Holdings from employees, former employees, consultants, former consultants, directors or former directors of ALEC Holdings, us or any of our subsidiaries (or permitted transferees of such employees, former employees, consultants, former consultants, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the board of directors of ALEC Holdings under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock of ALEC Holdings; PROVIDED, HOWEVER, that the aggregate amount paid, loaned or advanced to ALEC Holdings pursuant to this clause (iii), together with the amounts of any repurchases or other acquisitions under clause (e) above, shall not exceed in any calendar year the sum of (A) $5 million plus (B) the net cash proceeds received (1) since the date of the indenture by us or received by ALEC Holdings and contributed to us from the sale of capital stock to employees, consultants and directors of ALEC Holdings or us and (2) not previously credited to any repurchase or other acquisition of such shares or options to purchase shares of common stock pursuant to this clause
             (2)(f)(iii)(B) or clause (2)(e)(ii) above; and



        (iv) to ALEC Holdings in amounts equal to amounts necessary for ALEC Holdings to make loans or advances to employees in the ordinary course of business in accordance with past practices of us, but in any event not to exceed, when aggregated with amounts loaned or advanced under clause (6) of the definition of "Permitted Investments," $5 million in the aggregate outstanding at any one time.



    LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED
SUBSIDIARIES. Neither we nor any restricted subsidiary will create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any restricted subsidiary to:



    (1) pay dividends or make any other distributions on its capital stock or pay any indebtedness or other obligations owed to us or any of our restricted subsidiaries;



    (2) make any loans or advances to us or any of our restricted subsidiaries;
       or



    (3) transfer any of its property or assets to us or any of our restricted subsidiaries,


except:

    (a) any encumbrance or restriction pursuant to applicable law or an agreement in effect at or entered into on the Closing Date;


    (b) any encumbrance or restriction with respect to a restricted subsidiary pursuant to an agreement relating to any Indebtedness incurred by such restricted subsidiary prior to the date on


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

       which such restricted subsidiary was acquired by us (other than Indebtedness incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such restricted subsidiary became a restricted subsidiary or was otherwise acquired by us) and outstanding on such date;



    (c) any encumbrance or restriction pursuant to an agreement effecting a refinancing of Indebtedness incurred pursuant to an agreement referred to in clause (a) or (b) above or this clause (c) or contained in any amendment to an agreement referred to in clause (a) or (b) above or this clause (c); PROVIDED, HOWEVER, that the encumbrances and restrictions contained in any such refinancing agreement or amendment are no less favorable to the noteholders than the encumbrances and restrictions contained in such predecessor agreements;


    (d) in the case of clause (3), any encumbrance or restriction:

        (i) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract; or


        (ii) contained in security agreements securing Indebtedness of a restricted subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements;



    (e) with respect to a restricted subsidiary, any restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the capital stock or assets of such restricted subsidiary pending the closing of such sale or disposition;



    (f) any encumbrance or restriction relating to Purchase Money Indebtedness or capitalized lease obligations for property acquired in the ordinary course of business that imposes restrictions on the ability of us or a restricted subsidiary to sell, lease or transfer the acquired property to us or our restricted subsidiaries;


    (g) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; and

    (h) any encumbrance or restriction contained in joint venture agreements and other similar agreements entered into in the ordinary course of business and customary for such types of agreements.


    LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK. (1) Neither we nor any restricted subsidiary will make any Asset Disposition unless:



    (a) we or such restricted subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the board of directors, of the shares and assets subject to such Asset Disposition;



    (b) at least 75% of the consideration thereof received by us or such restricted subsidiary is in the form of cash; PROVIDED that the following shall be deemed to be cash for purposes of this clause (b): (i) the amount of any liabilities (as shown on our, or such restricted subsidiary's, most recent balance sheet or in the notes thereto) of us or any restricted subsidiary, other than liabilities that are by their terms subordinated to the exchange notes or the guarantees, that are assumed by the transferee of any such assets, (ii) the amount of any securities received by us or such restricted subsidiary from such transferee that are converted by us or such restricted subsidiary into cash, to the extent of the cash received, within 90 days following the closing of such Asset Disposition, (iii) the fair market value of any Telecommunications


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       Assets received by us in such Asset Disposition and (iv) the fair market value of any Permitted Joint Venture Interests received by us or any restricted subsidiary in such Asset Disposition; PROVIDED that the aggregate fair market value of all Permitted Joint Venture Interests received pursuant to this clause (iv), valued, in each case, at the time of receipt, shall not exceed 10% of Consolidated Net Tangible Assets,



       (for purposes of this paragraph (b), all determinations of fair market value shall be made in good faith by the board of directors and evidenced by an officers' certificate delivered to the trustee); and



    (c) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by us (or such restricted subsidiary, as the case may be):



        (i) FIRST, to the extent we elect, or are required by the terms of any indebtedness, to prepay, repay, redeem, purchase or otherwise acquire Senior Indebtedness of us or Indebtedness, other than any Disqualified Stock, of a wholly owned restricted subsidiary (in each case, other than Indebtedness owed to us or any of our affiliates and other than preferred stock) within 180 days of the later of the date of such Asset Disposition or the receipt of such Net Available Cash;



        (ii) SECOND, to the extent of the balance of Net Available Cash after application in accordance with clause (i) above, to the extent we or such restricted subsidiary elect to, or enter into a binding agreement to, reinvest in Additional Assets (including by means of an Investment in Additional Assets by a restricted subsidiary with cash in an amount equal to the amount of Net Available Cash received by, or to be received by, us or another restricted subsidiary) within 180 days of the later of such Asset Disposition or the receipt of such Net Available Cash; and



       (iii) THIRD, to the extent of the balance of such Net Available Cash after application in accordance with clauses (i) and (ii) above, to make an offer to purchase exchange notes pursuant to and subject to the conditions set forth in paragraph (2) below; PROVIDED, HOWEVER, that, if we elect (or are required by the terms of any other Senior Subordinated Indebtedness), such offer may be made ratably to purchase the exchange notes and other Senior Subordinated Indebtedness of us;



    PROVIDED, HOWEVER, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (i) or (iii) above, we or such restricted subsidiary will retire such indebtedness and will cause the related loan commitment, if any, to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.



    Upon completion of any offer, the amount of Net Available Cash shall be reset at zero, and we shall be entitled to use any remaining proceeds for any corporate purposes to the extent permitted under the indenture. Notwithstanding the foregoing provisions of this covenant, we and the restricted subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this covenant exceeds $10 million.



    (2) In the event of an Asset Disposition that requires the purchase of exchange notes pursuant to clause (c)(iii) above, we will be required to offer to purchase exchange notes tendered pursuant to an offer by us for the exchange notes at a purchase price of 100% of their principal amount plus accrued and unpaid interest thereon, and additional amounts in respect thereof, if any, to the date of purchase in accordance with the procedures set forth in the indenture and to purchase other Senior Subordinated Indebtedness on the terms and to the extent contemplated thereby. We will not be required to make an offer for exchange notes (and other Senior Subordinated Indebtedness) pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (c)(i) and (c)(ii) above) is less than $10 million for any particular Asset Disposition (which lesser amount will be carried forward for purposes of determining whether an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).



    (3) We will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of exchange notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under this covenant by virtue thereof.



    LIMITATION ON TRANSACTIONS WITH AFFILIATES. (1) Neither we nor any restricted subsidiary will, directly or indirectly, enter into or conduct any transaction or series of related transactions with any affiliate of us (an "Affiliate Transaction") unless such Affiliate Transaction is on terms:



    (a) that are no less favorable to us or such restricted subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arms'-length dealings with a person who is not such an affiliate;


    (b) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $5 million:

        (i) are set forth in writing; and


        (ii) have been approved by a majority of the members of the board of directors having no personal stake, other than as a holder of capital stock of ALEC Holdings, us or such restricted subsidiary, in such Affiliate Transaction; and



    (c) that, in the event such Affiliate Transaction involves an amount in excess of $15 million, have been determined by a nationally recognized appraisal or investment banking firm to be fair, from a financial standpoint, to us and our restricted subsidiaries.


    (2) The provisions of paragraph (1) above will not prohibit:

    (a) any restricted Payment permitted to be paid pursuant to the covenant described under the caption "--Limitation on restricted Payments";


    (b) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the board of directors;



    (c) the grant of stock options or similar rights to employees and directors of us pursuant to plans approved by the board of directors;



    (d) loans or advances to employees in the ordinary course of business in accordance with past practices of us, but in any event not to exceed $10 million in the aggregate outstanding at any one time;



    (e) the payment of reasonable fees to directors of us and our subsidiaries who are not employees of us or our subsidiaries;



    (f) any transaction between us and a restricted subsidiary or between restricted subsidiaries;



    (g) customary indemnification and insurance arrangements in favor of officers, directors, employees and consultants of ALEC Holdings, us or any of our restricted subsidiaries;



    (h) payments by us or any of our restricted subsidiaries to Fox Paine & Company and its affiliates for any financial advisory, financing, underwriting or other placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the members of the board of directors referred to in clause (b)(ii) above in good faith;


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

    (i) the existence of, or the performance by us or any of our restricted subsidiaries of the obligations under the terms of, any stockholders agreements, including any registration rights agreement or purchase agreement related thereto, to which it is a party as of the Closing Date, as such agreements, may be amended from time to time pursuant to the terms thereof; PROVIDED, HOWEVER, that the terms of any such amendment are no less favorable to the holders than the terms of any such agreements in effect as of the Closing Date; and



    (j) the issuance of capital stock, other than Disqualified Stock, of us for cash to any Permitted Holder.



    LIMITATION ON THE SALE OR ISSUANCE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. We will not sell or otherwise dispose of any shares of capital stock of a restricted subsidiary, and will not permit any restricted subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its capital stock except:



    (1) to us or a wholly owned restricted subsidiary;



    (2) if, immediately after giving effect to such issuance, sale or other disposition, neither we nor any of our subsidiaries own any capital stock of such restricted subsidiary; or



    (3) if, immediately after giving effect to such issuance or sale, such restricted subsidiary would no longer constitute a restricted subsidiary and any Investment in such person remaining after giving effect thereto would have been permitted to be made under the covenant described under the caption "--Limitation on restricted Payments" if made on the date of such issuance, sale or other disposition.



    The proceeds of any sale of such capital stock permitted hereby will be treated as Net Available Cash from an Asset Disposition and must be applied in accordance with the terms of the covenant described under the caption "--Limitation on Sales of Assets and Subsidiary stock".



    SEC REPORTS. We will file with the SEC and provide the trustee and noteholders and prospective noteholders upon request within 15 days after we file them with the SEC, copies of our annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. In addition, following an Equity Offering, we shall furnish to the trustee and noteholders, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by us or ALEC Holdings to our public shareholders generally. We also will comply with the other provisions of Section 314(a) of the Trust Indenture Act.



    FUTURE GUARANTORS. We will cause each domestic restricted subsidiary that incurs Indebtedness to become a guarantor, and, if applicable, execute and deliver to the trustee a supplemental indenture in the form set forth in the indenture pursuant to which such domestic restricted subsidiary will guarantee payment of the exchange notes. Each guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that domestic restricted subsidiary without rendering the guarantee, as it relates to such domestic restricted subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.



    LIMITATION ON LINES OF BUSINESS. Neither we nor any restricted subsidiary will engage in any business other than a related Business.


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MERGER AND CONSOLIDATION


    We will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all our assets to, any person, unless:



    (1) the successor company will be a U.S. corporation, and the successor company, if not us, will expressly assume, by a supplemental indenture, all of our obligations under the exchange notes and the indenture;


    (2) immediately after giving effect to such transaction, no Default shall have occurred and be continuing;


    (3) immediately after giving effect to such transaction, the successor company would be able to incur an additional $1.00 of Indebtedness under paragraph (1) of the covenant described under the caption "--Restrictive Covenants--Limitation on Indebtedness";



    (4) we shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with the indenture; and



    (5) we shall have delivered to the trustee an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of such transaction and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.



Notwithstanding the foregoing clause (2) or (3), we may merge with an affiliate incorporated or formed solely for the purpose of reincorporating in another jurisdiction.



    The successor company will succeed to, and be substituted for, and may exercise every right and power of, us under the indenture. However, in the case of a conveyance, transfer or lease of all or substantially all its assets, we will not be released from the obligation to pay the principal of and interest on the exchange notes.



    In addition, we will not permit any guarantor to consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any person unless:



    (1) the resulting, surviving or transferee person will be a U.S. corporation, and such person, if not such guarantor, will expressly assume, by a supplemental indenture, all the obligations of such guarantor under its guarantee;



    (2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee person as a result of such transaction as having been incurred by such person at the time of such transaction), no Default shall have occurred and be continuing; and



    (3) we shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with the indenture.



    Notwithstanding the foregoing clause (2), any restricted subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to us or another restricted subsidiary.


    The successor company will succeed to and be substituted for us under the indenture, and may exercise every right and power that we have under the indenture. However, in the case of a conveyance, transfer or lease of all or substantially all our assets, we will not be released from the obligation to pay the principal of and interest on the exchange notes.

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
    In addition, we will not permit any guarantor to consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any person unless, among other things, the successor company is a U.S. company and expressly assumes the guarantor's obligations under the exchange notes by means of a supplemental indenture, and the transaction does not result in a default under the indenture. Any restricted subsidiary may, however, consolidate with, merge into or transfer all or part of its properties and assets to us or to another restricted subsidiary.

DEFAULTS

    Each of the following is an "Event of Default":


    (1) a default in any payment of interest on any exchange note when due and payable continued for 30 days;



    (2) a default in the payment of principal of any exchange note when due and payable at its stated maturity, upon required redemption or repurchase, upon declaration or otherwise;



    (3) our failure to comply with our obligations under the covenant described under the caption "--Merger and Consolidation";



    (4) our failure to comply for 30 days after notice with any of our obligations under the covenants described under the captions "--Change of Control" or "--Restrictive Covenants" (in each case, other than a failure to purchase exchange notes);



    (5) our failure to comply for 60 days after notice with our other agreements contained in the exchange notes or the indenture;



    (6) our failure or that of any of our subsidiaries to pay any Indebtedness, other than Indebtedness owing to us or any of our subsidiaries, within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million or its foreign currency equivalent (the "cross acceleration provision") and such failure continues for 10 days after receipt of the notice specified in the indenture;



    (7) certain events of bankruptcy, insolvency or reorganization of us or a Significant Subsidiary (the "bankruptcy provisions");



    (8) the rendering of any judgment or decree for the payment of money in excess of $5.0 million or its foreign currency equivalent against us or any of our subsidiaries, to the extent such judgment or decree is not covered by insurance or is in excess of insurance coverage, if such judgment or decree remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed (the "judgment default provision"); or



    (9) any guarantee ceases to be in full force and effect, except as contemplated by the terms thereof, or any guarantor or person acting by or on behalf of such guarantor denies or disaffirms such guarantor's obligations under the indenture or any guarantee and such Default continues for 10 days after receipt of the notice specified in the indenture.



    A default under clause (4), (5) or (6) above will not constitute an Event of Default until the trustee or the holders of at least 25% in principal amount of the outstanding exchange notes notify us of the default and we do not cure such default within the time specified in clauses (4), (5) or (6) above after receipt of such notice.



    If an Event of Default, other than an Event of Default under the bankruptcy provisions, occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding exchange notes by notice to us may declare the principal of and accrued but unpaid interest on all the exchange notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default under the bankruptcy provisions occurs, the principal of and interest on all the exchange notes will become immediately due and payable. Under certain circumstances, the holders of a majority in principal amount of the outstanding exchange notes may rescind any such acceleration with respect to the exchange notes and its consequences.


    Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders, unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the indenture or the exchange notes unless:



    (1) such holder has previously given the trustee notice that an Event of Default is continuing;



    (2) holders of at least 25% in principal amount of the outstanding exchange notes have requested the trustee in writing to pursue the remedy;



    (3) such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;



    (4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and



    (5) the holders of a majority in principal amount of the outstanding exchange notes have not given the trustee a direction inconsistent with such request within such 60-day period.


    Subject to certain restrictions, the holders of a majority in principal amount of the outstanding exchange notes will be given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.


    If a Default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the Default within 30 days after it is known to a trust officer or written notice of it is received by the trustee. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any exchange note, including payments pursuant to the redemption provisions of such exchange note, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the holders. In addition, we will be required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. We will also be required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any event that would constitute certain Events of Default, its status and what action we are taking or propose to take in respect thereof.


AMENDMENTS AND WAIVERS


    Subject to certain exceptions, holders of a majority in principal amount of the exchange notes then outstanding may amend the indenture or the exchange notes and waive defaults. More significant amendments require the consent of each holder of an outstanding exchange note affected. Without the consent of each holder, no amendment may, among other things:



    - reduce the amount of exchange notes whose holders must consent to an amendment;


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

    - reduce the rate of or extend the time for payment of interest or any additional amounts on any exchange note;



    - reduce the principal of or extend the stated maturity of any exchange note;



    - reduce the premium payable upon the redemption of any exchange note or change the time at which any exchange note may be redeemed;



    - make any exchange note payable in money other than that stated in the exchange note;



    - make any change to the subordination provisions of the indenture that adversely affects the rights of any holder;



    - impair the right of any holder to receive payment of principal of, and interest or any additional amounts on, that holder's exchange notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to that holder's exchange notes;



    - make any change in the amendment provisions that require each holder's consent or in the waiver provisions; or



    - modify the guarantees in any manner adverse to the holders.



    Less significant amendments can be done without the consent of any holder. Without the consent of any holder, we and the trustee may amend the indenture to:



    - cure any ambiguity, omission, defect or inconsistency;



    - provide for the assumption by a successor corporation of our obligations under the indenture;



    - provide for uncertificated exchange notes in addition to or in place of certificated exchange notes;



    - make any change in the subordination provisions of the indenture that would limit or terminate the benefits available to any holder of our Senior Indebtedness under such subordination provisions;



    - add additional guarantees with respect to the exchange notes;



    - secure the exchange notes;



    - add to our covenants for the benefit of the holders or to surrender any right or power conferred upon us;



    - make any change that does not adversely affect the rights of any holder, subject to the provisions of the indenture; or



    - comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.



    However, no amendment may be made to the subordination provisions of the indenture that adversely affects the rights of any holder of our Senior Indebtedness then outstanding, unless the holders of this Senior Indebtedness consent.


TRANSFER AND EXCHANGE


    A holder will be able to transfer or exchange notes. Upon any transfer or exchange, the registrar and the trustee may require a noteholder, among other things, to furnish appropriate endorsements and transfer documents. We may also require a noteholder to pay any taxes required by law or permitted by the indenture. We will not be required to transfer or exchange any exchange note selected for redemption or to transfer or exchange any exchange note for a period of 15 days prior to a selection of


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

exchange notes to be redeemed. The exchange notes will be issued in registered form, and the holder will be treated as the owner of the exchange note for all purposes.


DEFEASANCE


    We may at any time terminate all our obligations under the exchange notes and the indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and administrative obligations. In addition, we may at any time terminate:



    (1) our obligations under the covenants described under "--Restrictive Covenants" or


    (2) the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "--Defaults" and the limitations contained in clauses (3) and (4) under the first paragraph under "--Merger and Consolidation" ("covenant defeasance").


If we exercise our legal defeasance option or our covenant defeasance option, each guarantor will be released from all of its obligations with respect to its guarantee.



    We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the exchange notes may not be accelerated because of an Event of Default with respect thereto. If we exercises our covenant defeasance option, payment of the exchange notes may not be accelerated because of an Event of Default specified in clause (4), (6), (7) (with respect only to Significant Subsidiaries), (8) or (9) under "--Defaults" or because of our failure to comply with clause (3) or (4) under the first paragraph under "--Merger and Consolidation."



    In order to exercise either defeasance option, we must irrevocably deposit in trust (the "defeasance trust") with the trustee money or U.S. government obligations for the payment of principal, premium, if any, and interest on the exchange notes to redemption or maturity and must comply with certain other conditions, including delivery to the trustee of an opinion of counsel relating to tax matters affecting holders.


CONCERNING THE TRUSTEE


    IBJ Whitehall Bank & Trust Company is to be the trustee under the indenture and has been appointed by us as registrar and paying agent with regard to the exchange notes.


GOVERNING LAW


    The indenture and the exchange notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.


DEFINITIONS

    "Additional Assets" means:


    (1) any property or assets, other than indebtedness and capital stock, to be used by us or a restricted subsidiary in a Related Business;



    (2) the capital stock of a person that becomes a restricted subsidiary as a result of the acquisition of such capital stock by us or another restricted subsidiary; or



    (3) capital stock constituting a minority interest in any person that at such time is a restricted subsidiary;


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

PROVIDED, HOWEVER, that any such restricted subsidiary described in clauses (2) or (3) above is primarily engaged in a Related Business.



    "Asset Disposition" means any sale, lease, transfer or other disposition, or series of related sales, leases, transfers or dispositions, by us or any restricted subsidiary, including any disposition by means of a merger, consolidation, or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:



    (1) any shares of capital stock of a restricted subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a person other than us or a restricted subsidiary);



    (2) all or substantially all the assets of any division or line of business of us or any restricted subsidiary; or



    (3) any other assets of us or any restricted subsidiary outside of the ordinary course of business of us or such restricted subsidiary;


(other than, in the case of (1), (2) and (3) above:


    (a) a disposition by a restricted subsidiary to us or by us or a restricted subsidiary to a wholly owned restricted subsidiary;


    (b) for purposes of the provisions described under the caption "--Restrictive Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, a disposition subject to the covenant described under the caption "--Restrictive Covenants--Limitation on Restricted Payments";

    (c) a disposition of assets with a fair market value of less than $100,000;


    (d) a disposition of temporary cash investments or goods held for sale in the ordinary course of business or obsolete equipment or other obsolete assets in the course of business consistent with past practices of us;



    (e) the disposition of all or substantially all our assets in a manner permitted under the covenant described under the caption "--Merger and Consolidation" or any disposition that constitutes a Change of Control under the indenture; and


    (f) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business).


    "Attributable Debt" in respect of a sale/leaseback transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the exchange notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such sale/leaseback transaction, including any period for which such lease has been extended.



    "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement, the notes issued pursuant thereto, the guarantees thereof, the collateral documents relating thereto and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.



    "Closing Date" means the date of the indenture.


    "Code" means the Internal Revenue Code of 1986, as amended.

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

    "Consolidated Current Liabilities" as of the date of determination means the aggregate amount of liabilities of us and our Consolidated restricted subsidiaries which may properly be classified as current liabilities, including taxes accrued as estimated, on a Consolidated basis, after eliminating:



    (1) all intercompany items between us and any restricted subsidiary; and


    (2) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.


    "Consolidated Interest Expense" means, for any period, the total interest expense of us and our Consolidated restricted subsidiaries, plus, to the extent incurred by us and our Consolidated restricted subsidiaries in such period but not included in such interest expense:



    (1) interest expense attributable to capitalized lease obligations and the interest expense attributable to leases constituting part of a sale/leaseback transaction;


    (2) amortization of debt discount and debt issuance costs;

    (3) capitalized interest;

    (4) non-cash interest expense;

    (5) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing;


    (6) interest accruing on any Indebtedness of any other person to the extent such Indebtedness is guaranteed by us or any restricted subsidiary;



    (7) amortization of net costs associated with hedging obligations;



    (8) dividends in respect of all Disqualified Stock of us and all preferred stock of any of our subsidiaries, to the extent held by persons other than us or a wholly owned restricted subsidiary;



    (9) interest incurred in connection with investments in discontinued operations; and



    (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any person, other than us, in connection with Indebtedness incurred by such plan or trust.



    "Consolidated Net Income" means, for any period, the net income of us and our Consolidated subsidiaries for such period; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income:



    (1) any net income of any person, other than us, if such person is not a restricted subsidiary, except that:



       (a) subject to the limitations contained in clause (4) below, our equity in the net income of any such person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash or other assets actually distributed by such person during such period to us or a restricted subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a restricted subsidiary, to the limitations contained in clause (3) below); and



       (b) our equity in a net loss of any such person for such period shall be included in determining such Consolidated Net Income;



    (2) any net income or loss of any person acquired by us or any of our subsidaries in a pooling of interests transaction for any period prior to the date of such acquisition;


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

    (3) any net income of any restricted subsidiary to the extent that the declaration or payment of dividends or similar distributions by such restricted subsidiary of its net income is not, at the date of determination, permitted without any prior governmental approval, which has not been obtained, or, directly or indirectly, by the operation of the terms of its charter, or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that restricted subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived, except that the net loss of any such restricted subsidiary for such period shall be included in determining such Consolidated Net Income;



    (4) any gain, but not loss, realized upon the sale or other disposition of any asset of us or our Consolidated subsidiaries, including pursuant to any sale/leaseback transaction, that is not sold or otherwise disposed of in the ordinary course of business and any gain, but not loss, realized upon the sale or other disposition of any capital stock of any person;


    (5) any extraordinary or otherwise nonrecurring gain or loss; and

    (6) the cumulative effect of a change in accounting principles.


    Notwithstanding the foregoing, for the purpose of the covenant described under the caption "--Restrictive Covenants--Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from unrestricted subsidiaries to us or a restricted subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (1)(d)(iii)(E) thereof.



    "Consolidated Net Tangible Assets" as of any date of determination, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a consolidated balance sheet of us and our Consolidated restricted subsidiaries, determined on a Consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of;



    (1) minority interests in Consolidated subsidiaries held by persons other than us or a restricted subsidiary;



    (2) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the board of directors;



    (3) any revaluation or other write-up in book value of assets subsequent to the date of the indenture as a result of a change in the method of valuation in accordance with GAAP consistently applied;


    (4) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

    (5) treasury stock;


    (6) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of capital stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and



    (7) Investments in and assets of unrestricted subsidiaries.



    "Consolidation" means the consolidation of the amounts of each of the restricted subsidiaries with those of us in accordance with GAAP consistently applied; PROVIDED, HOWEVER, that "Consolidation" will not include consolidation of the accounts of any unrestricted subsidiary, but the interest of us or any restricted subsidiary in an unrestricted subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.



    "Credit Agreement" means the credit agreement dated as of May 14, 1999 among us, ALEC Holdings, the financial institutions named therein, The Chase Manhattan Bank, as Administrative Agent, Canadian Imperial Bank of Commerce, as Syndication Agent and Credit Suisse First Boston, as Documentation Agent, as amended, waived or otherwise modified from time to time (except to the extent that any such amendment, waiver or other modification thereto would be prohibited by the terms of the indenture, unless otherwise agreed to by the holders of at least a majority in aggregate principal amount of exchange notes at the time outstanding), including any such amendments or modifications, or any other credit agreement or credit agreements, that replace, refund or refinance any or a portion of the commitments or loans thereunder, up to a maximum principal amount not to exceed $585 million.


    "Debt to EBITDA Ratio" as of any date of determination means the ratio of:

    (1) Total Consolidated Indebtedness as of the date of determination to

    (2) EBITDA for the period of the most recent four consecutive fiscal quarters ending at the end of the most recent fiscal quarter for which financial statements are publicly available; PROVIDED, HOWEVER, that:


       (a) if we or any restricted subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case, other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Debt to EBITDA Ratio, EBITDA for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if we or such restricted subsidiary has not earned the interest income actually earned during such period in respect of cash or temporary cash investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;



       (b) if since the beginning of such period we or any restricted subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA, if positive, directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA, if negative, directly attributable thereto for such period;



       (c) if since the beginning of such period, we or any restricted subsidiary shall have made an investment in any person that is merged with or into us or any restricted subsidiary, or any person that becomes a restricted subsidiary, or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA for such period shall be calculated after giving pro forma effect thereto, including the incurrence of any Indebtedness, as if such investment or acquisition occurred on the first day of such period; any such pro forma calculation may include adjustments appropriate to reflect, without duplication (x) any such acquisition to the extent such adjustments may be reflected in the preparation of pro forma financial information in accordance with the requirements of GAAP and Article XI of Regulation S-X under the Exchange Act; (y) the annualized amount of operating expense reductions reasonably expected to be realized in the six months following any such acquisition made during any of the four fiscal quarters constituting the four-quarter reference period prior to the date of determination; and (z) the annualized amount of operating expense reductions reasonably expected to be realized in the six months following any such acquisition made by us during either of the two fiscal quarters immediately preceding the four-quarter reference period prior to the date of determination; PROVIDED that in either case such adjustments are set forth in an officers' certificate which states (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the officers executing such officers' certificate at the time of such execution and (iii) that any related incurrence of Indebtedness is permitted pursuant to the indenture; and



       (d) if since the beginning of such period, any person (that subsequently became a restricted subsidiary or was merged with or into us or any restricted subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (b) or (c) above if made by us or a restricted subsidiary during such period, EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.



For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of us. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any interest rate agreement applicable to such Indebtedness if such interest rate agreement has a remaining term as at the date of determination in excess of 12 months).


    "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.


    "Designated Senior Indebtedness" of us or a guarantor means:


    (1) Bank Indebtedness; and


    (2) any other Senior Indebtedness of us or such guarantor that, at theate of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to at least $15 million and is specifically designated by us or such guarantor in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the indenture.



    "Disqualified Stock" means, with respect to any person, any capital stock that by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable, or upon the happening of any event:


    (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

    (2) is convertible or exchangeable for Indebtedness or Disqualified Stock;
       or

    (3) is redeemable at the option of the holder thereof, in whole or in part;


in each case on or prior to the first anniversary of the stated maturity of the exchange notes; PROVIDED, HOWEVER, that any capital stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such person to repurchase or redeem such capital stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the stated maturity of the exchange notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such capital stock are not more favorable to the holders of such capital stock than the provisions of the covenants described under the captions "--Change of Control" and "--Restrictive Covenants--Limitation on Sale of Assets and Subsidiary Stock."


    "EBITDA" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net
Income:


    (1) income tax expense of us and our Consolidated restricted subsidiaries;


    (2) Consolidated Interest Expense;


    (3) depreciation expense of us and our Consolidated restricted subsidiaries;



    (4) amortization expense of us and our Consolidated restricted subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period); and



    (5) all other non-cash charges of us and our Consolidated restricted subsidiaries (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash expenditures in any future period, but that will not be expensed in such future periods), in each case for such period.


    Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a restricted subsidiary of us shall be added to Consolidated Net Income to compute EBITDA only to the extent, and in the same proportion, that the net income of such restricted subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to us by such restricted subsidiary without prior approval, that has not been obtained, pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such restricted subsidiary or its stockholders.



    "Equity Offering" means any public or private sale of capital stock, other than Disqualified Stock, of us or ALEC Holdings, other than offerings of us or ALEC Holdings of the type that can be registered on Form S-8.


    "GAAP" means generally accepted accounting principles in the U.S. as in effect as of the Closing Date, including those set forth in:

    (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

    (2) statements and pronouncements of the Financial Accounting Standards
       Board;

    (3) such other statements by such other entities as approved by a significant segment of the accounting profession; and


    (4) the rules and regulations of the SEC governing the inclusion of financial statements, including pro forma financial statements, in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.


All ratios and computations based on GAAP contained in the indenture shall be computed in conformity with GAAP.


    "Indebtedness" means, with respect to any person on any date of determination, without duplication:



    (1) the principal of and premium, if any, in respect of indebtedness of such person for borrowed money;

    (2) the principal of and premium, if any, in respect of obligations of such person evidenced by bonds, debentures, notes or other similar instruments;



    (3) all obligations of such person in respect of letters of credit or other similar instruments;



    (4) all obligations of such person to pay the deferred and unpaid purchase price of property or services (except trade payables and contingent obligations to pay earn-outs), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;



    (5) all capitalized lease obligations and all Attributable Debt of such person;



    (6) the amount of all obligations of such person with respect to theredemption, repayment or other repurchase of any Disqualified Stock or, with respect to any subsidiary of such person, any preferred stock (but excluding, in each case, any accrued dividends);



    (7) all Indebtedness of other persons secured by a lien on any asset of such person, whether or not such Indebtedness is assumed by such person; PROVIDED, HOWEVER, that the amount of Indebtedness of such person shall be the lesser of:


       (A) the fair market value of such asset at such date of determination and


       (B) the amount of such Indebtedness of such other persons;



    (8) to the extent not otherwise included in this definition, hedging obligations of such person; and



    (9) all obligations of the type referred to in clauses (1) through (8) above of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee.



The amount of Indebtedness of any person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.



    "Investment" in any person means any, direct or indirect, advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of capital stock, Indebtedness or other similar instruments issued by such person. For purposes of the definition of the covenant described under the caption "--Restrictive Covenants--Limitation on Restricted Payments:"



    (1) "Investment" shall include the portion, proportionate to our equity interest in such subsidiary, of the fair market value of the net assets of any of our subsidiaries at the time that such subsidiary is designated an unrestricted subsidiary; PROVIDED, HOWEVER, that, upon a redesignation of such subsidiary as a restricted subsidiary, we shall be deemed to continue to have a permanent "Investment" in an unrestricted subsidiary in an amount, if positive, equal to:



       (a) our Investment in such subsidiary at the time of such redesignation less



       (b) the portion, proportionate to our equity interest in such subsidiary, of the fair market value of the net assets of such subsidiary at the time of such redesignation; and



    (2) any property transferred to or from an unrestricted subsidiary shall be valued at its fair market value at the time of such transfer, in each case, as determined in good faith by the board of directors.

    "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:


    (1) all legal fees and expenses, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition;


    (2) all payments, including any prepayment premiums or penalties, made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;



    (3) all distributions and other payments required to be made to minority interest holders in subsidiaries or joint ventures as a result of such Asset Disposition; and



    (4) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by us or any restricted subsidiary after such Asset Disposition.



    "Permitted Holders" means Fox Paine Capital Fund, L.P., and its affiliates, FPC Investors, L.P., ALEC Coinvestment Fund I, LLC, ALEC Coinvestment Fund II, LLC, ALEC Coinvestment Fund III, LLC, ALEC Coinvestment Fund IV, LLC, ALEC Coinvestment Fund V, LLC, members of management and any person acting in the capacity of an underwriter in connection with a public or private offering of ALEC Holdings' or our capital stock.



    "Permitted Investment" means an Investment by us or any restricted subsidiary in:



    (1) us, a restricted subsidiary or a person that will, upon the making of such Investment, become a restricted subsidiary; PROVIDED, HOWEVER, that the primary business of such restricted subsidiary is a Related Business;



    (2) another person if as a result of such Investment such other person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, us or a restricted subsidiary; PROVIDED, HOWEVER, that such person's primary business is a Related Business;



    (3) temporary cash investments;



    (4) receivables owing to us or any restricted subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as us or any such restricted subsidiary deems reasonable under the circumstances;


    (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;


    (6) any loans or advances to employees made in the ordinary course of business consistent with past practices of us or such restricted subsidiary and not exceeding, when aggregated with amounts loaned or advanced under clause (2)(f)(iv) of "--Restrictive Covenants--Limitation on Restricted Payments," $5 million in the aggregate outstanding at any one time;

    (7) stock, obligations or securities received in settlement of, or foreclosure with respect to, debts created in the ordinary course of business and owing to us or any restricted subsidiary or in satisfaction of judgments;



    (8) any person to the extent such Investment represents the non-cash or deemed cash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with the covenant described under the caption "--Restrictive Covenants--Limitation on Sales of Assets and Subsidiary Stock";


    (9) any Investment existing on the Closing Date;


    (10) hedging obligations permitted under paragraph (2)(g) of the covenant described under the caption "--Restrictive Covenants--Limitation on Indebtedness";


    (11) guarantees of Indebtedness permitted under the covenant described under the caption "--Restrictive Covenants--Limitation on Indebtedness";


    (12) Investments which are made exclusively with capital stock of ALEC Holdings or us, other than Disqualified Stock; and



    (13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding, not to exceed $5 million at the time of such Investment, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value.



    "Permitted Joint Venture Interests" means equity interests representing at least 35% of the voting stock of a person engaged in a business in which we were engaged at the Closing Date or a Related Business.



    "Permitted Junior Securities" means debt or equity securities of us or any successor corporation issued pursuant to a plan of reorganization or readjustment of us that are subordinated to the payment of all then-outstanding Senior Indebtedness of us at least to the same extent that the exchange notes are subordinated to the payment of all Senior Indebtedness of us on the Closing Date, so long as to the extent that any Senior Indebtedness of us outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash or cash equivalents on such date, the holders of any such Senior Indebtedness not so paid in full in cash or cash equivalents have consented to the terms of such plan of reorganization or readjustment.


    "Purchase Money Indebtedness" means Indebtedness:

    (1) consisting of the deferred purchase price of an asset, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed; and


    (2) incurred to finance the acquisition by us or a restricted subsidiary of such asset, including additions and improvements; PROVIDED, HOWEVER, that such Indebtedness is incurred within 180 days before or after the acquisition by us or such restricted subsidiary of such asset.



    "Refinancing Indebtedness" means Indebtedness that is incurred to refund, refinance, replace, repay, redeem, retire, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness of us or any restricted subsidiary existing on the Closing Date or incurred in compliance with the indenture; PROVIDED, HOWEVER, that:



    (1) other than with respect to Senior Indebtedness, the Refinancing Indebtedness has a stated maturity no earlier than the stated maturity of the Indebtedness being refinanced;

    (2) other than with respect to Senior Indebtedness, the Refinancing Indebtedness has an average life at the time such Refinancing Indebtedness is incurred that is equal to or greater than the average life of the Indebtedness being refinanced;



    (3) such Refinancing indebtedness is incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced; and



    (4) if the Indebtedness being refinanced is subordinated in right of payment to the exchange notes, such Refinancing Indebtedness is subordinated in right of payment to the exchange notes at least to the same extent as the Indebtedness being refinanced;


PROVIDED, FURTHER, HOWEVER, that Refinancing Indebtedness shall not include:


    (a) other than with respect to Senior Indebtedness, Indebtedness of a restricted subsidiary that refinances Indebtedness of us; or



    (b) Indebtedness of us or a restricted subsidiary that refinances Indebtedness of an unrestricted subsidiary.



    "Related Business" means any business related, ancillary or complementary to the businesses of us and the restricted subsidiaries on the Closing Date.



    "Senior Indebtedness" of us or any guarantor means the principal of, premium, if any, and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of us or such guarantor, regardless of whether or not a claim for post-filing interest is allowed in such proceedings), and fees and other amounts (including expenses, reimbursement obligations under letters of credit and indemnities) owing in respect of, Bank Indebtedness and all other Indebtedness of us or such guarantor, whether outstanding on the Closing Date or thereafter incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the exchange notes or such guarantor's guarantee; PROVIDED, HOWEVER, that Senior Indebtedness shall not include:



    (1) any obligation of us to ALEC Holdings or any subsidiary of us or of such guarantor to us or ALEC Holdings or any subsidiary of us;



    (2) any liability for federal, state, local or other taxes owed or owing by us or such guarantor;



    (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business, including guarantees thereof or instruments evidencing such liabilities;



    (4) any Indebtedness or obligation of us or such guarantor, and any accrued and unpaid interest in respect thereof, that is subordinate or junior in any respect to any other Indebtedness or obligation of us or such guarantor, as applicable, including any Senior Subordinated Indebtedness and any subordinated obligations;



    (5) any obligations with respect to any capital stock; or



    (6) any Indebtedness incurred in violation of the indenture.



If any Senior Indebtedness is disallowed, avoided or subordinated pursuant to the provisions of Section 548 of Title 11 of the U.S. Bankruptcy Code or any applicable state fraudulent conveyance law, such Senior Indebtedness nevertheless will constitute Senior Indebtedness.



    "Senior Subordinated Indebtedness" of us or any guarantor means the exchange notes or the guarantees, as applicable, and any other Indebtedness of us or such guarantor that specifically provides that such Indebtedness is to rank equally with the exchange notes or the guarantees, as applicable, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of us or such guarantor which is not Senior Indebtedness.



    "Significant Subsidiary" means any restricted subsidiary that would be a "Significant Subsidiary" of us within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.



    "Telecommunications Assets" means (1) assets used or useful in the operating businesses of us at the Closing Date or in a Related Business or (2) equity interests representing a majority of the voting stock of persons engaged in such businesses.



    "Total Consolidated Indebtedness" means, as of any date of determination, an amount equal to the aggregate amount of all Indebtedness of us and our restricted subsidiaries, determined on a Consolidated basis, outstanding as of such date of determination, after giving effect to any incurrence of Indebtedness and the application of the proceeds therefrom giving rise to such determination.

                   EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

    We, the initial purchasers in the private offering of the old notes and the guarantors entered into an exchange and registration rights agreement on May 14, 1999. Pursuant to the registration rights agreement, we and the guarantors agreed to:


    - file with the SEC on or before to July 28, 1999, or 75 days after issuance of the old notes, a registration statement on Form S-1 or Form S-4, if the use of that form is then available, relating to a registered exchange offer for the exchange notes under the Securities Act and



    - use our reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act on or before October 11, 1999, or 150 days after issuance of the old notes.



As soon as practicable after the effectiveness of the exchange offer registration statement, we will offer to the holders of transfer restricted securities who are not prohibited by any law or policy of the SEC from participating in the exchange offer the opportunity to exchange their transfer restricted securities for exchange notes. We and the guarantors will keep the exchange offer open for not less than 30 days, or longer, if required by applicable law, after the date on which notice of the exchange offer is mailed to the holders of the old notes.


    If:

    - because of any change in law or applicable interpretations thereof by the staff of the SEC, we are not permitted to effect the exchange offer as contemplated by the registration rights agreement;


    - any old notes validly tendered pursuant to the exchange offer are not exchanged for exchange notes on or before November 10, 1999, or 180 days after issuance of the old notes;


    - any initial purchaser so requests within 20 business days of completion of the exchange offer with respect to old notes held by it that are not eligible to be exchanged for exchange notes in the exchange offer;

    - any applicable law or interpretations do not permit any holder of old notes to participate in the exchange offer;

    - any holder of old notes that participates in the exchange offer that does not receive freely transferable exchange notes in exchange for tendered old notes; or

    - we so elect,


then we and the guarantors will file with the SEC a shelf registration statement to cover resales of transfer restricted securities by holders who provide requested information in connection with the shelf registration statement.



    For purposes of this section, "transfer restricted securities" means each old note until:


    - the date on which the old note has been exchanged for a freely transferable exchange note in the exchange offer;

    - the date on which the old note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; or

    - the date on which the old note is distributed to the public pursuant to Rule 144 under the Securities Act or is salable pursuant to Rule 144(k) under the Securities Act.


    We and the guarantors will use our reasonable best efforts to have the exchange offer registration statement or, if applicable, the shelf registration statement declared effective by the SEC as promptly as practicable after its filing with the SEC. Unless the exchange offer would not be permitted by a policy of the SEC, we will commence the exchange offer and will use our reasonable best efforts to consummate the exchange offer as promptly as practicable, but in any event on or before November 10, 1999. If applicable, we and the guarantors will use our reasonable best efforts to keep the shelf registration statement effective until May 14, 2001 or such shorter period when all old notes covered by the shelf registration statement have been sold in the manner set forth above and as contemplated in the shelf registration statement or when the old notes become eligible for resale pursuant to Rule 144 under the Securities Act without volume restrictions, if any.


    Any one of the following is considered a registration default:



    - if the applicable registration statement is not filed with the SEC on or before July 28, 1999;



    - if the exchange offer registration statement or the shelf registration statement, as the case may be, is not declared effective on or before October 11, 1999, or, in the case of a shelf registration statement required to be filed in response to a change in law or applicable interpretations of the staff of the SEC, if later, within 60 days after publication of the change in law or interpretation;



    - if the exchange offer is not consummated on or before November 10, 1999;
      or



    - if the shelf registration statement is filed and declared effective on or prior to October 11, 1999, or, in the case of a shelf registration statement required to be filed in response to a change in law or applicable interpretations of the staff of the SEC, if later, within 60 days after publication of the change in law or interpretation; but shall thereafter cease to be effective at any time that we and the guarantors are obligated to maintain its effectiveness without being succeeded within 45 days by an additional registration statement filed and declared effective,



If a registration default occurs, we and the guarantors will be obligated to pay liquidated damages to each holder of transfer restricted securities, during the period of one or more registration defaults, in an amount equal to $0.192 per week per $1,000 principal amount of the old notes constituting transfer restricted securities held by the holder until the applicable registration statement is filed, the exchange offer registration statement is declared effective and the exchange offer is consummated or the shelf registration statement is declared effective or again becomes effective, as the case may be. All accrued liquidated damages shall be paid to holders in the same manner as interest payments on the old notes on semi-annual payment dates that correspond to interest payment dates for the old notes. Following the cure of all registration defaults, the accrual of liquidated damages will cease.


    The registration rights agreement also provides that we and the guarantors:

    - will make available for a period of 90 days after the consummation of the exchange offer a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any exchange notes and


    - will pay all expenses incident to the exchange offer, including the expense of one counsel to the holders of the old notes, and will jointly and severally indemnify holders of the old notes, including any broker-dealer, against related liabilities, including liabilities under the Securities Act. A broker-dealer that delivers a prospectus to purchasers in connection with resales will be subject to the civil liability provisions under the Securities Act and will be bound by the provisions of the registration rights agreement, including those relating to indemnification rights and obligations.


    Holders of the old notes will be required to make the representations to us described under the caption "The Exchange Offer--Procedures for tendering" in order to participate in the exchange offer and will be required to deliver information to be used in connection with the shelf registration statement in order to have their old notes included in the shelf registration statement and benefit from the provisions regarding liquidated damages set forth in the preceding paragraphs. A holder who sells old notes pursuant to the shelf registration statement generally will be:

    - required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers;

    - subject to the civil liability provisions under the Securities Act in connection with those sales; and


    - bound by the provisions of the registration rights agreement that are applicable to that holder, including those relating to indemnification obligations.


    For so long as the old notes are outstanding, we will continue to provide to holders of the old notes and to prospective purchasers of the old notes the information required by Rule 144A(d)(4) under the Securities Act.

    This description of the registration rights agreement is a summary only and is qualified in its entirety by reference to all provisions of the registration rights agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference herein.

                         BOOK-ENTRY, DELIVERY AND FORM


    The exchange notes will initially be represented by one or more permanent global notes in definitive, fully registered book-entry form, without interest coupons that will be deposited with, or on behalf of, DTC and registered in the name of Cede and Co., as nominee of DTC, on behalf of the acquirors of exchange notes for credit to the accounts of the acquirors or to other accounts as they may direct at DTC, or Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System, or Cedel Bank, societe anonyme.



    The global notes may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for exchange notes in physical, certificated form except in the limited circumstances described below.


    All interests in the global notes, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel may also be subject to the procedures and requirements of those systems.

BOOK-ENTRY PROCEDURES FOR THE GLOBAL NOTES

    The descriptions of the operations and procedures of DTC, Euroclear and Cedel set forth below are provided as a matter of convenience. These operations and procedures are solely within the control of the settlement systems and are subject to change by them from time to time. We take no responsibility for these operations or procedures, and you are urged to contact the relevant system or its participants directly to discuss these matters.


    DTC has advised us that it is:



    - a limited purpose trust company organized under the laws of the State of New York,



    - a "banking organization" within the meaning of the New York Banking Law,



    - a member of the Federal Reserve System,



    - a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and



    - a "clearing agency" registered pursuant to Section 17A of the Exchange
      Act.



DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, eliminating the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers, including the initial purchasers in the private offering of the old notes, banks and trust companies, clearing corporations and similar organizations. Indirect access to DTC's system is also available to indirect participants, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.



    We expect that pursuant to procedures established by DTC, ownership of the exchange notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC, with respect to the interests of participants, and the records of participants and the indirect participants, with respect to the interests of persons other than participants.


    The laws of some jurisdictions may require that purchasers of securities take physical delivery of purchased securities in definitive form. Accordingly, the ability to transfer interests in the exchange notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in exchange notes represented by a global note to pledge or transfer that interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of that interest.

    So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee will be considered the sole owner or holder of the exchange notes represented by the global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note will not be entitled to have exchange notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated exchange notes and will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if the holder is not a participant or an indirect participant, on the procedures of the participant through which the holder owns its interest, to exercise any rights of a holder of exchange notes under the indenture or the global note. We understand that under existing industry practice, in the event that we request any action of holders of exchange notes, or a holder that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of that global note, is entitled to take, DTC would authorize the participants to take that action and the participants would authorize holders owning through the participants to take that action or would otherwise act upon the instruction of the holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of exchange notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to exchange notes.


    Payments with respect to the principal of, and premium, if any, liquidated damages, if any, and interest on, any exchange notes represented by a global note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing the exchange notes under the indenture. Under the terms of that indenture, we and the trustee may treat the persons in whose names the exchange notes, including the global notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of these amounts to owners of beneficial interests in a global note, including principal, premium, if any, liquidated damages, if any, and interest. Payments by the participants and the indirect participants to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and DTC.



    DTC management is aware that some computer applications, systems, and the like for processing data that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter year 2000 problems. DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as they relate to the timely payment of distributions, including principal and income payments, to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.


    However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others.

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

DTC has informed the industry that it is contacting and will continue to contact third party vendors from whom DTC acquires services to:


    - impress upon them the importance of their services being year 2000 compliant; and


    - determine the extent of their efforts for year 2000 remediation and, as appropriate, testing of their services.


    In addition, DTC is in the process of developing the contingency plans that it deems appropriate.

    According to DTC, the foregoing information with respect to DTC has been provided to the industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

    Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.


    Subject to compliance with the transfer restrictions applicable to the exchange notes, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary. However, these cross-market transactions will require delivery of instructions to Euroclear or Cedel by the counterparty in the appropriate system in accordance with the rules and procedures and within the established deadlines, Brussels time, of the appropriate system. Euroclear or Cedel will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global notes in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositories for Euroclear or Cedel.



    Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a global note from a participant in DTC will be credited, and that crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day, which must be a business day for Euroclear and Cedel, immediately following the settlement date of DTC. Cash received in Euroclear or Cedel as a result of sales of interest in a global note by or through a Euroclear or Cedel participant to a participant in DTC will be received with value on the settlement date of DTC, but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.


    Although DTC, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Cedel, they are under no obligation to perform or to continue to perform these procedures, and these procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Cedel or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

CERTIFICATED EXCHANGE NOTES


    If:



    - we notify the trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of that notice or cessation;

    - we, at our option, notify the trustee in writing that we elect to cause the issuance of exchange notes in definitive form under the indenture; or



    - upon the occurrence of other events as provided in the indenture,



then, upon surrender by DTC of the global notes, certificated exchange notes will be issued to each person that DTC identifies as the beneficial owner of the exchange notes represented by the global notes. Upon that issuance, the trustee is required to register the certificated exchange notes in the name of that person, or the nominee of any thereof, and cause the same to be delivered to that person.



    Neither we nor the trustee shall be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related exchange notes, and each beneficial owner of exchange debentures may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the exchange notes to be issued.

                       FEDERAL INCOME TAX CONSIDERATIONS


    The following summary describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of exchange notes as of the date hereof by a non-U.S. holder (as defined below). Except where noted, this summary deals only with exchange notes held as capital assets by non-U.S. holders. As used in this section the term "non-U.S. holder" means any person or entity that is not a "U.S. holder." A "U.S. holder" is any beneficial owner of an exchange note that is:



    - a citizen or resident of the U.S. for U.S. federal income tax purposes;



    - a corporation or other entity taxable as a corporation created or organized in or under the laws of the U.S. or any political subdivision of the U.S., including the states and the District of Columbia;


    - an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;


    - a trust which is subject to the supervision of a court within the U.S. and the control of one or more U.S. persons as described in section 7701(a)(30) of the Code; or


    - a person whose worldwide income or gain is otherwise subject to U.S. federal income taxation on a net income basis.


For purposes of this section only, references to "we," "our" and "us" refer only to Alaska Communications Systems Holdings, Inc. and not to any of our subsidiaries.


    The discussion below is based upon the provisions of the Code and regulations, rulings and judicial decisions under the Code as of the date of this prospectus, and these authorities may be repealed, revoked or modified so as to result in U.S. federal income tax consequences different from those discussed below. PERSONS CONSIDERING THE PURCHASE, OWNERSHIP OR DISPOSITION OF EXCHANGE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

THE EXCHANGE OFFER


    The issuance of the exchange notes to U.S. holders or non-U.S. holders of the old notes pursuant to the terms set forth in this prospectus will not constitute an exchange for federal income tax purposes. Consequently, no gain or loss will be recognized by U.S. holders or non-U.S. holders of the old notes upon receipt of the exchange notes, and ownership of the exchange notes will be considered a continuation of ownership of the old notes. For purposes of determining gain or loss upon the subsequent sale or exchange of the exchange notes, a holder's basis in the exchange notes should be the same as the holder's basis in the old notes exchanged. A holder's holding period for the exchange notes should include the holder's holding period for the old notes exchanged. The issue price and other tax characteristics of the exchange notes should be identical to the issue price and other tax characteristics of the old notes exchanged.


THE EXCHANGE NOTES

    Under present U.S. federal income and estate tax law, and subject to the discussion below concerning backup withholding:


     - no withholding of U.S. federal income tax will be required with respect to the payment by us or any paying agent of principal or interest on an exchange note owned by a non-U.S. holder; provided that:



        - the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder;

        - the beneficial owner is not a controlled foreign corporation that is related to us through stock ownership;



        - the beneficial owner is not a bank whose receipt of interest on an exchange note is described in section 881(c)(3)(A) of the Code; and



        - the beneficial owner satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations under the Code;



     - no withholding of U.S. federal income tax will be required with respect to any gain or income realized by a non-U.S. holder upon the sale, exchange, retirement or other disposition of an exchange note; and



     - an exchange note beneficially owned by an individual who at the time of death is a non-U.S. holder will not be subject to U.S. federal estate tax as a result of that individual's death; provided that



        - that individual does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and



        - that the interest payments with respect to the exchange note would not have been, if received at the time of that individual's death, effectively connected with the conduct of a U.S. trade or business by that individual.



    It is unclear whether the payment of liquidated damages to a non-U.S. holder would be subject to withholding of U.S. federal income tax.



    To satisfy the statement referred to in the first bullet point in this section, the beneficial owner of the exchange note, or a financial institution holding the exchange note on behalf of the owner, must provide, in accordance with specified procedures, a paying agent with a statement to the effect that the beneficial owner is not a U.S. holder. Currently, these requirements will be met if:



    - the beneficial owner provides the owner's name and address, and certifies, under penalties of perjury, that the owner is not a U.S. holder; this certification may be made on an IRS Form W-8 or successor form or


    - a financial institution holding the exchange note on behalf of the beneficial owner certifies, under penalties of perjury, that the beneficial owner's statement has been received by it and furnishes a paying agent with a copy thereof.


Under recently finalized Treasury regulations, the statement requirement referred to in the first bullet point in this section may also be satisfied with other documentary evidence for interest paid after December 31, 2000 with respect to an offshore account or through foreign intermediaries.



    If a non-U.S. holder is engaged in a trade or business in the U.S. and interest on the exchange note is effectively connected with the conduct of that trade or business, the non-U.S. holder, although exempt from the withholding tax discussed above, will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if it were a U.S. holder. In addition, if the holder is a foreign corporation, it may be subject to a branch profits tax equal to 30%, or lower applicable treaty rate, of its effectively connected earnings and profits for the taxable year subject to adjustments. For this purpose, interest on an exchange note will be included in a foreign corporation's earnings and profits.



    Any gain or income realized upon the sale, exchange, retirement or other disposition of an exchange note generally will not be subject to U.S. federal income tax unless:



    - the gain or income is effectively connected with the conduct of a trade or business in the U.S. by the non-U.S. holder or

    - in the case of a non-U.S. holder who is an individual, the individual is present in the U.S. for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition, and various other conditions are met.



    Special rules may apply to non-U.S. holders, such as "controlled foreign corporations," "passive foreign investment companies," U.S. expatriates and "foreign personal holding companies," that are subject to special treatment under the Code. These entities should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.


INFORMATION REPORTING AND BACKUP WITHHOLDING


    In general, no information reporting or backup withholding will be required with respect to payments made by us or any paying agent to non-U.S. holders if a statement described in the first bullet point under "--The Exchange Notes" above has been received, and the payor does not have actual knowledge or, after December 31, 2000, reason to believe that the beneficial owner is a U.S. person.



    In addition, backup withholding and information reporting will not apply if payments of the principal, interest or premium on an exchange note are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the beneficial owner of the exchange note, or if a foreign office of a broker, as defined in applicable Treasury regulations, pays the proceeds of the sale of an exchange note to the owner thereof. If, however, the nominee, custodian, agent or broker is, for U.S. federal income tax purposes, a U.S. person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for specified periods of time from the conduct of a trade or business in the U.S., or, for payments made after December 31, 2000:


    - a foreign partnership in which one or more U.S. persons, in the aggregate, own more than 50% of the income or capital interests in the partnership, or

    - a foreign partnership that is engaged in a trade or business in the U.S.,

those payments will not be subject to backup withholding but will be subject to information reporting, unless:

    - the custodian, nominee, agent or broker has documentary evidence in its records that the beneficial owner is not a U.S. person and various other conditions are met, or

    - the beneficial owner otherwise establishes an exemption.


    Payments of principal, interest and premium on an exchange note paid to the beneficial owner of an exchange note by a U.S. office of a custodian, nominee or agent, or the payment by the U.S. office of a broker of the proceeds of sale of an exchange note, will be subject to both backup withholding and information reporting unless:



    - the beneficial owner provides the statement referred to in the first bullet point under "--The Exchange Notes" above and the payor does not have actual knowledge or, after December 31, 2000, reason to believe that the beneficial owner is a U.S. person, or


    - the beneficial owner otherwise establishes an exemption.

    Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where the old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for at least 90 days after the exchange offer is completed, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale of exchange notes.

    We will not receive any proceeds from any sales of the exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of methods of resale, at market prices prevailing at the time of resale, at prices related to those prevailing market prices or at negotiated prices. Any resale may be made directly to the purchaser or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from the broker-dealer and/or the purchasers of the exchange notes. Any broker-dealer that resells the exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by any of those persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    We have agreed to pay the expenses incident to the exchange offer, other than commission or concessions of any brokers or dealers and the fees of any counsel or other advisors or experts retained by the holders of old notes, and will indemnify the holders of the exchange notes (including any broker-dealers) against related liabilities, including liabilities under the Securities Act.

                             AVAILABLE INFORMATION

    We have filed with the SEC a registration statement on Form S-4 under the Securities Act for the registration of the exchange notes offered in this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits and schedules to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us or the exchange notes offered in this prospectus, you should refer to the registration statement, including the related exhibits and financial statement. With respect to each document filed with the SEC as an exhibit to the registration statement, you should refer to the exhibit for a more complete description of the matter involved, and each discussion in this prospectus of any document filed as an exhibit to the registration statement qualified in its entirety by reference to the relevant exhibit.

    In connection with the exchange offer, we will become subject to the information requirements of the Exchange Act, and, in accordance therewith, will file reports and other information with the SEC. The registration statement and the reports and other information we file can be inspected and copied at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and the regional offices of the SEC located at 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, 14th Floor, Chicago, Illinois 60661. Copies of these materials may be obtained from the Public Reference Section of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its public reference facilities in New York, New York and Chicago, Illinois at prescribed rates. Information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. We will make our filings with the SEC electronically. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically, which information can be accessed at < http://www.sec.gov>.


    As a result of the offering of the exchange notes, each of the guarantors will become subject to the informational requirements of the Exchange Act. We will fulfill our obligations with respect to these requirements by filing periodic reports with the SEC on our own behalf or, in the case of the guarantors, by including information regarding the guarantors in our periodic reports. In addition, we will send to each holder of exchange notes copies of annual reports and quarterly reports containing the information required to be filed under the Exchange Act. So long as we are subject to the periodic reporting requirements of the Exchange Act, we are required to furnish the information required to be filed with the SEC to the trustee and the holders of the old notes and the exchange notes. We have agreed that, even if we are not required under the Exchange Act to furnish this information to the SEC, we will nonetheless continue to furnish information that would be required to be furnished by us by Section 13 of the Exchange Act to the trustee and the holders of the old notes or exchange notes as if we were subject to these periodic reporting requirements.


                                    EXPERTS


    Our consolidated financial statements as of December 31, 1998 and for the period from July 16, 1998, our date of inception, through December 31, 1998 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report herein and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.



    The combined financial statements of CenturyTel Alaska Properties, also known as PTI Alaska, as of December 31, 1998 and for the year then ended have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.



    The combined financial statements of CenturyTel Alaska Properties, also known as PTI Alaska, as December 31, 1997 and for the year ended December 31, 1996, eleven months ended November 30, 1997, and one month ended December 31, 1997 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report herein and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


    The combined financial statements of Telephone Fund of Fairbanks Municipal Utilities Services as of October 6, 1997 and for the year ended December 31, 1996 and the period ended October 6, 1997 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report herein and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The financial statements of the Municipality of Anchorage Telephone Utility Fund as of December 31, 1998, and for each of the years in the three-year period ended December 31, 1998, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                         VALIDITY OF THE EXCHANGE NOTES


    The validity of the exchange notes will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York.

                         INDEX TO FINANCIAL STATEMENTS*



Alaska Communications Systems Holdings, Inc.
  Independent Auditors' Report.......................................................        F-2
  Consolidated Balance Sheet--December 31, 1998......................................        F-3
  Consolidated Statement of Cash Flows--Period from July 16, 1998 (Date of Inception)
    through December 31, 1998........................................................        F-4
  Notes to Consolidated Financial Statements--Period from July 16, 1998 (Date of
    Inception) through December 31, 1998.............................................        F-5
  Consolidated Balance Sheet--June 30, 1999 (Unaudited)..............................        F-7
  Consolidated Statement of Operations--Six Months Ended June 30, 1999 (Unaudited)...        F-8
  Consolidated Statement of Stockholder's Equity--Six Months Ended June 30, 1999
    (Unaudited)......................................................................        F-9
  Consolidated Statement of Cash Flows--Six Months Ended June 30, 1999 (Unaudited)...       F-10
  Notes to Consolidated Financial Statements--Six Months Ended June 30, 1999
    (Unaudited)......................................................................       F-11

CenturyTel Alaska Properties
  Independent Auditors' Reports......................................................       F-16
  Combined Balance Sheets--December 31, 1997, December 31, 1998 and March 31, 1999...       F-18
  Combined Statements of Income and Retained Earnings--Year Ended December 31, 1996,
    Eleven Months Ended November 30, 1997, One Month Ended December 31, 1997,
    Year Ended December 31, 1998 and Three Months Ended March 31, 1998 and 1999......       F-19
  Combined Statements of Cash Flows--Year Ended December 31, 1996, Eleven Months
    Ended November 30, 1997, One Month Ended December 31, 1997, Year Ended December
    31, 1998 and Three Months Ended March 31, 1998 and 1999..........................       F-20
  Notes to Combined Financial Statements--Year Ended December 31, 1996, Eleven Months
    Ended November 30, 1997, One Month Ended December 31, 1997, Year Ended December
    31, 1998 (Notes for Three Months Ended March 31, 1998 and 1999 Are Unaudited)....       F-21

Telephone Fund of Fairbanks Municipal Utilities Services
  Independent Auditors' Report.......................................................       F-34
  Combined Balance Sheet--October 6, 1997............................................       F-35
  Combined Statements of Income and Fund Equity--Year Ended December 31, 1996 and
    Period Ended October 6, 1997.....................................................       F-36
  Combined Statements of Cash Flows--Year Ended December 31, 1996 and Period Ended
    October 6, 1997..................................................................       F-37
  Notes to Combined Financial Statements--Year Ended December 31, 1996 and Period
    Ended October 6, 1997............................................................       F-38

Municipality of Anchorage Telephone Utility Fund
  Independent Auditors' Report.......................................................       F-41
  Balance Sheets--December 31, 1997, December 31, 1998 and March 31, 1999............       F-42
  Statements of Revenues, Expenses, and Changes in Retained Earnings--Years Ended
    December 31, 1996, 1997 and 1998 and Three Months Ended March 31, 1998 and March
    31, 1999.........................................................................       F-43
  Statements of Cash Flows--Years Ended December 31, 1996, 1997 and 1998 and Three
    Months Ended March 31, 1998 and March 31, 1999...................................       F-44
  Notes to Financial Statements--Years Ended December 31, 1996, 1997 and 1998 (Notes
    for Three Months Ended March 31, 1998 and 1999 Are Unaudited)....................       F-45


------------------------


* The separate financial statements of our parent, ALEC Holdings, are not presented in this prospectus because ALEC Holdings is a holding company with no material assets or operations other than its investment in our common stock. The separate financial statements of each subsidiary guarantor of the exchange notes are not included in this prospectus because each of our subsidiaries is wholly owned and has guaranteed the exchange notes fully and unconditionally on a joint and several basis, rendering the separate financial statements of any particular subsidiary guarantor not meaningful to your investment decision.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Alaska Communications Systems Holdings, Inc.
Anchorage, Alaska

    We have audited the consolidated balance sheet of Alaska Communications Systems Holdings, Inc. and Subsidiaries (the "Company") as of December 31, 1998, and the related consolidated statement of cash flows for the period from July 16, 1998 (date of inception) through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Alaska Communications Systems Holdings, Inc. and Subsidiaries as of December 31, 1998, and their cash flows for the period from July 16, 1998 (date of inception) through December 31, 1998 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Portland, Oregon
March 24, 1999

                  ALASKA COMMUNICATIONS SYSTEMS HOLDINGS, INC.
                                AND SUBSIDIARIES


                           CONSOLIDATED BALANCE SHEET



                                                                                                      DECEMBER 31,
                                                                                                          1998
                                                                                                      ------------
                                                      ASSETS

CURRENT ASSETS:
  Cash..............................................................................................   $  281,236
  Receivable from employees and related party (Note 2)..............................................       41,771
                                                                                                      ------------
      Total current assets..........................................................................      323,007
PROPERTY, PLANT, AND EQUIPMENT, Net (Notes 1 and 3).................................................       36,536
DEFERRED ACQUISITION AND FINANCING COSTS (Note 1)...................................................      248,637
DEPOSITS............................................................................................       11,820
                                                                                                      ------------
                                                                                                       $  620,000
                                                                                                      ------------
                                                                                                      ------------

                                       LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accrued Liabilities...............................................................................   $       --
  Advances payable to stockholder (Note 2)..........................................................      620,000
                                                                                                      ------------
      Total current liabilities.....................................................................      620,000
COMMITMENTS AND CONTINGENCIES (Notes 4 and 5).......................................................           --
STOCKHOLDER'S EQUITY:
  Common stock, $.01 par value; authorized, 1,000 shares; outstanding, 1 share......................           --
                                                                                                      ------------
                                                                                                       $  620,000
                                                                                                      ------------
                                                                                                      ------------


                See notes to consolidated financial statements.

                  ALASKA COMMUNICATIONS SYSTEMS HOLDINGS, INC.
                                AND SUBSIDIARIES


                      CONSOLIDATED STATEMENT OF CASH FLOWS



                                                                                                      PERIOD FROM
                                                                                                        JULY 16,
                                                                                                          1998
                                                                                                        (DATE OF
                                                                                                       INCEPTION)
                                                                                                        THROUGH
                                                                                                      DECEMBER 31,
                                                                                                          1998
                                                                                                      ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Payments for property, plant, and equipment.......................................................   $  (36,536)
  Deferred acquisition costs........................................................................     (248,637)
  Deposits..........................................................................................      (11,820)
  Accounts receivable from employees and related party..............................................      (41,771)
  Accrued liabilities...............................................................................
                                                                                                      ------------
      Net cash used in investing activities.........................................................     (338,764)
                                                                                                      ------------
                                                                                                      ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from advances from stockholder...........................................................      620,000
                                                                                                      ------------
                                                                                                      ------------
NET (DECREASE) INCREASE IN CASH.....................................................................      281,236
CASH, BEGINNING OF PERIOD...........................................................................           --
                                                                                                      ------------
CASH, END OF PERIOD.................................................................................   $  281,236
                                                                                                      ------------
                                                                                                      ------------


                See notes to consolidated financial statements.

         ALASKA COMMUNICATIONS SYSTEMS HOLDINGS, INC. AND SUBSIDIARIES



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


          JULY 16, 1998 (DATE OF INCEPTION) THROUGH DECEMBER 31, 1998

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The consolidated financial statements for Alaska Communications Systems Holdings, Inc. and Subsidiaries (the "Company") represent the operating results of the following three legal entities:

       Alaska Communications Systems Holdings, Inc. (formerly ALEC Acquisition Corporation)

       ALEC Acquisition Sub Corp., Inc.

       Alaska Communications Systems, Inc.

    The Company was organized in 1998 as the principal entity to acquire and manage telecommunication operations in Alaska. The principal activities in 1998 were the preparation of systems and obtaining financing for pending acquisitions (see Note 5). In May of 1999, the Company was acquired and became a wholly owned subsidiary of ALEC Holdings, Inc.

    A summary of significant accounting policies followed by the Company is set forth below:


    USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of commitments and contingencies at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.


    PROPERTY, PLANT, AND EQUIPMENT is stated at cost. At December 31, 1998, the Company was in the early stages of opening its Corporate Headquarters in Anchorage. No depreciation was claimed in 1998 since the assets in service were acquired at year end.

    DEFERRED ACQUISITION AND FINANCING COSTS are stated at cost and are direct costs incurred in connection with the Company's acquisitions and related financings.

    REVENUES--No revenues or expenses have been generated since the Company was not in operation as of December 31, 1998.

2.  TRANSACTIONS WITH RELATED PARTIES

    Fox Paine Capital Fund, the majority stockholder of the Company's parent, ALEC Holdings, Inc., has advanced cash to allow the Company to operate until permanent funding is put in place at the closing of the acquisitions (see Note
5). Outstanding advances were $620,000 as of December 31, 1998. Fox Paine Capital Fund will continue to fund the Company until permanent funding is obtained at the closing of the acquisitions.

    The Company advanced cash to a related party to perform certain consulting services in connection with the Company's pending acquisitions. Cash used is capitalized as deferred acquisition costs. Any unused cash that was advanced to this related party is to be repaid to the Company. As of December 31, 1998, the total amount of unused cash was $41,771.

         ALASKA COMMUNICATIONS SYSTEMS HOLDINGS, INC. AND SUBSIDIARIES

          JULY 16, 1998 (DATE OF INCEPTION) THROUGH DECEMBER 31, 1998

3.  PROPERTY, PLANT, AND EQUIPMENT

    The balances by category of property, plant, and equipment, at December 31, 1998 are:

Office furniture, equipment, and other.............................  $   3,049
Construction work in progress......................................     33,487
                                                                     ---------
  Total property, plant, and equipment.............................     36,536
Less: Accumulated depreciation.....................................         --
                                                                     ---------
  Property, plant, and equipment, net..............................  $  36,536
                                                                     ---------
                                                                     ---------

4.  LEASES

    The Company has entered into an operating lease for office space in Anchorage, Alaska for its corporate headquarters. The lease is for 60 months and, under this lease agreement, future minimum annual rental payments are as follows:

YEAR ENDING DECEMBER 31,
----------------------------------------------------------------------------------
1999..............................................................................  $  278,772
2000..............................................................................     139,060
2001..............................................................................     141,841
2002..............................................................................     144,678
2003..............................................................................     147,571
                                                                                    ----------
    Total.........................................................................  $  851,922
                                                                                    ----------
                                                                                    ----------

5.  COMMITMENTS AND CONTINGENCIES

    The Company has announced two purchase agreements that will allow the Company to enter the telecommunications industry. The first agreement involves the acquisition of CenturyTel's Alaska holdings including Telephone Utilities of Alaska, Inc., Telephone Utilities of the Northland, Inc., PTI Communications of Alaska, Inc., Pacific Telecom of Alaska PCS, Inc., and Pacific Telecom Cellular of Alaska, Inc. and the second is with the Municipality of Anchorage to acquire all of its telecommunication investments. Upon completion of these two contracts, the Company will have in excess of 300,000 local telephone, 70,000 cellular, 20,000 long distance, and 16,000 internet access lines. The combined purchase price is approximately $700 million. The Company is being funded by a $145 million equity contribution from its parent, ALEC Holdings, Inc., and the remainder with bank financed debt.


    It is currently anticipated that by mid-1999 all regulatory approvals will have been granted and the acquisitions will be completed. At that time, the Company's primary business will be to provide traditional local telephone, long distance, cellular, and internet service throughout the state of Alaska. Until the completion of the acquisitions, the Company is incurring costs to facilitate certain transition and financing activities.

                  ALASKA COMMUNICATIONS SYSTEMS HOLDINGS, INC.
                                AND SUBSIDIARIES


                           CONSOLIDATED BALANCE SHEET

                           (UNAUDITED, IN THOUSANDS)


                                                                                                         JUNE 30,
                                                                                                           1999
                                                                                                        ----------
                                                ASSETS
Current assets:
  Cash and cash equivalents...........................................................................  $    4,019
  Accounts receivable--trade..........................................................................      47,493
  Accounts receivable--affiliates.....................................................................          --
  Materials and supplies..............................................................................       5,759
  Prepayments and other current.......................................................................       3,788
                                                                                                        ----------
    Total current assets..............................................................................      61,059
                                                                                                        ----------
Investments...........................................................................................       4,356
                                                                                                        ----------
Property, plant and equipment:
  Telecommunications..................................................................................     859,105
  Less: Accumulated depreciation......................................................................    (461,238)
                                                                                                        ----------
                                                                                                           397,867
  Construction work in progress.......................................................................      23,041
                                                                                                        ----------
    Net property, plant and equipment.................................................................     420,908
                                                                                                        ----------
Intangible assets.....................................................................................      25,115
Goodwill..............................................................................................     243,980
Debt issuance cost....................................................................................      37,311
Deferred charges......................................................................................       3,238
Other assets..........................................................................................         379
                                                                                                        ----------
    Total assets......................................................................................  $  796,346
                                                                                                        ----------
                                                                                                        ----------
                                 LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Current portion of long-term debt...................................................................  $    4,248
  Notes payable.......................................................................................       8,700
  Accounts payable--trade.............................................................................      16,134
  Accounts payable--affiliates........................................................................          75
  Income taxes payable................................................................................        (278)
  Advance billings and customer deposits..............................................................       6,242
  Dividend payable....................................................................................          --
  Accrued and other current liabilities...............................................................      19,531
                                                                                                        ----------
    Total current liabilities.........................................................................      54,652
                                                                                                        ----------
Long-term debt, net of current portion................................................................     589,854
Deferred income taxes.................................................................................           2
Unamortized investment tax credits....................................................................         694
Other deferred credits and long-term liabilities......................................................       8,601
Stockholder's equity:
  Common stock, $.01 par value; 40,000,000 shares authorized,
    20,082,871 shares issued..........................................................................          --
  Paid in capital in excess of par value..............................................................     148,594
  Notes receivable from officers......................................................................        (718)
  Retained earnings (deficit).........................................................................      (5,333)
                                                                                                        ----------
    Total stockholders' equity........................................................................     142,543
                                                                                                        ----------
  Total liabilities and stockholders' equity..........................................................  $  796,346
                                                                                                        ----------
                                                                                                        ----------


                See notes to consolidated financial statements.

                  ALASKA COMMUNICATIONS SYSTEMS HOLDINGS, INC.
                                AND SUBSIDIARIES


                      CONSOLIDATED STATEMENT OF OPERATIONS

                           (UNAUDITED, IN THOUSANDS)


                                                                                                      SIX MONTHS
                                                                                                         ENDED
                                                                                                     JUNE 30, 1999
                                                                                                     -------------
Operating revenues:
  Local network service............................................................................   $    12,175
  Network access revenue...........................................................................        13,162
  Long distance network service....................................................................         1,387
  Cellular.........................................................................................         4,568
  Directory advertising............................................................................         3,451
  Deregulated revenue..............................................................................         2,367
  Other............................................................................................         1,220
                                                                                                     -------------
    Total operating revenues.......................................................................        38,330
                                                                                                     -------------
Operating expenses:
  Plant specific operations........................................................................        10,267
  Depreciation and amortization....................................................................         8,093
  Plant non-specific operations....................................................................         3,847
  Customer operations..............................................................................         7,313
  Corporate operations.............................................................................         5,344
  Property and other operating taxes...............................................................         1,092
                                                                                                     -------------
    Total operating expenses.......................................................................        35,956
                                                                                                     -------------
Operating income...................................................................................         2,374
                                                                                                     -------------
Other income and expense:
  Interest expense.................................................................................        (7,439)
  Interest during construction.....................................................................           126
  Interest income..................................................................................           102
  Other............................................................................................          (496)
                                                                                                     -------------
    Total other income and expense.................................................................        (7,707)
                                                                                                     -------------
Income (loss) before income taxes..................................................................        (5,333)
Income taxes.......................................................................................            --
                                                                                                     -------------
Net loss...........................................................................................   $    (5,333)
                                                                                                     -------------
                                                                                                     -------------



                See notes to consolidated financial statements.

                  ALASKA COMMUNICATIONS SYSTEMS HOLDINGS, INC.


                                AND SUBSIDIARIES


                 CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY


                           (UNAUDITED, IN THOUSANDS)


                                                                      PAID IN      NOTES
                                                                    CAPITAL IN   RECEIVABLE                  TOTAL
                                                         COMMON      EXCESS OF      FROM      RETAINED    STOCKHOLDER'S
                                                          STOCK      PAR VALUE    OFFICERS    EARNINGS       EQUITY
                                                       -----------  -----------  ----------  -----------  ------------
Balance December 31, 1998............................   $      --    $      --   $       --   $      --    $       --
Equity contributions by ALEC Holdings, Inc...........          --      148,594           --          --       148,594
Officers loans in conjunction with the issuance of
  stock..............................................          --           --         (718)         --          (718)
Net loss for the period December 31, 1998 to June 30,
  1999...............................................          --           --           --      (5,333)       (5,333)
                                                            -----   -----------  ----------  -----------  ------------
Balance, June 30, 1999...............................   $      --    $ 148,594   $     (718)  $  (5,333)   $  142,543
                                                            -----   -----------  ----------  -----------  ------------
                                                            -----   -----------  ----------  -----------  ------------


                See notes to consolidated financial statements.

                  ALASKA COMMUNICATIONS SYSTEMS HOLDINGS, INC.


                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                           (UNAUDITED, IN THOUSANDS)


                                                                                                      SIX MONTHS
                                                                                                         ENDED
                                                                                                     JUNE 30, 1999
                                                                                                     -------------
Cash Flows from Operating Activities:
  Net loss.........................................................................................   $    (5,333)
  Adjustments to reconcile net loss to net cash provided by operating activities:
    Depreciation and amortization..................................................................         8,093
    Amortiztion of debt issuance costs.............................................................           589
    Deferred income taxes..........................................................................            41
    Deferred credits...............................................................................          (154)
    Account receivable and other current assets....................................................         8,279
    Accounts payable and other current liabilities.................................................         1,497
    Other..........................................................................................           (43)
                                                                                                     -------------
      Net cash provided by operating activities....................................................        12,969
                                                                                                     -------------
Cash Flows from Investing Activities:
  Construction (excluding interest capitalized on equity funds)....................................       (27,195)
  Cost of acquisitions, net of cash received.......................................................      (690,207)
  Organizational costs.............................................................................        (2,385)
                                                                                                     -------------
      Net cash used by investing...................................................................      (719,787)
                                                                                                     -------------
Cash Flows from Financing Activities:
  Net change in short-term notes payable...........................................................         8,700
  Proceeds from the issuance of long-term debt.....................................................       592,500
  Payments on long-term debt.......................................................................            --
  Debt issuance costs..............................................................................       (37,900)
  Dividends paid...................................................................................          (620)
  Issuance of common stock/warrants................................................................       147,876
                                                                                                     -------------
      Net cash provided by financing activities....................................................       710,556
                                                                                                     -------------
Increase in cash...................................................................................         3,738
Cash at beginning of period........................................................................           281
                                                                                                     -------------
Cash at end of period..............................................................................   $     4,019
                                                                                                     -------------
                                                                                                     -------------


                See notes to consolidated financial statements.

                  ALASKA COMMUNICATIONS SYSTEMS HOLDINGS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                         SIX MONTHS ENDED JUNE 30, 1999
                           (UNAUDITED, IN THOUSANDS)



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


    The consolidated financial statements for Alaska Communications Systems Holdings, Inc. and Subsidiaries represent the operating results of the following three legal entities (see Note 2, Acquisitions):

       Alaska Communications Systems Holdings, Inc. (formerly ALEC Acquisition Corporation)


       ALEC Acquisition Sub Corp., Inc., which acquired the stock of the PTI Alaska companies at the closing of the acquisitions.



       Alaska Communications Systems, Inc., which acquired the stock of ATU Long Distance, ATU Communications and MACtel, Inc. at the closing of the acquisitions.


    Alaska Communications Systems Holdings, Inc. is a wholly owned subsidiary of ALEC Holdings, Inc. It was organized in 1998 as the principal entity to acquire and manage telecommunication operations in Alaska. The principal activities in 1998 were the preparation of systems and obtaining financing for recently completed acquisitions.

    A summary of significant accounting policies followed by the Company is set forth below:

    BASIS OF PRESENTATION


    The accompanying unaudited consolidated financial statements are for six months ended June 30, 1999 and include the operations of the PTI Alaska companies, ATU Long Distance, ATU Communications and MACtel, Inc. since their acquisition on May 14, 1999. These financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six month period ended June 30, 1999 are not necessarily indicative of the results that may be expected for the full fiscal year or for any future period.


    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of commitments and contingencies at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

    REGULATION


    The local telephone exchange activities of the Company are subject to rate regulation by the Federal Communications Commission (FCC) for interstate telecommunication service, and the Regulatory Commission of Alaska (RCA) for intrastate and local exchange telecommunication service. The Company, as required by the FCC, accounts for such activity separately. Long distance services are

                  ALASKA COMMUNICATIONS SYSTEMS HOLDINGS, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


                         SIX MONTHS ENDED JUNE 30, 1999
                           (UNAUDITED, IN THOUSANDS)



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

subject to rate regulation as a non-dominant interexchange carrier by the FCC for interstate telecommunication services and the RCA for intrastate telecommunication services. Cellular operations are not subject to rate regulation.

    PROPERTY, PLANT AND EQUIPMENT

    TELEPHONE plant is stated substantially at original cost of construction. Telephone plant retired in the ordinary course of business, together with cost of removal, less salvage, is charged to accumulated depreciation with no gain or loss recognized. Renewal and betterment of telephone plant are capitalized while repairs, as well as renewals of minor items, are charged to operating expense. The Company provides for depreciation of telephone plant on the straight-line method, using rates approved by the regulatory authorities.


    NON-TELEPHONE plant is stated at cost and, when sold or retired, a gain or loss is recognized. Depreciation of such property is provided on the straight-line method over its estimated service life ranging from seven to 15 years.


    MINORITY INVESTMENTS

    Minority investments consist of investments in companies which are accounted for using the equity method.

    CELLULAR LICENSES

    Cellular licenses are stated at net book value. Amortization is computed on the straight-line method over an estimated useful life of 40 years.


    GOODWILL



    Goodwill is amortized on the straight-line method over 40 years.


    REVENUE RECOGNITION

    Recurring revenues are billed one month in advance and are deferred until the month earned. Nonrecurring revenues are billed in arrears and are recognized when earned.

    IMPAIRMENT OF LONG-LIVED ASSETS

    The Company has adopted FASB Statement No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. Under the provisions of this statement, the Company has evaluated its long-lived assets for financial impairments and will continue to evaluate them if events or changes in circumstance indicate the carrying amount of such assets may not be fully recoverable.

                  ALASKA COMMUNICATIONS SYSTEMS HOLDINGS, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


                         SIX MONTHS ENDED JUNE 30, 1999
                           (UNAUDITED, IN THOUSANDS)



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    EARNINGS PER SHARE

    The common stock of the Company is not traded in a public market; therefore, earnings per share amounts are not presented in accordance with SFAS 128, EARNINGS PER SHARE.


    COMPREHENSIVE INCOME (LOSS)



    The Company has adopted FASB Statement No. 130, COMPREHENSIVE INCOME. The Company's comprehensive loss is equal to its net loss.


2. ACQUISITIONS


    On May 14, 1999, Alaska Communications Systems Holdings acquired Century's Alaska Holdings (PTI properties) including Telephone Utilities of Alaska, Inc., Telephone Utilities of the Northland, Inc., PTI Communications of Alaska, Inc., Pacific Telecom of Alaska PCS, Inc., and Pacific Telecom Cellular of Alaska, Inc., excluding the assets, liabilities and equity of Alaska RSA#1. On the same date, ACS also acquired from the Municipality of Anchorage, ATU Communications, Inc.(ATU) and its subsidiaries, MACtel, Inc. and ATU Long Distance, Inc. These holdings include local area exchanges, long distance service, Internet service and cellular operations throughout rural Alaska and Anchorage.



    Both acquisitions were accounted for under the purchase method of accounting. The financial statements reflect the allocation of the purchase price and assumption of certain liabilities and include the operating results of both ATU and PTI from the date of acquisition. In total, the Company paid Century Telephone Enterprise $411,784 for the PTI properties and the Municipality of Anchorage $265,115 for the assets acquired. Deferred acquisition expenses totaling $14,079 were also allocated to the purchase price. The purchase price information presented is subject to final settlement adjustments.


    The following reflects the preliminary allocation of the purchase price and the sources of funds to finance the purchase (in thousands).

                                                              PTI
                                                           PROPERTIES     ATU        TOTAL
                                                           ----------  ----------  ----------
Current assets...........................................  $   20,905  $   45,142  $   66,047
Property, plant & equipment..............................     153,181     247,694     400,875
Other assets.............................................       9,765      20,750      30,515
Less liabilities assumed.................................     (12,701)    (38,518)    (51,219)
                                                           ----------  ----------  ----------
Net assets acquired......................................     171,150     275,068     446,218
Goodwill.................................................     244,593         167     244,760
                                                           ----------  ----------  ----------
Total cost of acquisition................................     415,743     275,235     690,978
Acquisition expenses.....................................      (3,959)    (10,120)    (14,079)
                                                           ----------  ----------  ----------
Total purchase price paid................................  $  411,784  $  265,115  $  676,899
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------

                  ALASKA COMMUNICATIONS SYSTEMS HOLDINGS, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


                         SIX MONTHS ENDED JUNE 30, 1999
                           (UNAUDITED, IN THOUSANDS)


2. ACQUISITIONS (CONTINUED)

    Net assets acquired were purchased for cash provided from the following sources:



Revolving credit facility (of ACS)................................  $   6,700
Term loan facilities (of ACS).....................................    435,000
9 3/8% Senior subordinated notes due 2009 (of ACS)................    150,000
Issuance of common stock..........................................    146,200
                                                                    ---------
Total sources.....................................................  $ 737,900
                                                                    ---------
                                                                    ---------



    These sources also provided $12,600 of working capital and entailed $48,400 of transaction fees and expenses.


    The goodwill acquired will be amortized on a straight line basis over 40 years.

    The following are the pro forma results for the six month periods ended June 30, 1998 and 1999:


                                                                           1998        1999
                                                                        ----------  ----------
Revenues..............................................................  $  134,038  $  145,236
Net Loss..............................................................      (8,835)     (9,952)


3. LONG-TERM OBLIGATIONS

    Long-term obligations consist of the following (in thousands):

                                                                                 JUNE 30, 1999
                                                                                 -------------
  Term Loan A Facility.........................................................   $   150,000
  Term Loan B Facility.........................................................       150,000
  Term Loan C Facility.........................................................       135,000
  9 3/8% Senior subordinated notes due 2009....................................       150,000
  Note to Municipality of Fairbanks............................................         1,602
  Capital Lease Obligations....................................................         7,500
                                                                                 -------------
                                                                                      594,102
  Less current portion.........................................................        (4,248)
                                                                                 -------------
  Total long-term obligations..................................................   $   589,854
                                                                                 -------------
                                                                                 -------------

4. STOCK OPTIONS


    At June 30, 1999, ALEC Holdings has authorized a total of 3,410,486 shares of ALEC Holdings common stock for issuance under the 1999 Stock Incentive Plan. At June 30, 1999, 2,806,500 shares are reserved for issuance upon the exercise of outstanding options. The options are exercisable at $6.1542 per share of common stock. No options are currently vested.

                  ALASKA COMMUNICATIONS SYSTEMS HOLDINGS, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


                         SIX MONTHS ENDED JUNE 30, 1999
                           (UNAUDITED, IN THOUSANDS)


5. BUSINESS SEGMENTS

    The Company has adopted FASB Statement No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. The Utility has three reportable segments: local telephone, long distance and cellular. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Each reportable segment is a strategic business offering different services and is managed separately.

    The following table illustrates selected financial data for each segment for the consolidated period ended June 30, 1999 (in thousands):


                                                                       LOCAL       LONG
                                                                     TELEPHONE   DISTANCE   CELLULAR     TOTAL
                                                                     ----------  ---------  ---------  ----------
Operating revenues.................................................  $   32,401  $   1,361  $   4,568  $   38,330
Operating income (loss)............................................       1,503       (282)     1,153       2,374
Depreciation and amortization......................................       7,649         68        376       8,093
Capital expenditures...............................................       7,367     19,502        326      27,195
Total assets.......................................................     708,375     22,458     65,513     796,346


6. INCOME TAXES

    There was no current provision for income taxes in the consolidated period ended June 30, 1999. In general, the provision for income taxes may differ from the federal statutory rate due to the effect of federal and state alternative minimum taxes and net operating losses incurred for the period that are not benefited.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Century Telephone Enterprises, Inc.:

    We have audited the accompanying combined balance sheet of CenturyTel's Alaska Properties as of December 31, 1998, and the related combined statement of income and retained earnings, and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of CenturyTel's Alaska Properties as of December 31, 1998, and the results of their operations and their cash flows for the year ended December 31,1998, in conformity with generally accepted accounting principles.

KPMG LLP

Shreveport, Louisiana
February 26, 1999

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Century Telephone Enterprises, Inc.
Monroe, Louisiana

    We have audited the combined balance sheet of CenturyTel Alaska Properties as of December 31, 1997, and the related combined statements of income and retained earnings and of cash flows for the year ended December 31, 1996, eleven months ended November 30, 1997, and one month ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of CenturyTel Alaska Properties as of December 31, 1997, and the results of their operations and their cash flows for the year ended December 31, 1996, eleven months ended November 30, 1997, and one month ended December 31, 1997, in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Portland, Oregon
March 25, 1999

                          CENTURYTEL ALASKA PROPERTIES

                            COMBINED BALANCE SHEETS

                                 (IN THOUSANDS)

                                                                                      DECEMBER 31,
                                                                                  --------------------   MARCH 31,
                                                                                    1997       1998        1999
                                                                                  ---------  ---------  -----------
                                                                                                        (UNAUDITED)
                                                ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.....................................................  $     871  $   5,728   $  10,739
  Accounts receivable:
    Customers, less allowance for doubtful accounts of $376, $164 and $162 at
      December 31, 1997 and 1998, and March 31, 1999, respectively..............      5,071      8,446       8,362
    Affiliates (Note 8).........................................................     20,404     31,922      38,361
    Connecting companies........................................................      4,146     10,984       6,596
    Receivable from sale of cellular license....................................      5,022         --          --
    Miscellaneous accounts receivable and other.................................      2,760      1,213       1,326
  Material and supplies (at cost)...............................................      2,653      2,072       2,058
  Prepayments...................................................................      1,513        610         602
                                                                                  ---------  ---------  -----------
      Total current assets......................................................     42,440     60,975      68,044
                                                                                  ---------  ---------  -----------
PROPERTY, PLANT AND EQUIPMENT, Net (Note 4).....................................    158,590    161,710     157,866
                                                                                  ---------  ---------  -----------
OTHER ASSETS:
  Excess cost of net assets acquired, less accumulated amortization of $5,056,
    $6,853 and $8,455 at December 31, 1997 and 1998, and March 31, 1999,
    respectively (Note 1).......................................................    248,948    242,632     241,030
  Investments, at cost..........................................................        997        976         976
  Other, net....................................................................      8,200      6,367       5,753
                                                                                  ---------  ---------  -----------
      Total other assets........................................................    258,145    249,975     247,759
                                                                                  ---------  ---------  -----------
TOTAL ASSETS....................................................................  $ 459,175  $ 472,660   $ 473,669
                                                                                  ---------  ---------  -----------
                                                                                  ---------  ---------  -----------

                                 LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term debt (Note 5).................................  $   1,316  $   1,427   $   1,451
  Accounts payable..............................................................      3,275      5,322       2,589
  Accrued expenses and other accrued liabilities:
    Salaries and benefits.......................................................      2,434      1,949       2,321
    Taxes.......................................................................      1,123      1,008       1,937
    Other.......................................................................        684      1,849       1,841
  Advance billings and customer deposits (Note 1)...............................      1,643      2,019       2,026
                                                                                  ---------  ---------  -----------
      Total current liabilities.................................................     10,475     13,574      12,165
                                                                                  ---------  ---------  -----------
LONG-TERM DEBT (Note 5).........................................................     41,634     41,981      41,643
                                                                                  ---------  ---------  -----------
DEFERRED CREDITS AND OTHER LIABILITIES:
  Deferred income taxes (Note 6)................................................     11,297     13,523      13,914
  Deferred investment tax credits...............................................      1,421        909         780
  Other.........................................................................      3,034      1,711       1,282
                                                                                  ---------  ---------  -----------
      Total deferred credits and other liabilities..............................     15,752     16,143      15,976
                                                                                  ---------  ---------  -----------
SHAREHOLDER'S EQUITY:
  Common stock (103, 104 and 104 shares authorized and 23, 24, and 24 issued and
    outstanding, respectively)..................................................         23         24          24
  Paid-in capital...............................................................    393,026    393,026     393,026
  Retained earnings.............................................................     (1,735)     7,912      10,835
                                                                                  ---------  ---------  -----------
      Total shareholder's equity................................................    391,314    400,962     403,885
                                                                                  ---------  ---------  -----------
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY......................................  $ 459,175  $ 472,660   $ 473,669
                                                                                  ---------  ---------  -----------
                                                                                  ---------  ---------  -----------

            See accompanying notes to combined financial statements.

                          CENTURYTEL ALASKA PROPERTIES

              COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS

                                 (IN THOUSANDS)

                                                                                                      THREE MONTHS
                                                         ELEVEN      ONE MONTH                      ENDED MARCH 31,
                                         YEAR ENDED   MONTHS ENDED     ENDED       YEAR ENDED   ------------------------
                                        DECEMBER 31,  NOVEMBER 30,  DECEMBER 31,  DECEMBER 31,     1998         1999
                                            1996          1997          1997          1998      -----------  -----------
                                        ------------  ------------  ------------  ------------  (UNAUDITED)  (UNAUDITED)
OPERATING REVENUES:
  Telephone...........................   $   71,810    $   73,472    $    9,267    $  109,822    $  25,390    $  27,203
  Cellular............................        4,823         5,120           181         2,576          408          546
                                        ------------  ------------  ------------  ------------  -----------  -----------
      Total operating revenues........       76,633        78,592         9,448       112,398       25,798       27,749
                                        ------------  ------------  ------------  ------------  -----------  -----------
OPERATING EXPENSES:
  Cost of sales and operating
    expenses--telephone...............       37,314        36,572         5,817        61,611       14,646       14,500
  Cost of sales and operating
    expenses--cellular................        3,381         3,082           147         2,128          330          396
  Depreciation and amortization.......       15,348        15,823         2,466        30,459        7,209        7,785
                                        ------------  ------------  ------------  ------------  -----------  -----------
      Total operating expenses........       56,043        55,477         8,430        94,198       22,185       22,681
                                        ------------  ------------  ------------  ------------  -----------  -----------
OPERATING INCOME......................       20,590        23,115         1,018        18,200        3,613        5,068
                                        ------------  ------------  ------------  ------------  -----------  -----------
OTHER INCOME (EXPENSE):
  Interest expense....................       (3,176)       (3,027)         (253)       (3,588)        (797)        (965)
  Interest income (Note 8)............        1,180           858            82         2,183          495          607
  Other income (expense), net.........          (33)         (298)           53           356          357           80
  Nonregulated income (expense),
    net...............................         (335)           26           371         1,714          772          842
                                        ------------  ------------  ------------  ------------  -----------  -----------
      Total other income (expense)....       (2,364)       (2,441)          253           665          827          564
                                        ------------  ------------  ------------  ------------  -----------  -----------
INCOME BEFORE INCOME TAX EXPENSE......       18,226        20,674         1,271        18,865        4,440        5,632
INCOME TAX EXPENSE (Note 6)...........        6,737         7,746           736         9,218        2,214        2,709
                                        ------------  ------------  ------------  ------------  -----------  -----------
NET INCOME............................       11,489        12,928           535         9,647        2,226        2,923
                                        ------------  ------------  ------------  ------------  -----------  -----------
RETAINED EARNINGS AT BEGINNING OF
  PERIOD..............................       63,216        61,079            --        (1,735)      (1,735)       7,912
Less dividends to shareholder.........       13,626         7,080         2,270            --           --           --
                                        ------------  ------------  ------------  ------------  -----------  -----------
RETAINED EARNINGS AT END OF PERIOD....   $   61,079    $   66,927    $   (1,735)   $    7,912    $     491    $  10,835
                                        ------------  ------------  ------------  ------------  -----------  -----------
                                        ------------  ------------  ------------  ------------  -----------  -----------

            See accompanying notes to combined financial statements.

                          CENTURYTEL ALASKA PROPERTIES

                       COMBINED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                          ELEVEN         ONE MONTH                          THREE MONTHS
                                        YEAR ENDED     MONTHS ENDED        ENDED       YEAR ENDED         ENDED MARCH 31,
                                       DECEMBER 31,    NOVEMBER 30,    DECEMBER 31,   DECEMBER 31,   --------------------------
                                           1996            1997            1997           1998           1998          1999
                                       -------------  ---------------  -------------  -------------  -------------  -----------
                                                                                                      (UNAUDITED)   (UNAUDITED)
OPERATING ACTIVITIES:
  Net income.........................    $  11,489       $  12,928       $     535      $   9,647      $   2,226     $   2,923
  Adjustments to reconcile net income
    to net cash provided by operating
    activities:
    Depreciation and amortization....       15,348          15,823           2,466         30,459          7,209         7,785
    Deferred income taxes and
      unamortized investment tax
      credits, net...................        1,538           1,160              65             24            148            66
    Change in current assets and
      liabilities:
      Accounts receivable............       14,476          (1,383)          3,873         (3,644)        (2,105)        4,359
      Accounts payable...............       (6,828)         (2,986)         (1,527)         1,479           (282)       (2,733)
      Other current assets and
        liabilities, net.............       (1,434)         (4,329)            176          2,427          1,588         1,322
      Other, net.....................           --              --              --         (2,101)         2,241           381
                                       -------------       -------     -------------  -------------  -------------  -----------
        Net cash provided by
          operating activities.......       34,589          21,213           5,588         38,291         11,025        14,103
                                       -------------       -------     -------------  -------------  -------------  -----------
INVESTING ACTIVITIES:
  Payments for property, plant, and
    equipment........................      (20,465)        (14,575)         (1,825)       (26,799)        (2,321)       (2,200)
  Other, net.........................         (146)          1,021          (1,454)           135          4,268          (139)
                                       -------------       -------     -------------  -------------  -------------  -----------
        Net cash provided (used) by
          investing activities.......      (20,611)        (13,554)         (3,279)       (26,664)         1,947        (2,339)
FINANCING ACTIVITIES:
  Proceeds from issuance of long-term
    debt.............................        1,739              --              --             --             --            --
  Dividends paid.....................      (13,626)         (7,080)         (2,270)            --             --            --
  Payments of long-term debt.........       (1,060)         (1,129)           (293)        (1,322)        (2,047)         (314)
  Change in affiliate balance........           --              --              --         (5,448)        (9,540)       (6,439)
                                       -------------       -------     -------------  -------------  -------------  -----------
        Net cash used by financing
          activities.................      (12,947)         (8,209)         (2,563)        (6,770)       (11,587)       (6,753)
INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS........................        1,031            (550)           (254)         4,857          1,385         5,011
CASH AND CASH EQUIVALENTS, BEGINNING
  OF YEAR............................          644           1,675           1,125            871            871         5,728
                                       -------------       -------     -------------  -------------  -------------  -----------
CASH AND CASH EQUIVALENTS, END OF
  YEAR...............................    $   1,675       $   1,125       $     871      $   5,728      $   2,256     $  10,739
                                       -------------       -------     -------------  -------------  -------------  -----------
                                       -------------       -------     -------------  -------------  -------------  -----------
SUPPLEMENTAL CASH FLOW INFORMATION:
  Net assets of acquisitions
    contributed as paid-in capital,
    including push-down of goodwill
    of $32,159.......................    $      --       $  89,132       $      --      $      --      $      --     $      --
  Push-down of excess costs of
    Alaskan entities from CenturyTel
    acquisition......................           --              --         208,389             --             --            --
  Paydown of minority interest
    liability through transfer of
    property, plant, and equipment...           --              --           1,525             --             --            --
  Income tax paid....................        5,344           4,653           3,207            600          1,428         2,076
  Interest paid......................        3,510           2,706             261          3,434            577           954

            See accompanying notes to combined financial statements.

                          CENTURYTEL ALASKA PROPERTIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

      YEAR ENDED DECEMBER 31, 1996, ELEVEN MONTHS ENDED NOVEMBER 30, 1997,
       ONE MONTH ENDED DECEMBER 31, 1997 AND YEAR ENDED DECEMBER 31, 1998 (INFORMATION AS OF MARCH 31, 1998 AND 1999 AND FOR THE THREE MONTH PERIODS ENDED
                     MARCH 31, 1998 AND 1999 IS UNAUDITED)

                                 (IN THOUSANDS)

1.  GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    GENERAL--The combined financial statements for CenturyTel Alaska Properties (the "Company") represent the operating results of the following legal entities ("Alaskan Entities"):

    Telephone Utilities of Alaska, Inc. ("TUA")

    Telephone Utilities of the Northland, Inc. ("TUN")

    PTI Communications of Alaska, Inc. ("PTICA")

    Pacific Telecom of Alaska PCS, Inc. ("PTAPCS")

    Pacific Telecom Cellular of Alaska, Inc. ("PTCA"), excluding the assets, liabilities and equity of Alaska RSA #1

    TUA, TUN, PTICA, and PTAPCS were wholly owned subsidiaries of Pacific Telecom, Inc. ("PTI") and PTCA was a wholly owned subsidiary of Pacific Telecom Cellular, Inc., which was a wholly owned subsidiary of PTI. Until December 1, 1997, PacifiCorp Holdings owned 100% of the voting securities of PTI. The Company was acquired on December 1, 1997 as a result of Century Telephone Enterprises, Inc.'s ("CenturyTel") acquisition of Pacific Telecom, Inc. (the "Acquisition") (Note 13). The financial statements beginning December 1, 1997 reflect the excess cost of net assets acquired and the subsequent amortization expense which was allocated to the Alaska properties in accordance with purchase accounting.

    TUA, TUN, PTICA, and PTAPCS became wholly owned subsidiaries of CenturyTel of the Northwest, Inc. ("CNI") which is a wholly owned subsidiary of CenturyTel. PTCA is a wholly owned subsidiary of CenturyTel Wireless, Inc. ("CT Wireless") which is a wholly owned subsidiary of CenturyTel.

    The Company's primary business is to provide traditional and cellular telephone service to its customers which are located in the state of Alaska. The Company was dependent on PTI and certain subsidiaries prior to the Acquisition and is dependent upon CenturyTel and certain CenturyTel subsidiaries to provide construction and maintenance services, materials and supplies and managerial, technical and accounting services. Intercompany billings include a return on investment to the related company.

    The Company's telephone operations are regulated in nature and its telephone accounting records are maintained in accordance with the rules and regulations of the Alaska Public Utilities Commission ("APUC") which substantially adhere to the rules and regulations of the Federal Communications Commission. The Company's regulated operations are subject to the provisions of Statement of Financial Accounting Standards ("SFAS") No. 71, ACCOUNTING FOR THE EFFECTS OF CERTAIN TYPES OF REGULATION.

    ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the

                          CENTURYTEL ALASKA PROPERTIES

      YEAR ENDED DECEMBER 31, 1996, ELEVEN MONTHS ENDED NOVEMBER 30, 1997,
       ONE MONTH ENDED DECEMBER 31, 1997 AND YEAR ENDED DECEMBER 31, 1998 (INFORMATION AS OF MARCH 31, 1998 AND 1999 AND FOR THE THREE MONTH PERIODS ENDED
                     MARCH 31, 1998 AND 1999 IS UNAUDITED)

                                 (IN THOUSANDS)

1. GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.


    REVENUE RECOGNITION--Revenues are recognized when earned. The Company participates in toll revenue pools with other telephone companies. Such pools are funded by toll revenue and/or access charges regulated by the APUC within the intrastate jurisdiction and the Federal Communications Commission within the interstate jurisdiction. Much of the toll service revenue earned through various pooling processes is initially recorded based on estimates. These estimates are subject to subsequent adjustment in future accounting periods as refined operational information becomes available. Any subsequent adjustments have not been material.


    PROPERTY, PLANT, AND EQUIPMENT--Telephone plant is stated substantially at original cost of construction. Telephone plant retired in the ordinary course of business, together with cost of removal, less salvage, is charged to accumulated depreciation with no gain or loss recognized. Renewals and betterments of telephone plant are capitalized while repairs, as well as renewals of minor items, are charged to operating expense.

    The Company provides depreciation for telephone plant on the straight-line method, using rates approved by the regulatory authorities. Depreciation expense for telephone plant amounted to $13,774, $14,406, $1,737, and $23,550 for the year ended December 31, 1996, eleven months ended November 30, 1997, one month ended December 31, 1997, and year ended December 31, 1998, respectively. Included in 1998 expense is additional depreciation of approximately $1,506 which was approved by the regulatory authorities. The composite depreciation rate was 5.7% for the year ended December 31, 1996, 5.8% for the eleven months ended November 30, 1997 and the one month ended December 31, 1997, and 6.1% for the year ended December 31, 1998.

    Non-telephone plant is stated at cost and, when sold or retired, a gain or loss is recognized. Depreciation of such property is provided on the straight-line method over its estimated service lives ranging from 7 to 15 years. Depreciation for non-telephone plant amounted to $1,198, $922, $190, and $583 for the year ended December 31, 1996, eleven months ended November 30, 1997, one month ended December 31, 1997, and the year ended December 31, 1998, respectively.

    LONG-LIVED ASSETS AND EXCESS COST OF NET ASSETS ACQUIRED (GOODWILL)--The carrying value of long-lived assets, including allocated goodwill, is reviewed for impairment at least annually, or whenever events or changes in circumstances indicate that such carrying value may not be recoverable, by assessing the recoverability of such carrying value through estimated undiscounted future net cash flows expected to be generated by the assets. The excess cost of net assets acquired is being amortized over 40 years. Amortization expense was $333 for the year ended December 31, 1996, $455 during the eleven months ended November 30, 1997, $537 during the one month ended December 31, 1997, and $6,326 for the year ended December 31, 1998.

                          CENTURYTEL ALASKA PROPERTIES

      YEAR ENDED DECEMBER 31, 1996, ELEVEN MONTHS ENDED NOVEMBER 30, 1997,
       ONE MONTH ENDED DECEMBER 31, 1997 AND YEAR ENDED DECEMBER 31, 1998 (INFORMATION AS OF MARCH 31, 1998 AND 1999 AND FOR THE THREE MONTH PERIODS ENDED
                     MARCH 31, 1998 AND 1999 IS UNAUDITED)

                                 (IN THOUSANDS)

1.  GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INCOME TAXES--Prior to the Acquisition, the Company was included in the consolidated federal income tax return of PacifiCorp Holdings and CenturyTel in subsequent periods. For financial accounting purposes, federal income taxes are computed and recorded as if the Company filed a separate federal income tax return, except that, (i) in the event the Company generates a net tax loss which is utilized in the respective consolidated return, the Company will be given the benefit of such loss, and (ii) income taxes are calculated based upon the statutory tax rate in effect for PacifiCorp prior to the Acquisition and CenturyTel and its subsidiaries for subsequent periods on a consolidated basis. The Company periodically settles amounts owed to CenturyTel for federal income taxes. The Company is included in a consolidated Alaska state income tax return.

    The Company uses the asset and liability method of accounting for income taxes under which deferred tax assets and liabilities are established for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Investment tax credits related to plant have been deferred and are being amortized as a reduction of federal income tax expense over the estimated useful lives of the assets giving rise to the credits.

    Pursuant to SFAS 71, the regulatory liability, net of the related tax impact, is being amortized as a reduction of federal income tax expense over the estimated remaining lives of the assets which generated the deferred taxes.

    CASH EQUIVALENTS--For purposes of the statement of cash flows, the Company considers all demand deposits, central depository bank account ("CDA") deposits, and all short-term investments with a maturity at date of purchase of three months or less to be cash equivalents.

    INVESTMENTS--The Rural Telephone Bank ("RTB") requires borrowers of RTB funds to purchase RTB stock as a percentage of loan funds provided. These investments have been accounted for using the cost method.

    ADVANCE BILLINGS--Advance billings creditable to revenue accounts in future months are recorded in advance billings until the service is rendered.

    EARNINGS PER SHARE--The common stock of the Company is not traded in a public market; therefore, earnings per share amounts are not presented in accordance with SFAS 128, EARNINGS PER SHARE.

2.  PCS LICENSE ACQUISITION COSTS

    In early 1997, the Company was awarded three 10 MHz licenses to provide personal communications services ("PCS") in Alaska. The Company paid $3,023 for such licenses, which will be amortized over the useful economic lives once construction is complete. At this time, construction has not yet begun. These licenses are included in Other Assets on the balance sheet.

                          CENTURYTEL ALASKA PROPERTIES

      YEAR ENDED DECEMBER 31, 1996, ELEVEN MONTHS ENDED NOVEMBER 30, 1997,
       ONE MONTH ENDED DECEMBER 31, 1997 AND YEAR ENDED DECEMBER 31, 1998 (INFORMATION AS OF MARCH 31, 1998 AND 1999 AND FOR THE THREE MONTH PERIODS ENDED
                     MARCH 31, 1998 AND 1999 IS UNAUDITED)

                                 (IN THOUSANDS)

3.  FAIR VALUE OF FINANCIAL INSTRUMENTS

    CASH AND CASH EQUIVALENTS, ACCOUNTS RECEIVABLE, ACCOUNTS PAYABLE, ACCRUED EXPENSES, AND CUSTOMER DEPOSITS--The carrying amount approximates the fair value due to the short maturity of these instruments.

    OTHER INVESTMENTS--The Company's other investments are represented by its investment in RTB stock. The carrying amount of such investment approximates the fair market value of these instruments.

    LONG-TERM DEBT--The carrying value of the Company's long-term debt had a fair value of $42,669 at December 31, 1997 and $45,853 at December 31, 1998. The fair value was estimated by discounting the scheduled payment streams to present value based upon rates currently offered to the Company for debt of similar remaining maturities. Prepayment penalties and other costs of debt retirement are not reflected in the estimates.

4.  PROPERTY, PLANT, AND EQUIPMENT, NET

    The following table summarizes the major classes of property, plant, and equipment as of December 31, 1997 and 1998:

                                                                         1997         1998
                                                                      -----------  -----------
General support.....................................................  $    33,508  $    31,811
Central office......................................................      113,040      120,613
IOT.................................................................       21,283        5,652
Cable and wire......................................................      221,428      232,819
Construction in progress............................................        5,633        9,345
Nonregulated and other..............................................          677        8,452
                                                                      -----------  -----------
  Telephone property, plant, and equipment..........................      395,569      408,692
Less accumulated depreciation.......................................     (238,228)    (248,915)
                                                                      -----------  -----------
  Net telephone property, plant, and equipment......................      157,341      159,777
                                                                      -----------  -----------
Wireless property, plant, and equipment.............................        1,340        2,617
Less accumulated depreciation.......................................          (91)        (684)
                                                                      -----------  -----------
  Net wireless property, plant, and equipment.......................        1,249        1,933
                                                                      -----------  -----------
  Property, plant, and equipment, net...............................  $   158,590  $   161,710
                                                                      -----------  -----------
                                                                      -----------  -----------

    The Company retired approximately $1,762 of telephone property, plant, and equipment and a like amount of accumulated depreciation in 1998.

                          CENTURYTEL ALASKA PROPERTIES

      YEAR ENDED DECEMBER 31, 1996, ELEVEN MONTHS ENDED NOVEMBER 30, 1997,
       ONE MONTH ENDED DECEMBER 31, 1997 AND YEAR ENDED DECEMBER 31, 1998 (INFORMATION AS OF MARCH 31, 1998 AND 1999 AND FOR THE THREE MONTH PERIODS ENDED
                     MARCH 31, 1998 AND 1999 IS UNAUDITED)

                                 (IN THOUSANDS)

5.  LONG-TERM DEBT

    Long-term debt as of December 31, 1997 and 1998 is summarized below:

                                                                            1997       1998
                                                                          ---------  ---------
First mortgage notes:
  5.0%--6.5%, due in installments to 2027...............................  $  29,226  $  28,546
  7.2%--9.4%, due in installments to 2020...............................     10,820     10,588
  10.1%--11.8%, due in installments to 2017.............................      2,904      2,672
Unsecured note at 3%, due in installments to 2007.......................         --      1,602
                                                                          ---------  ---------
    Subtotal............................................................     42,950     43,408
Less current maturities.................................................     (1,316)    (1,427)
                                                                          ---------  ---------
    Total long-term debt, excluding current maturities..................  $  41,634  $  41,981
                                                                          ---------  ---------
                                                                          ---------  ---------

    The approximate annual debt maturities for the five years subsequent to December 31, 1998 are as follows: 1999, $1,427; 2000, $1,527; 2001, $1,637;
2002, $1,755; and 2003, $1,551.

    At December 31, 1998, under the most restrictive covenant of the Company's long-term debt agreement, all of the Company's retained earnings were available for the payment of cash dividends.

    Substantially all of the Company's telephone property, plant, and equipment is pledged to secure the first mortgage notes.

6.  INCOME TAXES

    Income tax expense consists of the following components:

                                                              ELEVEN MONTHS
                                               YEAR ENDED         ENDED       ONE MONTH ENDED   YEAR ENDED
                                              DECEMBER 31,    NOVEMBER 30,     DECEMBER 31,    DECEMBER 31,
                                                  1996            1997             1997            1998
                                              -------------  ---------------  ---------------  -------------
Federal:
  Current...................................    $   4,733       $   5,689        $     575       $   7,093
  Deferred..................................          265             109              (12)           (177)
State:
  Current...................................        1,388           1,708              170           2,101
  Deferred..................................          351             240                3             201
                                                   ------          ------            -----          ------
    Income tax expense......................    $   6,737       $   7,746        $     736       $   9,218
                                                   ------          ------            -----          ------
                                                   ------          ------            -----          ------

                          CENTURYTEL ALASKA PROPERTIES

      YEAR ENDED DECEMBER 31, 1996, ELEVEN MONTHS ENDED NOVEMBER 30, 1997,
       ONE MONTH ENDED DECEMBER 31, 1997 AND YEAR ENDED DECEMBER 31, 1998 (INFORMATION AS OF MARCH 31, 1998 AND 1999 AND FOR THE THREE MONTH PERIODS ENDED
                     MARCH 31, 1998 AND 1999 IS UNAUDITED)

                                 (IN THOUSANDS)

6.  INCOME TAXES (CONTINUED)
    The following is a reconciliation from the statutory federal income tax rate to the Company's effective income tax rate:

                                                                ELEVEN MONTHS
                                                YEAR ENDED          ENDED       ONE MONTH ENDED    YEAR ENDED
                                               DECEMBER 31,     NOVEMBER 30,     DECEMBER 31,     DECEMBER 31,
                                                   1996             1997             1997             1998
                                              ---------------  ---------------  ---------------  ---------------
Statutory federal income tax rate...........         35.00%           35.00%           35.00%           35.00%
State income taxes, net of federal income
  tax benefit...............................          6.00%            6.00%            8.44%            7.90%
Amortization of nondeductible excess cost of
  net assets acquired.......................            --               --            14.20%           10.10%
Amortization of excess deferred income
  taxes.....................................          (1.67)%         (1.32   )%         (2.18  )%         (1.60  )%
Amortization of deferred investment tax
  credits...................................          (3.15  )%        (2.27   )%         (3.76  )%         (2.70  )%
Other, net..................................           0.78%           0.06%             6.20%            0.20%
                                                      -----           -----             -----            -----
  Effective income tax rate.................          36.96%          37.47%            57.90%           48.90%
                                                      -----           -----             -----            -----
                                                      -----           -----             -----            -----

    The tax effects of temporary differences that gave rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1997 and 1998 were as follows:

                                                                           1997        1998
                                                                        ----------  ----------
Deferred tax assets:
  Regulatory liability................................................  $       18  $      388
  Deferred investment tax credits.....................................         991         374
  Other...............................................................         829         567
                                                                        ----------  ----------
  Total gross deferred tax assets.....................................       1,838       1,329
    Less: Valuation allowances........................................          --          --
                                                                        ----------  ----------
    Net Deferred tax assets...........................................       1,838       1,329
Deferred tax liabilities:
  Property, plant, and equipment, primarily due to depreciation
    differences.......................................................     (13,088)    (14,112)
  Excess costs of net assets acquired.................................         (47)       (740)
                                                                        ----------  ----------
  Total gross deferred tax liabilities................................     (13,135)    (14,852)
                                                                        ----------  ----------
  Net deferred tax liability..........................................  $  (11,297) $  (13,523)
                                                                        ----------  ----------
                                                                        ----------  ----------

                          CENTURYTEL ALASKA PROPERTIES

      YEAR ENDED DECEMBER 31, 1996, ELEVEN MONTHS ENDED NOVEMBER 30, 1997,
       ONE MONTH ENDED DECEMBER 31, 1997 AND YEAR ENDED DECEMBER 31, 1998 (INFORMATION AS OF MARCH 31, 1998 AND 1999 AND FOR THE THREE MONTH PERIODS ENDED
                     MARCH 31, 1998 AND 1999 IS UNAUDITED)

                                 (IN THOUSANDS)

7.  EMPLOYEE BENEFIT PLANS

    Substantially all employees of the Company, except those which are members of the International Brotherhood of Electrical Workers ("IBEW"), are covered by a pension plan (the "Plan") which is sponsored by PTI before the Acquisition and CNI subsequently which includes other affiliated companies. The Plan provides benefits based upon employees' total years of service and the highest five years compensation during their last 10 years of service. The Company's portion of pension income was $57 during the year ended December 31, 1996, $219 during the eleven months ended November 30, 1997, $23 during the one month ended December 31, 1997, and $384 for the year ended December 31, 1998. Because actuarial information regarding the status of the Plan is computed for the Plan in total, the Company does not separately determine its portion of the actuarial present value of the accumulated plan benefits, projected benefit obligation, or net assets available for benefits.

    In accordance with the purchase agreement with Alaska Communications Systems Holdings, Inc., formerly known as ALEC Acquisition Corporation ("ALEC") (see
Note 13), the Plan assets and obligations will be valued at the closing date. Based on this valuation, assets equaling the actuarial present value of the accrued benefits of the Company's employees, plus an additional $250, will be transferred to a replacement plan.

    The Company participates in a postretirement health care and insurance plan (the "PRB Plan") which is sponsored by PTI prior to acquisition and by CNI subsequently which includes other affiliated companies.

    The Company recognizes the cost of other postretirement benefits over the active service period of its employees. PTI's policy was to fund annually an amount of the postretirement benefit liability that will systematically reduce that liability using available funds and allow deductibility for federal income tax purposes. Due to income tax regulations that restrict the deductibility of certain contributions for postretirement benefits, PTI elected to make non-tax contributions to meet funding requirements imposed by state regulatory commissions. PTI recognized the transition obligation, which represents the previously unrecognized prior service cost, over a period of 20 years. Because actuarial information regarding the status of the PRB Plan is computed for the PRB Plan in total, PTI did not separately determine its portion of the actuarial present value of the accumulated plan benefit, projected benefit obligations or net assets available for benefits. At December 31, 1997, the date of the latest actuarial evaluation for the PRB Plan, plan assets were less than the projected benefit obligation by approximately $46,246 and the unamortized portion of the transition obligation was $26,099. The Company's portion of the net periodic postretirement benefit cost was $846 during the year ended December 31,

                          CENTURYTEL ALASKA PROPERTIES

      YEAR ENDED DECEMBER 31, 1996, ELEVEN MONTHS ENDED NOVEMBER 30, 1997,
       ONE MONTH ENDED DECEMBER 31, 1997 AND YEAR ENDED DECEMBER 31, 1998 (INFORMATION AS OF MARCH 31, 1998 AND 1999 AND FOR THE THREE MONTH PERIODS ENDED
                     MARCH 31, 1998 AND 1999 IS UNAUDITED)

                                 (IN THOUSANDS)

7.  EMPLOYEE BENEFIT PLANS (CONTINUED)
1996, $485 during the eleven months ended November 30, 1997, $41 during the one month ended December 31, 1997, and $471 during the year ended December 31, 1998, as follows

Service cost.........................................................  $     183
Interest cost........................................................        392
Amortization of transition obligation................................        116
Amortization of unrecognized prior service cost......................         (4)
Expected return on assets............................................       (216)
                                                                       ---------
    Net periodic postretirement benefit cost.........................  $     471
                                                                       ---------
                                                                       ---------

    At the time of adoption of SFAS 106, EMPLOYERS' ACCOUNTING FOR POSTRETIREMENT BENEFITS OTHER THAN PENSIONS, the Company elected to amortize the transition obligation, at the date of implementation, over 20 years.

    In accordance with the purchase agreement with ALEC (see Note 13), the purchaser assumes the liability for postretirement benefits related to employees that retire subsequent to the closing date.

8.  CERTAIN TRANSACTIONS

    The Company purchases certain plant materials and other services (including certain operating expenses) from PTI, CenturyTel, and other affiliated companies. Materials and services purchased by the Company from PTI prior to acquisition and CenturyTel and its subsidiaries subsequently totaled approximately $9,227 for the year ended December 31, 1996, $8,581 for the eleven months ended November 30, 1997, $1,626 for the one month ended December 31, 1997, and $29,306 (which included $15,648 of operating expenses) during the year ended December 31, 1998.

    Prior to the Acquisition, short-term advances were made to PTI under an agreement providing interest at the prime commercial rate for funds held more than 90 days. Interest income on these advances was $1,052 during the year ended December 31, 1996, $797 during the eleven months ended November 30, 1997, and $81 during the one month ended December 31, 1997.

    Subsequent to the Acquisition, the Company participates in a Central Depository Account ("CDA") with CenturyTel and other affiliates. The Company is assessed or receives interest on the net amount of its CDA balance and the net accounts receivable or payable to CenturyTel and its affiliates. Related interest income amounted to $2,156 for the year ended December 31, 1998. The rate used to calculate the related interest income was the three month U.S. T-Bill rate. Related interest expense amounted to $637 for the year ended December 31, 1998. The rate used to calculate the related interest expense was the weighted average rate of CenturyTel's debt.

                          CENTURYTEL ALASKA PROPERTIES

      YEAR ENDED DECEMBER 31, 1996, ELEVEN MONTHS ENDED NOVEMBER 30, 1997,
       ONE MONTH ENDED DECEMBER 31, 1997 AND YEAR ENDED DECEMBER 31, 1998 (INFORMATION AS OF MARCH 31, 1998 AND 1999 AND FOR THE THREE MONTH PERIODS ENDED
                     MARCH 31, 1998 AND 1999 IS UNAUDITED)

                                 (IN THOUSANDS)

9.  BUSINESS AND CREDIT CONCENTRATIONS

    The Company provides telephone services to customers (business and residential) located in the state of Alaska. Receivables from connecting companies represent the amounts due from various long distance carriers such as AT&T and the Bell operating companies.

    The ultimate realization of the Company's balance in the CDA discussed above is dependent upon the financial resources of CenturyTel.

10.  COMMITMENTS AND CONTINGENCIES

    Expenditures for property, plant, and equipment are anticipated to be approximately $19,469 for telephone operations and $615 for wireless operations during 1999.

    The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of the matters will not have a material adverse effect on the Company's financial position or results of operations.


    The Company's operations are subject to federal, state and local laws and regulations governing the use, storage, disposal of, and exposure to, hazardous materials, the release of pollutants into the environment and the remediation of contamination. As an owner or operator of property and a generator of hazardous wastes, the Company could be subject to certain environmental laws that impose liability for the entire cost of cleanup at contaminated sites, regardless of fault or the lawfulness of the activity that resulted in contamination. The Company believes, however, that its operations are in substantial compliance with applicable environmental laws and regulations and that there is no material exposure to loss related to environmental issues.


    Many of the Company's properties formerly contained, or currently contain, underground and aboveground storage tanks used for the storage of fuel or wastes. Some of these tanks have leaked. The Company believes that known contamination caused by these leaks has been, or is being, investigated or remediated. The Company cannot be sure, however, that it has discovered all contamination or that the regulatory authorities will not request additional remediation at sites that have previously undergone remediation.

                          CENTURYTEL ALASKA PROPERTIES

      YEAR ENDED DECEMBER 31, 1996, ELEVEN MONTHS ENDED NOVEMBER 30, 1997,
       ONE MONTH ENDED DECEMBER 31, 1997 AND YEAR ENDED DECEMBER 31, 1998 (INFORMATION AS OF MARCH 31, 1998 AND 1999 AND FOR THE THREE MONTH PERIODS ENDED
                     MARCH 31, 1998 AND 1999 IS UNAUDITED)

                                 (IN THOUSANDS)

11.  BUSINESS SEGMENTS

    The Company is engaged in providing local exchange telephone services and cellular telephone services in Alaska. The following tables illustrate selected financial data for each segment:

YEAR ENDED DECEMBER 31, 1996                                 TELEPHONE    WIRELESS      TOTAL
-----------------------------------------------------------  ----------  -----------  ----------
Operating revenues.........................................  $   71,810   $   4,823   $   76,633
Depreciation and amortization..............................      14,383         965       15,348
Operating income...........................................      20,113         477       20,590
Capital expenditures.......................................      19,694         771       20,465

ELEVEN MONTHS ENDED NOVEMBER 30, 1997                        TELEPHONE    WIRELESS      TOTAL
-----------------------------------------------------------  ----------  -----------  ----------
Operating revenues.........................................  $   73,472   $   5,120   $   78,592
Depreciation and amortization..............................      15,090         733       15,823
Operating income...........................................      21,810       1,305       23,115
Capital expenditures.......................................      14,225         350       14,575

ONE MONTH ENDED DECEMBER 31, 1997                            TELEPHONE    WIRELESS      TOTAL
-----------------------------------------------------------  ----------  -----------  ----------
Operating revenues.........................................  $    9,267   $     181   $    9,448
Depreciation and amortization..............................       2,375          91        2,466
Operating income (loss)....................................       1,075         (57)       1,018
Capital expenditures.......................................       1,732          93        1,825
Total assets...............................................     450,155       9,020      459,175

YEAR ENDED DECEMBER 31, 1998                                 TELEPHONE    WIRELESS      TOTAL
-----------------------------------------------------------  ----------  -----------  ----------
Operating revenues.........................................  $  109,822   $   2,576   $  112,398
Depreciation and amortization..............................      29,734         725       30,459
Operating income (loss)....................................      18,476        (276)      18,200
Capital expenditures.......................................      26,664         135       26,799
Total assets...............................................     470,649       2,011      472,660


THREE MONTHS ENDED MARCH 31, 1998                            TELEPHONE    WIRELESS      TOTAL
-----------------------------------------------------------  ----------  -----------  ----------
Operating revenues.........................................  $   25,390         408       25,798
Depreciation and amortization..............................       7,069         140        7,209
Operating income (loss)....................................       3,675         (62)       3,613
Capital expenditures.......................................       2,225          96        2,321
Total assets...............................................  $  458,847       1,972      460,819

                          CENTURYTEL ALASKA PROPERTIES

      YEAR ENDED DECEMBER 31, 1996, ELEVEN MONTHS ENDED NOVEMBER 30, 1997,
       ONE MONTH ENDED DECEMBER 31, 1997 AND YEAR ENDED DECEMBER 31, 1998 (INFORMATION AS OF MARCH 31, 1998 AND 1999 AND FOR THE THREE MONTH PERIODS ENDED
                     MARCH 31, 1998 AND 1999 IS UNAUDITED)

                                 (IN THOUSANDS)

11.  BUSINESS SEGMENTS (CONTINUED)


THREE MONTHS ENDED MARCH 31, 1999                            TELEPHONE    WIRELESS      TOTAL
-----------------------------------------------------------  ----------  -----------  ----------
Operating revenues.........................................  $   27,203         546       27,749
Depreciation and amortization..............................       7,643         142        7,785
Operating income (loss)....................................       5,060           8        5,068
Capital expenditure........................................       2,194           6        2,200
Total assets...............................................  $  471,652       2,017      473,669


    The following is a reconciliation of operating income to income before income tax expense:


                                                         ELEVEN MONTHS     ONE MONTH                   THREE MONTHS ENDED
                                            YEAR ENDED       ENDED           ENDED       YEAR ENDED        MARCH 31,
                                           DECEMBER 31,   NOVEMBER 30,   DECEMBER 31,   DECEMBER 31,  --------------------
                                               1996           1997           1997           1998        1999       1998
                                           ------------  --------------  -------------  ------------  ---------  ---------
Operating income.........................   $   20,590     $   23,115      $   1,018     $   18,200   $   6,068  $   3,623
Interest expense.........................       (3,176)        (3,027)          (253)        (3,588)       (965)      (797)
Nonregulated income (expense)............         (335)            26            371          1,714         842        772
Interest income..........................        1,180            858             82          2,183         607        495
Other income (expense), net..............          (33)          (298)            53            356          80        357
                                           ------------       -------         ------    ------------  ---------  ---------
Income before income tax expense.........   $   18,226     $   20,674      $   1,271     $   18,865   $   5,632  $   4,440
                                           ------------       -------         ------    ------------  ---------  ---------
                                           ------------       -------         ------    ------------  ---------  ---------


12.  ACCOUNTING FOR THE EFFECTS OF REGULATION


    The Company currently accounts for its regulated telephone operations in accordance with the provisions of SFAS 71. While the ongoing applicability of SFAS 71 to the Company's telephone operations is being monitored due to the changing regulatory, competitive, and legislative environments, the Company believes that SFAS 71 still applies. However, it is possible that changes in regulation or legislation or anticipated changes in competition or in the demand for regulated services or products could result in the Company's telephone operations not being subject to SFAS 71 in the near future. In that event, implementation of SFAS 101, REGULATED ENTERPRISES--ACCOUNTING FOR THE DISCONTINUANCE OF APPLICATION OF FASB STATEMENT NO. 71, would require the write-off of previously established regulatory assets and liabilities, along with an adjustment of certain accumulated depreciation accounts to reflect the difference between recorded depreciation and the amount of depreciation that would have been recorded had the Company's telephone operations not been subject to rate regulation. Regulatory assets were $45,600,000, and regulatory liabilities were $880,000. Such discontinuance of the application of SFAS 71 would result in a material, noncash charge against earnings which would be reported as an extraordinary item. While the effect of implementing SFAS 101 cannot be precisely estimated at this time, management believes that the noncash, after-tax, extraordinary charge would be between $25,000 and $28,000.

                          CENTURYTEL ALASKA PROPERTIES

      YEAR ENDED DECEMBER 31, 1996, ELEVEN MONTHS ENDED NOVEMBER 30, 1997,
       ONE MONTH ENDED DECEMBER 31, 1997 AND YEAR ENDED DECEMBER 31, 1998 (INFORMATION AS OF MARCH 31, 1998 AND 1999 AND FOR THE THREE MONTH PERIODS ENDED
                     MARCH 31, 1998 AND 1999 IS UNAUDITED)

                                 (IN THOUSANDS)

13.  ACQUISITIONS AND DISPOSITIONS

    On September 8, 1997, the Company acquired the outstanding stock of Polarnet, Inc., an internet service provider. The purchase price was approximately $1,100 and was accounted for by the purchase method. The excess of the purchase price over the estimated fair value of net assets acquired amounted to approximately $968, which is included in goodwill. The results of operations of Polarnet, Inc. from September 8, 1997 are included in the statement of income.

    On October 6, 1997, PTI acquired the net assets of the local exchange utilities ("PTI-Fairbanks") from the City of Fairbanks. The purchase price was approximately $87 million and was accounted for by the purchase method. The excess of the purchase price over the estimated fair value of net assets acquired amounted to approximately $31 million, which is included in goodwill. The results of operations of PTI-Fairbanks from October 6, 1997 are included in the statements of income. Assets and liabilities acquired were as follows:

Fair value of assets acquired.....................................  $  86,750
Cash paid for net assets..........................................    (85,000)
                                                                    ---------
  Liabilities assumed.............................................  $   1,750
                                                                    ---------
                                                                    ---------

    On December 1, 1997, PTI was sold to CenturyTel for approximately $2.2 billion (including assumed debt). As a result of this transaction, the Company recorded all previously retained earnings as paid-in capital and pushed down excess costs of approximately $208 million to the Alaskan entities to reflect the change from PTI's to CenturyTel's basis of accounting.

    In August 1998 CNI and CT Wireless entered into a definitive agreement to sell the stock of the Company to ALEC for approximately $409 million, subject to certain adjustments. The transaction is anticipated to close in 1999 subject to regulatory approvals and various closing conditions.

14.  YEAR 2000 (UNAUDITED)

    The Company has initiated a plan ("Year 2000 Plan") to identify, assess, and remediate "Year 2000" issues within each of its significant computer programs and certain equipment which contain micro-processors. The Year 2000 Plan is addressing the issue of computer programs and embedded computer chips being unable to distinguish between the year 1900 and the year 2000, if a program or chip uses only two digits rather than four to define the applicable year. The Company has divided the Year 2000 Plan into four major phases--assessment, planning, implementation, and testing. After completing the assessment and planning phases earlier this year, the Company is currently in the implementation and testing phases. Systems which have been determined not to be Year 2000 compliant are being either replaced or reprogrammed, and thereafter tested for Year 2000 compliance. The Year 2000 Plan anticipates that by October 1999 the implementation and testing phases will be completed.

    The Company is identifying and contacting critical suppliers and customers whose computerized systems interface with the Company's systems, regarding their plans and progress in addressing their

                          CENTURYTEL ALASKA PROPERTIES

      YEAR ENDED DECEMBER 31, 1996, ELEVEN MONTHS ENDED NOVEMBER 30, 1997,
       ONE MONTH ENDED DECEMBER 31, 1997 AND YEAR ENDED DECEMBER 31, 1998 (INFORMATION AS OF MARCH 31, 1998 AND 1999 AND FOR THE THREE MONTH PERIODS ENDED
                     MARCH 31, 1998 AND 1999 IS UNAUDITED)

                                 (IN THOUSANDS)

14.  YEAR 2000 (UNAUDITED) (CONTINUED)
Year 2000 issues. The Company has received varying information from such third parties on the state of compliance or expected compliance. Contingency plans are being developed in the event that any critical supplier or customer is not compliant.

    The failure to correct a material Year 2000 problem could result in an interruption in, or a failure of, certain normal business activities or operations. Such failures could materially and adversely affect the Company's operations, liquidity, and financial condition. Due to the general uncertainty inherent in the Year 2000 problem, resulting in part from the uncertainty of the Year 2000 readiness of third-party suppliers and customers, the Company is unable to determine at this time whether consequences of Year 2000 failures will have a material impact on the Company's operations, liquidity, or financial condition.

15.  BASIS OF PRESENTATION FOR UNAUDITED QUARTERLY INFORMATION.

    The accompanying unaudited financial information at March 31, 1999 and for the three months ended March 31, 1998 and 1999 have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 1999 are not necessarily indicative of the results that may be expected for the full fiscal year or for any future period.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Century Telephone Enterprises, Inc.
Monroe, Louisiana

    We have audited the combined balance sheet of Telephone Fund of Fairbanks Municipal Utilities Services (the "Company") as of October 6, 1997, and the related combined statements of income and fund equity and of cash flows for the period ended October 6, 1997 and the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Telephone Fund of Fairbanks Municipal Utilities Services as of October 6, 1997, and the results of their operations and their cash flows for the period ended October 6, 1997 and the year ended December 31, 1996 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

Portland, Oregon
March 25, 1999

                          TELEPHONE FUND OF FAIRBANKS

                          MUNICIPAL UTILITIES SERVICES

                             COMBINED BALANCE SHEET

                                OCTOBER 6, 1997

                                 (IN THOUSANDS)

                                            ASSETS
CURRENT ASSETS:
  Accounts receivable:
    Customers, less allowance for doubtful accounts of $156........................  $     903
    Connecting companies and other.................................................      1,949
  Material and supplies (at cost)..................................................      2,608
  Prepayments......................................................................         23
                                                                                     ---------
    Total current assets...........................................................      5,483

PROPERTY, PLANT, AND EQUIPMENT, Net................................................     50,279
                                                                                     ---------
                                                                                     $  55,762
                                                                                     ---------
                                                                                     ---------

                                 LIABILITIES AND FUND EQUITY
CURRENT LIABILITIES:
  Accounts payable.................................................................  $     290
  Accrued expenses and other accrued liabilities...................................      2,869
  Advance billings and customer deposits (Note 1)..................................      1,140
  Capital leases...................................................................        262
                                                                                     ---------
    Total current liabilities......................................................      4,561

DEFERRED CREDIT (Note 1)...........................................................      1,180

FUND EQUITY........................................................................     50,021
                                                                                     ---------
                                                                                     $  55,762
                                                                                     ---------
                                                                                     ---------

            See accompanying notes to combined financial statements.

                          TELEPHONE FUND OF FAIRBANKS

                          MUNICIPAL UTILITIES SERVICES

                 COMBINED STATEMENTS OF INCOME AND FUND EQUITY


         YEAR ENDED DECEMBER 31, 1996 AND PERIOD ENDED OCTOBER 6, 1997


                                 (IN THOUSANDS)

                                                                                        YEAR ENDED   PERIOD ENDED
                                                                                       DECEMBER 31,   OCTOBER 6,
                                                                                           1996          1997
                                                                                       ------------  ------------
OPERATING REVENUES--Telephone........................................................   $   25,084    $   19,768
                                                                                       ------------  ------------
OPERATING EXPENSES:
  Cost of sales and operating expenses--telephone....................................       14,523        11,136
  Depreciation and amortization......................................................        5,172         4,249
                                                                                       ------------  ------------
    Total operating expenses.........................................................       19,695        15,385
                                                                                       ------------  ------------
OPERATING INCOME.....................................................................        5,389         4,383
                                                                                       ------------  ------------
OTHER INCOME (EXPENSE):
  Interest expense...................................................................       (1,552)       (1,520)
  Interest income....................................................................          462           416
  Other income, net..................................................................          121           104
  Nonregulated income, net...........................................................          797           203
                                                                                       ------------  ------------
    Total other expense..............................................................         (172)         (797)
                                                                                       ------------  ------------
NET INCOME...........................................................................        5,217         3,586
FUND EQUITY, BEGINNING OF YEAR.......................................................       48,298        49,690
DIVIDENDS............................................................................       (3,825)       (3,255)
                                                                                       ------------  ------------
FUND EQUITY, END OF YEAR.............................................................   $   49,690    $   50,021
                                                                                       ------------  ------------
                                                                                       ------------  ------------

            See accompanying notes to combined financial statements.

                          TELEPHONE FUND OF FAIRBANKS

                          MUNICIPAL UTILITIES SERVICES

                       COMBINED STATEMENTS OF CASH FLOWS


         YEAR ENDED DECEMBER 31, 1996 AND PERIOD ENDED OCTOBER 6, 1997


                                 (IN THOUSANDS)

                                                                                        YEAR ENDED   PERIOD ENDED
                                                                                       DECEMBER 31,   OCTOBER 6,
                                                                                           1996          1997
                                                                                       ------------  -------------
OPERATING ACTIVITIES:
  Net income.........................................................................   $    5,216     $   3,586
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization....................................................        5,172         4,249
    Change in current assets and liabilities:
      Accounts receivable............................................................          167           996
      Accounts payable...............................................................         (563)       (2,133)
      Other current assets and liabilities, net......................................          132           529
                                                                                       ------------  -------------
        Net cash provided by operating activities....................................       10,124         7,227
                                                                                       ------------  -------------
INVESTING ACTIVITIES:
  Payments for property, plant, and equipment........................................       (6,023)       (3,452)
                                                                                       ------------  -------------
FINANCING ACTIVITIES:
  Dividends paid to MUS..............................................................       (3,825)       (3,255)
  Payments of lease obligation.......................................................         (276)         (520)
                                                                                       ------------  -------------
        Net cash used in financing activities........................................       (4,101)       (3,775)
                                                                                       ------------  -------------
INCREASE (DECREASE) IN CASH..........................................................           --            --
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR.........................................           --            --
                                                                                       ------------  -------------
CASH AND CASH EQUIVALENTS, END OF YEAR...............................................   $       --     $      --
                                                                                       ------------  -------------
                                                                                       ------------  -------------

                  See notes to combined financial statements.

            TELEPHONE FUND OF FAIRBANKS MUNICIPAL UTILITIES SERVICES

                     NOTES TO COMBINED FINANCIAL STATEMENTS


         YEAR ENDED DECEMBER 31, 1996 AND PERIOD ENDED OCTOBER 6, 1997


                             (DOLLARS IN THOUSANDS)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The Telephone Utility of Fairbanks Municipal Utilities Services' (the "Company") primary business is to provide telephone service to its customers who are located in the City of Fairbanks and surrounding local areas. The Company's telephone operations are regulated in nature and its telephone accounting records are maintained in accordance with the rules and regulations of the Alaska Public Utilities Commission ("APUC") which substantially adhere to the rules and regulations of the Federal Communications Commission. The Company's regulated operations are subject to the provisions of Statement of Financial Accounting Standards No. 71 ("SFAS 71"), ACCOUNTING FOR THE EFFECTS OF CERTAIN TYPES OF REGULATION. In an asset purchase agreement effective October 6, 1997, the Company was sold by the Municipal Utilities System ("MUS"), an enterprise fund of the City of Fairbanks, to PTI Communications of Alaska, Inc. and began doing business as PTI-Fairbanks. The financial statements do not reflect any purchase adjustments from this transaction. The financial statements also exclude the cellular fund which operates the RSA #1 A-Side cellular property site license.

    The accompanying financial statements represent the financial position of the Company as of October 6, 1997 and the results of its operations and cash flows for the period ended October 6, 1997 and the year ended December 31, 1996.

    A summary of significant accounting policies followed by the Company is set forth below:

    USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires Management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of commitments and contingencies at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    PROPERTY, PLANT, AND EQUIPMENT--The Company states its property, plant and equipment at cost. Additions to plant include direct costs and related indirect charges. Depreciation is provided using the straight-line method based primarily on the estimated service lives of the various classes of depreciable assets. The composite depreciation rate for depreciable telecommunications plant was 5.7% for the period ended October 6, 1997 and 4.9% for the year ended 1996.

    INCOME TAXES--As MUS is a public entity, it is exempt from paying any federal, state or local taxes. In place of property taxes, MUS makes a payment in lieu of taxes (see Note 2).


    REVENUE RECOGNITION--The Company participates in access revenue pools for certain interstate and intrastate revenues, which are initially recorded based on estimates. Certain network access revenues are estimated under cost separations procedures that base revenues on current operating costs and investments in facilities to provide such services. These estimates are subject to subsequent adjustment in future accounting periods as refined operational information becomes available. Any subsequent adjustments have not been material.


    ADVANCE BILLINGS--Advance billings creditable to revenue accounts in future months are recorded in advance billings until the service is rendered.

            TELEPHONE FUND OF FAIRBANKS MUNICIPAL UTILITIES SERVICES

         YEAR ENDED DECEMBER 31, 1996 AND PERIOD ENDED OCTOBER 6, 1997


                             (DOLLARS IN THOUSANDS)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    DEFERRED CREDIT--In prior years contributions were made by outside third parties to fund construction of certain property, plant, and equipment of the Company. These contributions have been recorded as a deferred credit and are being amortized over the lives of the funded assets.

2.  TRANSACTIONS WITH RELATED PARTIES

    The Company purchases certain administrative, engineering, personnel, and legal services from the City of Fairbanks. These services, which are charged at cost to various capital and expense accounts, were $596 for the period ended October 6, 1997 and $853 for the year ended December 31, 1996.

    The Company makes payments in lieu of taxes at 4% of gross revenue, with payments capped at $2,243, plus a 3% supplemental, with payments capped at $1,300 for all utilities. Payments in lieu of taxes to the City of Fairbanks General Fund by the Company amounted to $1,536 for the period ended October 6, 1997 and $1,715 for the year ended December 31, 1996.

    MUS also allocates interest expense on revenue bonds as well as interest income earned on short-term investments to each of its utilities as part of its centralized cash management program. The amount of interest expense and income allocated to the Company was $1,520 and $416 during the period ended October 6, 1997 and $1,552 and $462 during the year ended December 31, 1996.

3.  PROPERTY, PLANT, AND EQUIPMENT, NET

    The balances by category of property, plant, and equipment, net at October 6, 1997 are:

Central office equipment..........................................  $  25,533
Poles, cable, and conduit.........................................     60,195
Buildings.........................................................      6,675
Office furniture, equipment, and other............................     25,884
Construction work in progress.....................................      4,897
                                                                    ---------
  Total property, plant, and equipment, gross.....................    123,184
Accumulated depreciation..........................................    (72,905)
                                                                    ---------
  Property, plant, and equipment, net.............................  $  50,279
                                                                    ---------
                                                                    ---------

4.  EMPLOYEE BENEFIT PLANS

    All permanent employees of the Company are eligible to participate as members of the State of Alaska Public Employees Retirement System ("PERS"), a defined benefit agent multiple-employer public employee retirement system that acts as a common investment and administrative agent for the State of Alaska and any political subdivision or public organization that elects to join the system. Eligible employees contribute 6.75% of their gross salary to PERS. The Company is required to contribute the remaining amounts necessary to fund PERS, using the actuarial basis specified by the PERS Board. Because actuarial information regarding the status of the PERS plan is computed for the Plan in total, the Company does not separately determine its portion of the actuarial present value for the accumulated plan benefits, projected benefit obligation, or net assets available for benefits. At June 30,

            TELEPHONE FUND OF FAIRBANKS MUNICIPAL UTILITIES SERVICES

         YEAR ENDED DECEMBER 31, 1996 AND PERIOD ENDED OCTOBER 6, 1997


                             (DOLLARS IN THOUSANDS)

4.  EMPLOYEE BENEFIT PLANS (CONTINUED)
1997, the date of the latest actuarial evaluation for the Plan, Plan assets of $70,726 exceeded the projected benefit obligation by approximately $33,837.

    Certain employees of the Company are members of the International Brotherhood of Electrical Workers ("IBEW") and are eligible to participate in two different union-sponsored multiple employer defined benefit plans, a pension plan and a thrift plan. Under the pension plan, the Company contributed between $4 and $5.09 per compensable hour to the Alaska Electrical Pension Fund and the total contribution was $782 for the period ended October 6, 1997 and $864 for the year ended December 31, 1996. Under the thrift plan, the Company pays a minimum of 4% of the participant's gross wages into the plan plus after one year it matches the employee's contributions, to a maximum of 3%. The Company's contributions to the thrift plan was $332 for the period ended October 6, 1997 and $298 for the year ended December 31, 1996.

5.  EMPLOYEES' DEFERRED COMPENSATION

    The Company offers its employees three deferred compensation plans which are part of the MUS multiemployer plan. The plans are available to all Company employees and permit them to defer a portion of their salary until future years. Participants' rights under the plans are equal to those of general creditors of MUS in an amount equal to the fair market value of the deferred account for each participant. The fair market value of both the assets and liabilities for the Plan in total at October 6, 1997 was $13,247.

6.  COMMITMENTS AND CONTINGENCIES

    Expenditures under the Company's 1998 construction and capital expenditure program are expected to approximate $7,193.

                                  * * * * * *

                          INDEPENDENT AUDITORS' REPORT

The Honorable Mayor and Members of the Assembly
Municipality of Anchorage:

    We have audited the accompanying balance sheets of the Municipality of Anchorage Telephone Utility Fund (Utility) as of December 31, 1998 and 1997, and the related statements of revenues, expenses, and changes in retained earnings, and cash flows for each of the years in the three-year period ended December 31, 1998. These financial statements are the responsibility of the Utility's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    The financial statements present only the Municipality of Anchorage Telephone Utility Fund and are not intended to present fairly the financial position and results of operations of the Municipality of Anchorage in conformity with generally accepted accounting principles.


    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Municipality of Anchorage Telephone Utility Fund as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1998 in conformity with generally accepted accounting principles.


KPMG LLP

Anchorage, Alaska
February 19, 1999

                           MUNICIPALITY OF ANCHORAGE

                             TELEPHONE UTILITY FUND

                                 BALANCE SHEETS

                                 (IN THOUSANDS)


                                                                                   DECEMBER 31,
                                                                              ----------------------   MARCH 31,
                                                                                 1997        1998        1999
                                                                              ----------  ----------  -----------
                                                                                                      (UNAUDITED)
                                   ASSETS
CURRENT ASSETS
  Cash......................................................................  $   10,474  $   25,755   $  23,034
  Accounts receivable, net of uncollectibles of $1,586, $1,343 and $1,735 in
    1998, 1997 and March 31, 1999...........................................      21,216      23,733      24,026
  Inventories...............................................................       4,415       3,074       3,138
                                                                              ----------  ----------  -----------
    Total current assets....................................................      36,105      52,562      50,198
RESTRICTED CASH.............................................................       2,067         754         492
RESTRICTED INVESTMENTS......................................................      12,895      14,838      16,817
NET TELEPHONE PLANT.........................................................     250,669     257,703     255,184
OTHER ASSETS
  Cellular licenses.........................................................       9,670      16,315      16,203
  Minority investments......................................................       7,983       5,535       5,107
  Other.....................................................................       3,735       2,538       2,695
                                                                              ----------  ----------  -----------
    Total other assets......................................................      21,388      24,388      24,005
                                                                              ----------  ----------  -----------
TOTAL ASSETS................................................................  $  323,124  $  350,245   $ 346,696
                                                                              ----------  ----------  -----------
                                                                              ----------  ----------  -----------
                        FUND EQUITY AND LIABILITIES
CURRENT LIABILITIES
  Accounts payable..........................................................  $   23,211  $   24,366   $  22,967
  Accrued interest..........................................................       1,730       2,227       1,779
  Compensated absences payable..............................................       3,297       2,786       2,857
  Accrued employee benefits.................................................       2,141       1,938       2,313
  Advance billings and customer deposits....................................       4,386       4,523       3,790
  Current installments of long-term obligations.............................      16,719      17,614      17,249
                                                                              ----------  ----------  -----------
    Total current liabilities...............................................      51,484      53,454      50,955
LONG-TERM OBLIGATIONS.......................................................     135,226     154,907     150,369
FUND EQUITY
  Retained Earnings.........................................................     136,414     141,884     145,372
                                                                              ----------  ----------  -----------
TOTAL FUND EQUITY AND LIABILITIES...........................................  $  323,124  $  350,245   $ 346,696
                                                                              ----------  ----------  -----------
                                                                              ----------  ----------  -----------


                See accompanying notes to financial statements.

                           MUNICIPALITY OF ANCHORAGE

                             TELEPHONE UTILITY FUND

       STATEMENTS OF REVENUES, EXPENSES, AND CHANGES IN RETAINED EARNINGS

                                 (IN THOUSANDS)

                                                                                         THREE MONTHS ENDED MARCH
                                                          YEARS ENDED DECEMBER 31,                 31,
                                                     ----------------------------------  ------------------------
                                                        1996        1997        1998        1998         1999
                                                     ----------  ----------  ----------  -----------  -----------
                                                                                         (UNAUDITED)  (UNAUDITED)
OPERATING REVENUES
  Local telephone..................................  $   99,071  $  101,857  $  105,663   $  25,830    $  27,164
  Cellular.........................................      16,897      21,845      29,225       5,879        6,710
  Long distance....................................           2       1,541       6,815       1,144        2,683
                                                     ----------  ----------  ----------  -----------  -----------
      Total operating revenue......................     115,970     125,243     141,703      32,853       36,557
                                                     ----------  ----------  ----------  -----------  -----------
OPERATING EXPENSES
  Cost of sales and operating
    expenses--local................................      62,075      60,300      59,191      14,179       15,474
  Cost of sales and operating expenses--
    cellular.......................................      12,379      14,455      19,961       4,048        4,740
  Cost of sales and operating expenses--long
    distance.......................................         543       4,644      10,395       1,898        3,243
  Depreciation and amortization....................      20,496      26,839      29,608       7,099        7,434
                                                     ----------  ----------  ----------  -----------  -----------
      Total operating expenses.....................      95,493     106,238     119,155      27,224       30,891
OPERATING INCOME...................................      20,477      19,005      22,548       5,629        5,666
Interest expense...................................      (9,187)     (9,308)     (9,394)     (2,448)      (1,996)
Equity in earnings (loss) of minority
  investments......................................         (45)        158      (2,945)       (250)        (509)
Interest income....................................       2,347       2,540       2,967         608          411
Net nonregulated income (loss) and other...........         265        (277)        394         (80)         (84)
                                                     ----------  ----------  ----------  -----------  -----------
      Net other expense............................      (6,620)     (6,887)     (8,978)     (2,170)      (2,178)
                                                     ----------  ----------  ----------  -----------  -----------
  NET INCOME.......................................      13,857      12,118      13,570       3,459        3,488
RETAINED EARNINGS, JANUARY 1.......................     126,839     132,596     136,414     136,414      141,884
Utility Revenue Distribution to Municipality of
  Anchorage........................................      (8,100)     (8,300)     (8,100)          0            0
                                                     ----------  ----------  ----------  -----------  -----------
RETAINED EARNINGS, PERIOD END......................  $  132,596  $  136,414  $  141,884   $ 139,873    $ 145,372
                                                     ----------  ----------  ----------  -----------  -----------
                                                     ----------  ----------  ----------  -----------  -----------

                See accompanying notes to financial statements.

                           MUNICIPALITY OF ANCHORAGE

                             TELEPHONE UTILITY FUND

                            STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)


                                                                                                    THREE MONTHS ENDED MARCH
                                                                      YEARS ENDED DECEMBER 31,                31,
                                                                   -------------------------------  ------------------------
                                                                     1996       1997       1998        1998         1999
                                                                   ---------  ---------  ---------  -----------  -----------
                                                                                                    (UNAUDITED)  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Income from operations.........................................  $  20,477  $  19,005  $  22,548   $   5,629    $   5,666
  Adjustments to reconcile income from operations to net cash provided by operating activities
    Depreciation and amortization................................     20,496     26,839     29,608       7,099        7,434
    Provision for uncollectible accounts.........................      1,112      1,113      1,643         441          944
    Loss on disposition of fixed assets..........................        288        100        174          56           --
    Nonregulated income and other................................        439         43         95        (464)        (165)
    Changes in assets and liabilities which increase (decrease)
      cash
      Accounts receivable........................................       (996)    (4,040)    (4,160)     (1,184)      (1,237)
      Inventory of materials, supplies, and goods for resale.....        159       (504)     1,341          63          (64)
      Other assets...............................................       (364)       120      1,244         751         (157)
      Accounts payable...........................................        (25)     4,172      1,155      (4,290)      (1,399)
      Accrued employee benefits and compensated absences
        payable..................................................      1,198        194       (713)        408          446
      Customer deposits..........................................       (620)      (262)      (292)       (115)        (733)
      Advance billings...........................................        306        558        428          --           --
      Other liabilities..........................................       (350)      (697)       136          --           --
                                                                   ---------  ---------  ---------  -----------  -----------
Net cash provided by operating activities........................     42,120     46,641     53,207       8,394       10,735
                                                                   ---------  ---------  ---------  -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Cash flows from noncapital financing activities
    Utility revenue distribution--Municipality of Anchorage......     (8,100)    (8,300)    (8,100)         --           --
  Cash flows from capital and related financing activities
    Acquisition of telephone plant...............................    (24,958)   (35,187)   (29,644)      8,404        3,383
    Short-term advance from Municipality of Anchorage General
      Fund.......................................................    (12,000)        --         --          --           --
    Principal payments on long-term obligations..................    (22,002)   (19,617)   (17,340)     (2,497)      (6,475)
    Bond issuance................................................     43,659     24,790     29,592      29,592           --
    Interest payments on long-term obligations...................     (6,513)    (7,952)    (8,011)     (2,060)      (2,292)
    Cost of removal of telephone plant...........................       (181)      (650)       (77)         --           --
                                                                   ---------  ---------  ---------  -----------  -----------
  Net cash provided (used) by capital and related financing
    activities...................................................    (21,995)   (38,616)   (25,480)     16,631      (12,150)
                                                                   ---------  ---------  ---------  -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Interest.......................................................      2,347      2,325      2,968         744          411
  Minority investments...........................................     (2,398)    (5,227)    (7,283)     (7,283)          --
  Proceeds from sale of restricted investments...................     12,865     12,109     13,912      13,912       15,655
  Purchase of restricted investments.............................    (13,601)   (12,872)   (15,256)    (15,417)     (17,634)
                                                                   ---------  ---------  ---------  -----------  -----------
  Net cash used by investing activities..........................       (787)    (3,665)    (5,659)     (8,044)      (1,568)
                                                                   ---------  ---------  ---------  -----------  -----------
NET CHANGE IN CASH...............................................     11,238     (3,940)    13,968      16,981       (2,983)
CASH, JANUARY 1..................................................      5,243     16,481     12,541      12,541       26,509
                                                                   ---------  ---------  ---------  -----------  -----------
CASH, PERIOD END (including Restricted Cash
  (See Note 1))..................................................  $  16,481  $  12,541  $  26,509   $  29,522    $  23,526
                                                                   ---------  ---------  ---------  -----------  -----------
NON-CASH CAPITAL, FINANCING, AND INVESTING ACTIVITIES
  Retirement of telephone plant..................................  $   7,124  $   9,077  $   3,401          --           --
  Write down of long-term investments............................         --         --      1,888          --           --
  Financed equipment purchased...................................         --         --      6,655          --        1,420
                                                                   ---------  ---------  ---------  -----------  -----------
  Total Non-cash Capital, Financing, and Investing Activities....  $   7,124  $   9,077  $  11,944          --    $   1,420
                                                                   ---------  ---------  ---------  -----------  -----------
                                                                   ---------  ---------  ---------  -----------  -----------


                See accompanying notes to financial statements.

                           MUNICIPALITY OF ANCHORAGE

                             TELEPHONE UTILITY FUND

                         NOTES TO FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

                                 (IN THOUSANDS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    DESCRIPTION OF BUSINESS

    The accompanying financial statements include the activities of the Telephone Utility Fund (Utility), a public utility of the Municipality of Anchorage (Municipality), ATU Communications, Inc. (ACI), a holding company, MACtel, Inc. (MACtel) and ATU Long Distance, Inc. (ATU LD), wholly owned subsidiaries of ACI. All significant intercompany transactions have been eliminated.

    The regulated arm of the Utility provides local telecommunications service and access to long distance telecommunications service to the Anchorage Bowl area and to Girdwood and other small communities in the area south of the Anchorage Bowl both inside and outside the boundaries of the Municipality. The nonregulated arm of the Utility sells, rents, and leases customer premise equipment to customers throughout the State of Alaska. MACtel is a wholesale/retail cellular service provider that operates in Anchorage, the Kenai Peninsula, and the North Star and North Slope Boroughs. ATU LD provides long distance service to customers in Anchorage, Fairbanks, Juneau, the Kenai Peninsula and the Matanuska Valley. Approximately 70% of the Utility's employees are covered under a labor contract with the International Brotherhood of Electrical Workers (IBEW) which expires on August 31, 1999.

    On January 5, 1998, MACtel acquired certain assets of Pacific Telecom Cellular of Alaska RSA #1, Inc. and stock of Prudhoe Communications, Inc., collectively d/b/a Cellulink, a cellular service company in Fairbanks, Alaska for $8,900.

    The purchase price was allocated as follows:

Property and equipment..............................................  $   1,817
Cellular licenses...................................................      7,083
                                                                      ---------
                                                                      $   8,900
                                                                      ---------
                                                                      ---------

    Results of operations for the acquired companies have been included in 1998 operations since the date of acquisition. Pro forma information for prior periods is not presented because it is not material.

    SALE OF UTILITY

    During 1998, the Municipal Assembly accepted a bid in the amount of $295,000 from Alaska Communications Systems, Inc. to acquire substantially all of the assets and assume substantially all of the liabilities of the Utility. The sale will become effective after review and approval by the Alaska Public Utilities Commission (APUC), the Federal Communications Commission (FCC), and non-action by the United States Department of Justice under the Hart-Scott-Rodino Act. The sales price will be adjusted based upon levels of cash and net plant on the closing date.

                           MUNICIPALITY OF ANCHORAGE

                             TELEPHONE UTILITY FUND

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

                                 (IN THOUSANDS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    REGULATION

    The Utility is subject to rate regulation by the FCC for interstate telecommunication service, and the APUC for intrastate and local exchange telecommunication service. The Utility, as required by the FCC, accounts for such activity separately.

    The services of ATU LD are subject to rate regulation as a non-dominant interexchange carrier by the FCC for interstate telecommunication services and the APUC for intrastate telecommunication services. The operations of MACtel are not subject to rate regulation.

    BASIS OF ACCOUNTING

    The accounting records of the Utility conform to Part 32 Uniform System of Accounts as prescribed by the FCC and the APUC.

    The accompanying financial statements are prepared on the accrual basis of accounting. The accounting policies of the Utility are in conformity with the requirements of the FCC and the APUC. The Utility prepares its financial statements in accordance with Statement of Financial Accounting Standards (SFAS) No. 71, "Accounting for the Effects of Certain Types of Regulation." Accounting under SFAS No. 71 is appropriate as long as rates are established by or subject to approval by independent third-party regulators; rates are designed to recover the specific enterprise's cost-of-service; and in view of demand for service, it is reasonable to assume that rates are set at levels that will recover costs and can be collected from customers.

    Under Governmental Accounting Standards Board (GASB) Statement No. 20, ACCOUNTING AND FINANCIAL REPORTING FOR PROPRIETARY FUNDS AND OTHER GOVERNMENTAL ENTITIES THAT USE PROPRIETARY FUND ACCOUNTING, the Utility applies all applicable GASB pronouncements and all Financial Accounting Standards Board
(FASB) Statements and Interpretations, Accounting Principles, Board Opinions and Accounting Research Bulletins, unless they conflict with or contradict GASB pronouncements.

    In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ from those estimates. The more significant accounting and reporting policies and estimates applied in the preparation of the accompanying financial statements are discussed below.

    CASH POOLS AND RESTRICTED INVESTMENTS

    The Municipality uses a central treasury to account for all cash and investments to maximize interest income. Interest income from cash pool investments is allocated to the Utility based on its monthly closing cash pool equity balance. Restricted investments are recorded at fair value. All amounts in the cash pools and in restricted investments are interest bearing and consist primarily of repurchase agreements, banker's acceptances or U.S. Government securities. The Utility adopted GASB

                           MUNICIPALITY OF ANCHORAGE

                             TELEPHONE UTILITY FUND

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

                                 (IN THOUSANDS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Statement No. 31, ACCOUNTING AND FINANCIAL REPORTING FOR CERTAIN INVESTMENTS AND FOR EXTERNAL INVESTMENT POOLS, during 1998. The impact of adopting this statement was not material to the financial statements.

    Under GASB Statement No. 3, DEPOSITS WITH FINANCIAL INSTITUTIONS, INVESTMENTS (INCLUDING REPURCHASE AGREEMENTS), AND REVERSE REPURCHASE AGREEMENTS, the Utility's cash and investments are classified in credit risk category 1 because they are insured or registered or are securities held by the Utility or its agent in the Utility's name.

    STATEMENT OF CASH FLOWS

    The Utility has adopted GASB Statement No. 9, REPORTING CASH FLOWS OF PROPRIETARY AND NONEXPENDABLE TRUST FUNDS AND GOVERNMENTAL ENTITIES THAT USE PROPRIETARY FUND ACCOUNTING. For purposes of the statement of cash flows, the Utility has defined cash as the demand deposits and investments maintained in the general and construction cash pools, including restricted and unrestricted balances, as well as cash balances maintained separately from the cash pools. Maturity periods of investments have been disregarded, since the Utility uses the general and construction cash pools as demand deposit accounts.

    Cash consists of the following at December 31:

                                                                 1996       1997       1998
                                                               ---------  ---------  ---------
Equity in general cash pool..................................  $  14,427  $   9,401  $  19,254
Cash.........................................................        963      1,073      6,501
                                                               ---------  ---------  ---------
    Total cash...............................................     15,390     10,474     25,755
Amounts included with restricted investments:
Equity in construction cash pool.............................         --        927         --
Equity in general cash pool reserved for customer deposits...      1,091        830        537
Cash included in revenue bond reserve investments............         --        310        217
                                                               ---------  ---------  ---------
                                                               $  16,481  $  12,541  $  26,509
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

    INVENTORIES

    The Utility's inventories, consisting primarily of parts and supplies, are valued at the lower of weighted average cost or market.

    TELEPHONE PLANT

    Telephone plant is stated at cost. The additions to telephone plant in service are recorded at the original cost of contracted services, direct materials and labor, and indirect overhead charges. When

                           MUNICIPALITY OF ANCHORAGE

                             TELEPHONE UTILITY FUND

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

                                 (IN THOUSANDS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) property is retired, the cost of the property unit, plus removal costs, less salvage, is charged to accumulated depreciation. Gain or loss on the retirement of regulated telephone plant is not recognized except for extraordinary retirements.

    The Utility's depreciation is computed using the straight-line method over the estimated lives of the assets. Current rates on regulated plant were implemented January 1, 1997 and were based on APUC Docket U-96-78. MACtel and ATU LD property and equipment are depreciated using the straight-line and declining balance methods over the estimated useful asset lives.

    The estimated life in years of major plant and equipment categories follows:

PLANT AND EQUIPMENT                                                              ESTIMATED LIFE
-------------------------------------------------------------------------------  ---------------
Buildings......................................................................        56
Central office equipment.......................................................       9-10
Cable, wire and conduit........................................................       12-46
Furniture, computers and support equipment.....................................       7-22
Vehicles.......................................................................       11-19
Leasehold improvements.........................................................        2-3
Nonregulated...................................................................       3-10

    MINORITY INVESTMENTS

    Minority investments consist of investments in companies which are accounted for using the equity method.

    CELLULAR LICENSES

    Cellular licenses are stated at net book value. Amortization is computed on the straight-line method over an estimated useful life of 40 years.

    DISCOUNT ON REVENUE BONDS PAYABLE

    The discount on revenue bonds payable is amortized over the life of the related bond issue using the effective interest method.

    REVENUE RECOGNITION

    Recurring revenues are billed one month in advance and are deferred until the month earned. Nonrecurring revenues are billed in arrears and are recognized when earned.

    During 1998 the Utility participated in both interstate and intrastate common line pooled settlements. During 1998 the Utility did not participate in any traffic-sensitive pools. Pooled revenues are based on settlements with the applicable pool's administrator. Intrastate pooled revenues are settled on a monthly basis with the Alaska Exchange Carrier Association (AECA) and are final at the time of

                           MUNICIPALITY OF ANCHORAGE

                             TELEPHONE UTILITY FUND

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

                                 (IN THOUSANDS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) settlement. Participation in the AECA pool was discontinued effective January 1, 1999. Interstate pooled revenues are settled on a monthly basis with the National Exchange Carrier Association (NECA). The NECA settlements may be adjusted for a period of up to twenty-four months. Interstate traffic sensitive revenue is based on rates and charges defined in the Utility's interstate tariff approved by the FCC. Interstate traffic sensitive revenue is recognized when earned for both recurring and nonrecurring charges.

    To the extent that disputes arise over revenue settlement procedures, the Utility's policy is to defer revenue collected until settlement methodologies are resolved and finalized.

    MUNICIPAL UTILITY SERVICE ASSESSMENT

    The Municipal Utility Service Assessment (MUSA) is assessed by the Municipality and is calculated based on the net book value of telephone plant in the prior year. Net book value for each tax district is multiplied by the current mill rate to determine the assessment. The Utility also pays a gross receipt tax, which is 1.25% of gross operating revenues, excluding nonregulated revenues.

    ADVERTISING

    Advertising costs are expensed in the period in which they are incurred.

    INCOME TAXES

    The Internal Revenue Code provides that gross income for tax purposes does not include income accruing to a state or territory, or any political subdivision thereof, which is derived from the exercise of any essential governmental function or from any public utility. The Utility is a public utility of the Municipality and is therefore exempt from federal and state income taxes. ACI and its subsidiaries are exempt from federal and state income taxes because ACI is a holding company owned 100% by the Utility.

    GASB NO. 27

    The Utility adopted GASB Statement No. 27, ACCOUNTING FOR PENSIONS BY STATE AND LOCAL GOVERNMENTAL EMPLOYERS, during 1998. GASB No. 27 establishes standards for the measurement, recognition and display of pension expense and related liabilities, assets, note disclosure and applicable required supplementary information in the financial reports of state and local governmental employers. The impact of adopting GASB No. 27 was not material to the financial statements.

    IMPAIRMENT OF LONG-LIVED ASSETS

    The Utility has adopted FASB Statement No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. Under the provisions of this statement, the Utility has evaluated its long-lived assets for financial impairments and will continue to evaluate them if events or changes in circumstance indicate the carrying amount of such assets may not be fully recoverable.

                           MUNICIPALITY OF ANCHORAGE

                             TELEPHONE UTILITY FUND

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

                                 (IN THOUSANDS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    RECLASSIFICATIONS

    Certain reclassifications have been made to the December 31, 1997 and 1996 financial statements to conform to the current year's presentation.

(2) TELEPHONE PLANT

    A summary of telephone plant and equipment at December 31, follows:

                                                                         1997         1998
                                                                      -----------  -----------
Plant in Service
  Cable, wire and conduit...........................................  $   166,055  $   169,705
  Central office equipment..........................................      124,199      126,364
  Buildings.........................................................       43,908       44,207
  Furniture, computers and support equipment........................       21,580       21,380
  Nonregulated equipment............................................       30,413       36,269
  Vehicles..........................................................        7,523        7,499
  Land..............................................................        5,101        5,168
  Leasehold improvements............................................          468          741
                                                                      -----------  -----------
                                                                          399,247      411,333
  Less accumulated depreciation.....................................     (162,990)    (187,179)
                                                                      -----------  -----------
    Net plant in service............................................      236,257      224,154
  Construction work in progress.....................................       14,412       33,549
                                                                      -----------  -----------
    Net telephone plant.............................................  $   250,669  $   257,703
                                                                      -----------  -----------
                                                                      -----------  -----------

                           MUNICIPALITY OF ANCHORAGE

                             TELEPHONE UTILITY FUND

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

                                 (IN THOUSANDS)

(3) LONG-TERM OBLIGATIONS

    Long-term obligations consist of the following at December 31:

    Bonds payable:

                                                                           1997        1998
                                                                        ----------  ----------
  1993 Series, effective interest rate of 5.49%, due in 2013..........  $   17,390  $   16,670
  1994 Series, effective interest rate of 4.38%, due in 2010..........      66,210      54,265
  1996 Series, effective interest rate of 5.71%, due in 2016..........      42,745      41,430
  1997 Series, effective interest rate of 5.18%, due in 2017..........      25,000      24,275
  1998 Series, effective interest rate of 4.44%, due in 2010..........          --      30,000
                                                                        ----------  ----------
                                                                           151,345     166,640
  Less: Unamortized loss on refunding.................................      (2,295)     (1,643)
  Less: Current portion...............................................     (14,705)    (16,370)
  Less: Unamortized discount..........................................        (257)       (226)
  Plus: Unamortized premium...........................................         238         678
                                                                        ----------  ----------
Net long-term revenue bonds payable...................................     134,326     149,079
                                                                        ----------  ----------
Equipment financing obligations, interest rates range from
  approximately 4-5%, final payment due in 2004.......................          --       6,034
  Less: Current portion...............................................          --      (1,071)
                                                                        ----------  ----------
Net equipment financing obligations...................................          --       4,963
                                                                        ----------  ----------
Note payable:
  Note payable, effective interest rate of 5.98%, due in 1999.........       2,187         173
  Less: Current portion...............................................      (2,014)       (173)
                                                                        ----------  ----------
Net note payable......................................................         173          --
                                                                        ----------  ----------
Arbitrage payable.....................................................         727         865
                                                                        ----------  ----------
Total long-term obligations...........................................  $  135,226  $  154,907
                                                                        ----------  ----------
                                                                        ----------  ----------

    Debt service requirements are the following for the years ended December 31:

                                                             PRINCIPAL   INTEREST     TOTAL
                                                             ----------  ---------  ----------
1999.......................................................  $   17,614  $   8,272  $   25,886
2000.......................................................      17,686      7,592      25,278
2001.......................................................      18,381      6,853      25,234
2002.......................................................      19,176      6,063      25,239
2003.......................................................       9,989      5,152      15,141
2004-2008..................................................      41,461     18,580      60,041
2009-2013..................................................      30,825      9,164      39,989
2014-2017..................................................      17,715      1,720      19,435
                                                             ----------  ---------  ----------
                                                             $  172,847  $  63,396  $  236,243
                                                             ----------  ---------  ----------
                                                             ----------  ---------  ----------

                           MUNICIPALITY OF ANCHORAGE

                             TELEPHONE UTILITY FUND

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

                                 (IN THOUSANDS)

(3) LONG-TERM OBLIGATIONS (CONTINUED)
    The 1993 revenue bond covenants require the establishment of reserves over a five-year period equal to the maximum annual debt service on all outstanding bonds. The 1994 refunding bond covenants require establishment of a reserve in the amount of $9,750. The 1996 revenue bond covenants require an amount equal to the lesser of $4,400 or the maximum annual debt service to be funded in equal installments over four years. The 1997 revenue bond covenants require an amount equal to the lessor of $2,500 or the maximum annual debt service to be funded in equal installments over four years. The 1998 revenue bond covenants require an amount equal to the lessor of $3,000 or the maximum annual debt service to be funded in equal installments over four years. The revenue bond covenants further stipulate that revenues less expenses will be equal to at least 1.4 times the debt service requirements for that year. Expenses are defined as costs for operation and maintenance of the system, excluding depreciation and MUSA for each year. For the years ended December 31, 1998, 1997 and 1996, the Utility complied with the revenue bond covenants.

(4) REFUNDING OF LONG-TERM OBLIGATIONS

    In 1994, the Utility issued refunding bond issues for the purpose of redeeming certain bond issues when they become due or callable. The net proceeds of the refunding bond issue were used to purchase US Government securities which were deposited in an irrevocable trust with an escrow agent to provide all future debt service payments on the refunded bonds. Since payment of these advance refunded issues has been provided, as described above, neither the liability nor the assets irrevocably pledged, including related interest income and expense, are reflected in the accompanying financial statements.

    Defeased bonds as of December 31, 1998 total $11,390 for the 1990 issue.

(5) RETIREMENT PLANS

    Substantially all employees are covered by one of the following plans.

    INTERNATIONAL BROTHERHOOD OF ELECTRICAL WORKERS (IBEW) PLAN

    The IBEW Plan is a union sponsored defined benefit pension plan for members of the IBEW #1547 Union. The Utility contributed $3.67 per compensable employee hour to the Alaska Electrical Trust Fund in 1998, 1997 and 1996. Utility contributions to this plan were $3,130, $3,379 and $3,608 for the years ended December 31, 1998, 1997 and 1996, respectively. The hourly rate paid by the Utility is determined by the collective bargaining process. The Utility's obligation for IBEW employee retirement is limited to the amount paid to the Alaska Electrical Trust Fund.

    STATE OF ALASKA PUBLIC EMPLOYEES' RETIREMENT SYSTEM PLAN

    As discussed in note 1, the Utility adopted the provisions of GASB Statement No. 27, ACCOUNTING FOR PENSIONS BY STATE AND LOCAL GOVERNMENTAL EMPLOYERS (GASB
27), in 1998.

                           MUNICIPALITY OF ANCHORAGE

                             TELEPHONE UTILITY FUND

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

                                 (IN THOUSANDS)

(5) RETIREMENT PLANS (CONTINUED)
    STATE OF ALASKA PUBLIC EMPLOYEES' RETIREMENT SYSTEM

       A.  PLAN DESCRIPTION

       The Utility contributes to the State of Alaska Public Employees' Retirement System (PERS), a defined benefit, agent multiple-employer public employee retirement system which was established and is administered by the State of Alaska (State) to provide pension, postemployment healthcare, death and disability benefits to eligible employees.

       All full-time Utility employees not covered by the IBEW Plan are eligible to participate in PERS. Benefit and contribution provisions are established by State law and may be amended only by the State Legislature.

       Each fiscal year, PERS issues a publicly available financial report that includes financial statements and required supplementary information. That report may be obtained by writing to the State of Alaska, Department of Administration, Division of Retirement and Benefits, P.O. Box 110203, Juneau, Alaska, 99811-0203 or by calling (907) 465-4460.

       B.  FUNDING POLICY AND ANNUAL PENSION COST

       Employee contribution rates are 6.75% as required by State statute. The funding policy for PERS provides for periodic employer contributions at actuarially determined rates that, expressed as a percentage of annual covered payroll, are sufficient to accumulate sufficient assets to pay benefits when due.

    The Utility's annual pension cost for the current year and the related information is as follows:

                                                                               POSTEMPLOYMENT
                                                            PENSION              HEALTHCARE
                                                  ---------------------------  ---------------
Contribution rates:
  Employee......................................             4.86%                    1.89%
  Employer......................................             6.36%                    2.47%
Annual pension cost.............................             $750                      $291
Contributions made..............................             $750                      $291
Actuarial valuation date........................         June 30, 1996                 Same
Actuarial cost method...........................     Projected unit credit             Same
Amortization method.............................      Level dollar, open               Same
Amortization period.............................       Rolling 25 years                Same
Asset valuation method..........................    5-year smoothed market             Same
Actuarial assumptions:
  Inflation rate................................              4%                       Same
  Investment return.............................             8.25%                     Same
  Projected salary increase.....................             5.5%                       N/A
Health cost trend...............................              N/A                      5.5%

                           MUNICIPALITY OF ANCHORAGE

                             TELEPHONE UTILITY FUND

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

                                 (IN THOUSANDS)

(5) RETIREMENT PLANS (CONTINUED)

    The components of annual pension cost for the year ended December 31, 1998 are as follows:

Annual required contribution (ARC)..................................  $   1,041
Interest on the net pension obligation (NPO)........................         --
Adjustment to the ARC...............................................         --
                                                                      ---------
Annual pension cost (APC)...........................................      1,041
Contributions made..................................................      1,041
Increase in NPO.....................................................         --
NPO, beginning of year..............................................         --
                                                                      ---------
NPO, end of year....................................................  $      --
                                                                      ---------
                                                                      ---------

    Three year trend information follows:

                                                                               PERCENTAGE
                                                     YEAR ENDED                  OF APC
                                                     DECEMBER 31       APC     CONTRIBUTED     NPO
                                                   ---------------  ---------  -----------  ---------
Pension..........................................          1996     $   1,032        100%   $
                                                           1997           827        100%          --
                                                           1998           750        100%          --

Postemployment healthcare........................          1996     $     382        100%   $      --
                                                           1997           306        100%          --
                                                           1998           291        100%          --

    In the current year (the transition year), the Utility determined, in accordance with provisions of GASB No. 27, that no pension liability (asset) existed to PERS and there was no previously reported liability (asset) to PERS.

    Information regarding funding progress follows:

                                                                        UNFUNDED
                                ACTUARIAL                 ACTUARIAL     ACTUARIAL                              UAAL AS A
                                VALUATION     ACTUARIAL    ACCRUED       ACCRUED                              PERCENTAGE
                               YEAR ENDED     VALUE OF    LIABILITY     LIABILITY       FUNDED      COVERED   OF COVERED
                                 JUNE 30     PLAN ASSETS    (AAL)    (ASSET) (UAAL)      RATIO      PAYROLL     PAYROLL
                              -------------  -----------  ---------  ---------------  -----------  ---------  -----------
Pension benefits                     1995     $   5,417   $   4,457     $    (960)          122%   $  11,288        (9)%
                                     1996         6,656       5,702          (954)          117%      11,436        (8)%
                                     1997        10,180       7,419        (2,761)          137%      12,290       (22)%

Postemployment healthcare            1995     $   2,036   $   1,675     $    (361)          122%   $  11,288        (3)%
  benefits                           1996         2,565       2,198          (367)          117%      11,436        (3)%
                                     1997         3,794       2,765        (1,029)          137%      12,290        (8)%

Total                                1995     $   7,453   $   6,132     $  (1,321)          122%   $  11,288       (12)%
                                     1996         9,221       7,900        (1,321)          117%      11,436       (11)%
                                     1997        13,974      10,184        (3,790)          137%      12,290       (31)%

                           MUNICIPALITY OF ANCHORAGE

                             TELEPHONE UTILITY FUND

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

                                 (IN THOUSANDS)

(6) OTHER EMPLOYEE BENEFITS

    The Municipality offers its employees, including employees of the Utility, a deferred compensation plan (Plan) created in accordance with Internal Revenue Code Section 457. The Plan, available to all Municipal employees, permits them to defer a portion of their salary until future years. The deferred compensation is not available to employees until termination, retirement, death or unforeseeable emergency. It is the opinion of the Municipality's legal counsel that the Municipality has no liability for losses under the Plan but does have the duty of due care that would be required of an ordinary prudent investor. The Municipality believes that it is unlikely that it will use the assets to satisfy the claims of general creditors in the future.

    In accordance with labor agreements, IBEW employees' medical/dental coverage is provided through the Alaska Electrical Health and Welfare Trust Fund. Utility contributions to this fund were $2,859, $3,143 and $2,888 for the years ended December 31, 1998, 1997 and 1996, respectively.

(7) MINORITY INVESTMENTS

    Minority investments held consist of the following at December 31:

                                                                1997       1998       OWNERSHIP %
                                                              ---------  ---------  ---------------
Alaskan Choice Television, LLC..............................  $   4,627  $   2,651           33%
Alaska Network Systems, Inc.................................      2,353      2,015           47%
Internet Alaska, Inc........................................        803        500           30%
Security One, LLC...........................................        200        369           20%
                                                              ---------  ---------
                                                              $   7,983  $   5,535
                                                              ---------  ---------
                                                              ---------  ---------

    The Utility is one of three members of a limited liability company, Alaskan Choice Television, LLC (ACTV). ACTV has accumulated substantial losses since inception and is not generating sufficient cash flow to sustain operations. These factors, among others, indicate that ACTV may be unable to continue as a going concern for a reasonable period of time. ACTV's continuation as a going concern is dependent upon its ability to attain additional equity and debt financing and achieve positive cash flow and profitability. ACTV is in negotiation with a potential investor who will provide working capital. The other two members of the limited liability company have agreed to sell their interests to this investor. ACTV expects to complete this transaction in the second quarter of 1999. Additionally, ACTV is in discussion with several financial institutions to provide the necessary debt financing. Pursuant to Statement of Financial Accounting Standards Board Statement No. 121, "Accounting for the Impairment of Long-Lived Assets", the Utility assessed the recoverability of its investment in ACTV during 1998 and adjusted the carrying value of the investment to its estimated fair value resulting in a noncash impairment loss of approximately $1,500.

(8) RELATED PARTY TRANSACTIONS

    INTRAGOVERNMENTAL CHARGES

    Certain general and administrative functions of the Municipality, including data processing, workers' compensation insurance and medical/dental/life insurance, are centralized and the related cost is allocated to the various funds of the Municipality, including the Utility. Such costs allocated to the

                           MUNICIPALITY OF ANCHORAGE

                             TELEPHONE UTILITY FUND

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

                                 (IN THOUSANDS)

(8) RELATED PARTY TRANSACTIONS (CONTINUED)
Utility totaled $3,187, $3,672, and $3,204 for the years ended December 31, 1998, 1997, and 1996, respectively.

(9) FAIR VALUE OF FINANCIAL INSTRUMENTS

    The fair value of a financial instrument represents the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. Significant differences can arise between the fair value and carrying amount of financial instruments that are recognized at historical cost amounts.

    The following methods and assumptions were used by the Utility in estimating fair value disclosures for financial instruments:

        Cash, restricted investments, accounts receivable, accounts payable and accrued liabilities, accrued interest, customer deposits and accrued employee benefits--The carrying amounts at December 31, 1998 and 1997 approximate the fair values due to the short maturity of these instruments.

        Long-term debt--The fair value of the Utility's long-term debt is estimated by discounting the future cash flows of the various instruments at rates currently available to the Utility for similar debt instruments of comparable maturities.

    The carrying amount of long-term debt and its estimated fair value at December 31 are as follows:

                                                                           1997        1998
                                                                        ----------  ----------
Carrying amount.......................................................  $  153,532  $  172,847
Fair value............................................................     161,000     181,000

(10) BUSINESS SEGMENTS

    The Utility has adopted FASB Statement No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. The Utility has three reportable segments: local telephone, long distance and cellular. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Each reportable segment is a strategic business offering different services and is managed separately.

                           MUNICIPALITY OF ANCHORAGE

                             TELEPHONE UTILITY FUND

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

                                 (IN THOUSANDS)

(10) BUSINESS SEGMENTS (CONTINUED)

    The following table illustrates selected financial data for each segment.



                                                   LOCAL       LONG
                                                 TELEPHONE   DISTANCE   CELLULAR     TOTAL
                                                 ----------  ---------  ---------  ----------
YEAR ENDED 1996
Operating income (loss)........................  $   18,536  $    (542) $   2,483  $   20,477
Depreciation and amortization..................      18,460         --      2,036      20,496
Capital expenditures...........................      22,280         --      4,992      27,272
Total assets...................................     278,354         81     30,375     308,810

YEAR ENDED 1997
Operating income (loss)........................  $   17,846  $  (3,218) $   4,377  $   19,005
Depreciation and amortization..................      23,712        114      3,013      26,839
Capital expenditures...........................      28,922        664      6,201      35,787
Total assets...................................     287,419      1,757     33,948     323,124

YEAR ENDED 1998
Operating income (loss)........................  $   21,145  $  (3,744) $   5,147  $   22,548
Depreciation and amortization..................      25,327        164      4,117      29,608
Capital expenditures...........................      26,751        275      9,431      36,457
Total assets...................................     295,810      2,532     51,903     350,245



THREE MONTHS ENDED MARCH 31, 1998
Operating Income......................  $   5,465  $    (753) $     917  $   5,629
Depreciation and Amortization.........      6,184         --        915      7,099
Total Assets..........................    304,132      2,494     44,564    351,190

THREE MONTHS ENDED MARCH 31, 1999
Operating Income......................  $   5,355  $    (605) $     916  $   5,666
Depreciation and Amortization.........      6,335         45      1,054      7,434
Total Assets..........................    292,581      3,083     51,032    346,696


(11) COMMITMENTS AND CONTINGENCIES

    CONSTRUCTION COMMITMENTS

    The Municipal Assembly has approved the Utility's 1999 capital budget of $29,200.

    CONTINGENCIES


    The Utility is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of the matters will not have a material adverse effect on the Utility's financial position or results of operations.



(12) BASIS OF PRESENTATION FOR UNAUDITED QUARTERLY INFORMATION.


    The accompanying unaudited financial information at March 31, 1999 and for the three months ended March 31, 1998 and 1999 have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by

                           MUNICIPALITY OF ANCHORAGE

                             TELEPHONE UTILITY FUND

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

                                 (IN THOUSANDS)


(12) BASIS OF PRESENTATION FOR UNAUDITED QUARTERLY INFORMATION. (CONTINUED)

generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 1999 are not necessarily indicative of the results that may be expected for the full fiscal year or for any future period.

    Until        , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation has the power to indemnify its officers, directors, employees and agents (or persons serving in such positions in another entity at the request of the corporation) against expenses, including attorneys' fees, judgments, fines or settlement amounts actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation (and, with respect to any criminal action, had no reasonable cause to believe the person's conduct was unlawful), except that if such action shall be by or in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and to the extent that the Court of Chancery of the State of Delaware, or another court in which the suit was brought, shall determine upon application that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity. The Registrant's Certificate of Incorporation provides that the Registrant will indemnify its officers and directors to the fullest extent permitted by Delaware law.

    As permitted by Section 102 of the DGCL, the Registrant's Certificate of Incorporation provides that no director shall be liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director other than (i) for breaches of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock purchases or redemptions under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


    (a)    Exhibits:
           -------------------------------------------------------------------------------------

      2.1  Purchase Agreement, dated as of August 14, 1998, as amended, by and among ALEC
           Acquisition Sub Corp., CenturyTel of the Northwest, Inc. and CenturtyTel Wireless,
           Inc.*

      2.2  Asset Purchase Agreement, dated as of October 20, 1998, by and between Alaska
           Communications Systems, Inc. and the Municipality of Anchorage.*

      3.1  Certificate of Incorporation of the Registrant.*

      3.2  By-Laws of the Registrant.*

      3.3  Certificate of Incorporation of ALEC Holdings, Inc.*

      3.4  By-Laws of ALEC Holdings, Inc.*

      3.5  Certificate of Incorporation of ALEC Acquisition Sub Corp.*

      3.6  By-Laws of ALEC Acquisition Sub Corp.*

      3.7  Certificate of Incorporation of Alaska Communication Systems, Inc.*

      3.8  By-Laws of Alaska Communications Systems, Inc.*

      3.9  Certificate of Incorporation of Telephone Utilities of the Northland, Inc.*

     3.10  By-Laws of Telephone Utilities of the Northland, Inc.*

     3.11  Certificate of Incorporation of Telephone Utilities of Alaska, Inc.*

     3.12  By-Laws of Telephone Utilities of Alaska, Inc.*

     3.13  Certificate of Incorporation of Pacific Telecom Cellular of Alaska, Inc.*

     3.14  By-Laws of Pacific Telecom Cellular of Alaska, Inc.*

     3.15  Certificate of Incorporation of Pacific Telecom of Alaska PCS, Inc.*

     3.16  By-Laws of Pacific Telecom of Alaska PCS, Inc.*

     3.17  Certificate of Incorporation of PTI Communications of Alaska, Inc.*

     3.18  By-Laws of PTI Communications of Alaska, Inc.*

     3.19  Certificate of Incorporation of MACtel, Inc.*

     3.20  By-Laws of MACtel, Inc.*

     3.21  Certificate of Incorporation of MACtel License Sub, Inc.*

     3.22  By-Laws of MACtel License Sub, Inc.*

     3.23  Certificate of Incorporation of MACtel Fairbanks, Inc.*

     3.24  By-Laws of MACtel Fairbanks, Inc.*

     3.25  Certificate of Incorporation of MACtel Fairbanks License Sub, Inc.*

     3.26  By-Laws of MACtel Fairbanks License Sub, Inc.*

     3.27  Certificate of Incorporation of Prudhoe Communications, Inc.*

     3.28  By-Laws of Prudhoe Communications, Inc.*

     3.29  Certificate of Incorporation of ATU Communications, Inc.*

     3.30  By-Laws of ATU Communications, Inc.*

     3.31  Certificate of Incorporation of ATU Long Distance, Inc.*

     3.32  By-Laws of ATU Long Distance, Inc.*

     3.33  Certificate of Incorporation of Peninsula Cellular Services, Inc.*

     3.34  By-Laws of Peninsula Cellular Services, Inc.*

     3.35  Certificate of Incorporation of PTINet, Inc.*

     3.36  By-Laws of PTINet, Inc.*

      4.1  Indenture, dated as of May 14, 1999, by and among the Registrant, the Guarantors (as defined therein) and IBJ Whitehall Bank & Trust Company.*

      4.2  Purchase Agreement, dated as of May 11, 1999, by and among the Registrant, the
           Guarantors, Chase Securities Inc., CIBC World Markets Corp. and Credit Suisse First
           Boston Corporation.*

      4.3  Indenture, dated as of May 14, 1999, by and between ALEC Holdings, Inc. and The Bank of New York.*

      4.4  Purchase Agreement, dated as of May 11, 1999, by and among ALEC Holdings, Inc., DLJ
           Investment Partners, L.P., DLJ Investment Funding, Inc. and DLJ ESC II, L.P.*

      5.1  Opinion of Wachtell, Lipton, Rosen & Katz (including consent).

     10.1  Exchange and Registration Rights Agreement, dated as of May 14, 1999, by and among the Registrant, the Guarantors, Chase Securities Inc., CIBC World Markets Corp. and
           Credit Suisse First Boston Corporation.*

     10.2  Exchange and Registration Rights Agreement, dated as of May 14, 1999, by and among
           ALEC Holdings, Inc., DLJ Investment Partners, L.P., DLJ Investment Funding, Inc. and
           DLJ ESC II, L.P.*

     10.3  Credit Agreement, dated as of May 14, 1999, by and among the Registrant, ALEC
           Holdings, Inc., the financial institutions Lenders party thereto, The Chase Manhattan
           Bank, Credit Suisse First Boston and Canadian Imperial Bank of Commerce.*

     10.4  Stockholders' Agreement, dated as of May 14, 1999, by and among ALEC Holdings, Inc.
           and the Investors listed on the signature pages thereto.*

     10.5  Employment Agreement, dated as of March 12, 1999, by and among the Registrant, ALEC
           Holdings, Inc. and Charles E. Robinson.*

     10.6  Employment Agreement, dated as of March 12, 1999, by and among the Registrant, ALEC
           Holdings, Inc. and Wesley E. Carson.*

     10.7  Employment Agreement, dated as of April 19, 1999, by and among the Registrant, ALEC
           Holdings, Inc. and Michael E. Holmstrom.*

     10.8  ALEC Holdings, Inc. 1999 Stock Incentive Plan.*

     12.1  Statement re computation of ratios.

     21.1  Subsidiaries of the Registrant.*

     23.1  Consent of Deloitte & Touche LLP relating to the audited financial statements of
           Alaska Communications Systems Holdings, Inc. as of December 31, 1998 and for the
           period from June 16, 1998 (date of inception) through December 31, 1998.

     23.2  Consent of KPMG LLP relating to the audited combined financial statements of
           CenturyTel's Alaska Properties as of December 31, 1998 and for the year then ended.

     23.3  Consent of Deloitte & Touche LLP relating to the audited financial statements of
           Telephone Fund of Fairbanks Municipal Utilities Services as of October 6, 1997 and
           for the period ended October 6, 1997 and the year ended December 31, 1996 (included in Exhibit No. 23.1).

     23.4  Consent of KPMG LLP relating to the audited financial statements of Municipality of
           Anchorage Telephone Utility Fund as of December 31, 1997 and 1998 and for each of the years in the three-year period ended December 31, 1998.

     23.5  Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit No. 5.1).

     24.1  Powers of Attorney (included in signature pages to Registration Statement).*

     25.1  Statement of Eligibility and Qualification of Trustee on Form T-1 of IBJ Whitehall
           Bank & Trust Company under the Trust Indenture Act of 1939.*

     27.1  Financial Data Schedule.

     99.1  Form of Letter of Transmittal for the 9 3/8% New Senior Subordinated Notes due 2009.*

     99.2  Form of Notice of Guaranteed Delivery.*

     99.3  Guidelines for Certification of Taxpayer Identification Number on Substitute Form
           W-9.*

     99.4  Form of Institutions Letter*

     99.5  Form of Client Letter*


------------------------


*   Previously filed.


    (b)    Financial Statement Schedule.
           -------------------------------------------------------------------------------------

ITEM 22. UNDERTAKINGS

    (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (c) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    (d) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Municipality of Anchorage, State of Alaska, on September 3, 1999.


                                ALASKA COMMUNICATIONS SYSTEMS
                                HOLDINGS, INC.

                                By:  /s/ MICHAEL E. HOLMSTROM
                                     -----------------------------------------
                                     Michael E. Holmstrom
                                     Senior Vice President and Chief Financial
                                       Officer

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Robinson, Wesley E. Carson and Michael
E. Holmstrom, and each of them, his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------
              *                 Chairman of the Board,
------------------------------    President and Chief        September 3, 1999
     Charles E. Robinson          Executive Officer
   /s/ MICHAEL E. HOLMSTROM
------------------------------  Senior Vice President and    September 3, 1999
     Michael E. Holmstrom         Chief Financial Officer
              *
------------------------------  Executive Vice President     September 3, 1999
       Wesley E. Carson           and Assistant Secretary
              *                 Executive Vice President,
------------------------------    General Counsel and        September 3, 1999
       Donn T. Wonnell            Secretary
              *
------------------------------  Vice President, Controller   September 3, 1999
        Dean A. Ryland            and Assistant Treasurer
                                (signing in his capacity
                                as principal accounting
                                officer)
              *
------------------------------  Director                     September 3, 1999
         Saul A. Fox
              *
------------------------------  Director                     September 3, 1999
     W. Dexter Paine, III
              *
------------------------------  Director                     September 3, 1999
     J. Russell Triedman



*By:       /s/ MICHAEL E.
              HOLMSTROM
      -------------------------
        Michael E. Holmstrom
          Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Municipality of Anchorage, State of Alaska, on September 3, 1999.


                                ALEC HOLDINGS, INC.

                                By:  /s/ MICHAEL E. HOLMSTROM
                                     -----------------------------------------
                                     Michael E. Holmstrom
                                     Senior Vice President and Chief Financial
                                       Officer

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Robinson, Wesley E. Carson and Michael
E. Holmstrom, and each of them, his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

              *                 Chairman of the Board,
------------------------------    President and Chief        September 3, 1999
     Charles E. Robinson          Executive Officer
   /s/ MICHAEL E. HOLMSTROM
------------------------------  Senior Vice President and    September 3, 1999
     Michael E. Holmstrom         Chief Financial Officer
              *
------------------------------  Executive Vice President     September 3, 1999
       Wesley E. Carson           and Assistant Secretary
              *                 Executive Vice President,
------------------------------    General Counsel and        September 3, 1999
       Donn T. Wonnell            Secretary
              *
------------------------------  Vice President, Controller   September 3, 1999
        Dean A. Ryland            and Assistant Treasurer
                                (signing in his capacity
                                as principal accounting
                                officer)
              *
------------------------------  Director                     September 3, 1999
         Saul A. Fox
              *
------------------------------  Director                     September 3, 1999
     W. Dexter Paine, III
              *
------------------------------  Director                     September 3, 1999
     J. Russell Triedman



*By:       /s/ MICHAEL E.
              HOLMSTROM
      -------------------------
        Michael E. Holmstrom
          Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Municipality of Anchorage, State of Alaska, on September 3, 1999.



                                ALEC ACQUISITION SUB CORP.

                                By:  *
                                     -----------------------------------------
                                     Michael E. Holmstrom
                                     Senior Vice President and Chief Financial
                                       Officer


    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Robinson, Wesley E. Carson and Michael
E. Holmstrom, and each of them, his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments the deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

              *                 Chairman of the Board,
------------------------------    President and Chief        September 3, 1999
     Charles E. Robinson          Executive Officer

   /s/ MICHAEL E. HOLMSTROM     Senior Vice President,
------------------------------    Chief Financial Officer    September 3, 1999
     Michael E. Holmstrom         and Director

              *                 Executive Vice President,
------------------------------    Assistant Secretary and    September 3, 1999
       Wesley E. Carson           Director

              *                 Executive Vice President,
------------------------------    General Counsel,           September 3, 1999
       Donn T. Wonnell            Secretary and Director

              *
------------------------------  Vice President, Controller   September 3, 1999
        Dean A. Ryland            and Assistant Secretary
                                (signing in his capacity
                                as principal accounting
                                officer)

              *
------------------------------  Senior Vice President        September 3, 1999
      Benjamin L. Jarvis



*By:       /s/ MICHAEL E.
              HOLMSTROM
      -------------------------
        Michael E. Holmstrom
          Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Municipality of Anchorage, State of Alaska, on September 3, 1999.


                                ALASKA COMMUNICATIONS SYSTEMS, INC.

                                By:  /s/ MICHAEL E. HOLMSTROM
                                     -----------------------------------------
                                     Michael E. Holmstrom
                                     Senior Vice President and Chief Financial
                                       Officer

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Robinson, Wesley E. Carson and Michael
E. Holmstrom, and each of them, his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

              *                 Chairman of the Board,
------------------------------    President and Chief        September 3, 1999
     Charles E. Robinson          Executive Officer

   /s/ MICHAEL E. HOLMSTROM     Senior Vice President,
------------------------------    Chief Financial Officer    September 3, 1999
     Michael E. Holmstrom         and Director

              *                 Executive Vice President,
------------------------------    Assistant Secretary and    September 3, 1999
       Wesley E. Carson           Director

              *                 Executive Vice President,
------------------------------    General Counsel,           September 3, 1999
       Donn T. Wonnell            Secretary and Director

              *
------------------------------  Vice President, Controller   September 3, 1999
        Dean A. Ryland            and Assistant Treasurer
                                (signing in his capacity
                                as principal accounting
                                officer)

              *
------------------------------  Senior Vice President        September 3, 1999
      Benjamin L. Jarvis



*By:       /s/ MICHAEL E.
              HOLMSTROM
      -------------------------
        Michael E. Holmstrom
          Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Municipality of Anchorage, State of Alaska, on September 3, 1999.


                                TELEPHONE UTILITIES OF THE
                                NORTHLAND, INC.

                                By:  /s/ MICHAEL E. HOLMSTROM
                                     -----------------------------------------
                                     Michael E. Holmstrom
                                     Senior Vice President and Chief Financial
                                       Officer

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Robinson, Wesley E. Carson and Michael
E. Holmstrom, and each of them, his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------
              *                 Chairman of the Board,
------------------------------    President and Chief        September 3, 1999
     Charles E. Robinson          Executive Officer

   /s/ MICHAEL E. HOLMSTROM     Senior Vice President,
------------------------------    Chief Financial Officer    September 3, 1999
     Michael E. Holmstrom         and Director

              *                 Executive Vice President,
------------------------------    Assistant Secretary and    September 3, 1999
       Wesley E. Carson           Director

              *                 Executive Vice President
------------------------------    and General Counsel and    September 3, 1999
       Donn T. Wonnell            Secretary

              *
------------------------------  Vice President, Controller   September 3, 1999
        Dean A. Ryland            and Assistant Treasurer
                                (signing in his capacity
                                as principal accounting
                                officer)

              *
------------------------------  Senior Vice President and    September 3, 1999
      Benjamin L. Jarvis          Director



*By:       /s/ MICHAEL E.
              HOLMSTROM
      -------------------------
        Michael E. Holmstrom
          Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Municipality of Anchorage, State of Alaska, on September 3, 1999.


                                TELEPHONE UTILITIES OF ALASKA, INC.

                                By:  /s/ MICHAEL E. HOLMSTROM
                                     -----------------------------------------
                                     Michael E. Holmstrom
                                     Senior Vice President and Chief Financial
                                       Officer

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Robinson, Wesley E. Carson and Michael
E. Holmstrom, and each of them, his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

              *                 Chairman of the Board,
------------------------------    President and Chief        September 3, 1999
     Charles E. Robinson          Executive Officer

   /s/ MICHAEL E. HOLMSTROM     Senior Vice President,
------------------------------    Chief Financial Officer    September 3, 1999
     Michael E. Holmstrom         and Director

              *                 Executive Vice President,
------------------------------    Assistant Secretary and    September 3, 1999
       Wesley E. Carson           Director

              *                 Executive Vice President,
------------------------------    General Counsel and        September 3, 1999
       Donn T. Wonnell            Secretary

              *
------------------------------  Vice President, Controller   September 3, 1999
        Dean A. Ryland            and Assistant Treasurer
                                (signing in his capacity
                                as principal accounting
                                officer)

              *
------------------------------  Senior Vice President and    September 3, 1999
      Benjamin L. Jarvis          Director



*By:       /s/ MICHAEL E.
              HOLMSTROM
      -------------------------
        Michael E. Holmstrom
          Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Municipality of Anchorage, State of Alaska, on September 3, 1999.


                                PTI COMMUNICATIONS OF ALASKA, INC.

                                By:  /s/ MICHAEL E. HOLMSTROM
                                     -----------------------------------------
                                     Michael E. Holmstrom
                                     Senior Vice President and Chief Financial
                                       Officer

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Robinson, Wesley E. Carson and Michael
E. Holmstrom, and each of them, his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

              *                 Chairman of the Board,
------------------------------    President and Chief        September 3, 1999
     Charles E. Robinson          Executive Officer

   /s/ MICHAEL E. HOLMSTROM     Senior Vice President,
------------------------------    Chief Financial Officer    September 3, 1999
     Michael E. Holmstrom         and Director

              *                 Executive Vice President,
------------------------------    Assistant Secretary and    September 3, 1999
       Wesley E. Carson           Director

              *                 Executive Vice President,
------------------------------    General Counsel and        September 3, 1999
       Donn T. Wonnell            Secretary

              *
------------------------------  Vice President, Controller   September 3, 1999
        Dean A. Ryland            and Assistant Treasurer
                                (signing in his capacity
                                as principal accounting
                                officer)

              *
------------------------------  Senior Vice President and    September 3, 1999
      Benjamin L. Jarvis          Director


*By:       /s/ MICHAEL E.
              HOLMSTROM
      -------------------------
        Michael E. Holmstrom
          Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Municipality of Anchorage, State of Alaska, on September 3, 1999.


                                PACIFIC TELECOM CELLULAR OF ALASKA, INC.

                                By:  /s/ MICHAEL E. HOLMSTROM
                                     -----------------------------------------
                                     Michael E. Holmstrom
                                     Senior Vice President and Treasurer

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Robinson, Wesley E. Carson and Michael
E. Holmstrom, and each of them, his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

              *
------------------------------  Chairman of the Board        September 3, 1999
     Charles E. Robinson

   /s/ MICHAEL E. HOLMSTROM
------------------------------  Senior Vice President,       September 3, 1999
     Michael E. Holmstrom         Treasurer and Director

              *                 Executive Vice President,
------------------------------    Assistant Secretary and    September 3, 1999
       Wesley E. Carson           Director

              *                 Executive Vice President,
------------------------------    General Counsel and        September 3, 1999
       Donn T. Wonnell            Secretary

              *
------------------------------  Vice President and Chief     September 3, 1999
      Ruth A. Sandstrom           Financial Officer
                                (signing in her capacity
                                as principal accounting
                                officer)

              *
------------------------------  President, Chief Executive   September 3, 1999
        F. Scott Davis            Officer and Director


*By:       /s/ MICHAEL E.
              HOLMSTROM
      -------------------------
        Michael E. Holmstrom
          Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Municipality of Anchorage, State of Alaska, on September 3, 1999.


                                PACIFIC TELECOM OF ALASKA PCS, INC.

                                By:  /s/ MICHAEL E. HOLMSTROM
                                     -----------------------------------------
                                     Michael E. Holmstrom
                                     Senior Vice President and Treasurer

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Robinson, Wesley E. Carson and Michael
E. Holmstrom, and each of them, his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

              *                 Chairman of the Board,
------------------------------    President and Chief        September 3, 1999
     Charles E. Robinson          Executive Officer

   /s/ MICHAEL E. HOLMSTROM
------------------------------  Senior Vice President,       September 3, 1999
     Michael E. Holmstrom         Treasurer and Director

              *                 Executive Vice President,
------------------------------    Assistant Secretary and    September 3, 1999
       Wesley E. Carson           Director

              *                 Executive Vice President,
------------------------------    General Counsel and        September 3, 1999
       Donn T. Wonnell            Secretary

              *
------------------------------  Vice President and Chief     September 3, 1999
      Ruth A. Sandstrom           Financial Officer
                                (signing in her capacity
                                as principal accounting
                                officer)

              *
------------------------------  President, Chief Executive   September 3, 1999
        F. Scott Davis            Officer and Director


*By:       /s/ MICHAEL E.
              HOLMSTROM
      -------------------------
        Michael E. Holmstrom
          Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Municipality of Anchorage, State of Alaska, on September 3, 1999.


                                MACTEL, INC.

                                By:  /s/ MICHAEL E. HOLMSTROM
                                     -----------------------------------------
                                     Michael E. Holmstrom
                                     Senior Vice President and Treasurer

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Robinson, Wesley E. Carson and Michael
E. Holmstrom, and each of them, his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

              *
------------------------------  Chairman of the Board        September 3, 1999
     Charles E. Robinson

              *
------------------------------  Chief Executive Officer,     September 3, 1999
        F. Scott Davis            President and Director

   /s/ MICHAEL E. HOLMSTROM
------------------------------    Senior Vice President,     September 3, 1999
     Michael E. Holmstrom         Treasurer and Director

              *                 Executive Vice President,
------------------------------    Assistant Secretary and    September 3, 1999
       Wesley E. Carson           Director

              *
------------------------------  Executive Vice President     September 3, 1999
       Donn T. Wonnell            and General Counsel

              *
------------------------------  Vice President and Chief     September 3, 1999
      Ruth A. Sandstrom           Financial Officer
                                (signing in her capacity
                                as principal accounting
                                officer)



*By:       /s/ MICHAEL E.
              HOLMSTROM
      -------------------------
        Michael E. Holmstrom
          Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Municipality of Anchorage, State of Alaska, on September 3, 1999.


                                MACTEL LICENSE SUB, INC.

                                By:  /s/ MICHAEL E. HOLMSTROM
                                     -----------------------------------------
                                     Michael E. Holmstrom
                                     Senior Vice President and Treasurer

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Robinson, Wesley E. Carson and Michael
E. Holmstrom, and each of them, his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

              *
------------------------------  Chairman of the Board        September 3, 1999
     Charles E. Robinson

              *
------------------------------  Chief Executive Officer,     September 3, 1999
        F. Scott Davis            President and Director

   /s/ MICHAEL E. HOLMSTROM
------------------------------    Senior Vice President,     September 3, 1999
     Michael E. Holmstrom         Treasurer and Director

              *                 Executive Vice President,
------------------------------    Assistant Secretary and    September 3, 1999
       Wesley E. Carson           Director

              *                 Executive Vice President,
------------------------------    General Counsel and        September 3, 1999
       Donn T. Wonnell            Secretary

              *
------------------------------  Vice President and Chief     September 3, 1999
      Ruth A. Sandstrom           Financial Officer
                                (signing in her capacity
                                as principal accounting
                                officer)


*By:       /s/ MICHAEL E.
              HOLMSTROM
      -------------------------
        Michael E. Holmstrom
          Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Municipality of Anchorage, State of Alaska, on September 3, 1999.


                                MACTEL FAIRBANKS, INC.

                                By:  /s/ MICHAEL E. HOLMSTROM
                                     -----------------------------------------
                                     Michael E. Holmstrom
                                     Senior Vice President and Treasurer

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Robinson, Wesley E. Carson and Michael
E. Holmstrom, and each of them, his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

              *
------------------------------  Chairman of the Board        September 3, 1999
     Charles E. Robinson

              *
------------------------------  Chief Executive Officer,     September 3, 1999
        F. Scott Davis            President and Director

   /s/ MICHAEL E. HOLMSTROM
------------------------------    Senior Vice President,     September 3, 1999
     Michael E. Holmstrom         Treasurer and Director

              *                 Executive Vice President,
------------------------------    Assistant Secretary and    September 3, 1999
       Wesley E. Carson           Director

              *                 Executive Vice President,
------------------------------    General Counsel and        September 3, 1999
       Donn T. Wonnell            Secretary

              *
------------------------------  Vice President and Chief     September 3, 1999
      Ruth A. Sandstrom           Financial Officer
                                (signing in her capacity
                                as principal accounting
                                officer)



*By:       /s/ MICHAEL E.
              HOLMSTROM
      -------------------------
        Michael E. Holmstrom
          Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Municipality of Anchorage, State of Alaska, on September 3, 1999.


                                MACTEL FAIRBANKS LICENSE SUB, INC.

                                By:  /s/ MICHAEL E. HOLMSTROM
                                     -----------------------------------------
                                     Michael E. Holmstrom
                                     Senior Vice President and Treasurer

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Robinson, Wesley E. Carson and Michael
E. Holmstrom, and each of them, his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

              *
------------------------------  Chairman of the Board        September 3, 1999
     Charles E. Robinson

              *
------------------------------  Chief Executive Officer,     September 3, 1999
        F. Scott Davis            President and Director

   /s/ MICHAEL E. HOLMSTROM
------------------------------  Senior Vice President,       September 3, 1999
     Michael E. Holmstrom         Treasurer and Director

              *
------------------------------  Executive Vice President,    September 3, 1999
       Wesley E. Carson           Secretary and Director

              *                 Executive Vice President,
------------------------------    General Counsel and        September 3, 1999
       Donn T. Wonnell            Secretary

              *
------------------------------  Vice President and Chief     September 3, 1999
      Ruth A. Sandstrom           Financial Officer
                                (signing in her capacity
                                as principal accounting
                                officer)


*By:       /s/ MICHAEL E.
              HOLMSTROM
      -------------------------
        Michael E. Holmstrom
          Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Municipality of Anchorage, State of Alaska, on September 3, 1999.


                                PRUDHOE COMMUNICATIONS, INC.

                                By:  /s/ MICHAEL E. HOLMSTROM
                                     -----------------------------------------
                                     Michael E. Holmstrom
                                     Senior Vice President and Treasurer

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Robinson, Wesley E. Carson and Michael
E. Holmstrom, and each of them, his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

              *
------------------------------  Chairman of the Board        September 3, 1999
     Charles E. Robinson

   /s/ MICHAEL E. HOLMSTROM
------------------------------  Senior Vice President,       September 3, 1999
     Michael E. Holmstrom         Treasurer and Director

              *                 Executive Vice President,
------------------------------    Assistant Secretary and    September 3, 1999
       Wesley E. Carson           Director

              *                 Executive Vice President,
------------------------------    General Counsel and        September 3, 1999
       Donn T. Wonnell            Secretary

              *
------------------------------  Vice President and Chief     September 3, 1999
      Ruth A. Sandstrom           Financial Officer
                                (signing in her capacity
                                as principal accounting
                                officer)

              *
------------------------------  President, Chief Executive   September 3, 1999
        F. Scott Davis            Officer and Director


*By:       /s/ MICHAEL E.
              HOLMSTROM
      -------------------------
        Michael E. Holmstrom
          Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Municipality of Anchorage, State of Alaska, on September 3, 1999.


                                ATU LONG DISTANCE, INC.

                                By:  /s/ MICHAEL E. HOLMSTROM
                                     -----------------------------------------
                                     Michael E. Holmstrom
                                     Senior Vice President and Chief Financial
                                       Officer

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Robinson, Wesley E. Carson and Michael
E. Holmstrom, and each of them, his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

              *
------------------------------  Chairman of the Board and    September 3, 1999
     Charles E. Robinson          Chief Executive Officer

              *
------------------------------  President and Director       September 3, 1999
         Mark Foster

   /s/ MICHAEL E. HOLMSTROM     Senior Vice President,
------------------------------    Chief Financial Officer    September 3, 1999
     Michael E. Holmstrom         and Director

              *                 Executive Vice President,
------------------------------    Assistant Secretary and    September 3, 1999
       Wesley E. Carson           Director

              *                 Executive Vice President,
------------------------------    General Counsel,           September 3, 1999
       Donn T. Wonnell            Secretary and Director

              *                   Vice President,
------------------------------    Controller, Assistant      September 3, 1999
        Dean A. Ryland            Treasurer and Assistant
                                  Secretary
                                (signing in his capacity
                                as principal accounting
                                officer)


*By:       /s/ MICHAEL E.
              HOLMSTROM
      -------------------------
        Michael E. Holmstrom
          Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Municipality of Anchorage, State of Alaska, on September 3, 1999.


                                ATU COMMUNICATIONS, INC.

                                By:  /s/ MICHAEL E. HOLMSTROM
                                     -----------------------------------------
                                     Michael E. Holmstrom
                                     Senior Vice President and Chief Financial
                                       Officer

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Robinson, Wesley E. Carson and Michael
E. Holmstrom, and each of them, his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

              *                 Chairman of the Board,
------------------------------    President and Chief        September 3, 1999
     Charles E. Robinson          Executive Officer

   /s/ MICHAEL E. HOLMSTROM     Senior Vice President,
------------------------------    Chief Financial Officer    September 3, 1999
     Michael E. Holmstrom         and Director

              *                 Executive Vice President,
------------------------------    Assistant Secretary and    September 3, 1999
       Wesley E. Carson           Director

              *                 Executive Vice President,
------------------------------    General Counsel,           September 3, 1999
       Donn T. Wonnell            Secretary and Director

              *
------------------------------  Vice President, Controller   September 3, 1999
        Dean A. Ryland            and Assistant Treasurer
                                (signing in his capacity
                                as principal accounting
                                officer)


*By:       /s/ MICHAEL E.
              HOLMSTROM
      -------------------------
        Michael E. Holmstrom
          Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Municipality of Anchorage, State of Alaska, on September 3, 1999.


                                PENINSULA CELLULAR SERVICES, INC.

                                By:  /s/ MICHAEL E. HOLMSTROM
                                     -----------------------------------------
                                     Michael E. Holmstrom
                                     Senior Vice President and Treasurer

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Robinson, Wesley E. Carson and Michael
E. Holmstrom, and each of them, his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

              *
------------------------------  Chairman of the Board        September 3, 1999
     Charles E. Robinson

   /s/ MICHAEL E. HOLMSTROM
------------------------------  Senior Vice President,       September 3, 1999
     Michael E. Holmstrom         Treasurer and Director

              *                 Executive Vice President,
------------------------------    Assistant Secretary and    September 3, 1999
       Wesley E. Carson           Director

              *                 Executive Vice President,
------------------------------    General Counsel and        September 3, 1999
       Donn T. Wonnell            Secretary

              *
------------------------------  Vice President and Chief     September 3, 1999
      Ruth A. Sandstrom           Financial Officer
                                (signing in her capacity
                                as principal accounting
                                officer)

              *
------------------------------  President, Chief Executive   September 3, 1999
        F. Scott Davis            Officer and Director


*By:       /s/ MICHAEL E.
              HOLMSTROM
      -------------------------
        Michael E. Holmstrom
          Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Municipality of Anchorage, State of Alaska, on September 3, 1999.


                                PTINET, INC.

                                By:  /s/ MICHAEL E. HOLMSTROM
                                     -----------------------------------------
                                     Michael E. Holmstrom
                                     Senior Vice President and Chief Financial
                                       Officer

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Robinson, Wesley E. Carson and Michael
E. Holmstrom, and each of them, his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

              *                 Chairman of the Board,
------------------------------    President and Chief        September 3, 1999
     Charles E. Robinson          Executive Officer

   /s/ MICHAEL E. HOLMSTROM     Senior Vice President,
------------------------------    Chief Financial Officer    September 3, 1999
     Michael E. Holmstrom         and Director

              *                 Executive Vice President,
------------------------------    Assistant Secretary and    September 3, 1999
       Wesley E. Carson           Director

              *                 Executive Vice President,
------------------------------    General Counsel,           September 3, 1999
       Donn T. Wonnell            Secretary and Director

              *
------------------------------  Vice President, Controller   September 3, 1999
        Dean A. Ryland            and Assistant Treasurer
                                (signing in his capacity
                                as principal accounting
                                officer)


*By:       /s/ MICHAEL E.
              HOLMSTROM
      -------------------------
        Michael E. Holmstrom
          Attorney-in-fact